Exhibit 10.1

Execution Version

CREDIT AGREEMENT

among

RESOLUTE FOREST PRODUCTS INC.,

as Company,

RESOLUTE FP CANADA INC.,

Certain of the Company’s subsidiaries from time to time party hereto as Borrowers and Guarantors,

VARIOUS LENDERS,

BANK OF AMERICA, N.A.,

as U.S. ADMINISTRATIVE AGENT and COLLATERAL AGENT,

BANK OF AMERICA, N.A. (ACTING THROUGH ITS CANADA BRANCH),

as CANADIAN ADMINISTRATIVE AGENT

Dated as of May 22, 2015,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

BMO CAPITAL MARKETS CORP.,

BARCLAYS BANK PLC

and

WELLS FARGO BANK, N.A.,

as CO-DOCUMENTATION AGENTS,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

BMO CAPITAL MARKETS CORP.,

BARCLAYS BANK PLC

and

WELLS FARGO BANK, N.A.,

as JOINT LEAD ARRANGERS and JOINT BOOKRUNNERS

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		Page

8.19.	Labor Relations	105
8.20.	Intellectual Property	105
8.21.	[Reserved]	106
8.22.	Borrowing Base Certificate	106
8.23.	[Reserved]	106
8.24.	Canadian Pension Plans	106

SECTION 9	AFFIRMATIVE COVENANTS	106

9.01.	Information Covenants	106
9.02.	Books, Records and Inspections	109
9.03.	Maintenance of Property; Insurance	110
9.04.	Existence; Franchises	110
9.05.	Compliance with Statutes, etc	111
9.06.	Compliance with Environmental Laws	111
9.07.	ERISA	111
9.08.	[Reserved]	112
9.09.	[Reserved]	112
9.10.	Payment of Taxes	112
9.11.	Use of Proceeds	112
9.12.	Additional Security; Further Assurances; etc	112
9.13.	Post-Closing Actions	114
9.14.	Collateral Requirement	114
9.15.	Canadian Pension Plans	116
9.16.	Designation of Unrestricted Subsidiaries	116
9.17.	Collateral Monitoring and Reporting	117

SECTION 10	NEGATIVE COVENANTS	122

10.01.	Liens	122
10.02.	Consolidation, Merger, or Sale of Assets, etc	126
10.03.	Restricted Payments	130
10.04.	Indebtedness	131
10.05.	Advances, Investments and Loans	134
10.06.	Transactions with Affiliates	136
10.07.	Limitations on Payments of Indebtedness; Modifications of Senior Notes Indenture, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc	137
10.08.	Limitation on Certain Restrictions on Subsidiaries	138
10.09.	Business	139
10.10.	Negative Pledges	139
10.11.	Financial Covenant	141
10.12.	Canadian Pension Plans	141

SECTION 11	EVENTS OF DEFAULT	142

11.01.	Payments	142
11.02.	Representations, etc	142
11.03.	Covenants	142
11.04.	Default Under Other Agreements	143
11.05.	Bankruptcy, etc	143

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SCHEDULE 1.01A	Unrestricted Subsidiaries
SCHEDULE 1.01B	Existing Letters of Credit
SCHEDULE 1.01C	Immaterial Subsidiaries
SCHEDULE 1.01D	U.K. Tax Schedule
SCHEDULE 2.01	Commitments
SCHEDULE 8.14	Subsidiaries
SCHEDULE 8.24	Canadian Pension Plans
SCHEDULE 9.13	Post-Closing Actions
SCHEDULE 9.17(e)	Deposit Accounts
SCHEDULE 9.17(g)	Location of Inventory

SCHEDULE 10.01(iii)	Existing Liens
SCHEDULE 10.04(vii)	Existing Indebtedness
SCHEDULE 10.05(iii)	Existing Investments

EXHIBIT A-1	Form of Notice of Borrowing
EXHIBIT A-2	Form of Notice of Conversion/Continuation
EXHIBIT B-1	Form of U.S. Revolving Note
EXHIBIT B-2	Form of Canadian Revolving Note
EXHIBIT B-3	Form of U.S. Swingline Note
EXHIBIT B-4	Form of Canadian Swingline Note
EXHIBIT C	Form of U.S. Tax Compliance Certificate
EXHIBIT D	Form of Lender Loss Sharing Agreement
EXHIBIT E-1	Form of U.S. Security Agreement
EXHIBIT E-2	Form of Canadian Security Agreement
EXHIBIT F	Form of Solvency Certificate
EXHIBIT G	Form of Compliance Certificate
EXHIBIT H	Form of Assignment and Assumption Agreement
EXHIBIT I	Form of Assignment Notice
EXHIBIT J	Insurance Policy
EXHIBIT K	Form of Borrower Designation Request and Assumption Agreement
EXHIBIT L	Form of Borrower Designation Notice

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THIS CREDIT AGREEMENT, dated as of May 22, 2015, among RESOLUTE FOREST PRODUCTS INC. (the “Company”), RESOLUTE FP CANADA INC. ( “RFP Canada”) and each of the other Borrowers (as hereinafter defined) and Guarantors (as hereinafter defined) party hereto, the Lenders party hereto from time to time, BANK OF AMERICA, N.A., as the Administrative Agent under the U.S. Subfacility (in such capacity, the “U.S. Administrative Agent”) and Collateral Agent (in such capacity, the “Collateral Agent”) and BANK OF AMERICA, N.A. (ACTING THROUGH ITS CANADA BRANCH), as the Administrative Agent under the Canadian Subfacility (in such capacity, the “Canadian Administrative Agent”). All capitalized terms used herein and defined in Section 1.01 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, (a) the Borrowers have requested that the Lenders extend credit in the form of Revolving Loans in an aggregate principal amount at any time outstanding not to exceed $600,000,000, consisting of a U.S. Subfacility in an initial aggregate principal amount of $150,000,000 (the “U.S. Subfacility”) and a Canadian Subfacility in an initial aggregate principal amount of $450,000,000 (the “Canadian Subfacility” and, together with the U.S. Subfacility, the “Subfacilities”), (b) the Borrowers have requested that the Issuing Banks issue Letters of Credit in an aggregate stated amount at any time outstanding not to exceed $200,000,000 and (c) the Borrowers have requested the Swingline Lenders to extend credit in the form of Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $60,000,000.

NOW THEREFORE, the Lenders are willing to extend such credit to the Borrowers, the Swingline Lenders are willing to make Swingline Loans to the Borrowers and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrowers on the terms and subject to the conditions set forth herein.

Section 1 Definitions and Accounting Terms.

1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Priority Collateral” shall mean all present and future right, title and interest of the Credit Parties in the following types of Collateral, whether now owned or hereafter acquired, existing or arising and wherever located: (i) all Accounts, including all Accounts (as such term is defined in the U.S. Security Agreement and in the Canadian Security Agreement); (ii) all cash and all Deposit Accounts and all monies deposited therein; (iii) all Inventory; (iv) all commodities contracts, commodities accounts, securities and securities accounts (and security entitlements or financial assets credited thereto), in each case other than Equity Interests of any Person; (v) to the extent evidencing or governing any of the items referred to in the preceding clauses (i) through (iv), (A) all documents, (B) all chattel paper (including all tangible chattel paper and all electronic chattel paper), (C) all general intangibles (excluding Intellectual Property), (D) all contracts (together with all contract rights arising thereunder) and (E) all instruments; (vi) the Pledged Debt Securities (as defined in the applicable Security Agreements) (vii) to the extent securing or supporting any of the items referred to in the preceding clauses (i) through (v), all supporting obligations, commercial tort claims and letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (viii) all books and records pertaining to the foregoing; and (ix) all products and proceeds of the foregoing (including all insurance and claims for insurance effected or held for the benefit of the Credit Parties or the Secured Creditors in respect thereof and all collateral security and guarantees given by any Person with respect to any of the foregoing).

“Account Debtor” shall mean any Person who may become obligated to another Person under, with respect to, or on account of, an Account.

“Accounts” shall mean all “accounts,” as such term is defined in the UCC (or, with respect to any Canadian Credit Party, the PPSA, or in the case of any accounts of the English Credit Party means any obligation (present, future or contingent) of an Account Debtor to make payment under a contract of sale of goods or services together with all associated and related rights) in which any Person now or hereafter has rights, including all rights to payment for goods sold or leased or for services rendered.

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Company or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of the respective acquisition, become a Wholly-Owned Subsidiary of the Company (or shall be merged or amalgamated with and into the Company or a Wholly-Owned Subsidiary of the Company).

“Additional Security Documents” shall have the meaning provided in Section 9.12(a).

“Adjustment Date” shall mean the first day of January, April, July and October of each fiscal year.

“Administrative Agent” shall mean the U.S. Administrative Agent and/or the Canadian Administrative Agent, as the context may require, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the Company or any Subsidiary thereof as a result of this Agreement, the extensions of credit hereunder or its actions in connection therewith.

“Agent-Related Persons” shall mean the Administrative Agent, the Collateral Agent, their respective affiliates and the officers, directors, employees, agents and attorneys-in-fact of the Administrative Agent, the Collateral Agent and their respective affiliates.

“Agents” shall mean the Administrative Agent, the Collateral Agent, the Co-Documentation Agents and any other agent with respect to the Credit Documents, including, without limitation, the Joint Lead Arrangers.

“Agreement” shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

“AML Legislation” shall have the meaning provided in Section 13.20.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including the PATRIOT Act, the Criminal Code R.S.C. 1985, c. c-46, as amended, AML Legislation, the United Nations Act, R.S.C. 1985 c. u-2, as amended, Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations al-Qaida and Taliban Regulations promulgated under the United Nations Act, together with any similar Canadian legislation, rules, regulations and interpretations thereunder or related thereto.

“Applicable Collateral” shall mean (a) with respect to the Obligations of the U.S. Credit Parties, the U.S. Collateral, (b) with respect to the Obligations of the Canadian Credit Parties, the Canadian Collateral, the U.S. Collateral and the U.K. Collateral and (c) with respect to the Obligations of the English Credit Parties, the U.K. Collateral.

“Applicable Margin” shall mean with respect to any Type of Revolving Loan, the per annum margin set forth below, as determined by the Average Availability as of the most recent Adjustment Date:

Level	Average Availability (percentage of Line Cap)	U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Loans	LIBOR Rate Loans and B/A Equivalent Loans

I	≥ 67%	0.25%	1.25%
II	≥ 33% < 67%	0.50%	1.50%
III	< 33%	0.75%	1.75%

provided that after 18 months after the Closing Date, whenever the Company is in compliance with a Total Leverage Ratio of 1.75:1.00, the Applicable Margin shall be set forth as in the below:

Level	Average Availability (percentage of Line Cap)	U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Loans	LIBOR Rate Loans and B/A Equivalent Loans

I	≥ 67%	0.00%	1.00%
II	≥ 33% < 67%	0.50%	1.50%
III	< 33%	0.75%	1.75%

The Applicable Margin with respect to any Type of FILO Loan shall be the per annum margin set forth below, as determined by the Average Availability as of the most recent Adjustment Date:

Level	Average Availability (percentage of Line Cap)	U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Loans	LIBOR Rate Loans and B/A Equivalent Loans

I	≥ 67%	1.50%	2.50%
II	≥ 33% < 67%	1.75%	2.75%
III	< 33%	2.00%	3.00%

provided that after 18 months after the Closing Date, whenever the Company is in compliance with a Total Leverage Ratio of 1.75:1.00, the Applicable Margin for FILO Loans shall be set forth as in the below:

Level	Average Availability (percentage of Line Cap)	U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Loans	LIBOR Rate Loans and B/A Equivalent Loans

I	≥ 67%	1.25%	2.25%
II	≥ 33% < 67%	1.75%	2.75%
III	< 33%	2.00%	3.00%

Until completion of the first full fiscal quarter after the Closing Date, the Applicable Margin shall be determined as if Level II were applicable. Thereafter, the Applicable Margin shall be subject to increase or decrease on each Adjustment Date based on Average Availability, as determined by the Administrative Agent’s system of record, and each such increase or decrease in the Applicable Margin shall be effective on the Adjustment Date occurring immediately after the last day of the fiscal quarter most recently ended. If (i) the Borrowers fail to deliver any Borrowing Base Certificate on or before the date required for delivery thereof or (ii) any Event of Default exists, then, at the option of the Required Lenders, the Applicable Margin shall be determined as if Level III were applicable, from the first day of the calendar month following the date such Borrowing Base Certificate was required to be delivered or from the date such Event of Default occurred, as applicable, until the date of delivery of such Borrowing Base Certificate or when such Event of Default is no longer continuing.

“Applicable Specified Secured Indebtedness” shall have the meaning assigned that term in Section 9.14(a).

“Approved Country” shall mean the United States, Canada, any country within the European Area, and any other country other than those:

(i) whose government or central bank (x) shall have prohibited the sale of the currency of such country in exchange for U.S. Dollars or Canadian Dollars or (y) shall have admitted in writing its inability to pay its debts as the same become due or shall have declared a moratorium on the payment of its debts or the debts of any national governmental authority of such country; provided, however, that this clause (y) shall not apply to any Account which would otherwise constitute a Eligible Insured and Letter of Credit Backed Account; or

(ii) with respect to which the United States shall have imposed economic sanctions.

“Approved DIP Account” shall mean an Account (i) in respect of which the Account Debtor is debtor in a case under Chapter 11 of the Bankruptcy Code, (ii) which arises after the commencement of the case described in (i) and is therefore entitled to priority as an administrative expense in such case and (iii) which has been approved for purposes of this Agreement by the Collateral Agent in its Permitted Discretion.

“Approved Fund” shall mean any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Exchange” shall mean any transfer of operating properties or assets by the Company or any of its Restricted Subsidiaries to any Person in which at least 75% of the consideration received by the transferor consists of operating properties or assets to be used by Company or any of its Restricted Subsidiaries in its business provided that a transfer of ABL Priority Collateral the consideration of which consists of assets that are not ABL Priority Collateral shall not constitute an Asset Exchange.

“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed) or such other form as shall be acceptable to the Administrative Agent.

“Availability” shall mean, as of any applicable date, the amount by which the Line Cap at such time exceeds the Revolving Exposures on such date.

“Availability Conditions” shall be deemed satisfied only if:

(a) each Lender’s U.S. Revolving Exposure does not exceed such Lender’s U.S. Revolving Commitment;

(b) each Lender’s Canadian Revolving Exposure does not exceed such Lender’s Canadian Revolving Commitment;

(c) the sum of (i) the aggregate U.S. Revolving Exposure of all Lenders plus (ii) the aggregate Canadian Revolving Exposure in respect of Canadian Revolving Loans made to the U.S. Borrowers plus (iii) the aggregate Canadian Revolving Exposure in respect of Canadian Revolving Loans made to the Canadian Borrowers in reliance on clause (d) of the definition of “Canadian Borrowing Base” does not exceed the U.S. Borrowing Base then in effect; and

(d) the aggregate Canadian Revolving Exposure in respect of Canadian Revolving Loans to the Canadian Borrowers does not exceed the Canadian Borrowing Base then in effect.

“Average Availability” shall mean, at any Adjustment Date, the average daily Availability for the fiscal quarter immediately preceding such Adjustment Date, or such other period of days as the context may require.

“Average Usage” shall mean the average utilization of Revolving Commitments during the immediately preceding fiscal quarter.

“B/A Equivalent Loan” shall mean a Canadian Revolving Loan (other than a Canadian Prime Loan), or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian B/A Rate.

“Bank of Canada Overnight Rate” shall mean the Bank of Canada overnight rate, which is the rate of interest charged by the Bank of Canada on one-day loans to financial institutions, for such day.

“Bank Product” shall mean any of the following products, services or facilities extended to any Borrower or any of Company’s Subsidiaries: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) other banking products or services as may be requested by any Borrower, other than Letters of Credit.

“Bank Product Debt” shall mean Indebtedness and other obligations of a Borrower or any of Company’s Subsidiaries relating to Bank Products.

“Bankruptcy Code” shall have the meaning provided in Section 11.05.

“Borrowers” shall mean the U.S. Borrowers, the Canadian Borrowers and the U.K. Borrowers, if any.

“Borrowing” shall mean the borrowing of the same Type and Class of Revolving Loan by the Borrowers from all the Lenders having Commitments on a given date (or resulting from a conversion or conversions on such date), having in the case of LIBOR Rate Loans, the same Interest Period and in the case of B/A Equivalent Loans, the same Contract Period; provided that U.S. Base Rate Loans and Canadian Prime Loans incurred pursuant to Section 3.01 shall be considered part of the related Borrowing of LIBOR Rate Loans or B/A Equivalent Loans, as applicable.

“Borrowing Base” shall mean (a) with respect to the U.S. Revolving Commitment, the U.S. Borrowing Base, (b) with respect to the Canadian Revolving Commitment, the Canadian Borrowing Base, (c) with respect to the U.S. FILO Commitment, if any, the U.S. FILO Borrowing Base, (d) with respect to the Canadian FILO Commitment, if any, the Canadian FILO Borrowing Base and (e) the sum of the U.S. Borrowing Base, the Canadian Borrowing Base, the U.S. FILO Borrowing Base and Canadian FILO Borrowing Base, as the context may require. The Borrowing Base or any component thereof at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 9.17(a).

“Borrowing Base Certificate” shall mean a certificate of a Responsible Officer of the Company in form and substance satisfactory to the Administrative Agent.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City, Toronto, Ontario, Canada or Montreal, Quebec, Canada a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Rate Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York or London interbank Eurodollar market.

“Canadian Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Canadian B/A Rate” shall mean with respect to each Contract Period for a B/A Equivalent Loan or Canadian Prime Loan determined pursuant to clause (c) of the definition of “Canadian Prime Rate,” the rate of interest per annum equal to the average rate applicable to Canadian Dollar bankers’ acceptances having an identical or comparable term as the proposed B/A Equivalent Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service as at approximately 10:00 a.m. Toronto time on such day (or, if such day is not a Business Day, as of 10:00 a.m. Toronto time on the immediately preceding Business Day); provided that if such rate does not appear on the CDOR Page at such time on such date, the rate for such date will be the average of the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. Toronto time on such day at which the Royal Bank of Canada is then offering to purchase Canadian Dollar bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term).

“Canadian Base Rate” shall mean, for any day, the greatest of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. (acting through its Canada branch) in Toronto, Ontario as its “base rate” (the “base rate” being a rate set by Bank of America, N.A. (acting through its Canada branch) based on various factors including costs and desired return of Bank of America, N.A. (acting through its Canada branch), general economic conditions and other factors, and used as a reference point for pricing loans in Dollars made in Canada at its “base rate,” which may be priced at, above or below such announced rate), (b) the Federal Funds Rate for such day, plus 0.50%; or (c) the LIBOR Rate for a 30-day interest period as determined on such day, plus 1.00%. Any change in the “base rate” announced by Bank of America, N.A. (acting through its Canada branch) shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based upon the Canadian Base Rate shall be adjusted simultaneously with any change in the “base rate.” In the event that Bank of America, N.A. (acting through its Canada branch) (including any successor or assignee) does not at any time publicly announce a “base rate,” then “Canadian Base Rate” shall mean the “base rate” publicly announced by a Schedule I chartered bank in Canada selected by the Administrative Agent.

“Canadian Base Rate Loan” shall mean a Canadian Revolving Loan denominated in U.S. Dollars that bears interest based on the Canadian Base Rate.

“Canadian Borrower” shall mean each Canadian Subsidiary of the Company that executes a counterpart hereto and to any other applicable Credit Document as a Borrower.

“Canadian Borrowing Base” shall mean, at the time of any determination, an amount equal to the sum of the Dollar Equivalent, without duplication, of (a) (I) 85% of the aggregate Outstanding Balance of Eligible Canadian/English Accounts (other than Eligible Insured and Letter of Credit Backed Accounts and Eligible Investment Grade Accounts) at such time plus (II) 90% of the aggregate Outstanding Balance of Eligible Insured and Letter of Credit Backed Accounts owned by Canadian Credit Parties and English Credit Parties at such time plus (III) 90% of the aggregate Outstanding Balance of Eligible Investment Grade Accounts owned by Canadian Credit Parties and English Credit Parties at such time plus (b) the lesser of (i) 70% of Eligible Canadian/English Inventory at such time and (ii) 85% of the Net Orderly Liquidation Value of Eligible Canadian/English Inventory at such time (in each case with respect to clauses (i) and (ii) with any Eligible Canadian/English Inventory to be valued at the lower of cost or market value thereof (net of any intercompany profit)) plus (c)(i) 100% of all amounts on deposit in Canadian Dominion Accounts and English Dominion Accounts (in each case to the extent such amounts constitute cash held in deposit accounts) and (ii) 95% of all other amounts on deposit in securities accounts of a Canadian Credit Party or English Credit Party that are subject to the control of the Collateral Agent (in each case to the extent such amounts constitute Cash Equivalents of the type described in clause (a) of the definition thereof held in such securities accounts) plus (d) the positive amount, if any, by which the U.S. Borrowing Base exceeds the total U.S. Revolving Exposure of all Lenders minus (e) any Reserves established from time to time by the Administrative Agent in accordance with its Permitted Discretion; provided, however, that the aggregate amount arising under the preceding clause (c), together with the aggregate amount arising under clause (c) of the first sentence of the definition of “U.S. Borrowing Base,” shall not exceed $100,000,000. The Canadian Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 9.17(a), adjusted on a pro forma basis as necessary in the Permitted Discretion of the Administrative Agent (pending the delivery of a new Borrowing Base Certificate) to reflect the impact of any Significant Asset Sale (other than receivables to be factored which are sold pursuant to Section 10.02(iii)) or any other event or circumstance which by the express terms of this Agreement alters the eligibility for inclusion in the Canadian Borrowing Base of Eligible Accounts, Eligible Inventory, Eligible Insured and Letter of Credit Backed Accounts or Eligible Investment Grade Accounts reflected in such Borrowing Base Certificate. The Administrative Agent shall have the right (but no obligation) to review the computations in any Borrowing Base Certificate and if, in its Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall have the right, in consultation with the Company, to correct any such errors in such manner as it shall determine in its Permitted Discretion and the Administrative Agent will notify the Company promptly after making any such correction.

“Canadian Collateral” shall mean all the “Collateral” (or equivalent term) as defined in each Canadian Security Agreement and all other property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) by the Canadian Credit Parties pursuant to any Security Document (including any Additional Security Documents) or is required to be granted in accordance with the requirements set forth in Section 2.22, Section 9.12, Section 9.13 or Section 9.14.

“Canadian Collection Account” shall mean each account established at a Canadian bank subject to a Deposit Account Control Agreement into which funds shall be transferred as provided in Section 9.17(c)(ii).

“Canadian Collection Bank” shall mean any bank that maintains a Canadian Collection Account.

“Canadian Credit Party” shall mean the Canadian Borrowers and each Canadian Subsidiary Guarantor.

“Canadian Dilution Reserve” shall mean, at any date, (i) the amount by which the consolidated Dilution Ratio of Eligible Canadian/English Accounts exceeds five percent (5%) multiplied by (ii) the Eligible Canadian/English Accounts on such date.

“Canadian Dollars” and “C$” shall mean the lawful currency of Canada.

“Canadian Dominion Account” shall have the meaning set forth in Section 9.17.

“Canadian Employee Benefits Legislation” shall mean the Pension Benefits Act (Ontario), as amended and any regulations promulgated thereunder, and any Canadian federal, provincial or local counterparts or equivalents, and includes the Canadian Pension Regulations and the Government Pension Agreements.

“Canadian FILO Borrowing Base” shall mean, at the time of any determination, an amount equal to the sum of the Dollar Equivalent, without duplication, of (a) 5% of the aggregate Outstanding Balance of Eligible Canadian/English Accounts plus (b) 10% of the Net Orderly Liquidation Value of Eligible Canadian/English Inventory at such time (to be valued at the lower of cost or market value thereof (net of any intercompany profit)); provided that such rate shall decrease to (i) 7.5% on the 2 and a half year anniversary of the Closing Date and (ii) 5% on the 3 year anniversary of the Closing Date, minus any Reserves established from time to time by the Administrative Agent in accordance herewith (without duplication of Reserves otherwise established in connection with the Canadian Borrowing Base). The Canadian FILO Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 9.17(a), adjusted on a pro forma basis as necessary in the Permitted Discretion of the Administrative Agent (pending the delivery of a new Borrowing Base Certificate) to reflect the impact of any Significant Asset Sale (other than receivables to be factored which are sold pursuant to Section 10.02(iii) or any other event or circumstance which by the express terms of this Agreement alters the eligibility for inclusion in the Canadian FILO Borrowing Base of Eligible Accounts or Eligible Inventory reflected in such Borrowing Base Certificate. The Administrative Agent shall have the right (but no obligation) to review the computations in any Borrowing Base Certificate and if, in its Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall have the right, in consultation with the Company, to correct any such errors in such manner as it shall determine in its Permitted Discretion and the Administrative Agent will notify the Company promptly after making any such correction.

“Canadian FILO Commitment” shall mean the commitment of the Canadian FILO Lenders under the Canadian FILO Subfacility to make Canadian FILO Loans hereunder up to the Canadian FILO Line Cap.

“Canadian FILO Exchange Offer” shall have the meaning given in Section 2.21(a).

“Canadian FILO Exposure” shall mean, with respect to the Canadian FILO Lenders under a Canadian FILO Subfacility at any time, the aggregate principal amount at such time of all outstanding Canadian FILO Loans of such Lender under the Canadian FILO Subfacility.

“Canadian FILO Lender” shall mean any Lender hereunder that accepts a Canadian FILO Exchange Offer pursuant to Section 2.21 and has a resulting FILO Commitment under the Canadian FILO Subfacility.

“Canadian FILO Line Cap” shall mean an amount equal to the lesser of (a) the FILO Commitments under the Canadian FILO Subfacility and (b) the Canadian FILO Borrowing Base.

“Canadian FILO Loans” shall mean advances made to or at the instructions of a Canadian Borrower pursuant to Section 2 hereof under the Canadian FILO Subfacility.

“Canadian FILO Subfacility” shall mean the Subfacility resulting from a Canadian FILO Exchange Offer, if any.

“Canadian Issuing Bank” shall mean, as the context may require, (a) Bank of America, N.A. (acting through its Canada branch) or any affiliates or branches of Bank of America, N.A. with respect to Canadian Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.13(i) and 2.13(k), with respect to Letters of Credit issued by such Lender; (c) with respect to any Existing Letter of Credit, the Lender which is the issuer of such Existing Letter of Credit; or (d) collectively, all of the foregoing.

“Canadian LC Credit Extension” shall mean, with respect to any Canadian Letter of Credit under the Canadian Subfacility, the issuance, amendment or renewal thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Canadian LC Disbursement” shall mean a payment or disbursement made by the Canadian Issuing Bank pursuant to a Canadian Letter of Credit under the Canadian Subfacility.

“Canadian LC Documents” shall mean all documents, instruments and agreements delivered by a Canadian Borrower or any other Person to the Canadian Issuing Bank or the Administrative Agent in connection with any Canadian Letter of Credit under the Canadian Subfacility.

“Canadian LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Canadian Letters of Credit at such time plus (b) the aggregate principal amount of all Canadian LC Disbursements that have not yet been reimbursed at such time. The Canadian LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate Canadian LC Exposure at such time.

“Canadian LC Obligations” shall mean the sum (without duplication) of (a) all amounts owing by the Canadian Borrowers in respect of any Canadian LC Disbursements (including any bankers’ acceptances or other payment obligations arising therefrom) and (b) the stated amount of all outstanding Canadian Letters of Credit.

“Canadian Letter of Credit” shall mean any letters of credit, usance letter of credit or foreign guarantee issued or to be issued by the Canadian Issuing Bank under the Canadian Subfacility requested by a Canadian Borrower, U.S. Borrower or U.K. Borrower, if any, pursuant to Section 2.13.

“Canadian Line Cap” shall mean an amount that is equal to the lesser of (a) the Canadian Revolving Commitments and (b) the then applicable Canadian Borrowing Base.

“Canadian Pension Plan” shall mean each pension, supplementary pension, retirement savings or other retirement income plan or arrangement of any kind, registered or non-registered, established, maintained or contributed to by a Canadian Subsidiary of the Company for its or any of its current or previous Affiliates’ employees or former employees and includes for greater certainty “target benefit” and “multi- employer pension plans” as defined in the Pension Benefits Act (Ontario),” all Ontario Pension Plans and Quebec Pension Plans but shall not include the Canada Pension Plan (CPP) as maintained by the government of Canada or the Quebec Pension Plan (QPP) as maintained by the government of Quebec.

“Canadian Pension Regulations” shall mean, collectively, the Ontario Pension Regulations and the Quebec Pension Regulations.

“Canadian Perfection Certificate” shall mean the Canadian Perfection Certificate in the form approved by the Collateral Agent, as the same may be supplemented from time to time pursuant to Section 9.01(c) or otherwise.

“Canadian Prime Loan” shall mean a Canadian Revolving Loan to the Canadian Borrowers denominated in Canadian Dollars which bears interest at a rate based upon the Canadian Prime Rate.

“Canadian Prime Rate” shall mean, on any date, the per annum rate of interest equal to the greatest of (a) the rate of interest in effect for such day or so designated from time to time by Bank of America, N.A. (acting through its Canada branch) as its “prime rate” for commercial loans made by it in Canada in Canadian Dollars, such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer; (b) the Bank of Canada Overnight Rate for such day, plus 0.50%; or (c) the Canadian B/A Rate for a one month interest period as determined on such day plus 1.00%. Any change in such rate announced by Bank of America, N.A. (acting through its Canada branch) shall take effect at the opening of business on the day specified in the public announcement thereof.

“Canadian Priority Payables” shall mean, at any time, with respect to the Canadian Borrowing Base:

(a) the amount due on or prior to the date as of which the Canadian Borrowing Base is to be determined and remaining unpaid at the time of determination by any Canadian Credit Party (or any other Person for which any Canadian Credit Party has joint and several liability), for which each Canadian Credit Party has an obligation to remit to a Governmental Authority or other Person pursuant to any applicable law, rule or regulation, in respect of (i) pension fund obligations including wind-up deficiencies on any wind-up or termination of any Ontario Pension Plan and employee and employer pension plan contributions (including “normal cost,” “special payments” and any other payments in respect of any funding deficiency or shortfall), (ii) employment insurance, (iii) goods and services taxes, sales taxes, employee income taxes, excise tax and other taxes payable or to be remitted or withheld, (iv) workers’ compensation, (v) wages, salaries, commission or compensation, including vacation pay, and (vi) other like charges and demands; in each case in respect of which any Governmental Authority or other Person may claim a security interest, hypothecation, prior claim, trust or other claim or Lien ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted pursuant to the Security Documents (a “Priority Lien”); and

(b) the aggregate amount due on or prior to the date as of which the Canadian Borrowing Base is to be determined and remaining unpaid at the time of determination of any other liabilities of the Canadian Credit Parties (or any other Person for which the Canadian Credit Parties have joint and several liability) (i) in respect of which a trust has been or may be imposed on Collateral of any Canadian Credit Party to provide for payment or (ii) which are secured by a security interest, hypothecation, prior claim, pledge, charge, right, or claim or other Lien on any Collateral of any Canadian Credit Party, in each case pursuant to any applicable law, rule or regulation and which trust, security interest, hypothecation, prior claim, pledge, charge, right, claim or other Lien ranks or is capable of ranking in priority to or pari passu with one or more of the Liens granted in the Security Documents.

“Canadian Priority Payables Reserve” shall mean, on any date of determination for the Canadian Borrowing Base, a reserve established from time to time by the Collateral Agent in its Permitted Discretion in such amount as the Collateral Agent may reasonably determine in respect of Canadian Priority Payables of the Canadian Credit Parties; provided, that without otherwise limiting the Collateral Agent’s Permitted Discretion, the Canadian Priority Payables Reserve shall include a reserve for Canadian Priority Payables in an amount up to the amount of Canadian Priority Payables set forth on the most recent Borrowing Base Certificate (as the same may be reduced or increased by the next succeeding Borrowing Base Certificate) delivered to the Administrative Agent pursuant to Section 9.17(a).

“Canadian Protective Advances” shall have the meaning assigned to such term in Section 2.18.

“Canadian Revolving Borrowing” shall mean a Borrowing comprised of Canadian Revolving Loans.

“Canadian Revolving Commitment” shall mean, with respect to each Canadian Revolving Lender, the commitment, if any, of such Lender to make Canadian Revolving Loans hereunder up to the amount set forth and opposite such Lender’s name on Schedule 2.01 under the caption “Canadian Revolving Commitment,” or in the Assignment and Assumption Agreement pursuant to which such Lender assumed its Canadian Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07, (b) reduced from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 13.04. The aggregate amount of the Canadian Revolving Lenders’ Canadian Revolving Commitments on the Closing Date is $450,000,000.

“Canadian Revolving Exposure” shall mean, with respect to any Canadian Revolving Lender at any time, the aggregate principal amount at such time of all outstanding Canadian Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s Canadian LC Exposure, plus the aggregate amount of such Lender’s Canadian Swingline Exposure.

“Canadian Revolving Lender” shall mean any Lender under the Canadian Subfacility. Each Canadian Revolving Lender (or any Affiliate or branch of any such Lender that is acting on behalf of such Lender) that is not resident in Canada or is deemed not to be resident in Canada for purposes of the ITA, shall be a financial institution that deals at arm’s length with the Canadian Borrowers for purposes of the ITA.

“Canadian Revolving Loans” shall mean advances made to or at the instructions of a Canadian Borrower, U.S. Borrower or U.K. Borrower, if any, pursuant to Section 2.01(ii) hereof under the Canadian Subfacility and may constitute Canadian Revolving Loans and Canadian Swingline Loans but shall not include Canadian FILO Loans, whether borrowed by any Canadian Borrower, any U.S. Borrower or any U.K. Borrower, if any.

“Canadian Revolving Note” shall mean each revolving note substantially in the form of Exhibit B-2 hereto.

“Canadian Security Agreement” shall mean the Canadian Security Agreement dated as of the Closing Date, by and between the Collateral Agent and each of the Canadian Credit Parties substantially in the form set out in Exhibit E-2 and to the extent that a Canadian Credit Party has a place of business, registered office or tangible property in the province of Quebec, such term shall include each deed of hypothec and all related documents as may be applicable.

“Canadian Subfacility” shall have the meaning set forth in the recitals hereto.

“Canadian Subsidiary” shall mean any Subsidiary of the Company organized now or hereinafter under the laws of Canada or a province or territory thereof.

“Canadian Subsidiary Guarantor” shall mean each Canadian Wholly-Owned Subsidiary (other than the Canadian Borrowers) in existence on the Closing Date other than any Unrestricted Subsidiary, as well as each Canadian Subsidiary established, created or acquired after the Closing Date which becomes a party to this Agreement in accordance with the requirements of this Agreement pursuant to Section 9.12 or otherwise.

“Canadian Swingline Commitment” shall mean the commitment of the Canadian Swingline Lender to make loans under the Canadian Subfacility pursuant to Section 2.12, as the same may be reduced from time to time pursuant to Section 2.07.

“Canadian Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Canadian Swingline Loans. The Canadian Swingline Exposure of any Canadian Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Canadian Swingline Exposure at such time.

“Canadian Swingline Lender” shall mean Bank of America, N.A. (acting through its Canada branch).

“Canadian Swingline Loan” shall mean any Loan made by the Canadian Swingline Lender pursuant to Section 2.12.

“Canadian Swingline Note” shall mean each swingline note substantially in the form of Exhibit B-4 hereto.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP and, without duplication, the amount of the principal portion of all Capitalized Lease Obligations incurred by such Person.

“Capital Lease” shall have the meaning provided in the definition of the term “Capitalized Lease Obligations.”

“Capitalized Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof (each, a “Capital Lease”), which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP. For the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time, determined in accordance with GAAP.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent for deposit into the LC Collateral Account, for the benefit of the Administrative Agent, the Issuing Banks or the Swingline Lenders (as applicable) and the Lenders, cash as collateral for the LC Exposure, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), in accordance with Section 2.13(j). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Dominion Event” shall mean the occurrence of a date when either (x) (a) Availability shall have been less than the greater of (i) 10% of the Line Cap and (ii) $50,000,000, in either case for 5 consecutive Business Days, until such date as (b) Availability shall have been at least equal to the greater of (i) 10% of the Line Cap and (ii) $50,000,000 over a period of 30 consecutive calendar days or (y) a Specified Event of Default has occurred and is continuing.

“Cash Dominion Notice” shall mean a written notice delivered by the Administrative Agent at any time during a Cash Dominion Period to any bank or other depository at which any Deposit Account (other than any Excluded Account) is maintained directing such bank or other depository (a) to remit all funds in such Deposit Account to a Dominion Account, or in the case of a Dominion Account, to the Administrative Agent on a daily basis, and (b) to cease following directions or instructions given to such bank or other depository by any Credit Party regarding the disbursement of funds from such Deposit Account (other than any Excluded Account), and (c) to follow all directions and instructions given to such bank or other depository by the Administrative Agent in each case, pursuant to the terms of any Deposit Account Control Agreement in place.

“Cash Dominion Period” shall mean any period throughout which a Cash Dominion Event has occurred and is continuing.

“Cash Equivalents” shall mean:

(a) any evidence of Indebtedness, maturing not more than one year after the acquisition thereof, issued by the United States of America or Canada, or any instrumentality or agency thereof and guaranteed fully as to principal, interest and premium, if any, by the United States of America or Canada;

(b) any certificate of deposit, banker’s acceptance or time deposit (including Eurodollar time deposits), maturing not more than one year after the date of purchase, issued or guaranteed by or placed with (i) the Agent, any Lender or any bank providing Cash Management Services to the Company or any of its Subsidiaries or (ii) a commercial banking institution that has long-term debt rated “A2” or higher by Moody’s or “A” or higher by S&P and which has a combined capital and surplus of not less than $500,000,000;

(c) commercial paper (i) maturing not more than 270 days after the date of purchase and (ii) issued by a corporation (other than a Credit Party or any Affiliate of a Credit Party) with a rating, at the time as of which any determination thereof is to be made, of “P-1” or higher by Moody’s or “A-1” or higher by S&P (or equivalent rating in the case of Cash Equivalents held by a Foreign Subsidiary of the Company);

(d) investments in fully collateralized repurchase agreements with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank or trust company meeting the qualifications specified in clause (b) above;

(e) demand deposits with any bank or trust company;

(f) money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above; and

(g) in the case of the Foreign Subsidiaries of the Company, short-term investments comparable to the foregoing.

“Cash Management Services” shall mean any services provided from time to time to any Borrower or any of the Company’s Subsidiaries in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

“CCAA Plan” shall mean the plan to reorganize pursuant to the second amended and restated plan of reorganization and compromise of the Company and certain of its Subsidiaries dated November 1, 2010 which has been filed with the Canadian Bankruptcy Court and as may be further amended, supplemented or otherwise modified from time to time.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change of Control” shall mean the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company (other than a plan of liquidation of the Company that is a liquidation for tax purposes only);

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Company, measured by voting power rather than number of shares;

(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding voting stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the voting stock of the Company outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the voting stock of such surviving or transferee Person (immediately after giving effect to such transaction); or

(5) any event constituting a “change of control” under the Senior Notes Indenture or any other instruments governing any Indebtedness in excess of the Threshold Amount.

Notwithstanding the foregoing: (A) any holding company whose only significant asset is Equity Interests of the Company or any of its direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clause (2) above; (B) the transfer of assets between or among the Company and its Restricted Subsidiaries shall not itself constitute a Change of Control; (C) the term “Change of Control” shall not include a merger or consolidation of the Company with, or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Company’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; (D) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; and (E) a transaction in which the Company or any direct or indirect parent of the Company becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “New Parent”) shall not constitute a Change of Control if (a) the shareholders of the Company or such parent immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of such parent immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than the New Parent, “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Company or the New Parent.

“Chattel Paper” shall have the meaning provided in Article 9 of the UCC.

“Class” (a) when used with respect to Lenders, shall refer to whether such Lender has a Loan, Protective Advances or Commitment with respect to the U.S. Subfacility, the Canadian Subfacility, a U.S. FILO Subfacility or a Canadian FILO Subfacility, (b) when used with respect to Commitments, refers to whether such Commitments are U.S. Revolving Commitments, Canadian Revolving Commitments, U.S. FILO Commitments or Canadian FILO Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Loans under the U.S. Subfacility, Loans under the Canadian Subfacility, Loans under the U.S. FILO Subfacility, Loans under the Canadian FILO Subfacility or Protective Advances under the U.S. Subfacility or the Canadian Subfacility.

“Closing Date” shall mean May 22, 2015.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agent” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Barclays Bank PLC and Wells Fargo Bank, N.A., in their respective capacities as co-documentation agents, as applicable, under this Agreement.

“Collateral” shall mean, collectively, the Canadian Collateral, the U.S. Collateral and the U.K. Collateral.

“Collateral Access Agreement” shall mean any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker or other similar Person) in possession of any Collateral or any landlord mortgagee of any Credit Party for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated or otherwise modified from time to time.

“Collateral Agent” shall have the meaning set forth in the recitals hereto.

“Collateral Requirement” shall have the meaning assigned that term in Section 10.01(vi).

“Collection Accounts” shall mean, collectively, the U.S. Collection Accounts, the Canadian Collection Accounts and the English Collection Accounts.

“Commingled Inventory” shall mean Inventory of any U.S. Borrower, Canadian Credit Party or English Credit Party that is commingled (whether pursuant to a consignment (as defined in Section 9-102 of the UCC), a toll manufacturing agreement or otherwise) with Inventory of another Person (other than another applicable Credit Party) at a location owned or leased by an applicable Credit Party to the extent that such Inventory of such Credit Party is not readily identifiable.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment, LC Commitment or Swingline Commitment, or any Extended Revolving Loan Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” shall have the meaning provided in the preamble hereto.

“Compliance Certificate” shall mean a certificate of the Responsible Officer of the Company substantially in the form of Exhibit G hereto, and in any case, in form and substance reasonably satisfactory to the Administrative Agent.

“Concentration Limit” for any Account Debtor shall mean at any time an amount equal to (a) the aggregate Outstanding Balance of Eligible Accounts included in the Borrowing Base, after giving effect to the limits on concentration specified in the definition of Eligible Accounts (on an iterative basis), multiplied by (b) the applicable percentage set forth below:

(i) if and so long as such Account Debtor has Debt Ratings of at least BBB- by S&P and Baa3 by Moody’s, 15.0%;

(ii) if and so long as such Account Debtor has Debt Ratings from S&P or Moody’s and the preceding clause (i) is not applicable, 10.0%; or

(iii) if neither of the preceding clauses is applicable, 5.0%.

If the Debt Rating of any Account Debtor is downgraded such that the Concentration Limit for such Account Debtor would be reduced, such reduction in such Concentration Limit shall not occur until three Business Days after the Company becomes aware of such downgrade.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(i) Consolidated Interest Expense for such period;

(ii) provision for taxes based on income, profits or losses (determined on a consolidated basis) during such period;

(iii) all amounts attributable to depreciation, depletion and amortization for such period, including, but not limited to, any acceleration thereof;

(iv) any extraordinary losses for such period;

(v) any Non-Cash Charges for such period;

(vi) non-recurring charges and/or restructuring charges for such period relating to current or anticipated future cash expenditures, including closure costs, impairment and other related charges in connection with asset closures, optimization initiatives or consolidation of assets, in an aggregate amount not to exceed in any Test Period 20% of Consolidated EBITDA for such Test Period (prior to giving effect to this clause (vi)); and

(vii) deferred financing fees (and any write-offs thereof);

provided that, to the extent not reflected in Consolidated Net Income for the period in which such cash payment is made, any cash payment made with respect to any Non-Cash Charges added back in computing Consolidated EBITDA for any prior period pursuant to clause (v) above (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; and minus

(b) without duplication and to the extent included in determining such Consolidated Net Income:

(i) any extraordinary gains for such period; and

(ii) any non-cash gains for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period);

in each case of clauses (a) and (b), determined on a consolidated basis in accordance with GAAP; provided, further, that Consolidated EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above) the effect of:

(A) the cumulative effect of any changes in GAAP or accounting principles applied by management;

(B) any gain or loss for such period that represents after-tax gains or losses attributable to any sale, transfer or other disposition or abandonment of assets by the Company or any of the Restricted Subsidiaries, other than dispositions or sales of inventory and other dispositions in the ordinary course of business;

(C) any income or loss for such period attributable to the early extinguishment of Indebtedness or accounts payable;

(D) any non-cash gains or losses on foreign currency derivatives and any foreign currency transaction non-cash gains or losses and any foreign currency exchange translation gains or losses that arise on consolidation of integrated operations; and

(E) mark-to-market adjustments in the valuation of derivative obligations resulting from the application of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period minus the sum of (A) the aggregate amount of all Capital Expenditures made by the Company and its Restricted Subsidiaries during such period (other than (x) Capital Expenditures to the extent financed with equity net cash proceeds, asset sale net cash proceeds, condemnation net cash proceeds, insurance net cash proceeds or Indebtedness but including Capital Expenditures to the extent financed with proceeds of Loans and (y) the aggregate amount of Growth Capital Expenditures made with cash on the balance sheet by the Company and its Restricted Subsidiaries solely up to the lesser of (x) $250,000,000 in the aggregate and (y) the total amount of unrestricted cash on hand at the Company as of the Closing Date; provided that (i) the Company provides the Administrative Agent promptly after the end of each fiscal quarter with a report of the Capital Expenditures made with such unrestricted cash from the balance sheet for such fiscal quarter, and (ii) such Growth Capital Expenditures shall only be excluded to the extent there are no outstanding Borrowings of Revolving Loans at the time of calculation of the Consolidated Fixed Charge Coverage Ratio) plus (B) the amount of all cash payments during such period made by Company and its Restricted Subsidiaries in respect of income taxes (net of cash income tax refunds during such period) (excluding such cash payments related to asset sales not in the ordinary course of business) to (b) Consolidated Fixed Charges for such period.

“Consolidated Fixed Charges” shall mean, for any period, the sum of (a) cash Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period plus (b) the scheduled principal payments made during such period on all Indebtedness for borrowed money and Capital Leases of the Company and its Restricted Subsidiaries for such period plus (c) the aggregate amount of all regularly scheduled Restricted Payments paid in cash by the Company with respect to its Equity Interests during such period; plus (d) (i) actual cash pension funding payments made by the Company and its Restricted Subsidiaries with respect to pension funding obligations for such period, minus (ii) the profit and loss statement charge (or benefit) with respect to such pension funding obligations for such period; provided that in no event shall actual voluntary cash pension funding payments made by the Company and its Restricted Subsidiaries with respect to pension funding obligations for such period be included.

“Consolidated Interest Expense” shall mean, for any period, the interest expense (other than for the purposes of Consolidated Fixed Charges, net of interest income on Cash Equivalents) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Hedging Agreements, but excluding any gain or loss recognized under GAAP that results from the mark-to-market valuation of any Hedging Agreement.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded from such calculation (a) the income (or loss) of any Restricted Subsidiary of the Company that is not wholly owned by the Company to the extent such income (or loss) is attributable to the noncontrolling interest in such Restricted Subsidiary, and (b) the income (or loss) of any Person accrued prior to the date it becomes (or, for pro forma purposes, is deemed to have become) a Restricted Subsidiary of the Company or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or the date that Person’s assets are acquired by the Company or any of its Restricted Subsidiaries.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company and the Restricted Subsidiaries at such date.

“Consolidated Total Debt” shall mean, at any time, the Indebtedness of the Company or any of its Restricted Subsidiaries included on the consolidated balance sheet of the Company and its Restricted Subsidiaries at such time.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any such obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Contract Period” shall mean the term of any B/A Equivalent Loan which shall be of one, two, three or six months, as selected by the applicable Canadian Borrower in accordance with Section 2.03 or Section 2.08, (i) initially, commencing on the date of such B/A Equivalent Loan and (ii) thereafter, commencing on the day on which the immediately preceding Contract Period expires; provided that (a) if a Contract Period would otherwise expire on a day that is not a Business Day, such Contract Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Contract Period shall expire on the immediately preceding Business Day; (b) any Contract Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Contract Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no Contract Period with respect to any portion of a B/A Equivalent Loan shall extend beyond the Maturity Date.

“Core Canadian Concentration Account” shall have the meaning provided in Section 9.17(c)(iii).

“Core Concentration Accounts” shall mean, collectively, the Core U.S. Concentration Accounts and the Core Canadian Concentration Accounts.

“Core U.S. Concentration Account” shall have the meaning provided in Section 9.17(c)(iii).

“Country Concentration Limit” shall mean at any time, for any Approved Country other than the United States or Canada, an amount equal to (a) the aggregate Outstanding Balance of Eligible Accounts included in the Borrowing Base, after giving effect to the limits on concentration specified in the definition of Eligible Accounts (on an iterative basis), multiplied by (b) the applicable percentage set forth below:

(i) if such Approved Country has Foreign Currency Long-Term Debt Ratings of BBB- or better from S&P and Ba1 or better from Moody’s, 15%; or

(ii) otherwise, 10%;

provided that the Collateral Agent may, in its Permitted Discretion and at any time, on account of bona fide credit reasons, reduce (to a lesser amount or to zero) any Country Concentration Limit, but such reduction shall not become effective until three Business Days after written notice of such reduction is received by the Company.

“Credit Documents” shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document, any intercreditor agreement contemplated by this Agreement, any collateral cooperation agreement contemplated by Section 10.01(vi) and each Incremental Revolving Commitment Agreement.

“Credit Event” shall mean the making of any Loan.

“Credit Extension” shall mean, as the context may require, (i) a Credit Event or (ii) an LC Credit Extension; provided that “Credit Extensions” shall not include conversions and continuations of outstanding Loans.

“Credit Parties” shall mean the U.S. Credit Parties, the Canadian Credit Parties and the English Credit Parties.

“Credit Party Guaranty” shall mean the guaranty of each Credit Party pursuant to Section 14.

“Debt Rating” for any Person, shall mean the public rating by S&P of such Person’s long term non-credit enhanced, senior unsecured debt, or the corporate family rating assigned to such Person by Moody’s.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.06(f).

“Defaulting Lender” shall mean any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified the Administrative Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by the Administrative Agent or any Borrower, to confirm in a manner satisfactory to the Administrative Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an insolvency proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority); provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

“Deposit Account” shall have the meaning assigned thereto in Article 9 of the UCC.

“Deposit Account Control Agreement” shall mean a Deposit Account control agreement to be executed by each institution maintaining a Deposit Account (other than an Excluded Account) for a Borrower or any other Credit Party, in each case as required by and in accordance with the terms of Section 9.17 and in form and substance reasonably satisfactory to the Collateral Agent or, in the case of any Deposit Account which is the subject of security created under any U.K. Security Document, a notice sent pursuant to the terms of the relevant U.K. Security Document by the Credit Party in whose name such account is held to the depositary bank, the securities intermediary, future intermediary or commodity intermediary, as the case may be, with which such account is maintained and duly acknowledged by the addressee of such notice.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Company or one of the Restricted Subsidiaries in connection with a sale of assets that is so designated as Designated Non-Cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Dilution Factors” shall mean, without duplication, with respect to any period, the aggregate amount of all bad debt write-downs, discounts, credits, returns, rebates, and other dilutive items.

“Dilution Ratio” shall mean, at any date, as to the Accounts owned by any Person, the amount (expressed as a percentage) that is the result of dividing the U.S. Dollar aggregate amount (for this purpose, using the U.S. Dollar Equivalent of amounts not denominated in U.S. Dollars) of (a) the applicable Dilution Factors for the twelve most recently ended fiscal months with respect to such Person’s Accounts, by (b) such Person’s total gross sales with respect to their Accounts for the twelve most recently ended fiscal months.

“Dilution Reserve” shall mean, in the case of the Canadian Borrowing Base, the Canadian Dilution Reserve, and in the case of the U.S. Borrowing Base, the U.S. Dilution Reserve.

“Disqualified Equity Interests” shall mean that portion of any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than redeemable only for Equity Interests of such Person that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, on or prior to the date that is six months after the Maturity Date, provided, however, that any Equity Interest that would not constitute a Disqualified Equity Interest but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Equity Interest upon the occurrence of a “change of control” shall not constitute a Disqualified Equity Interest if:

(1) the “change of control” provisions applicable to such Equity Interest are not more favorable to the holders of such Equity Interest than the terms applicable to the Loans; and

(2) any such requirement only becomes operative after compliance with such terms applicable to the Loans.

“Dodd-Frank and Basel III” shall have the meaning set forth in Section 3.01(d).

“Dollar Equivalent” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Canadian Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Canadian Dollars.

“Domestic Subsidiary” shall mean any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“Dominion Account” shall have the meaning given to such term in Section 9.17(c).

“Effective Yield” shall mean, as to any Revolving Loans, the effective yield on such Revolving Loans as determined by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the Weighted Average Life to Maturity of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, underwriting, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders.

“Eligible Account” shall mean, at any time, an Account created by a U.S. Borrower, Canadian Credit Party or English Credit Party in the ordinary course of its business, that arise out of its sale of goods (other than promotional products not held for sale) or rendition of services:

(a) which is subject to a first priority perfected Lien (or, in the case of the Eligible English Accounts, the English Security Agreement) in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents;

(b) which is not subject to any Lien other than (i) a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents, (ii) a Lien (if any) permitted by Section 10.01 which is junior in priority to the Lien in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents, and (iii) an unregistered Lien in respect of Canadian Priority Payables that are not yet due and payable;

(c) which (i) arises from the sale of goods or performance of services in the ordinary course of business, (ii) is evidenced by an invoice or other documentation reasonably satisfactory to the Collateral Agent which has been sent to the Account Debtor (which may include electronic transmission) and (iii) does not represent a progress billing, a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis;

(d) the Account Debtor of which is an Eligible Account Debtor and is not an Affiliate of any Credit Party; provided that if such Account Debtor does not have a billing address in the United States or Canada, such Account must also qualify as an Eligible Insured and Letter of Credit Backed Account; provided, further, for the avoidance of doubt, Tradepak Internacional S.A. de C.V. does not constitute an Affiliate of the Credit Parties as of the Closing Date, and shall not constitute an Affiliate unless any additional equity interests of such entity are acquired by a Credit Party);

(e) except with respect to Qualified Power Accounts, that is not owing from an Account Debtor that is an agency, department or instrumentality of the United States, any state thereof, of the federal government of Canada, or any province, territory or subdivision thereof or that is an agency, department or instrumentality of any country other than the United States or

Canada or any state, territory, province or other political subdivision of a country other than the United States or Canada unless the applicable U.S. Borrower or Canadian Credit Party shall have satisfied the requirements of the Assignment of Claims Act of 1940 in the case of Accounts owing from any agency, department or instrumentality of the United States, the Financial Administration Act (Canada) in the case of Accounts owing from an agency, department or instrumentality of the federal government of Canada or any province, territory or subdivision thereof, and any similar state, federal or provincial legislation or any similar foreign legislation and the Administrative Agent is satisfied as to the absence of setoffs, counterclaims and other defenses on the part of such Account Debtor;

(f) that is not subject to any late payment for longer than 90 days (or 60 in the case of an International Account) from the original due date for such payment;

(g) that is not the obligation of an Account Debtor (other than an individual) of which 50% or more of the dollar amount of all Accounts owing by such Account Debtor are ineligible under the criteria set forth in clause (f) above;

(h) which has been billed and, according to the Contract related thereto, is required to be paid in full within 90 days; provided that such period may be extended to (1) solely in the case of Accounts that are not International Accounts, 120 days of the original billing date therefor, if so agreed by the Collateral Agent in its Permitted Discretion, or (2) if such Account is an International Account, 180 days of the original billing date (such Accounts in clauses (1) and (2) collectively, “Long Dated Accounts”), so long as such Long Dated Accounts are covered by the Insurance Policy and the “maximum payment terms” with respect to such Long Dated Account set forth in the Insurance Policy specifically permits such payment terms; provided, further, that (A) Long Dated Accounts that are Eligible Canadian/English Accounts shall not account for more than 25% of the aggregate Outstanding Balance of all Eligible Canadian/English Accounts and (B) Long Dated Accounts that are Eligible U.S. Accounts shall not account for more than 25% of the aggregate Outstanding Balance of all Eligible U.S. Accounts;

(i) which is not subject to any deduction, offset, counterclaim, defense or dispute (other than (i) sales discounts given in the ordinary course of the applicable Credit Party’s business and reflected in the amount of such Account as set forth in the invoice or other supporting material therefor or (ii) an offset or counterclaim of a nature specifically addressed in the determination of the applicable Borrowing Base); provided, however, that if an Account satisfies all of the requirements of an Eligible Account other than this clause (i), such Account shall be an Eligible Account, but only to the extent the amount of such Account exceeds such deduction, offset, counterclaim, defense or dispute or other conditions;

(j) which is denominated and payable only in Dollars, Canadian Dollars, Euros or Pounds Sterling;

(k) which represents a bona fide, legal, valid and binding obligation of the Account Debtor of such Account to pay the stated amount, as to which the applicable Credit Party has satisfied and fully performed all obligations with respect to such Account required to be fulfilled by it as a condition to payment thereon by the applicable Account Debtor;

(l) which, together with the contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) in a manner that would affect the enforceability of such Account and with respect to which none of the Credit Parties or the Account Debtor is in violation of any such law, rule or regulation in any material respect in a manner that would affect the enforceability of such Account;

(m) which arises under a contract which does not contain a legally enforceable provision requiring the Account Debtor thereunder to consent to the creation of a lien thereon (unless a written consent of such Account Debtor has been obtained) or that otherwise restricts in a legally enforceable manner the ability of the Administrative Agent, Collateral Agent or Lenders to exercise their rights under the Credit Documents, including, without limitation, their right to review the related invoice or the payment terms of such contract;

(n) in the case of an Account originated by a Canadian Credit Party, the Account Debtor of which has a billing address in Canada, (i) which was not issued for an amount in excess of the fair market value of the merchandise, insurance or services provided by the Canadian Credit Party to which the Account relates and (ii) as to which no Contract or any other books, records or other information relating to such Account contain any “personal information” as defined in, or any other information regulated under (x) the Personal Information Protection and Electronic Documents Act (Canada), or (y) any other similar statutes of Canada or any province or territory thereof in force from time to time which restrict, control, regulate or otherwise govern the collection, holding, use or communication of information;

(o) which, when aggregated with all other Accounts of the same Account Debtor, is not in excess of such Account Debtor’s Concentration Limit (but the portion of the Accounts not in excess of such Concentration Limit shall not be deemed ineligible due to this clause (o));

(p) which, when aggregated with all other Accounts of Account Debtors with a billing address in any Approved Country other than Canada or the United States, is not in excess of the Country Concentration Limit for such Approved Country (but the portion of the Accounts not in excess of such Country Concentration Limit shall not be deemed ineligible due to this clause (p));

(q) in relation to which, if the security interest in such Account has been granted pursuant to the U.K. Security Documents, the English Credit Parties have informed the relevant Account Debtor in writing that it has assigned by way of security to the Collateral Agent certain rights in respect of its assets, including those represented by the Eligible Accounts, and has requested such Account Debtor to acknowledge receipt of such notice;

(r) which Accounts are not subject to, or included or expected to be included, as part of an accounts receivable factoring program or supply chain financing program, other than Qualified Factored Accounts;

(s) (i) the Account Debtor obligated upon such Account has not suspended business, made a general assignment for the benefit of creditors or has failed to pay its debts generally as they come due, and (ii) no petition is filed by or against the Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors; provided, however, that if an Approved DIP Account satisfies all of the requirements of an Eligible Account other than this clause (s), such Account shall be an Eligible Account;

(t) in the case of an Account originated by an English Credit Party, the Account Debtor of which has a place of establishment in the U.K. as to which no Contract or any other books, records or other information relating to such Account contain any “personal data” as defined in, or any other information regulated under (x) the Data Protection Act 1998, or (y) any other similar statutes of the U.K. in force from time to time which restrict, control, regulate or otherwise govern the collection, holding, use or communication of information, unless the Account Debtor has consented to the disclosure of such data for the purpose of the English Credit Party obtaining finance in relation to the relevant Account; and

(u) which is not otherwise unacceptable to the Collateral Agent in its Permitted Discretion.

Accounts acquired by a Borrower, Canadian Credit Party or English Credit Party after the Closing Date (other than from another Borrower, Canadian Credit Party or English Credit Party) that have a fair market value of $30,000,000 or more in the aggregate, shall not be deemed Eligible Accounts until the completion of an appraisal and field examination of such Accounts, in each case, reasonably satisfactory to the Collateral Agent.

“Eligible Account Debtor” shall mean an Account Debtor which:

(i) has a billing address in an Approved Country (it being understood that clause (i)(y) of the definition thereof shall not apply under this clause (i) to any Account which otherwise constitutes an Eligible Insured and Letter of Credit Backed Account);

(ii) is not a Person with respect to which the United States, Canada or any other Approved Country shall have imposed sanctions;

(iii) is not in violation of any Anti-Terrorism Laws or AML Legislation;

(iv) is not a Person (A) that is listed in the annex to, or otherwise subject to the provisions of, the Executive Order, (B) that is owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order, (C) with which a Lender or a Credit Party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law or AML Legislation, (D) that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, or (E) that is named as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list or any similar lists published in Canada or any country within the European Area; and

(v) is not a Person (A) whose property or interest in property is otherwise blocked or subject to blocking pursuant to Section 1 of the Executive Order or any other Anti-Terrorism Law, or (B) that engages in any dealings or transactions prohibited by Section 2 of the Executive Order or any other Anti-Terrorism Law or AML Legislation, or is otherwise associated with any such Person in any manner violative of such Section 2 or any other Anti-Terrorism Law or AML Legislation.

“Eligible Assignee” shall mean a Person that is (a) a Lender, Affiliate of a Lender or Approved Fund; (b) an assignee approved by the Company (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within ten days after notice of the proposed assignment), the Administrative Agent, the applicable Swingline Lender and the applicable Issuing Bank; or (c) during an Event of Default under Section 11.01 or 11.05, any Person acceptable to the Administrative Agent, the applicable Swingline Lender and the applicable Issuing Bank in their discretion; provided that no Person who is not dealing at arm’s length for the purposes of the Income Tax Act (Canada) with a Canadian Credit Party or is a “specified shareholder” as such term is defined in subsection 18(5) of the Income Tax Act (Canada) or does not deal at arm’s length with such a “specified shareholder” (as defined in the Income Tax Act (Canada)) shall be an Eligible Assignee.

“Eligible Canadian Accounts” shall mean the Eligible Accounts owned by the Canadian Credit Parties.

“Eligible Canadian/English Accounts” shall mean Eligible Canadian Accounts and Eligible English Accounts.

“Eligible Canadian Inventory” shall mean the Eligible Inventory owned by the Canadian Credit Parties.

“Eligible Canadian/English Inventory” shall mean Eligible Canadian Inventory and Eligible English Inventory.

“Eligible English Accounts” shall mean the Eligible Accounts owned by the English Credit Parties.

“Eligible English Inventory” shall mean the Eligible Inventory owned by the English Credit Parties.

“Eligible Insured and Letter of Credit Backed Account” shall mean an Account created by a Credit Party in the ordinary course of its business, which is either (i) fully insured (to the extent provided for therein) by the Insurance Policy or (ii) secured by a letter of credit acceptable to the Collateral Agent which, upon the request of the Collateral Agent during a Cash Dominion Period, has been assigned to the Collateral Agent in a manner satisfactory to the Collateral Agent, and otherwise qualified as an “Eligible Account” hereunder.

“Eligible Inventory” shall mean, at any time, the Inventory of the Credit Parties, but excluding any Inventory:

(a) which is not subject to a first priority perfected Lien (or, in the case of the Eligible English Inventory, the English Security Agreement) in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents;

(b) which is subject to any Lien other than (i) a Lien in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents, (ii) a Lien (if any) permitted by Section 10.01 which is junior in priority to the Lien in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents (unless as to any particular Lien, the Collateral Agent has established a Reserve in lieu of obtaining an agreement subordinating such Lien of the Collateral Agent), and (iii) an unregistered Lien in respect of Canadian Priority Payables that are not yet due and payable;

(c) which is determined, based on the applicable Credit Parties’ historical practices and procedures, in each case, which are reasonably acceptable to the Collateral Agent, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, or unacceptable due to age, type, category or quantity;

(d) with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Documents has been breached or is not true in any material respect and which does not conform in any material respect to all applicable standards imposed by any Governmental Authority, including the Fair Labor Standards Act of 1938, that would affect the ability of the applicable Credit Parties to sell such Inventory;

(e) in which any Person other than such Credit Party or any other applicable Credit Party shall (i) have any direct or indirect ownership, interest or title (including any retention of title right) to such Inventory, other than in respect of the interest of any carrier of Inventory in transit or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f) which is not located in the United States, Canada, or, following the execution of collateral and perfection documentation satisfactory to the Collateral Agent, the U.K., the Netherlands, Northern Ireland or such other jurisdiction as may be acceptable to the Collateral Agent in its Permitted Discretion, or is in transit (other than between locations in the United States, Canada, the U.K. or such other jurisdiction as may be acceptable to the Collateral Agent in its Permitted Discretion, controlled by the applicable Credit Parties, to the extent included in current perpetual inventory reports of any such Credit Party);

(g) which (i) is located in any location leased by an applicable Credit Party unless (A) the lessor has delivered to the Collateral Agent a Collateral Access Agreement or (B) a Rent Reserve with respect to such facility has been established by the Collateral Agent in its Permitted Discretion; (ii) is located at an owned location subject to a mortgage or other security interest in favor of a creditor other than the Collateral Agent or, to the extent permitted by Section 10.01(vi), the holders of Specified Secured Indebtedness (or the representative thereof) or is located in any third party warehouse or other storage facility or is in the possession of a bailee unless (A) such mortgagee, warehouseman or bailee has delivered to the Collateral Agent a Collateral Access Agreement and such other documentation as the Collateral Agent may require in its Permitted Discretion or (B) a Rent Reserve or other Reserve has been established by the Collateral Agent in its Permitted Discretion; or (iii) is located in any location where the aggregate Eligible Inventory is less than $100,000;

(h) which is being processed offsite at a third party location or outside processor, or is in-transit to said third party location or outside processor, unless (i) solely in the case of Inventory at a third party location or outside processor, the owner of such third party location or outside processor has delivered to the Collateral Agent a Collateral Access Agreement or (ii) an appropriate Reserve has been established with respect to such Inventory;

(i) which is a discontinued product;

(j) which is the subject of a consignment;

(k) which contains or bears any intellectual property rights licensed to such Credit Party unless the Collateral Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(l) which is not reflected in a current inventory report of such Credit Party (unless such Inventory is reflected in a report to the Collateral Agent as “in transit” Inventory);

(m) for which reclamation or revendication rights have been asserted by the seller;

(n) which consists of goods that are not in salable condition;

(o) which is Commingled Inventory;

(p) which is not covered by casualty insurance as and to the extent required by the terms of this Agreement;

(q) which consists of Hazardous Materials or goods (other than fuels) that can be transported or sold only with licenses that are not readily available;

(r) in which any portion of the cost of such Inventory is attributable to intercompany profit between any such Credit Party and any of its Affiliates (but only to the extent of such portion);

(s) which could be subject to repossession pursuant to Section 81.1 or Section 81.2 of the Bankruptcy and Insolvency Act (Canada) or similar provisions of applicable law except to the extent the applicable vendor has entered into an agreement with the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, waiving its right to repossession;

(t) which was acquired after the Closing Date (other than from another Borrower, Canadian Credit Party or English Credit Party) and that has a fair market value of $10,000,000 or more in the aggregate, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to the Collateral Agent; or

(u) which in the case of Inventory owned by the English Credit Parties has been sold or constructively delivered to Account Debtors; or

(v) which is otherwise unacceptable to the Collateral Agent in its Permitted Discretion.

“Eligible Investment Grade Account” shall mean an Eligible Account with an Account Debtor that has an Investment Grade Rating as of the relevant date of calculation of the Borrowing Base.

“Eligible U.S. Accounts” shall mean the Eligible Accounts owned by the U.S. Credit Parties.

“Eligible U.S. Inventory” shall mean the Eligible Inventory owned by the U.S. Credit Parties.

“English Credit Parties” shall mean the English Guarantors and an English Subsidiary which becomes a Canadian Borrower pursuant to Section 2.22 (a).

“English Collection Account” shall mean each account established at an English bank subject to a Deposit Account Control Agreement into which funds shall be transferred as provided in Section 9.17(c)(iii).

“English Collection Bank” shall mean any bank that maintains an English Collection Account.

“English Dominion Account” shall have the meaning set forth in Section 9.17.

“English Guarantor” shall mean each Wholly-Owned English Subsidiary established, created or acquired after the Closing Date which becomes a party to this Agreement in accordance with the requirements of this Agreement pursuant to Section 9.12 or otherwise.

“English Priority Payables” shall mean, at any time, with respect to the Canadian Borrowing Base, the amount estimated on or prior to the date as of which the Canadian Borrowing Base is to be determined; (i) as payable in the administration of any English Credit Party to preferential creditors as specified in Schedule 6 to the Insolvency Act 1986 as having preferential debts and any other person which in the Collateral Agent’s opinion may be entitled to receive payment out of floating charge realisations in priority to or equally with the Lenders and includes, without limitation, all amounts falling within the “prescribed part” for the purposes of Section 176A of the Insolvency Act 1986 and the Insolvency Act (Prescribed Part) Order 2003 or (ii) in respect of which any Person may claim a security interest, hypothecation, prior claim, trust or other claim or Lien ranking or capable of ranking in priority to or pari passu with one or more of the Liens granted pursuant to the Security Documents (a “Priority Lien”).

“English Priority Payables Reserve” shall mean, on any date of determination for the Canadian Borrowing Base, a reserve established from time to time by the Collateral Agent in its Permitted Discretion in such amount as the Collateral Agent may reasonably determine in respect of English Priority Payables of the English Credit Parties.

“English Security Agreement” shall mean the English law security agreement over all assets of the English Credit Parties, including, without limitation, the shares of the English Credit Parties, the Eligible English Accounts, the English Dominion Account, the English Collection Account and the Eligible English Inventory to be entered into among the Credit Parties party thereto and the Collateral Agent, for the benefit of the Secured Creditors.

“English Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated or organized under the laws of England and Wales.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface and sub-surface strata, sediments and natural resources such as wetlands, flora and fauna.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens and/or notices of noncompliance or violation, relating to any Environmental Law or, any permit issued, or any approval given, under any such Environmental Law, including, without limitation, (a) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising out of or relating to an alleged injury or threat of injury to human health or the Environment due to any Release or threat of Release of any Hazardous Materials not in compliance with Environmental Law.

“Environmental Law” shall mean any applicable federal, state, provincial, foreign, municipal, local or foreign statute, law, rule, regulation, ordinance, code, binding guideline and rule of common law, now or hereafter in effect and in each case as amended, and any applicable published judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to pollution or protection of the Environment, occupational safety or health or Hazardous Materials, including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act (commonly known as the Clean Water Act), 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq.; and any federal, state, provincial, municipal, local or foreign counterparts or equivalents, in each case as amended from time to time.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company or unlimited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context indicates otherwise, the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any successor Section thereof.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with any Credit Party would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code and, solely with respect to Section 412 of the Code, within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, but excluding any event for which the 30-day notice period is waived with respect to a Plan, (b) any failure to make a required contribution to any Plan or Multiemployer Plan that would result in the imposition of a Lien or other encumbrance or the failure to satisfy the minimum funding standards set forth in Sections 412 or 430 of the Code or Section 302 or 303 of ERISA, or the arising of such a Lien or encumbrance, with respect to a Plan, (c) the incurrence by the Company, a Restricted Subsidiary, or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) of any of the Company, a Restricted Subsidiary, or an ERISA Affiliate from any Plan or Multiemployer Plan, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or the receipt by the Company, a Restricted Subsidiary, or an ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan, (e) the adoption of any amendment to a Plan that would require the provision of security pursuant to the Code, ERISA or other applicable law, (f) the receipt by the Company, a Restricted Subsidiary, or an ERISA Affiliate of any notice concerning statutory liability arising from the withdrawal or partial withdrawal of the Company, a Restricted Subsidiary, or an ERISA Affiliate from a Multiemployer Plan or a determination that a Multiemployer Plan is insolvent or in reorganization, within the meaning of Title IV of ERISA, (g) the occurrence of any non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to which the Company or any Restricted Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Company or any Restricted Subsidiary could reasonably be expected to have liability, (h) the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of any Plan or the appointment of a trustee to administer any Plan, (i) the filing of any request for or receipt of a minimum funding waiver under Section 412(c) of the Code with respect to any Plan or Multiemployer Plan, (j) a determination that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (k) the receipt by the Company, a Restricted Subsidiary or any ERISA Affiliate of any notice that a Multiemployer Plan is, or is expected to be, in endangered or critical status under Section 305 of ERISA or (l) any other extraordinary event or condition with respect to a Plan or Multiemployer Plan which could reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.

“Escrow Indebtedness Escrow Account” shall mean an escrow account subject to a customary escrow agreement holding the proceeds of Indebtedness permitted hereunder and providing for the release of such proceeds upon the occurrence of a specified contingency.

“European Area” shall mean the U.K., Belgium, Ireland and Germany.

“Event of Default” shall have the meaning provided in Section 11.

“Excluded Account” shall mean a Deposit Account, securities account or commodities account (i) which is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (ii) which is used for the sole purpose of paying or remitting taxes, including sales taxes, (iii) which is used solely as an escrow account or as a fiduciary or trust account, including, but not limited to, any Escrow Indebtedness Escrow Account, (iv) which is a zero balance Deposit Account, (v) which is a Specified Secured Indebtedness Collateral Account, (vi) all of the funds on deposit of which are subject to a Permitted Lien specified in Section 10.01(xii), (xxiii), (xxxiv) or (xxxv), (vii) which is held by a Subsidiary that is not a Credit Party, or (viii) Deposit Accounts, securities accounts and commodities accounts, the aggregate average daily balance in which (in each case determined for the most recently completed calendar month) does not at any time exceed (x) $50,000,000 in the aggregate for all such accounts if Availability is greater than $150,000,000 or (y) $20,000,000 in the aggregate for all such accounts if Availability is less than or equal to $150,000,0000, provided, however, that, notwithstanding the above, an account shall not be an Excluded Account if such account is a Core Concentration Account or a Collection Account.

“Excluded Collateral” shall mean, with respect to (i) a U.S. Credit Party, the meaning provided in the U.S. Security Agreement, (ii) a Canadian Credit Party, all assets specifically described in a Canadian Security Agreement as being excluded from the grant of security and (iii) an English Credit Party, all assets specifically described in a U.K. Security Document as being excluded from the grant of security.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 14.11 hereof and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, (a) income Taxes imposed on (or measured by) its net income and franchise (and similar) Taxes imposed on it in lieu of income Taxes, either pursuant to the laws of the jurisdiction in which such recipient is organized or in which the principal office or applicable lending office of such recipient is located (or any political subdivision thereof) or as a result of any other present or former connection between it and the jurisdiction imposing such Tax (other than a connection arising from such Administrative Agent, Lender or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document), (b) any branch profits Taxes under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a) above, (c) solely with respect to the U.S. Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility, in the case of a Lender (other than an assignee pursuant to a request by the Company under Section 3.04), any U.S. federal withholding Tax that is imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts from a Credit Party with respect to such U.S. federal withholding Tax pursuant to Section 5.01, (d) any withholding Tax that is attributable to such recipient’s failure to comply with Section 5.01(b) or Section 5.01(c) (in each case, subject to Section 5.01(d)), (e) solely with respect to the U.S. Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility, any withholding Taxes imposed under FATCA, (f) U.S. federal backup withholding Taxes pursuant to Code Section 3406, (g) solely with respect to the Canadian Subfacility (excluding any borrowing by any U.S. Borrower under the Canadian Subfacility), any Canadian Taxes as a result of such Lender not dealing at arm’s length (within the meaning of the ITA) with a Canadian Credit Party, and (h) solely with respect to the Canadian Subfacility (excluding any borrowing by any U.S. Borrower under the Canadian Subfacility), any Canadian Taxes as a result of such Lender being a “specified shareholder” (within the meaning of subsection 18(5) of the ITA) of a Canadian Credit Party or not dealing at arm’s length with such specified shareholder of a Canadian Credit Party.

“Executive Order” shall mean Executive Order No. 13224 on Terrorist Financing effective September 24, 2001.

“Existing Credit Agreement” shall mean the ABL Credit Agreement, dated as of December 9, 2010, among the Company, certain subsidiaries of the Company party thereto, certain lenders party thereto and Citibank N.A., as the administrative agent (as amended, restated or otherwise modified from time to time prior to the Closing Date).

“Existing Letters of Credit” shall mean those Letters of Credit set forth on Schedule 1.01B.

“Existing Indebtedness” shall have the meaning provided in Section 10.04(vii).

“Existing Revolving Loans” shall have the meaning assigned to such term in Section 2.19(a).

“Extended Revolving Loans” shall have the meaning assigned to such term in Section 2.19(a).

“Extended Revolving Loan Commitments” shall mean one or more commitments hereunder to convert Existing Revolving Loans to Extended Revolving Loans of a given Extension Series pursuant to an Extension Amendment.

“Extending Lender” shall have the meaning provided in Section 2.19(c).

“Extension Amendment” shall have the meaning provided in Section 2.19(d).

“Extension Election” shall have the meaning provided in Section 2.19(c).

“Extension Request” shall have the meaning provided in Section 2.19(a).

“Extension Series” shall have the meaning provided in Section 2.19(a).

“Fair Value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of the Company and its Subsidiaries taken as a whole would change hands between an independent willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), and any intergovernmental agreements implementing the foregoing.

“FCPA” shall have the meaning provided in Section 8.15(c).

“Federal Funds Rate” shall mean (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to the Administrative Agent on the applicable day on such transactions, as determined by the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 2.05.

“FILO Borrowing” shall mean a Borrowing comprised of FILO Loans under any FILO Subfacility.

“FILO Commitment” shall mean the Canadian FILO Commitment, if any and/or the U.S. FILO Commitment, if any.

“FILO Exchange Offer” shall mean the Canadian FILO Exchange Offer, and/or the U.S. FILO Exchange Offer, as the context may require.

“FILO Lender” shall mean the Canadian FILO Lender, and/or the U.S. FILO Lender, as the context may require.

“FILO Line Cap” shall mean the Canadian FILO Line Cap, and/or the U.S. FILO Line Cap, as the context may require.

“FILO Loans” shall mean the Canadian FILO Loans, and/or the U.S. FILO Loans, as the context may require.

“FILO Subfacility” shall mean the Canadian FILO Subfacility and/or the U.S. FILO Subfacility, as the context may require.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 and similar applicable laws in Canada as now or hereafter in effect or any successor statute thereto.

“Foreign Currency Long-Term Debt Rating” for any Approved Country shall mean the rating by S&P or Moody’s of such Approved Country’s public, long-term foreign currency debt.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States or Canada by the Company or any one or more of the Restricted Subsidiaries primarily for the benefit of employees of the Company or such Restricted Subsidiaries residing outside the United States or Canada, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA, or the Canadian Employee Benefits Legislation.

“Foreign Subsidiaries” shall mean each Subsidiary of the Company that is not a Domestic Subsidiary.

“Fronting Exposure” shall mean a Defaulting Lender’s Pro Rata Share of LC Exposure or Swingline Loans, as applicable, except to the extent allocated to other Lenders under Section 2.11.

“FSHCO” shall mean any Domestic Subsidiary with no material assets other than the capital stock (including, for the avoidance of doubt, any instrument treated as stock for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that determinations made pursuant to this Agreement in accordance with GAAP are subject (to the extent provided therein) to Section 13.07(a).

“Governmental Approvals” shall mean all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

“Governmental Authority” shall mean the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Government Pension Agreements” shall mean, collectively, the Ontario Pension Agreement and the Quebec Pension Agreement.

“Growth Capital Expenditures” shall mean Capital Expenditures that are not for the maintenance, replacement or operation of existing facilities, or administration of the business of the Company or its Subsidiaries as in effect on the Closing Date, but rather expended to reduce cost position, to improve quality, to diversify product mix, or to grow the scope, geographical reach, capacity, or product mix of the operations of the Company and its Subsidiaries, which expenditures shall be determined by the Company with the consent of the Administrative Agent to qualify as designated as “Growth Capital Expenditures” hereunder.

“Guaranteed Creditors” shall mean and include (x) each of the Administrative Agent, the Collateral Agent and the Lenders and (y) the Administrative Agent, any Lender and any Affiliate or branch of the Administrative Agent or any Lender (even if the Administrative Agent or such Lender subsequently ceases to be the Administrative Agent or a Lender under this Agreement for any reason) so long as the Administrative Agent, such Lender or such Affiliate served such purposes at the time of entry into a particular Secured Bank Product Obligation and their subsequent assigns, if any, whether now in existence or hereafter arising.

“Guarantor” shall mean the each Borrower and each Subsidiary Guarantor.

“Guaranty” shall mean and include each of the Credit Party Guaranty and any additional guaranty entered into pursuant to Section 9.12.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance regulated under or which can give rise to liability under any Environmental Law.

“Hedge Reserve” shall mean the aggregate amount of reserves established by the Administrative Agent from time to time in its discretion in respect of Secured Reserved Hedges.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Hedging Agreement.

“Immaterial Subsidiary” shall mean each Restricted Subsidiary of the Company now existing or hereafter acquired or formed and each successor thereto that (x) (i) for the most recent period of four consecutive fiscal quarters of the Company accounted (on a consolidated basis with its Restricted Subsidiaries) for less than 5% of the consolidated revenues of the Company or (ii) as of the end of such fiscal quarter, was (on a consolidated basis with its Restricted Subsidiaries) the owner of less than 5% of the Consolidated Total Assets of the Company, as shown on the consolidated financial statements of the Company for such fiscal quarter and (y) is designated as an Immaterial Subsidiary in a writing by the Company to the Administrative Agent. Schedule 1.01C sets forth each Restricted Subsidiary that is an Immaterial Subsidiary that has not executed this Agreement as a Guarantor on and as of the Closing Date. The Company may designate any Immaterial Subsidiary which does not constitute an Immaterial Subsidiary under the foregoing clause (x) as no longer constituting an Immaterial Subsidiary.

“Incremental Revolving Commitment Agreement” shall have the meaning provided in Section 2.15(d).

“Incurrence Test” shall the meaning provided in Section 10.04(iv).

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (i) trade accounts payable and accrued expenses arising in the ordinary course of business and (ii) any contingent earnout or other contingent payment obligation incurred in connection with an acquisition permitted hereunder (but only to the extent that such obligation has not become fixed)), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person (and in the event such Person has not assumed or otherwise become liable for payment of such obligation, the amount of Indebtedness under this clause (e) shall be the lesser of the amount of such obligation and the fair market value of such property), (f) all Contingent Obligations of such Person with respect to Indebtedness of any other Person, (g) all Capitalized Lease Obligations of such Person, (h) all net obligations of such Person in respect of Hedging Agreements (such net obligations to be equal at any time to the termination value of such Hedging Agreements or other arrangements that would be payable by or to such Person at such time), (i) all obligations of such Person as an account party to reimburse any bank or any other Person in respect of letters of credit and (j) all Disqualified Equity Interests issued by such Person issued by Subsidiary of such Person with the amount of Indebtedness represented by such Disqualified Equity Interests being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interest or preferred stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interest or preferred stock as if such Disqualified Equity Interest or preferred stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Equity Interest or preferred stock, such fair market value shall be determined reasonably and in good faith by the board of directors or comparable body of the issuer of such Disqualified Equity Interest or preferred stock. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, except to the extent such Indebtedness is expressly non-recourse to such Person. Notwithstanding clause (e) above, Indebtedness shall not include (A) Indebtedness of a Joint Venture or a Joint Venture Subsidiary secured by a pledge of Equity Interests in such Joint Venture or Joint Venture Subsidiary and otherwise without recourse to the pledgor and (B) Indebtedness incurred by a landlord and secured by real property leased by the Company or any of its Subsidiaries irrespective of whether the lease held by the Company or such Subsidiary has been subordinated to the Lien securing such Indebtedness.

“Indemnified Liabilities” shall have the meaning provided in Section 13.01(a).

“Indemnified Person” shall have the meaning provided in Section 13.01(a).

“Indemnified Taxes” shall mean all Taxes other than (i) Excluded Taxes and (ii) Other Taxes.

“Instrument” shall have the meaning provided in Article 9 of the UCC.

“Insurance Deductible Reserve” shall mean at any time an amount equal to (i) with respect to Accounts located in Canada, $1,650,000 (or such other amount equal to the relevant deductible set forth in the Insurance Policy as amended after the date hereof), (ii) with respect to Accounts located in the United States, $1,650,000 (or such other amount equal to the relevant deductible set forth in the Insurance Policy as amended after the date hereof) and (iii) with respect to International Accounts, the difference between (x) 10% (or such other percentage as adjusted by the Collateral Agent based on the amount insured set forth in the Insurance Policy as amended after the date hereof) of such Accounts that are Eligible Insured and Letter of Credit Backed Accounts pursuant to clause (i) of the definition thereof minus (y)(1) 85% multiplied by (2) 90% multiplied by (3) the aggregate amount of such Accounts that would be Eligible Insured and Letter of Credit Backed Accounts pursuant to clause (i) of the definition thereof but for having been deemed ineligible pursuant to clauses (f) or (g) of the definition of “Eligible Account”; provided that this clause (iii) shall not be less than zero.

“Insurance Policy” shall mean (i) that certain Accounts Receivable Policy (Shipments) General Terms and Conditions, plus the Coverage Certificate effective September 1, 2014 (together with all schedules and endorsements and other documents issued by the Insurer in connection therewith), together with any replacement Coverage Certificates, issued by the Insurer to RFP Canada or any other Canadian Credit Party, a copy of which is annexed hereto as Exhibit J (the “Existing Insurance Policy”) or (ii) a replacement insurance policy providing substantially identical coverage and otherwise satisfactory to the Collateral Agent issued by an insurer reasonably satisfactory to the Collateral Agent (a “Replacement Insurance Policy”).

“Insurer” shall mean, collectively, Export Development Canada or any other insurer satisfactory to the Collateral Agent which is at the time the insurer under the Insurance Policy.

“Intellectual Property” shall mean all worldwide rights in and to (i) patents, (ii) trademarks, service marks, trade names, trade dress, trade styles, domain names and other identifiers of source or goodwill, (iii) copyrights and works subject to copyright laws, (iv) computer software, data and databases, (v) industrial designs and other protections for designs, (vi) inventions, discoveries, trade secrets, know-how and other proprietary or confidential information, and (vii) issuances, registrations or applications for any of the foregoing.

“Interest Coverage Ratio” shall mean, on the date of any incurrence of Indebtedness or any other event, including any change in interest rates applicable to existing Indebtedness resulting from a modification or amendment to the documents governing such Indebtedness, in respect of which the Incurrence Test is to be satisfied (the “Test Date”), the ratio of (a) aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements have been delivered immediately prior to such date (the “Four Quarter Period”) to (b) the aggregate Consolidated Interest Expense for such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness incurred or repaid (including any Indebtedness irrevocably called for redemption) during the period (the “Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Test Date (other than Indebtedness incurred or repaid hereunder or under any similar arrangement except to the extent commitments hereunder or thereunder, as the case may be, (or under any predecessor or successor revolving credit or similar arrangement in effect on the last day of such Four Quarter Period) are permanently reduced), in each case as if such Indebtedness had been incurred or repaid on the first day of such Reference Period; (B) pro forma effect shall be given to asset sales and acquisitions (including giving pro forma effect to the application of proceeds of any asset sale) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) pro forma effect shall be given to asset sales and acquisitions (including giving pro forma effect to the application of proceeds of any asset sale) that have been made by any Person that has become a Credit Party or has been merged or amalgamated with or into the Company or any Credit Party during such Reference Period and that would have constituted asset sales or acquisitions had such transactions occurred when such Person was a Credit Party as if such asset sales or acquisitions were asset sales or acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an asset sale or acquisition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Test Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

“Interest Determination Date” shall mean, with respect to any LIBOR Rate Loan, the second Business Day prior to the commencement of any Interest Period relating to such LIBOR Rate Loan.

“Interest Period” shall mean, as to any Borrowing of a LIBOR Rate Loan, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, two, three or six month months thereafter, as the Relevant Borrower may elect, or the date any Borrowing of a LIBOR Rate Loan is converted to a Borrowing of a U.S. Base Rate Loan in accordance with Section 2.08 or repaid or prepaid in accordance with Section 2.07 or Section 2.09; provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interim Period” shall have the meaning assigned to such term in Section 10.11(b).

“International Account” shall mean an Account the Account Debtor of which has a billing address in an Approved Country other than the United States or Canada.

“Inventory” shall mean all “inventory,” as such term is defined in the UCC (or with respect to any Canadian Credit Party, the PPSA or with respect to the Inventory owned by the English Credit Parties all raw materials, work in progress and finished goods legally and beneficially owned with full title guarantee by the English Credit Parties), wherever located, in which any Person now or hereafter has rights.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Company.

“Investments” shall have the meaning provided in Section 10.05.

“Issuing Bank” shall mean the Canadian Issuing Bank and/or the U.S. Issuing Bank.

“ITA” shall mean the Income Tax Act (Canada), as amended, and any successor thereto, and any regulations promulgated thereunder.

“Joint Lead Arrangers” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Barclays Bank PLC and Wells Fargo Bank, N.A., in their respective capacities as joint lead arrangers and joint bookrunners, as applicable, under this Agreement.

“Joint Venture” shall mean any Person other than an individual or a Subsidiary of the Company (i) in which the Company or any Restricted Subsidiary holds or acquires an ownership interest (by way of ownership of Equity Interests or other evidence of ownership) and (ii) which is engaged in a business permitted by Section 10.09.

“Joint Venture Subsidiary” shall mean any non-Wholly-Owned Subsidiary which constitutes a bona fide joint venture with a third party, in each case for so long as such Subsidiary remains a Non-Wholly-Owned Subsidiary.

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date applicable to any Loan or Commitment under any Subfacility hereunder as of such date of determination.

“LC Collateral Account” shall mean a collateral account in the form of a deposit account established and maintained by the Administrative Agent for the benefit of the Secured Creditors, in accordance with the provisions of Section 2.13(n).

“LC Commitment” shall mean the commitment of the Issuing Banks to issue Letters of Credit pursuant to Section 2.13.

“LC Credit Extension” shall mean any Canadian LC Credit Extension or U.S. LC Credit Extension.

“LC Disbursement” shall mean any Canadian LC Disbursement or U.S. LC Disbursement.

“LC Documents” shall mean the Canadian LC Documents and the U.S. LC Documents.

“LC Exposure” shall mean, collectively, the Canadian LC Exposure and the U.S. LC Exposure.

“LC Obligations” shall mean the Canadian LC Obligations and/or the U.S. LC Obligations.

“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c)(i).

“LC Request” shall mean a request by a Borrower in accordance with the terms of Section 2.13(b) in form and substance satisfactory to the applicable Issuing Bank.

“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.15, 3.04 or 13.04.

“Lender Loss Sharing Agreement” shall mean that certain Lender Loss Sharing Agreement entered into by each Lender as of the Closing Date substantially in the form of Exhibit D and each other Lender becoming party to this Agreement via an Assignment and Assumption Agreement or otherwise after the Closing Date.

“Letter of Credit” shall mean any Canadian Letter of Credit, U.S. Letter of Credit, usance letter of credit or foreign guarantee.

“Letter of Credit Expiration Date” shall mean the expiration date of any Letter of Credit.

“LIBOR Rate” shall mean, for each Interest Period, the per annum rate of interest (rounded up to the nearest 1/8th of 1% and in no event less than zero) determined by the Administrative Agent at or about 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such period, equal the London Interbank Offered Rate, or comparable or successor rate approved by the Administrative Agent, as published on the applicable Reuters screen page (or other commercially available source designated by the Administrative Agent from time to time); provided that any comparable or successor rate shall be applied by the Administrative Agent, if administratively feasible, in a manner consistent with market practice; provided, further, if the LIBOR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“LIBOR Rate Loan” shall mean each Revolving Loan designated as such by the Relevant Borrower at the time of the incurrence thereof or conversion thereto.

“Lien” shall mean any mortgage, charge, pledge, hypothecation, collateral assignment, encumbrance, deemed, constructive or statutory trust, flawed asset agreement, security conveyance, lien (statutory or other) or arrangement to provide any preference or priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same effect as any of the foregoing), and, solely with respect to assets located in the U.K., in addition to the above, any security deposit arrangement, right of set-off or security or quasi security interest.

“Line Cap” shall mean an amount that is equal to the lesser of (a) the applicable Revolving Commitments and (b) the then applicable Borrowing Base(s).

“Loans” shall mean advances made to or at the instructions of a Borrower pursuant to Section 2 hereof and may constitute Revolving Loans or Swingline Loans.

“Location” of any Person shall mean such Person’s “location” as determined pursuant to Section 9-307 of the UCC or, if applicable Section 7 (or similar provision) of the PPSA.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean any circumstance or condition affecting the business, assets, operations, properties or financial condition of the Company and its Restricted Subsidiaries taken as a whole that would, individually or in the aggregate, reasonably be expected to materially adversely affect, (x) the ability of the Company and the other Credit Parties, taken as a whole, to perform their obligations under the Credit Documents or (y) the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders under the Credit Documents.

“Maturity Date” shall mean the date that is 5 years after the Closing Date.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, debenture, leasehold mortgage, deed of trust, deed of immovable hypothec, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument in form and substance reasonably satisfactory to the Administrative Agent, in favor of the Collateral Agent for the benefit of the Secured Creditors, as the same may be amended, modified, restated and/or supplemented from time to time. For the avoidance of doubt, except as otherwise required by Section 10.01(vi), no Mortgages shall be required to be delivered.

“Mortgaged Property” shall mean each parcel (or adjoining parcels) of real property (including any real property fixtures thereon) owned by a U.S. Credit Party that is subject to a Mortgage, if any.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA under which the Company or a Restricted Subsidiary has any obligation or liability, including on account of an ERISA Affiliate.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Net Orderly Liquidation Value” shall mean the “net orderly liquidation value” determined by an unaffiliated valuation company reasonably acceptable to the Collateral Agent after performance of an inventory valuation to be done at the Collateral Agent’s request and the Borrowers’ expense, less the amount estimated by such valuation company for marshaling, reconditioning, carrying, sales expenses, operating expenses, administration expenses and commissions designated to maximize the resale value of such Inventory and assuming that the time required to dispose of such Inventory is customary with respect to such Inventory and expressed as a percentage of the net book value of such Inventory.

“New Financing” shall mean the Indebtedness incurred or to be incurred by the Company and its Subsidiaries under the Credit Documents (assuming the full utilization of the Revolving Commitments) and all other financings contemplated by the Credit Documents.

“Non-ABL Priority Collateral” shall mean all present and future right, title and interest of the Credit Parties in the following types of assets and property, whether now owned or hereafter acquired, existing or arising and wherever located: (i) Equity Interests in, or held by, the Credit Parties; (ii) equipment and fixtures; (iii) Real Property; (iv) Intellectual Property; (v) all general intangibles and investment property that do not constitute ABL Priority Collateral; (vi) all documents of title relating to equipment; (vii) all books and records pertaining to the foregoing; (viii) to the extent securing or supporting any of the items referred to in the preceding clauses (i) through (vi), all supporting obligations, commercial tort claims and letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (ix) all products and proceeds of the foregoing (including all insurance and claims for insurance effected or held for the benefit of the Credit Parties or the Secured Creditors in respect thereof and all collateral security and guarantees given by any Person with respect to any of the foregoing); and (x) all of the other assets and property of any Credit Party, whether real, personal or mixed (other than ABL Priority Collateral) granted to the holder of a Lien permitted by Section 10.01(vi), which holder will also have a Lien on any or all of the ABL Priority Collateral pursuant to clause (y) of that Section.

“Non-Cash Charges” shall mean any non-cash charges or losses, including (a) any non-cash closure costs, impairment and other related charges, such as impairment of assets, accelerated depreciation, pension plan and other postretirement benefit plan curtailments and other costs, (b) any other impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets and investments in debt and equity securities pursuant to GAAP, (c) long-term incentive plan accruals and any non-cash expenses resulting from the grant of stock options or other equity-based incentives to any director, officer or employee of the Company, any other Borrower or any Restricted Subsidiary of the Company and (d) any non-cash charges or losses resulting from the application of purchase accounting; provided that Non-Cash Charges shall not include additions to bad debt reserves or bad debt expense.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Note” shall mean each Revolving Note or Swingline Note, as applicable.

“Not-For-Profit Subsidiary” shall mean an entity, including entities qualifying under Section 501(c)(3) of the Code, that uses surplus revenues to achieve its goals rather than distributing them as profits or dividends.

“Notice of Borrowing” shall mean a notice substantially in the form of Exhibit A-1 hereto.

“Notice of Conversion/Continuation” shall mean a notice substantially in the form of Exhibit A-2 hereto.

“Notice Office” shall mean (i) with respect to the U.S. Subfacility the office of the Administrative Agent located at 20975 Swenson Drive, Suite 200 WI3-500-02-01 Waukesha, WI 53186, Attention: Bradley Handrich and (ii) with respect to the Canadian Subfacility, the office of the Administrative Agent located at 181 Bay Street, Toronto, Ontario, M5J2V8 Canada, Attention: Teresa Tsui; or such other offices or persons as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Obligations” shall mean (x) all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing,

arising, due, or payable to any Lender, Agent or Indemnified Person by any Credit Party arising out of this Agreement or any other Credit Document, including, without limitation, all obligations to repay principal or interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, administration or analogous proceedings in any jurisdiction, regardless of whether allowed or allowable in such proceeding) on the Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to the Borrowers or any other Credit Party or for which any Borrower or any other Credit Party is liable as indemnitor under the Credit Documents, whether or not evidenced by any note or other instrument (including fees accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding) and (y) all Secured Bank Product Obligations; provided, however, that for purposes of the Credit Party Guaranty and each other guarantee agreement or other instrument or document executed and delivered pursuant to this Agreement, the term “Obligations” shall not, as to any Guarantor, include any Excluded Swap Obligations. Notwithstanding anything to the contrary contained above, (x) obligations of any Credit Party under any Secured Bank Product Obligations shall be secured and guaranteed pursuant to the Credit Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (y) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Bank Product Obligations.

“OFAC” shall have the meaning provided in Section 8.15(b).

“Ontario Pension Agreement” shall mean collectively, (a) the letter from the Ontario Minister of Finance to David Paterson, Chief Executive Officer of AbitibiBowater, dated November 15, 2010, as amended from time to time, together with the attached form of agreement entitled “AbitibiBowater/Ontario Pension Funding Relief Agreement” and (b) any other pension funding agreement entered into with respect to any Ontario Pension Plan.

“Ontario Pension Plan” shall mean a “registered pension plan,” as defined in subsection 248(1) of the ITA, which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the ITA, and which is registered under the Pension Benefits Act (Ontario), but excluding any plan that provides only a “target benefit” or any “multi-employer pension plan,” both as defined in the Pension Benefits Act (Ontario), where employer contributions to such target benefit or multi-employer pension plan are determined solely by reference to a participation agreement, collective agreement, or other agreement negotiated with the bargaining agent or other representative of the employees participating in such plan and the employer has no liability for or obligation to fund any funding deficiency under such plan upon termination of the plan in whole or in part or upon the withdrawal of an employer from such plan.

“Ontario Pension Regulations” shall mean the special funding relief regulations, as amended from time to time, adopted under the Pension Benefits Act (Ontario) in accordance with the CCAA Plan and the Ontario Pension Agreement.

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or property Taxes or similar Taxes arising from any payment made under, from the execution, delivery, registration, performance or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.04) that are imposed as a result of any present or former connection between the relevant Lender and the jurisdiction imposing such Tax (other than a connection arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan); provided, however, that Other Taxes shall not include any Excluded Taxes.

“Outstanding Amount” shall mean with respect to Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Outstanding Balance” of any Account at any time shall mean the then outstanding principal balance thereof; provided, that to the extent that the amount of any Account is, under the terms of the applicable Contract, expressed in a currency other than U.S. Dollars, such amount for the purposes of this definition shall be the Dollar Equivalent thereof at the relevant time.

“Overadvance” shall have the meaning assigned to such term in Section 2.17.

“Overadvance Loan” shall mean a (i) U.S. Base Rate Loan made when an Overadvance exists or is caused by the funding thereof under the U.S. Subfacility or (ii) a Canadian Prime Loan when an Overadvance exists or is caused by the funding thereof under the Canadian Subfacility.

“Parent Company” shall mean any direct or indirect parent company of the Company.

“Participant Register” shall have the meaning provided in Section 13.04(j).

“Patriot Act” shall have the meaning provided in Section 13.17.

“Payment Conditions” shall mean as to any relevant action contemplated in this Agreement, (i) no Event of Default has then occurred and is continuing or would result from any action and (ii) ( a) Availability on a pro forma basis immediately after giving effect to such action would be at least the greater of (x) 15.0% of the Line Cap and (y) $75.0 million and (b) over the 60 consecutive days prior to consummation of such action, average Availability shall not have been less than the greater of (x) 15.0% of the Line Cap and (y) $75.0 million, on a pro forma basis for such action.

“Payment Office” shall mean (i) with respect to the U.S. Subfacility the office of the Administrative Agent located at 20975 Swenson Drive, Suite 200 WI3-500-02-01 Waukesha, WI 53186, Attention: Bradley Handrich and (ii) with respect to the Canadian Subfacility, the office of the Administrative Agent located at 181 Bay Street, Toronto, Ontario, M5J2V8 Canada, Attention: Teresa Tsui; or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” shall mean each of the U.S. Perfection Certificate and the Canadian Perfection Certificate.

“Permitted Acquisition” shall mean the acquisition by the Company or any Restricted Subsidiary of an Acquired Entity or Business; provided that the Acquired Entity or Business acquired is in a business permitted by Section 10.09.

“Permitted Acquisition Conditions” shall mean as to Permitted Acquisition, (i) no Event of Default has then occurred and is continuing or would result from any action and (ii) (a) Availability on a pro forma basis immediately after giving effect to such action would be at least the greater of (x) 15.0% of the Line Cap and (y) $75.0 million and (b) over the 30 consecutive days prior to consummation of such Permitted Acquisition, average Availability shall not have been less than the greater of (x) 15.0% of the Line Cap and (y) $75.0 million, on a pro forma basis for such Permitted Acquisition.

“Permitted Discretion” shall mean the Collateral Agent’s good faith exercise of its reasonable (from the perspective of a secured asset-based lender) discretion in a manner consistent with its customary credit policies and practices for asset-based credit facilities. It is understood and agreed that the foregoing shall not limit the Collateral Agent’s reasonable discretion (from the perspective of an asset-based lender) to establish Reserves in good faith to reflect the status of, and ongoing developments with respect to, any Ontario Pension Plan in an amount not to exceed the amount of the Canadian Borrowing Base attributable to Inventory located in the Province of Ontario which is owned by any Canadian Credit Party participating in any such Ontario Pension Plan (provided, that in the event that any such Canadian Credit Party is “located” in the Province of Ontario for purposes of the PPSA, it shall also include the amount of the Canadian Borrowing Base attributable to Accounts of such Canadian Credit Party)

“Permitted Encumbrances” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the mortgage title insurance policy delivered with respect thereto, all of which exceptions must be acceptable to the holders of any Specified Secured Indebtedness (or the duly authorized representative thereof) secured by such Mortgaged Property.

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA other than a Canadian Pension Plan, or a Multiemployer Plan, which is subject to Section 412 of the Code or Title IV of ERISA and is maintained or contributed to by (or to which there is an obligation to contribute of) a Credit Party or with respect to which a Credit Party has, or may have, any liability, including, for greater certainty, liability arising from an ERISA Affiliate.

“PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of the Collateral Agent’s Lien on any applicable Collateral are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Prime Rate” shall mean the rate of interest announced by Bank of America, N.A. from time to time as its prime rate. Such rate is set by Bank of America, N.A. on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

“Pro Rata Percentage” of any Revolving Lender at any time shall mean either (i) the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment, (ii) the percentage of the total Canadian Revolving Commitments represented by such Lender’s Canadian Revolving Commitment or (iii) the percentage of the total U.S. Revolving Commitments represented by such Lender’s U.S. Revolving Commitment, as applicable.

“Pro Rata Share” shall mean, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving

Exposure of such Lender at such time and the denominator of which is the aggregate amount of all Revolving Exposures at such time. The initial Pro Rata Shares of each Lender are set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Protective Advance” shall have the meaning assigned to such term in Section 2.18.

“Qualified ECP Guarantor” shall mean, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Factored Accounts” shall mean Accounts that otherwise qualify as an “Eligible Account” hereunder but are subject to any factoring arrangement in effect on the Closing Date or under any substantially similar program hereafter entered into.

“Qualified Power Accounts” shall mean an Account, net of amounts owed by the purchase of electricity and any other applicable offsets, arising from electricity sales to the Independent Electricity System Operator (successor-by-merger to Ontario Power Authority) or of any such similar energy instrumentality of the Canadian or U.S. government subject to the Collateral Agent’s reasonable consent.

“Quebec Pension Agreement” shall mean, collectively, (a) the letter from Julie Boulet of the Government of Quebec to David Paterson, Chief Executive Officer of AbitibiBowater, dated September 16, 2010, together with the attached “Overview of Measures for a Draft Regulation regarding Certain AbitibiBowater Pension Plans” and (b) any other pension funding agreement entered into with respect to any Quebec Pension Plan.

“Quebec Pension Plan” shall mean any pension plan governed by the Supplemental Pension Plans Act (Quebec) and any regulations thereunder.

“Quebec Pension Regulations” shall mean the special funding relief regulations, as amended from time to time, adopted under the Supplemental Pension Plans Act (Quebec) in accordance with the CCAA Plan and the Quebec Pension Agreement.

“Real Property” of any Person shall mean, collectively, the right, title and interest of such Person (including any leasehold, mineral or other estate) in and to any and all land, improvements and fixtures owned, leased or operated by such Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Recovery Event” shall mean the receipt by the Company or any Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Company or any Restricted Subsidiaries (but not by reason of any loss of revenues or interruption of business or operations caused thereby) and (ii) under any policy of insurance required to be maintained under Section 9.03, in each case to the extent such proceeds or awards do not constitute reimbursement or compensation for amounts previously paid by the Company or any Restricted Subsidiaries in respect of any such event.

“Register” shall have the meaning provided in Section 13.15.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into, through or upon the Environment or within, from or into any building, structure, facility or fixture.

“Relevant Borrower” shall mean, with respect to any Borrowing, the Borrower requesting such Borrowing.

“Relevant Guaranteed Obligations” shall mean (i) in the case of a U.S. Credit Party, (x) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal and interest on (A) each Note issued by, and (B) all Loans made to, each other Borrower under this Agreement, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed or allowable claim in any such proceeding) thereon) of each other Borrower to the Lenders, the Administrative Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which each other Borrower is a party and the due performance and compliance by the Borrowers with all the terms, conditions and agreements contained in this Agreement and in each such other Credit Document and (y) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed or allowable claim in any such proceeding) of such Borrower or any Restricted Subsidiaries owing under any Secured Bank Product Obligation and the due performance and compliance with all terms, conditions and agreements contained therein and (ii) in the case of a Canadian Credit Party or English Credit Party, (x) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal and interest on all Loans made to the Canadian Borrowers (or the English Subsidiary designated as a Canadian Borrower pursuant to Section 2.22 (a)) under this Agreement, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or a stay under any applicable bankruptcy, insolvency, receivership, administration or analagous proceedings in any jurisdiction, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership, administration or analagous proceedings in any jurisdiction at the rate provided for herein, whether or not such interest is an allowed or allowable claim in any such proceeding) thereon) of the Canadian Borrowers (or the English Subsidiary designated as a Canadian Borrower pursuant to Section 2.22 (a)) to the Lenders, the Administrative Agent and the Collateral Agent

now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which each other Canadian Credit Party or English Credit Party is a party and the due performance and compliance by the Canadian Credit Parties and English Credit Parties with all the terms, conditions and agreements contained in this Agreement and in each such other Credit Document and (y) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or a stay under any other applicable bankruptcy, insolvency, receivership, administration or analogous proceedings in any jurisdiction, would become due), liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership, administration or analogous proceeding in any jurisdiction at the rate provided for herein, whether or not such interest is an allowed or allowable claim in any such proceeding) of the Canadian Borrowers (or the English Subsidiary designated as a Canadian Borrower pursuant to Section 2.22 (a)) or any other Canadian Credit Parties or English Credit Parties owing under any Secured Bank Product Obligation and the due performance and compliance with all terms, conditions and agreements contained therein; provided, however, that for purposes of the Credit Party Guaranty and each other guarantee agreement or other instrument or document executed and delivered pursuant to this Agreement, the term “Obligations” shall not, as to any Guarantor, include any Excluded Swap Obligations. For the avoidance of doubt, in no event shall any Canadian Credit Party or any English Credit Party guaranty the Obligations of any U.S. Credit Party.

“Relevant Guaranteed Party” shall mean (i) with respect to the Company, each U.S. Subsidiary Borrower, (ii) with respect to any U.S. Subsidiary Borrower, the Company and any other U.S. Subsidiary Borrower and (iii) with respect to a Canadian Credit Party, any other Credit Party.

“Rent Reserve” shall mean with respect to any facility, warehouse, distribution center or depot where any Inventory subject to Liens arising by operation of law is located and with respect to which no Collateral Access Agreement is in effect, a reserve equal to (a) in the case of any leased location, one month’s gross rent at such facility, warehouse, distribution center or depot and (b) in the case of any other such location, an amount determined by the Collateral Agent in its Permitted Discretion in respect of the liabilities owed to the applicable bailee or warehouseman.

“Replaced Lender” shall have the meaning provided in Section 3.04.

“Replacement Lender” shall have the meaning provided in Section 3.04.

“Required Lenders” shall mean Non-Defaulting Lenders holding more than 50% of the sum of the (i) total Outstanding Amount (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in LC Obligations and Swingline Loans being deemed “held” by such Revolving Lender for purposes of this definition) and (ii) aggregate unused Commitments, held by Non-Defaulting Lenders at such time as of any date of determination.

“Required Subfacility Lenders” shall mean, with respected to any Subfacility, Non-Defaulting Lenders holding more than 50% of the sum of the (i) total Outstanding Amount and (ii) aggregate unused Commitments, held by Non-Defaulting Lenders under such Subfacility as such time as of any date of determination.

“Requirement of Law” shall mean, with respect to any Person, (i) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (ii) any statute, law, treaty, rule, regulation, order, decree, writ, official administrative pronouncement, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” shall mean, without duplication of any items that are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its Permitted Discretion, including, without limitation, Dilution Reserves, Rent Reserves, Insurance Deductible Reserves, Hedge Reserves, and with respect to the Canadian Borrowing Base, the Canadian Priority Payables Reserve, the English Priority Payables Reserve and a reserve in relation to Canadian Pension Plans; provided that the amount of the reserve in relation to Canadian Pension Plans, if any, shall be determined taking into consideration liabilities or obligations that are or will be subject to a Priority Lien (used throughout as defined in “Canadian Priority Payables”), or, could reasonably be expected to give rise to a Priority Lien upon the occurrence of any event, condition or other matter, in all cases as determined in the Collateral Agent’s good faith exercise of its reasonable (from the perspective of a secured asset-based lender) discretion.

Notwithstanding anything to the contrary in this Agreement, (i) such Reserves shall not be established or the basis therefore changed in any manner which is adverse to the Company except upon not less than three (3) Business Days’ prior written notice to the Company, which notice shall include a reasonably detailed description of such Reserve being established, and (ii) the amount of any Reserve established by the Administrative Agent, and any change in the amount of any Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such change. Notwithstanding clause (i) of the preceding sentence, changes to the Reserves solely for purposes of correcting mathematical or clerical errors shall not be subject to such notice period.

“Responsible Officer” shall mean, with respect to any Person, its chief executive officer, president, chief financial officer or any vice president, treasurer, chief accounting officer, controller or other officer of such Person having substantially the same authority and responsibility; provided that, with respect to compliance with financial covenants, “Responsible Officer” shall mean the chief executive office, chief financial officer, treasurer, chief accounting officer or controller of the Company, or any other officer of the Company having substantially the same authority and responsibility.

“Restricted Payment” shall mean, with respect to any Person, any dividend, distribution or other return on equity capital to its stockholders, partners or members or any other distribution, payment or delivery of property (other than common equity of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any of its Equity Interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes.

“Restricted Subsidiary” shall mean each Subsidiary of the Company other than any Unrestricted Subsidiary. The Subsidiary Borrowers, the Canadian Credit Parties and the English Credit Parties shall at all times constitute Restricted Subsidiaries.

“Returns” shall have the meaning provided in Section 8.09.

“Revaluation Date” shall mean (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a LIBOR Rate Loan denominated in Dollars or B/A Equivalent Loan denominated in Canadian Dollars, (ii) each date of a continuation of a LIBOR Rate Loan denominated in Dollars or B/A Equivalent Loan denominated in Canadian Dollars pursuant to Section 2.08, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in Canadian Dollars, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable Issuing Bank under any Letter of Credit denominated in Canadian Dollars and (iv) such additional dates as the Administrative Agent or the Issuing Banks shall determine or the Required Lenders shall require.

“Revolving Availability Period” shall mean the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Borrowing” shall mean a Canadian Revolving Borrowing and/or a U.S. Revolving Borrowing.

“Revolving Commitment” shall mean the Canadian Revolving Commitment, the U.S. Revolving Commitment, the U.S. FILO Commitment, if any, and/or the Canadian FILO Commitment, if any.

“Revolving Commitment Increase” shall have the meaning provided in Section 2.15(a).

“Revolving Exposure” shall mean the Canadian Revolving Exposure, the U.S. Revolving Exposure, the Canadian FILO Exposure and/or the U.S. FILO Exposure.

“Revolving Lender” shall mean a Lender with a Revolving Commitment.

“Revolving Loans” shall mean Canadian Revolving Loans, U.S. Revolving Loans, Protective Advances and/or Overadvance Loans.

“Revolving Note” shall mean the U.S. Revolving Note and/or the Canadian Revolving Note.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of the McGraw Hill Company, Inc., and any successor owner of such division.

“Sale-Leaseback Transaction” shall mean any arrangements with any Person providing for the leasing by the Company or any Restricted Subsidiaries of real or personal property which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person in connection therewith.

“SEC” shall have the meaning provided in Section 9.01(h).

“Section 9.01 Financials” shall mean the quarterly and annual financial statements required to be delivered pursuant to Sections 9.01(a) and (b).

“Secured Bank Product Obligations” shall mean Bank Product Debt owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America, N.A. and its Affiliates or branches) specified by such provider in writing to the Administrative Agent, which amount may be established or increased (by further written notice by the Company to the Administrative Agent from time to time) as long as no Default or Event of Default then exists.

“Secured Bank Product Provider” shall mean, at the time of entry into a Bank Product (or, if such Bank Product exists on the Closing Date, as of the Closing Date) the Administrative Agent, any Lender or any of their respective Affiliates that is providing a Bank Product; provided such provider who is not the Administrative Agent delivers written notice to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, by the later of the Closing Date or ten (10) days following creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.12.

“Secured Creditors” shall mean, collectively, the Administrative Agent, the Collateral Agent, each other Agent, the Lenders, the Issuing Banks and each Secured Bank Product Provider.

“Secured Reserved Hedge” shall mean any Secured Bank Product Obligations arising under a Hedging Agreement with respect to which the Company and the Secured Bank Product Provider thereof have notified the Administrative Agent of the intent to include such Secured Bank Product Obligations as a Secured Reserved Hedge hereunder and with respect to which a Hedge Reserve has subsequently been established in the maximum amount thereof so long as no Overadvance would result from establishment of a Bank Product Reserve for such amount and all other Secured Reserved Hedge.

“Secured Unreserved Hedge” shall mean any Secured Bank Product Obligations arising under a Hedging Agreement other than a Secured Reserved Hedge.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall mean the Canadian Security Agreement, the U.S. Security Agreement and/or the U.K. Security Documents, as the context may require.

“Security Document” shall mean and include each of the Security Agreements and, after the execution and delivery thereof, each Additional Security Document.

“Senior Notes” shall mean (a) the 5.875% Senior Notes due 2023 issued on May 8, 2013 by the Company in the aggregate principal amount of $600,000,000.

“Senior Notes Indenture” shall mean the Indenture dated as of May 8, 2013, among the Company, the guarantors party thereto and Wells Fargo Bank, as trustee, as modified, amended or supplemented through the Closing Date and as the same may be modified, amended or supplemented from time to time after the Closing Date in accordance with the terms hereof and thereof.

“Significant Asset Sale” shall mean each non-ordinary course asset sale (and any casualty or condemnation event) with respect to ABL Priority Collateral resulting in net cash proceeds in excess of $15,000,000, other than asset sales among Credit Parties.

“Specified Event of Default” shall mean any Event of Default arising under Sections 11.01 and 11.03(i) (solely relating to a failure to comply with Section 9.17(c), 10.11(a), 11.03(ii) or 11.05).

“Specified Loan Party” shall mean any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 14.11 hereof).

“Specified Secured Indebtedness” shall have the meaning given to such term in Section 10.01(vi).

“Specified Secured Indebtedness Collateral Account” shall mean each deposit account or securities account established pursuant to the Specified Secured Indebtedness Documents for purposes of holding Non-ABL Priority Collateral (and no other amounts).

“Specified Secured Indebtedness Documents” shall mean all agreements and other documents evidencing or governing the Specified Secured Indebtedness (other than, for the avoidance of doubt, any of the Credit Documents or any intercreditor agreement) or providing for any guarantee, security interests or other right in respect thereof.

“Spot Rate” shall mean the exchange rate, as determined by the Administrative Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by the Administrative Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in the Administrative Agent’s principal foreign exchange trading office for the first currency.

“Subfacility” shall have the meaning set forth in the recitals hereto.

“Subsidiary” shall mean, as to any Person, (i) any corporation, more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), which is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, unlimited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time.

“Subsidiary Borrower” shall mean each U.S. Subsidiary Borrower and the Canadian Borrowers.

“Subsidiary Guarantor” shall mean each U.S. Subsidiary Borrower, U.S. Subsidiary Guarantor, Canadian Borrower, Canadian Subsidiary Guarantor and English Guarantor.

“Supermajority Lenders” shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if the percentage “50%” contained therein were changed to “66-2/3%.”

“Swap Obligation” shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the U.S. Swingline Commitment and/or the Canadian Swingline Commitment.

“Swingline Exposure” shall mean the U.S. Swingline Exposure and/or the Canadian Swingline Exposure.

“Swingline Lender” shall mean the U.S. Swingline Lender and/or the Canadian Swingline Lender.

“Swingline Loan” shall mean U.S. Swingline Loans and/or Canadian Swingline Loans.

“Swingline Note” shall mean U.S. Swingline Notes and/or Canadian Swingline Notes.

“Tax Incentive Transaction” shall mean any arrangement between any Subsidiary of the Company and a development authority or other similar governmental authority or entity for the purpose of providing property tax incentives to such Subsidiary structured as a Sale-Leaseback Transaction whereby the development authority (i) acquires property from or on behalf of such Subsidiary, (ii) leases such property back to such Subsidiary, (iii) if and to the extent the development authority issues the bonds to finance such acquisition, 100% of such bonds are purchased and held by the Company or a Wholly-Owned Subsidiary of the Company, (iv) the rental payments on the lease (disregarding any amount that is concurrently repaid to the Company or a Subsidiary in the form of debt service on any bonds or otherwise) does not exceed amounts such Subsidiary would have paid in taxes and other amounts had the Sale-Leaseback Transaction not occurred and (v) the Company or such Subsidiary has the option to terminate its lease and reacquire the property for nominal consideration (disregarding any additional consideration that is concurrently repaid to the Company or a Subsidiary in the form of repayment of any bonds or otherwise) at any time; provided that if at any time any of the foregoing conditions shall cease to be satisfied, such transaction shall cease to be a Tax Incentive Transaction.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments, liabilities or withholdings imposed by any Governmental Authority, including any interest, penalties and additions to tax with respect thereto.

“Test Period” shall mean each period of four consecutive fiscal quarters of the Company (in each case taken as one accounting period).

“Threshold Amount” shall mean $50,000,000.

“Total Leverage Ratio” shall mean, at any time, the ratio of (i) Consolidated Total Debt at such time to (ii) Consolidated EBITDA for the Test Period then most recently ended for which Section 9.01 Financials were required to have been delivered (or, if no such Test Period has passed, as of the last four quarters of the Company then ended). If the Total Leverage Ratio is being determined for a given Test Period, Consolidated Total Debt shall be measured on the last day of such Test Period, with Consolidated EBITDA being determined for such Test Period.

“Transaction” shall mean, collectively, (i) the entering into of the Credit Documents and the incurrence of Loans on the Closing Date, (ii) the repayment of the “Obligations” under and as defined in the Existing Credit Agreement and (iii) the payment of all Transaction Costs.

“Transaction Costs” shall mean the fees, premiums and expenses payable by the Company and its Subsidiaries in connection with the transactions described in clauses (i) through (ii) of the definition of “Transaction.”

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a U.S. Base Rate Loan, LIBOR Rate Loan, Canadian Base Rate Loan, Canadian Prime Loan or B/A Equivalent Loan.

“UCC” shall mean the Uniform Commercial Code in effect in the State of New York from time to time; provided, however, that, at any time, if by reason of mandatory provisions of law, the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York governs, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions relating to such perfection or priority and for purposes of definitions relating to such provisions.

“U.K.” shall mean the United Kingdom.

“U.K. Borrower” shall mean each English Subsidiary which accedes to this Agreement by executing a Borrower Designation Request and Assumption Agreement pursuant to Section 2.22 (a).

“U.K. Collateral” shall mean all the “Collateral” (or equivalent term) as defined in each U.K. Security Document and all other property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) by the English Credit Parties pursuant to any Security Document (including any Additional Security Documents) or will be granted in accordance with the requirements set forth in Section 9.12, Section 9.13 or Section 9.14.

“U.K. Security Documents” shall mean the English Security Agreement and the other similar security agreements, instruments and documents executed and delivered pursuant to Section 2.22, Section 9.12, Section 9.13 or Section 9.14 governed by the laws of England and Wales or Northern Ireland.

“U.K. Tax Schedule” shall mean the tax schedule relating to the U.K. Borrower set forth on Schedule 1.01D.

“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets of such Plan.

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted Subsidiary” shall mean (i) each Subsidiary of the Company listed on Schedule 1.01A and (ii) any Subsidiary of the Company designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to Section 9.16 subsequent to the Closing Date; provided, however, that no Subsidiary Borrower shall be designated as an Unrestricted Subsidiary.

“Unused Line Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Unused Line Fee Rate” shall mean (i) initially, 0.30% per annum on the average daily unused Availability, calculated based upon the actual number of days elapsed over a 365-day year payable quarterly in arrears and (ii) from and after the delivery by the Company to the Administrative Agent of the Borrowing Base Certificate for the first full fiscal quarter completed after the Closing Date, determined by reference to the following grid on a per annum basis based on the Average Usage as a percentage of the Revolving Commitments during the immediately preceding fiscal quarter:

Average Usage	Unused Line Fee Rate
< 35%	0.30%
≥ 35%	0.25%

“U.S. Administrative Agent” shall have the meaning set forth in the recitals hereto.

“U.S. Base Rate” at any time shall mean the highest of (i) the Prime Rate, (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (iii) the LIBOR Rate for a LIBOR Rate Loan with a one-month interest period commencing on such day plus 1.00%. For purposes of this definition, the LIBOR Rate shall be determined using the LIBOR Rate as otherwise determined by the Administrative Agent in accordance with the definition of LIBOR Rate, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, LIBOR Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding the clause (x) for the most recent Business Day preceding such day. Any change in the U.S. Base Rate due to a change in the Prime Rate, the Federal Funds Rate or such LIBOR Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Rate or such LIBOR Rate, respectively.

“U.S. Base Rate Loan” shall mean each Revolving Loan which is designated or deemed designated as a U.S. Base Rate Loan by applicable U.S. Borrower at the time of the incurrence thereof or conversion thereto.

“U.S. Borrowers” shall mean (i) the Company and (ii) any U.S. Subsidiary Borrower.

“U.S. Borrowing Base” shall mean, at the time of any determination, an amount equal to the sum of the Dollar amount (for this purpose, using the Dollar Equivalent of amounts not denominated in Dollars), without duplication, of (a) (I) 85% of the aggregate Outstanding Balance of Eligible U.S. Accounts (other than Eligible Insured and Letter of Credit Backed Accounts and Eligible Investment Grade Accounts) at such time plus (II) 90% of the aggregate Outstanding Balance of Eligible Insured and Letter of Credit Backed Accounts owned by U.S. Credit Parties at such time plus (III) 90% of the aggregate Outstanding Balance of Eligible Investment Grade Accounts owned by U.S. Credit Parties at such time plus (b) the lesser of (i) 70% of Eligible U.S. Inventory at such time and (ii) 85% of the Net Orderly Liquidation Value of Eligible U.S. Inventory at such time (in each case with respect to clauses (i) and (ii) with any Eligible U.S. Inventory to be valued at the lower of cost or market value thereof (net of any intercompany profit)) plus (c)(i) 100% of all amounts on deposit in U.S. Dominion Accounts (in each case to the extent such amounts constitute cash held in deposit accounts) and (ii) 95% of all other amounts on deposit in securities accounts of a U.S. Credit Party that are subject to the control of the Collateral Agent (in each case to the extent such amounts constitute Cash Equivalents of the type described in clause (a) of the definition thereof held in such securities accounts) minus (d) any Reserves established from time to time by the Administrative Agent in accordance herewith; provided, however, that the aggregate amount arising under preceding clause (c), together with the aggregate amount arising under clause (c) of the first sentence of the definition of “Canadian Borrowing Base,” shall not exceed $100,000,000. The U.S. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 9.17(a), adjusted on a pro forma basis as necessary in the Permitted Discretion of the Administrative Agent (pending the delivery of a new Borrowing Base Certificate) to reflect the impact of any Significant Asset Sale (other than receivables to be factored which are sold pursuant to Section 10.02(iii) or any other event or circumstance which by the express terms of this Agreement alters the eligibility for inclusion in the U.S. Borrowing Base of Eligible Accounts, Eligible Inventory, Eligible Insured and Letter of Credit Backed Accounts or Eligible Investment Grade Accounts reflected in such Borrowing Base Certificate. The Administrative Agent shall have the right (but no obligation) to review the computations in any Borrowing Base Certificate and if, in its Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall have the right, in consultation with the Company, to correct any such errors in such manner as it shall determine in its Permitted Discretion and the Administrative Agent will notify the Company promptly after making any such correction.

“U.S. Collateral” shall mean all property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document governed by the laws of the United States (or any state thereof) (including any Additional Security Documents but excluding the Canadian Security Agreement and U.K. Security Documents) or is required to be granted in accordance with requirements set forth in Section 2.22, Section 9.12, Section 9.13, or Section 9.14, including, without limitation, all collateral as described in the U.S. Security Agreement.

“U.S. Collection Account” shall mean each account established at a U.S. bank subject to a Deposit Account Control Agreement into which funds shall be transferred as provided in Section 9.17(c).

“U.S. Collection Bank” shall mean any bank that maintains a U.S. Collection Account.

“U.S. Credit Party” shall mean each U.S. Borrower and each U.S. Subsidiary Guarantor.

“U.S. Dilution Reserve” shall mean, at any date, (i) the amount by which the consolidated Dilution Ratio of Eligible U.S. Accounts exceeds five percent (5%) multiplied by (ii) the Eligible U.S. Accounts on such date.

“U.S. Dollars” or “Dollars” and the sign “$” shall each mean freely transferable lawful money (expressed in dollars) of the United States.

“U.S. Dominion Account” shall have the meaning set forth in Section 9.17.

“U.S. FILO Borrowing Base” shall mean, at the time of any determination, an amount equal to the sum of the Dollar Equivalent, without duplication, of (a) 5% of the aggregate Outstanding Balance of Eligible U.S. Accounts plus (b) 10% of the Net Orderly Liquidation Value of Eligible U.S. Inventory at such time (to be valued at the lower of cost or market value thereof (net of any intercompany profit)); provided that such rate shall decrease to (i) 7.5% on the 2-and-a-half-year anniversary of the Closing Date and (ii) 5% on the 3-year anniversary of the Closing Date, minus any Reserves established from time to time by the Administrative Agent in accordance herewith. The U.S. FILO Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 9.17(a), adjusted on a pro forma basis as necessary in the Permitted Discretion of the Administrative Agent (pending the delivery of a new Borrowing Base Certificate) to reflect the impact of any Significant Asset Sale (other than receivables to be factored which are sold pursuant to Section 10.02(iii) or any other event or circumstance which by the express terms of this Agreement alters the eligibility for inclusion in the U.S. FILO Borrowing Base of Eligible Accounts or Eligible Inventory reflected in such Borrowing Base Certificate. The Administrative Agent shall have the right (but no obligation) to review the computations in any Borrowing Base Certificate and if, in its Permitted Discretion, such computations have not been calculated in accordance with the terms of this Agreement, the Administrative Agent shall have the right, in consultation with the Company, to correct any such errors in such manner as it shall determine in its Permitted Discretion and the Administrative Agent will notify the Company promptly after making any such correction

“U.S. FILO Commitment” shall mean the commitment of the U.S. FILO Lenders under the U.S. FILO Subfacility to make U.S. FILO Loans hereunder up to the U.S. FILO Line Cap.

“U.S. FILO Exchange Offer” shall have the meaning given in Section 2.21(a).

“U.S. FILO Exposure” shall mean, with respect to the U.S. FILO Lenders under a U.S. FILO Subfacility at any time, the aggregate principal amount at such time of all outstanding U.S. FILO Loans of such Lender under the U.S. FILO Subfacility.

“U.S. FILO Lender” shall mean any Lender hereunder that accepts a U.S. FILO Exchange Offer pursuant to Section 2.21 and has a resulting FILO Commitment under the U.S. FILO Subfacility.

“U.S. FILO Line Cap” shall mean an amount equal to the lesser of (a) the FILO Commitments under the U.S. FILO Subfacility and (b) the U.S. FILO Borrowing Base.

“U.S. FILO Loans” shall mean advances made to or at the instructions of a U.S. Borrower pursuant to Section 2.01 hereof under the U.S. FILO Subfacility.

“U.S. FILO Subfacility” shall mean the Subfacility resulting from a U.S. FILO Exchange Offer, if any.

“U.S. Issuing Bank” shall mean, as the context may require, (a) Bank of America, N.A. or any affiliate of Bank of America, N.A. with respect to Letters of Credit issued by it; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.13(i) and 2.13(k), with respect to Letters of Credit issued by such Lender; or (c) collectively, all of the foregoing.

“U.S. LC Credit Extension” shall mean, with respect to any U.S. Letter of Credit, the issuance, amendment or renewal thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“U.S. LC Disbursement” shall mean a payment or disbursement made by the U.S. Issuing Bank pursuant to a U.S. Letter of Credit.

“U.S. LC Documents” shall mean all documents, instruments and agreements delivered by a U.S. Borrower or any other Person to the U.S. Issuing Bank or the Administrative Agent in connection with any U.S. Letter of Credit.

“U.S. LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding U.S. Letters of Credit at such time plus (b) the aggregate principal amount of all U.S. LC Disbursements that have not yet been reimbursed at such time. The U.S. LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate U.S. LC Exposure at such time.

“U.S. LC Obligations” shall mean the sum (without duplication) of (a) all amounts owing by the U.S. Borrower in respect of any U.S. LC Disbursements (including any payment obligations arising therefrom); and (b) the stated amount of all outstanding U.S. Letters of Credit.

“U.S. Letter of Credit” shall mean any letters of credit issued or to be issued by the U.S. Issuing Bank under the U.S. Subfacility for the account of the U.S. Borrowers pursuant to Section 2.13.

“U.S. Line Cap” shall mean an amount that is equal to the lesser of (a) the U.S. Revolving Commitments and (b) the then applicable U.S. Borrowing Base.

“U.S. Perfection Certificate” shall mean the U.S. Perfection Certificate in the form approved by the Collateral Agent, as the same may be supplemented from time to time pursuant to Section 9.01(e) or otherwise.

“U.S. Protective Advance” shall have the meaning assigned to such term in Section 2.18.

“U.S. Revolving Borrowing” shall mean a Borrowing comprised of U.S. Revolving Loans.

“U.S. Revolving Commitment” shall mean, with respect to each U.S. Revolving Lender, the commitment, if any, of such Lender to make U.S. Revolving Loans hereunder up to the amount set forth and opposite such Lender’s name on Schedule 2.01 under the caption “U.S. Revolving Commitment,” or in the Assignment and Assumption Agreement pursuant to which such Lender assumed its U.S. Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07, (b) reduced from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 13.04. The aggregate amount of the Lenders’ U.S. Revolving Commitments on the Closing Date is $150,000,000.

“U.S. Revolving Exposure” shall mean, with respect to any U.S. Revolving Lender at any time, the aggregate principal amount at such time of all outstanding U.S. Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s U.S. LC Exposure, plus the aggregate amount at such of such Lender’s U.S. Swingline Exposure.

“U.S. Revolving Lender” shall mean any Lender under the U.S. Subfacility.

“U.S. Revolving Loans” shall mean advances made to or at the request of a U.S. Borrower pursuant to Section 2.01(i) or (ii) hereof under the U.S. Subfacility and may constitute U.S. Revolving Loans and U.S. Swingline Loans but shall not include U.S. FILO Loans.

“U.S. Revolving Note” shall mean each revolving note substantially in the form of Exhibit B-1 hereto.

“U.S. Security Agreement” shall have the meaning provided in Section 6.09.

“U.S. Subfacility” shall have the meaning set forth in the recitals hereto.

“U.S. Subsidiary Borrower” shall mean any Domestic Subsidiaries of the Company that own any assets included in the U.S. Borrowing Base and that execute a counterpart hereto and to any other applicable Credit Document as a Borrower.

“U.S. Subsidiary Guarantor” shall mean each Wholly-Owned Domestic Subsidiary of the Company (other than the U.S. Borrowers) in existence on the Closing Date other than any Unrestricted Subsidiary, as well as each Wholly-Owned Domestic Subsidiary of the Company established, created or acquired after the Closing Date which becomes a party to this Agreement in accordance with the requirements of this Agreement.

“U.S. Swingline Commitment” shall mean the commitment of the U.S. Swingline Lender to make loans under the U.S. Subfacility pursuant to Section 2.12, as the same may be reduced from time to time pursuant to Section 2.07.

“U.S. Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding U.S. Swingline Loans. The U.S. Swingline Exposure of any U.S. Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate U.S. Swingline Exposure at such time.

“U.S. Swingline Lender” shall mean Bank of America, N.A.

“U.S. Swingline Loan” shall mean any Loan made by the Swingline Lender pursuant to Section 2.12.

“U.S. Swingline Note” shall mean each swingline note substantially in the form of Exhibit B-3 hereto.

“U.S. Tax Compliance Certificate” shall have the meaning provided in Section 5.01(c).

“Weekly Reporting Event” shall mean the occurrence of a date when (a) Availability shall have been less than the greater of (i) 10% of the Line Cap and (ii) $60,000,000, in either case at any time, until such date as (b) Availability shall have been at least equal to the greater of (i) 10% of the Line Cap and (ii) $60,000,000 over a period of 30 consecutive calendar days.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary of such person.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary of such Person.

“Wholly-Owned Restricted Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Restricted Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person owns 100% of the Equity Interests at such time (other than, in the case of a Foreign Subsidiary with respect to preceding clauses (i) or (ii), director’s qualifying shares and/or other nominal amounts of shares required to be held by Persons other than the Company and any Restricted Subsidiary under applicable law).

1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Credit Documents and organizational documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Credit Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.03. Uniform Commercial Code and PPSA. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York (and with respect to any Canadian Credit Party, such definition or correlative terms (if existing) under the PPSA shall be defined in accordance with the PPSA) from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Contract,” “Deposit Account,” “Document” (“document of title” as defined in the PPSA), “Equipment,” “General Intangibles (“intangibles” as defined in the PPSA),” “Goods” and “Instrument.”

1.04. Exchange Rates; Currency Equivalent. All references in the Credit Documents to Loans, Letters of Credit, Obligations, Borrowing Base components and other amounts shall be denominated in Dollars, unless expressly provided otherwise. The Dollar Equivalent of any amounts denominated or reported under a Credit Document in a currency other than Dollars shall be determined by the Administrative Agent on a daily basis, based on the current Spot Rate. The Company shall report value and other Borrowing Base components to the Administrative Agent in the currency invoiced by the Company or shown in the Company’s financial records, and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in Dollars. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other than Dollars, the Borrowers shall repay such Obligation in such other currency.

1.05. Interpretation (Quebec). For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Credit Document) and for all other purposes pursuant to which the interpretation or construction of a Credit Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property,” (b) “real property” shall be deemed to include “immovable property,” (c) “tangible property” shall be deemed to include “corporeal property,” (d) “intangible property” shall be deemed to include “incorporeal property,” (e) “security interest,” “mortgage” and “lien” shall be deemed to include a “hypothec,” “prior claim” and a “resolutory clause,” (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset,” “right of setoff” or similar expression shall be deemed to include a “right of compensation,” (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary,” (k) “construction liens” shall be deemed to include “legal hypothecs,” (l) “joint and several” shall be deemed to include “solidary,” (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault,” (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary,” (o) “easement” shall be deemed to include “servitude,” (p) “priority” shall be deemed to include “prior claim,” (q) “survey” shall be deemed to include “certificate of location and plan,” (r) “fee simple title” shall be deemed to include “absolute ownership” and (s) “ground lease” shall be deemed to include “emphyteutic lease.” The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable).

1.06. Currency Fluctuations. If at any time following one or more fluctuations in the exchange rate of the Canadian Dollar against the U.S. Dollar, (a) the equivalent amount in Canadian Dollars of Obligations under the Revolving Loans in U.S. Dollars (based on the applicable Spot Rate) plus Obligations under the Revolving Loans in Canadian Dollars exceeds the limit of the Borrowing Base, or (b) any part of the Obligations exceeds any other limit set forth herein for such Obligations, in each case by more than $1,000,000 or C$1,000,000, as applicable, the Company shall within three (3) Business Days of written notice of same from the Administrative Agent or, if an Event of Default has occurred and is continuing, immediately (i) make the necessary payments or repayments to reduce such Obligations to an amount necessary to eliminate such excess or (ii) maintain or cause to be maintained with the Administrative Agent deposits in an amount equal to or greater than the amount of such excess, such deposits to be maintained in such form and upon such terms as are acceptable to the Administrative Agent. Without in any way limiting the foregoing provisions, the Administrative Agent shall, weekly or more frequently in the Administrative Agent’s sole discretion, make the necessary exchange rate calculations to determine whether any such excess exists on such date.

Section 2 Amount and Terms of Credit.

2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make (i) under the U.S. Subfacility, U.S. Revolving Loans to the U.S. Borrowers in Dollars, at any time and from time to time on and after the Closing Date until the earlier of one Business Day prior to the Maturity Date and the termination of the U.S. Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in the Availability Conditions not being met; provided that, following a U.S. FILO Exchange Offer, no U.S. Revolving Loans may be made to any U.S. Borrower unless the amount of outstanding U.S. FILO Loans is equal to the U.S. FILO Line Cap, if any U.S. FILO Subfacility exists at such time; or (ii) under the Canadian Subfacility, Canadian Revolving Loans to the Canadian Borrowers or U.K. Borrowers, if any, in Dollars or Canadian Dollars or to U.S. Borrowers in Dollars or Canadian Dollars, at any time and from time to time on and after the Closing Date until the earlier of one Business Day prior to the Maturity Date and the termination of the Canadian Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in the Availability Conditions not being met; provided that, following a Canadian FILO Exchange Offer, no Canadian Revolving Loans may be made to any Borrower unless the amount of outstanding Canadian FILO Loans is equal to the Canadian FILO Line Cap, if any Canadian FILO Subfacility exists at such time. Subject to the terms and conditions set forth herein, the Canadian FILO Lenders agree to make Canadian FILO Loans to the Canadian Borrowers or U.K. Borrowers, if any, in Dollars or Canadian Dollars, or the U.S. Borrowers in Dollars or Canadian Dollars, following a Canadian FILO Exchange Offer and thereafter until the earlier of one Business Day prior to the Maturity Date and the termination of the Canadian FILO Commitment of such Lender in an aggregate principal amount that will not result in the aggregate amount of Canadian FILO Loans exceeding the Canadian FILO Line Cap. Subject to the terms and conditions set forth herein, the U.S. FILO Lenders agree to make U.S. FILO Loans to the U.S. Borrowers in Dollars following a U.S. FILO Exchange Offer and thereafter until the earlier of one Business Day prior to the Maturity Date and the termination of the U.S. FILO Commitment of such Lender in an aggregate principal amount that will not result in the aggregate amount of the U.S. FILO Loans exceeding the U.S. FILO Line Cap. Within the limits set forth above and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans under each applicable Subfacility. All U.S. Borrowers shall be jointly and severally liable as borrowers for all Borrowings of each U.S. Borrower regardless of which U.S. Borrower received the proceeds thereof. All Canadian Borrowers and U.K. Borrowers, if any, shall be jointly and severally liable as borrowers for all Borrowings of each Canadian Borrower and U.K. Borrower regardless of which Canadian Borrower or U.K. Borrower received the proceeds thereof.

2.02. Loans.

(a) Each (i) U.S. Revolving Loan (other than U.S. Swingline Loans) shall be made as part of a Borrowing consisting of U.S. Revolving Loans made by the U.S. Revolving Lenders ratably in accordance with their applicable U.S. Revolving Commitments, (ii) Canadian Revolving Loan (other than Canadian Swingline Loans) shall be made as part of a Borrowing consisting of Canadian Revolving Loans made by the Canadian Revolving Lenders ratably in accordance with their applicable Canadian Revolving

Commitments, (iii) Canadian FILO Loan shall be made as part of a Borrowing consisting of Canadian FILO Loans made by the Canadian FILO Lenders ratably in accordance with their applicable Canadian FILO Commitments and (iv) U.S. FILO Loan shall be made as part of a Borrowing consisting of U.S. FILO Loans made by the U.S. FILO Lenders ratably in accordance with their applicable U.S. FILO Commitments; provided that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f), Loans (other than Swingline Loans) comprising any Borrowing shall be in an aggregate principal amount that is (i) (A) in the case of LIBOR Rate Loans, an integral multiple of $250,000 and not less than $1,000,000 and (B) in the case of B/A Equivalent Loans, an integral multiple of C$250,000 and not less than C$1,000,000 or (ii) equal to the remaining available balance of the applicable Revolving Commitments.

(b) Subject to Section 3.01, each Borrowing of U.S. Revolving Loans or U.S. FILO Loans shall be comprised entirely of U.S. Base Rate Loans or LIBOR Rate Loans and each Borrowing of Canadian Revolving Loans or Canadian FILO Loans shall be comprised entirely of Canadian Base Rate Loans, Canadian Prime Loans, B/A Equivalent Loans or LIBOR Rate Loans, as the Relevant Borrower may request pursuant to Section 2.03. Each applicable Lender may at its option make any LIBOR Rate Loan or B/A Equivalent Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan to each applicable Lender in accordance with the terms of this Agreement or cause the Borrowers to pay additional amounts pursuant to Section 3.01. Borrowings of more than one Type may be outstanding at the same time; provided further that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than ten Borrowings of LIBOR Rate Loans or ten Borrowings of B/A Equivalent Loans outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods or Contract Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Except with respect to Loans made pursuant to Section 2.02(f), each Lender shall make each Loan (other than Swingline Loans) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds as the Administrative Agent may designate not later than 3:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by the Relevant Borrower in the applicable Notice of Borrowing maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met or waived, return the amounts so received to the respective Lenders.

(d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Relevant Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of a Borrower, as applicable, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, for the first such day, the Federal Funds Rate (for Dollars) or the Bank of Canada Overnight Rate (for Canadian Dollars), and for each day thereafter, the U.S. Base Rate or Canadian Base Rate (for Dollars) or the Canadian Prime Rate (for Canadian Dollars).

(e) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period or Contract Period requested with respect thereto would end after the Maturity Date.

(f) If an Issuing Bank shall not have received from the Relevant Borrower the payment required to be made by Section 2.13(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the LC Disbursement and the Administrative Agent will promptly notify each applicable Revolving Lender of such LC Disbursement and its Pro Rata Percentage thereof. Each such Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Revolving Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such LC Disbursement (it being understood that such amount shall be deemed to constitute a U.S. Base Rate Loan or Canadian Base Rate Loan (for LC Disbursements denominated in Dollars) or a Canadian Prime Loan (for LC Disbursements denominated in Canadian Dollars) of such Lender, and such payment shall be deemed to have reduced the applicable LC Exposure), and the Administrative Agent will promptly pay to such Issuing Bank amounts so received by it from the applicable Revolving Lenders. The Administrative Agent will promptly pay to the applicable Issuing Bank any amounts received by it from the applicable Borrower pursuant to Section 2.13(e) prior to the time that any Revolving Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the applicable Issuing Bank, as their interests may appear. If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Administrative Agent as provided above, such Lender and the Relevant Borrower, as applicable, severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph (f) to but excluding the date such amount is paid, to the Administrative Agent for the account of the applicable Issuing Bank at (i) in the case of the Relevant Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Rate (for Dollars) or the Bank of Canada Overnight Rate (for Canadian Dollars), and for each day thereafter, the U.S. Base Rate (for Dollars) or the Canadian Prime Rate (for Canadian Dollars).

2.03. Borrowing Procedure. To request a Revolving Borrowing under the U.S. Subfacility or Canadian Subfacility, or the U.S. FILO Subfacility or Canadian FILO Subfacility, if any, the Relevant Borrower shall notify the Administrative Agent of such request by telecopy or electronic transmission (i) in the case of a Borrowing of LIBOR Rate Loans, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (ii) in the case of a Borrowing of U.S. Base Rate Loans (other than Swingline Loans), not later than 12:00 p.m., New York City time, on the Business Day of the proposed Borrowing, (iii) in the case of a Borrowing of B/A Equivalent Loans, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, (iv) in the case of a Borrowing of Canadian Base Rate Loans (other than Canadian Swingline Loans), not later than 12:00 p.m., New York City time, on the Business Day of the proposed Borrowing or (v) in the case of a Borrowing of Canadian Prime Loans (other than Canadian Swingline Loans), not later than 12:00 p.m., New York City, on the Business Day of the proposed Borrowing. Each such written Notice of Borrowing shall specify the following information in compliance with Section 2.02:

(a) the aggregate amount of such Borrowing;

(b) the date of such Borrowing, which shall be a Business Day;

(c) whether such Borrowing is to be a Borrowing of U.S. Base Rate Loans, a Borrowing of LIBOR Rate Loans, a Borrowing of Canadian Base Rate Loans, a Borrowing of Canadian Prime Loans or a Borrowing of B/A Equivalent Loans;

(d) in the case of a Borrowing of LIBOR Rate Loans or B/A Equivalent Loans, the initial Interest Period or Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” or “Contract Period,” as applicable;

(e) the location and number of the account to which funds are to be disbursed;

(f) the Subfacility under which the Loans are to be borrowed;

(g) the currency of the Borrowing; and

(h) that the conditions set forth in Section 6 or Section 7, as applicable, are satisfied or waived as of the date of the notice.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Borrowing of U.S. Base Rate Loans for U.S. Borrowers and of Canadian Prime Loans or Canadian Base Rate Loans, as applicable, for the Canadian Borrowers or U.K. Borrowers, if any. If no Interest Period or Contract Period is specified with respect to any requested Borrowing of LIBOR Rate Loans or B/A Equivalent Loans, then the Relevant Borrower shall be deemed to have selected an Interest Period or Contract Period of one month’s duration. If no currency is specified, then the requested Borrowing shall be made in Dollars for U.S. Borrowers and Canadian Dollars for the Canadian Borrowers or U.K. Borrowers, if any. Promptly following receipt of a Notice of Borrowing in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

2.04. Evidence of Debt; Repayment of Loans.

(a) Each U.S. Borrower, jointly and severally, hereby unconditionally promises to pay (i) to the Administrative Agent (A) for the account of each U.S. Revolving Lender, the then unpaid principal amount of each U.S. Revolving Loan of such U.S. Revolving Lender, (B) for the account of each Canadian Lender, the then unpaid amount of each Canadian Revolving Loan borrowed by the U.S. Borrowers of such Canadian Lender, (C) for the account of each U.S. FILO Lender, if applicable, the then unpaid principal amount of each U.S. FILO Loan of such U.S. FILO Lender and (D) for the account of each Canadian FILO Lender, if applicable, the then unpaid principal amount of each Canadian FILO Loan borrowed by the U.S. Borrowers of such Canadian FILO Lender, in each case, on the Maturity Date and (ii) to each U.S. Swingline Lender the then unpaid principal amount of each applicable Swingline Loan on the Maturity Date. Each Canadian Borrower and U.K. Borrower, if any, jointly and severally, hereby unconditionally promises to pay (i) to the Administrative Agent (A) for the account of each Canadian Revolving Lender, the then unpaid principal amount of each Canadian Revolving Loan of such Canadian Revolving Lender and (B) for the account of each Canadian FILO Lender, if applicable, the then unpaid principal amount of each Canadian FILO Loan of such Canadian FILO Lender, on the Maturity Date and (ii) to the Canadian Swingline Lender the then unpaid principal amount of each applicable Canadian Swingline Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such

Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Company shall be entitled to review records of such accounts with prior reasonable notice during normal business hours.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof, the currency thereof and the Interest Period or Contract Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender. The Company shall be entitled to review records of such accounts with prior reasonable notice during normal business hours.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Relevant Borrowers shall promptly prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit B-1, Exhibit B-2, Exhibit B-3 or Exhibit B-4, as applicable.

2.05. Fees.

(a) Unused Line Fee. With respect to each Subfacility, the U.S. Borrowers shall, jointly and severally, pay, and the Canadian Borrowers and U.K. Borrowers, if any, shall, jointly and severally, with respect to the Canadian Subfacility and the Canadian FILO Subfacility, pay, to the Administrative Agent, for the pro rata benefit of the Lenders (other than any Defaulting Lender) under each Subfacility, a fee in Dollars equal to the Unused Line Fee Rate multiplied by the amount by which the Revolving Commitments (other than Revolving Commitments of a Defaulting Lender) under such Subfacility exceed the average daily balance of outstanding Revolving Loans (other than Swingline Loans) under such Subfacility and the stated amount of outstanding Letters of Credit under such Subfacility during any fiscal quarter (such fee, the “Unused Line Fee”). Such fee shall accrue commencing on the Closing Date, and will be payable in arrears, on the first day of each fiscal quarter, commencing July 1, 2015.

(b) Administrative Agent Fees. The U.S. Borrowers, jointly and severally, agree to pay, and the Canadian Borrowers and U.K. Borrowers, if any, jointly and severally, agree to pay, to the Administrative Agent, for its own account, the fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(c) LC and Fronting Fees. The U.S. Borrowers, jointly and severally, agree to pay, and the Canadian Borrowers and U.K. Borrowers, if any, jointly and severally, agree to pay (i) to the Administrative Agent for the account of each applicable Revolving Lender a participation fee (the “LC Participation Fee”) in Dollars, for Letters of Credit denominated in Dollars, or Canadian Dollars, for Letters of Credit denominated in Canadian Dollars, with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on LIBOR Rate Loans which are Revolving Loans (not FILO Loans) pursuant to Section 2.06, on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee (“Fronting Fee”) in Dollars, for Letters of Credit denominated in Dollars, or Canadian Dollars, for Letters of Credit denominated in Canadian Dollars, which shall accrue at the rate of 0.125% per annum (or such other amount as the Issuing Bank and the Relevant Borrower may agree) on the outstanding daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank’s standard and reasonable fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder as agreed among the Relevant Borrower and such Issuing Bank from time to time. LC Participation Fees and Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the first calendar day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand (including documentation reasonably supporting such request). Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable on demand (together with backup documentation supporting such reimbursement request). All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) Subject to Section 2.10(a), all fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the applicable Lenders (other than Defaulting Lenders), except that the Fronting Fees shall be paid directly to each Issuing Bank. Once paid, none of the fees shall be refundable under any circumstances.

2.06. Interest on Loans.

(a) Subject to the provisions of Section 2.06(f), the Loans comprising each Borrowing of U.S. Base Rate Loans, including each U.S. Swingline Loan, shall bear interest at a rate per annum equal to the U.S. Base Rate plus the Applicable Margin in effect from time to time.

(b) Subject to the provisions of Section 2.06(f), the Loans comprising each Borrowing of LIBOR Rate Loans shall bear interest at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c) Subject to the provisions of Section 2.06(f), the Loans comprising each Borrowing of Canadian Base Rate Loans, including each Canadian Swingline Loan denominated in Dollars, shall bear interest at a rate per annum equal to the Canadian Base Rate plus the Applicable Margin in effect from time to time.

(d) Subject to the provisions of Section 2.06(f), the Loans comprising each Borrowing of Canadian Prime Loans, including each Canadian Swingline Loan denominated in Canadian Dollars shall bear interest at a rate per annum equal to the Canadian Prime Rate plus the Applicable Margin in effect from time to time.

(e) Subject to the provisions of Section 2.06(f), the Loans comprising each Borrowing of B/A Equivalent Loans denominated in Canadian Dollars shall bear interest at a rate per annum equal to the Canadian B/A Rate for the Contract Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(f) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fees or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of, or interest on, any Loan, 2.00% plus the rate otherwise applicable to such Loan or (ii) in the case of any other amount, 2.00% plus the rate applicable to U.S. Base Rate Loans (in each case, the “Default Rate”).

(g) Accrued interest on (x) each U.S. Base Rate Loan, Canadian Base Rate and Canadian Prime Loan shall be payable in arrears on each Adjustment Date and on the Maturity Date commencing with July 1, 2015 and (y) each LIBOR Rate Loan and B/A Equivalent Loan shall be payable on the last day of each Interest Period or Contract Period, as applicable, and on the Maturity Date; provided that if any Interest Period or Contract Period, as applicable, exceeds three months, accrued interest shall be payable on the respective dates that fall every three months after the beginning of such Interest Period or Contract Period, and, in the case of Revolving Loans, shall be payable upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to clause (f) of this Section 2.06 shall be payable on demand and, absent demand, on each Adjustment Date and upon termination of the Revolving Commitments, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a U.S. Base Rate Loan, Canadian Base Rate Loan or Canadian Prime Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Rate Loan or B/A Equivalent Loan prior to the end of the current Interest Period or Contract Period, as applicable, therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(h) All interest and fees hereunder shall be computed on the basis of a year of 365 days, except that interest computed by reference to the LIBOR Rate (other than U.S. Base Rate Loans and Canadian Base Rate Loans determined by reference to the LIBOR Rate) shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable U.S. Base Rate, Canadian Base Rate or LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

(i) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or any other period of time that is less than a calendar year, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or any other period, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends and (z) divided by 360, or such other period of time that is less than the calendar year, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

(j) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest or any fee payable by the Canadian Borrowers in respect of the Obligations of the Canadian Borrowers pursuant to this Agreement and the other Credit Documents shall be governed by or subject to the laws of any jurisdiction of Canada or the federal laws of Canada, in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time) payable by the Canadian Credit Parties to the Administrative Agent or any Lender under this Agreement or any other Credit Document exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) under this Agreement or such other Credit Document lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Credit Document in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Administrative Agent, the applicable Lenders and the Canadian Credit Parties and the amount of such payment or collection shall be refunded by the Administrative Agent and such Lenders to the Canadian Borrowers. For the purposes of this Agreement and each other Credit Document to which any Canadian Borrowers are a party, the effective annual rate of interest payable by the Canadian Borrowers shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by and for the account of the Canadian Borrowers will be conclusive for the purpose of such determination in the absence of evidence to the contrary.

2.07. Termination and Reduction of Commitments.

(a) Except as otherwise provided in Section 2.19, the Revolving Commitments, the Swingline Commitment, and the LC Commitment shall automatically terminate on the Maturity Date.

(b) The Company may at any time terminate, or from time to time reduce, the Revolving Commitments of any Class; provided that (i) any such reduction shall be in an amount that is an integral multiple of $1,000,000 and (ii) the Revolving Commitments under any Subfacility shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans under such Subfacility in accordance with Section 2.09, the Revolving Exposures under such Subfacility would exceed the Revolving Commitments under such Subfacility. Once initiated, the U.S. FILO Commitments or Canadian FILO Commitments may not be reduced unless all Revolving Loans under the corresponding Subfacility have been previously or are concurrently repaid in full.

(c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section 2.07 at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section 2.07 shall be irrevocable except that, to the extent delivered in connection with a refinancing of the Obligations, such notice shall not be irrevocable until such refinancing is closed and funded. Any effectuated termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

2.08. Interest Elections.

(a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing and, in the case of a Borrowing of LIBOR Rate Loans or B/A Equivalent Loans, shall have an initial Interest Period or Contract Period as specified in such Notice of Borrowing. Thereafter, the Relevant Borrower may elect to convert such Borrowing, with respect to the U.S. Subfacility and Canadian Subfacility, as applicable, to a different Type or to continue such Borrowing and, in the case of a Borrowing of LIBOR Rate Loans or B/A Equivalent Loans, may elect Interest Periods or Contract Periods, as applicable, therefor, all as provided in this Section 2.08. The Relevant Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, the Borrowers shall not be entitled to request any conversion or continuation that, if made, would result in more than ten Borrowings of LIBOR Rate Loans or ten Borrowings of B/A Equivalent Loans, outstanding hereunder at any one time. This Section 2.08 shall not apply to Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section 2.08, the Relevant Borrower shall notify the Administrative Agent of such election by electronic transmission by the time that a Notice of Borrowing would be required under Section 2.03 if such Borrower was requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election, subject to Section 3.05. Each such Notice of Conversion/Continuation shall be substantially in the form of Exhibit A-2, unless otherwise agreed to by the Administrative Agent and the relevant Borrower. Whenever a Canadian Borrower or U.K. Borrower, if any, desires to convert or continue any Canadian Prime Loans as B/A Equivalent Loans, such Canadian Borrower or U.K. Borrower shall give the Administrative Agent a Notice of Conversion/Continuation, no later than 12:00 p.m. (New York City time) at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, the Administrative Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Canadian Prime Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Contract Period (which shall be deemed to be one month if not specified).

(c) Each written Notice of Conversion/Continuation shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a Borrowing of U.S. Base Rate Loans, a Borrowing of LIBOR Rate Loans, a Borrowing of Canadian Base Rate Loans, a Borrowing of Canadian Prime Loans or a Borrowing of B/A Equivalent Loans;

(iv) the currency of the resulting Borrowing; and

(v) if the resulting Borrowing is a Borrowing of LIBOR Rate Loans or B/A Equivalent Loans, the Interest Period or Contract Period, as applicable, to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” or “Contract Period,” as applicable.

If any such Notice of Conversion/Continuation requests a Borrowing of LIBOR Rate Loans or B/A Equivalent Loans but does not specify an Interest Period or Contract Period, then the Relevant Borrower shall be deemed to have selected an Interest Period or Contract Period of one month’s duration. No Borrowing may be converted into or continued as a Borrowing denominated in a different currency, but instead must be prepaid in the original currency of such Borrowing and reborrowed in the other currency.

(d) Promptly following receipt of a Notice of Conversion/Continuation, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If a Notice of Conversion/Continuation with respect to a Borrowing of LIBOR Rate Loans denominated in Dollars is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Borrowing of U.S. Base Rate Loans or Canadian Base Rate Loans, as applicable. If a Notice of Conversion/Continuation with respect to a Borrowing of B/A Equivalent Loans is not timely delivered prior to the end of the Contract Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Contract Period such Borrowing shall be converted to a Borrowing of Canadian Prime Loans. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, after the occurrence and during the continuance of such Event of Default (i) no outstanding Borrowing may be converted to or continued as a Borrowing of LIBOR Rate Loans or B/A Equivalent Loans and (ii) unless repaid, each Borrowing of LIBOR Rate Loans and B/A Equivalent Loans shall be converted to a Borrowing of U.S. Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Loans, respectively, at the end of the Interest Period or Contract Period applicable thereto.

2.09. Optional and Mandatory Prepayments of Loans.

(a) Optional Prepayments. Any Borrower shall have the right, at any time and from time to time to prepay, without premium or penalty, any Borrowing (provided that no Canadian FILO Loan or U.S. FILO Loan may be prepaid unless, prior to or simultaneously with such prepayment, all Revolving Loans outstanding under the applicable Subfacility are repaid in full), in whole or in part, subject to the requirements of this Section 2.09; provided that each partial prepayment shall be in an amount that is an integral multiple of $100,000, in the case of Borrowings denominated in Dollars, and C$100,000, in the case of Borrowings denominated in Canadian Dollars.

(b) Revolving Loan Prepayments.

(i) In the event of the termination of all the Revolving Commitments under any Subfacility, the Borrowers shall, on the date of such termination, repay or prepay all the outstanding Revolving Borrowings and all outstanding Swingline Loans and Cash Collateralize or backstop on terms reasonably satisfactory to each applicable Issuing Bank the LC Exposure in accordance with Section 2.13(j), in each case, in respect of such Subfacility, and thereafter, (a) prepayments by the U.S. Borrowers shall be applied to the U.S. FILO Loans and the Canadian FILO Loans borrowed by a U.S. Borrower and (b) prepayments by the Canadian Borrowers or U.K. Borrowers, if any, shall be applied to the Canadian FILO Loans.

(ii) In the event of any partial reduction of the Revolving Commitments under any Subfacility, then (A) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Company and the Revolving Lenders of the Revolving Exposures after giving effect thereto and (B) if (1) the U.S. Revolving Exposures exceed the U.S. Line Cap then in effect (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any Canadian Revolving Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing Base”), after giving effect to such reduction, then the U.S. Borrowers shall, on the date of such reduction (or, if such reduction is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, within five Business Days following such notice), first, repay or prepay U.S. Swingline Loans, second, repay or prepay U.S. Revolving Borrowings and third, replace or Cash Collateralize outstanding U.S. Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess, (2) the Canadian Revolving Exposures exceed the Canadian Line Cap then in effect, after giving effect to such reduction, then the Canadian Borrowers and U.K. Borrowers, if any, shall, on the date of such reduction (or, if such reduction is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, within five Business Days following such notice), first, repay or prepay Canadian Swingline Loans, second, repay or prepay Canadian Revolving Borrowings and third, replace or Cash Collateralize outstanding Canadian Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess, (3) the U.S. FILO Exposures at any time exceed the U.S. FILO Line Cap then in effect, such excess shall be deemed drawn under the U.S. Subfacility pursuant to the U.S. Borrowing Base then in effect, and if the result causes the U.S. Revolving Exposures to exceed the U.S. Line Cap then in effect (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any Canadian Revolving Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing Base”) the U.S. Borrowers shall, immediately after demand, apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay U.S. Swingline Loans, second, repay or prepay U.S. Revolving Borrowings, and third, replace or Cash Collateralize outstanding U.S. Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess, or (4) the Canadian FILO Exposures at any time exceed the Canadian FILO Line Cap then in effect, such excess shall be deemed drawn under the Canadian Subfacility pursuant to the Canadian Borrowing Base or the U.S. Borrowing Base then in effect, as the case may be, and if the result causes the Canadian Revolving Exposures to exceed the Canadian Line Cap then in effect the Canadian Borrowers and U.K. Borrowers, if any, shall, immediately after demand, apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay Canadian Swingline Loans, second, repay or prepay Canadian Revolving Borrowings, and third, replace or Cash Collateralize outstanding Canadian Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.

(iii) In the event that (1) the U.S. Revolving Exposures at any time exceed the U.S. Line Cap then in effect (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any Canadian Revolving Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing Base”), the U.S. Borrowers shall, immediately after demand (or, if such overadvance is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, or a change in eligibility standards, within five Business Days following notice), apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay U.S. Swingline Loans, second, repay or prepay U.S. Revolving Borrowings, and third, replace or Cash Collateralize outstanding U.S. Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess, or (2) the Canadian Revolving Exposures at any time exceed the Canadian Line Cap then in effect, the Canadian Borrowers and U.K. Borrowers, if any, shall, immediately after demand (or, if such overadvance is due to the imposition of new Reserves or a change in the methodology of calculating existing Reserves, or change in eligibility standards, within five Business Days following notice), apply an amount equal to such excess to prepay the Canadian Revolving Loans and any interest accrued thereon, first, repay or prepay Canadian Swingline Loans, second, repay or prepay Canadian Revolving Borrowings, and third, replace or Cash Collateralize outstanding Canadian Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess, (3) the U.S. FILO Exposures at any time exceed the U.S. FILO Line Cap then in effect, such excess shall be deemed drawn under the U.S. Subfacility pursuant to the U.S. Borrowing Base then in effect, and if the result causes the U.S. Revolving Exposures to exceed the U.S. Line Cap then in effect (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any Canadian Revolving Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing Base”) the U.S. Borrowers shall, immediately after demand, apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay U.S. Swingline Loans, second, repay or prepay U.S. Revolving Borrowings, and third, replace or Cash Collateralize outstanding U.S. Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess, or (4) the Canadian FILO Exposures at any time exceed the Canadian FILO Line Cap then in effect, such excess shall be deemed drawn under the Canadian Subfacility pursuant to the Canadian Borrowing Base or the U.S. Borrowing Base then in effect, as the case may be, and if the result causes the Canadian Revolving Exposures to exceed the Canadian Line Cap then in effect the Canadian Borrowers and U.K. Borrowers, if any, shall, immediately after demand, apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay Canadian Swingline Loans, second, repay or prepay Canadian Revolving Borrowings, and third, replace or Cash Collateralize outstanding Canadian Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.

(iv) In the event that the aggregate LC Exposure exceeds the LC Commitment then in effect, the applicable Borrowers shall, without notice or demand, immediately replace or Cash Collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.13(j), in an amount sufficient to eliminate such excess.

(c) Application of Prepayments.

(i) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Relevant Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to this paragraph (i) of Section 2.09(c). Except as provided in Section 2.09(b)(iii) hereof, all mandatory prepayments shall be applied as follows: first, to fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to the Credit Documents; second, to interest then due and payable on the Borrowers’ Swingline Loans; third, to the principal balance of the Swingline Loan outstanding until the same has been prepaid in full; fourth, to interest then due and payable on the Revolving Loans and other amounts due pursuant to Sections 3.02 and 5.01; fifth, to the principal balance of the Revolving Loans until the same have been prepaid in full; sixth, to Cash Collateralize all LC Exposure plus any accrued and unpaid interest thereon (to be held and applied in accordance with Section 2.13(j) hereof); seventh, returned to the Relevant Borrower or to such party as otherwise required by law.

(ii) Amounts to be applied pursuant to this Section 2.09 to the prepayment of Revolving Loans shall be applied, as applicable, first to reduce outstanding U.S. Base Rate Loans, Canadian Base Rate Loans and Canadian Prime Loans, as applicable. Any amounts remaining after each such application shall be applied to prepay LIBOR Rate Loans and B/A Equivalent Loans, as applicable. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.09 shall be in excess of the amount of the U.S. Base Rate Loans, Canadian Base Rate Loans or the Canadian Prime Loans, as applicable at the time outstanding, only the portion of the amount of such prepayment that is equal to the amount of such outstanding U.S. Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Loans shall be immediately prepaid and, at the election of the Relevant Borrower the balance of such required prepayment shall be either (A) deposited in the LC Collateral Account and applied to the prepayment of LIBOR Rate Loans or B/A Equivalent Loans, as applicable, on the last day of the then next-expiring Interest Period or Contract Period for LIBOR Rate Loans or B/A Equivalent Loans, as applicable (with all interest accruing thereon for the account of the Relevant Borrower or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.10. Notwithstanding any such deposit in the LC Collateral Account, interest shall continue to accrue on such Loans until prepayment.

(d) Notice of Prepayment. The relevant U.S. Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telecopy or electronic transmission of any prepayment of the U.S. Subfacility hereunder and the relevant Canadian Borrower or U.K. Borrower, if any, shall notify the Administrative Agent by telecopy or electronic transmission of any prepayment of the Canadian Subfacility hereunder (i) in the case of prepayment of a Borrowing of LIBOR Rate Loans, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of a Borrowing of B/A Equivalent Loans, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment, (iii) in the case of prepayment of a Borrowing of Canadian Base Rate Loans, not later than 12:00 p.m., New York City time, on the date of prepayment, (iv) in the case of prepayment of a Borrowing of Canadian Prime Loans, not later than 12:00 p.m., New York City time, on the date of prepayment, (v) in the case of prepayment of a Borrowing of U.S. Base Rate Loans, not later than 12:00 p.m., New York City time, on the date of prepayment, (vi) in the case of prepayment of a U.S. Swingline Loan, not later than 12:00 p.m., New York City time, on the date of prepayment and (vii) in the case of prepayment of a Canadian Swingline Loan, not later than 12:00 p.m., New York City time, on the date of prepayment. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Each notice of prepayment pursuant to this Section shall be irrevocable, except that such Borrower may, by subsequent notice to the Administrative Agent, revoke any such notice of prepayment if such notice of revocation is received not later than 10:00 a.m. (New York City time) on the day on which such prepayment is scheduled to occur and, provided that (i) such Borrower reimburses each Lender pursuant to Section 3.02 for any funding losses within five Business Days after receiving written demand therefor and (ii) the amount of Loans as to which such revocation applies shall be deemed converted to (or continued as, as applicable) U.S. Base Rate Loans or Canadian Base Rate Loans, as applicable, in accordance with the provisions of Section 2.08 as of the date of notice of revocation (subject to subsequent conversion in accordance with the provisions of this Agreement). Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

2.10. Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Each Borrower shall make each payment required to be made by it hereunder or under any other Credit Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 3.01, 3.02 and 5.01 or otherwise) at or before the time expressly required hereunder or under such other Credit Document for such payment (or, if no such time is expressly required, prior to (x) 2:00 p.m., New York City time, with respect to payments denominated in Dollars or (y) 1:00 p.m., New York City time with respect to payments denominated in Canadian Dollars), on the date when due, in immediately available funds, without setoff or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in Canadian Dollars shall be made to the Administrative Agent, for the account of the respective Canadian Revolving Lenders to which such payment is owed, at the Payment Office in Canadian Dollars and in immediately available funds not later than the times specified by the Administrative Agent on the dates specified herein. If, for any reason, any Borrower is prohibited by any law from making any required payment hereunder in Canadian Dollars, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Canadian Dollar payment amount. Any amounts received after the required time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 3.01, 3.02, 5.01 and 13.01 shall be made to the Administrative Agent for the benefit of the Persons entitled thereto and payments pursuant to other Credit Documents shall be made to the Administrative Agent for the benefit of the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Credit Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied in the manner as provided in Section 2.09(c) or 11.11 hereof, as applicable, ratably among the parties entitled thereto.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other applicable Lenders to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including, but not limited to, Section 13.12) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or Affiliate thereof or any Subsidiary of the Company (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Credit Parties rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of a Credit Party in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Relevant Borrower prior to the date on which any payment is due under the applicable Subfacility to the Administrative Agent for the account of the applicable Lenders or applicable Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank under the applicable Subfacility, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate (for Dollars) or the Bank of Canada Overnight Rate (for Canadian Dollars), as applicable, and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.02(f), 2.10(d), 2.12(d) or 2.13(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

2.11. Defaulting Lenders.

(a) Reallocation of Pro Rata Share; Amendments. For purposes of determining the Lenders’ obligations to fund or acquire participations in Loans or Letters of Credit, the Administrative Agent shall exclude the Commitments and Loans of any Defaulting Lender(s) from the calculation of Pro Rata Shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Credit Document, except to the limited extent provided in Section 13.12. In no event shall any Lender’s obligations pursuant to this Section 2.11(a) cause such Lender to exceed its Commitment.

(b) Payments; Fees. The Administrative Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Credit Documents, and a Defaulting Lender shall be deemed to have assigned to the Administrative Agent such amounts until all Obligations owing to the Administrative Agent, Non-Defaulting Lenders and other Secured Creditors have been paid in full. The Administrative Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s Fronting Exposure, or readvance the amounts to the Company hereunder. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Commitment shall be disregarded for purposes of calculating the Unused Line Fee under Section 2.05(a). To the extent any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, LC Participation Fees attributable to such LC Obligations under Section 2.05(c) shall be paid to such other Lenders. The Administrative Agent shall reimburse to the applicable Borrower all LC Participation Fees attributable to LC Obligations that are not so reallocated.

(c) Cure. The Company, Administrative Agent and applicable Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender. At such time, Pro Rata Shares shall be reallocated without exclusion of such Lender’s Commitments and Loans, and all outstanding Loans, LC Obligations and other exposures under the Commitments shall be reallocated among Lenders and settled by the Administrative Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata Shares. Unless expressly agreed in writing by the Company, Administrative Agent and applicable Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.

2.12. Swingline Loans.

(a) Swingline Commitment. Subject to the terms and conditions set forth herein, (X) the U.S. Swingline Lender shall make U.S. Swingline Loans in Dollars to a U.S. Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $60,000,000, (ii) the U.S. Revolving Exposures exceeding the U.S. Line Cap (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any Canadian Revolving Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing Base”) or (iii) the Revolving Exposures exceeding the Line Cap and (Y) the Canadian Swingline Lender shall make Canadian Swingline Loans in Dollars or Canadian Dollars to a Canadian Borrower, U.S. Borrower or U.K. Borrower, if any, from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Dollar Equivalent of $60,000,000, (ii) the Canadian Revolving Exposures exceeding the Canadian Line Cap or (iii) the Revolving Exposures exceeding the Line Cap; provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, repay and reborrow Swingline Loans.

(b) Swingline Loans. To request a U.S. Swingline Loan, a U.S. Borrower shall notify the Administrative Agent of such request by telephonic (followed immediately by an electronic request) or electronic transmission, not later than 12:00 p.m., New York City time, on the day of a proposed U.S. Swingline Loan. To request a Canadian Swingline Loan, a Canadian Borrower, U.S. Borrower or U.K. Borrower, if any, shall notify the Administrative Agent of such request by telephonic or electronic transmission, not later than 12:00 p.m., New York City time, on the day of a proposed Canadian Swingline Loan. Each such notice shall be irrevocable and specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the applicable Swingline Lender of any such notice received from a U.S. Borrower, Canadian Borrower or U.K. Borrower, as applicable. The applicable Swingline Lender shall make each Swingline Loan available to the Relevant Borrower by means of a credit to the general deposit account of such Borrower with the applicable Swingline Lender (or, in the case of a U.S. Swingline Loan made to finance the reimbursement of a U.S. LC Disbursement as provided in Section 2.13(e), by remittance to the U.S. Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. No U.S. Borrower nor any Canadian Borrower or U.K. Borrower, if any, shall request a Swingline Loan if at the time of and immediately after giving effect to such request a Default has occurred and is continuing. Swingline Loans shall be made in minimum amounts of $100,000 or C$100,000, as applicable.

(c) Prepayment. Each Borrower shall have the right at any time and from time to time to repay, without premium or penalty, any Swingline Loan, in whole or in part, upon giving written, telecopy or electronic transmission notice to the applicable Swingline Lender and to the Administrative Agent before 12:00 p.m., New York City time, on the date of repayment at the applicable Swingline Lender’s address for notices specified in such Swingline Lender’s administrative questionnaire.

(d) Participations. The U.S. Swingline Lender or Canadian Swingline Lender may by written notice given to the Administrative Agent at any time (but, in any event shall weekly, or such other time as determined by the Administrative Agent) not later than 12:00 noon, New York City time (in the case of U.S. Swingline Loans) or 12:00 noon, New York City time (in the case of Canadian Swingline Loans), on any Business Day require the U.S. Revolving Lenders or Canadian Revolving Lenders, as applicable, to acquire participations on such Business Day in all or a portion of the U.S. Swingline Loans or Canadian Swingline Loans, as applicable, outstanding, which request may be made regardless of whether the conditions set forth in Section 7 have been satisfied. Such notice shall specify the aggregate amount of Swingline Loans in which such Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to such Revolving Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments or whether an Overadvance exists or is created thereby, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (provided that such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving Commitment). Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Revolving Lenders. The

Administrative Agent shall notify the Relevant Borrower of any participations in a Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to any Swingline Lender. Any amounts received by a Swingline Lender from a Borrower (or other party on behalf of a Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the applicable Revolving Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof. If and to the extent any Revolving Lender shall not have so made its transfer to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent, forthwith on demand, such amount, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of a Borrower, as applicable, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, for the first such day, the Federal Funds Rate (for Dollars) or the Bank of Canada Overnight Rate (for Canadian Dollars), and for each day thereafter, the U.S. Base Rate or Canadian Base Rate (for Dollars) or the Canadian Prime Rate (for Canadian Dollars).

(e) If the Maturity Date shall have occurred at a time when Extended Revolving Loan Commitments are in effect, then on the Maturity Date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such Maturity Date); provided that, if on the occurrence of the Maturity Date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.13(o)), there shall exist sufficient unutilized Extended Revolving Loan Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to the Extended Revolving Loan Commitments which will remain in effect after the occurrence of the Maturity Date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the Extended Revolving Loan Commitments and such Swingline Loans shall not be so required to be repaid in full on the Maturity Date.

2.13. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, (i) any U.S. Borrower may request the issuance of U.S. Letters of Credit in Dollars or, under the Canadian Subfacility, Canadian Dollars for its account or for the account of any of its Restricted Subsidiaries in a form reasonably acceptable to the Administrative Agent and the U.S. Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that the Relevant Borrower shall be a co-applicant with respect to each U.S. Letter of Credit issued for the account of or in favor of a Domestic Subsidiary) and (ii) any Canadian Borrower or U.K. Borrower, if any, may request the issuance of Canadian Letters of Credit in Dollars or Canadian Dollars for its account or the account of a Canadian Subsidiary in a form reasonably acceptable to the Administrative Agent and the Canadian Issuing Bank, at any time and from time to time during the Revolving Availability Period (provided that the Relevant Borrower shall be a co-applicant with respect to each Canadian Letter of Credit issued for the account of or in favor of a Canadian Subsidiary). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Relevant Borrower to, or entered into by the Relevant Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Existing Letters of Credit shall be deemed issued under this Agreement.

(b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Relevant Borrower shall hand deliver or telecopy or transmit by electronic communication a LC Request to the applicable Issuing Bank and the Administrative Agent not later than 1:00 p.m. on the second Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is reasonably acceptable to the applicable Issuing Bank). A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount and currency thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the applicable Issuing Bank may reasonably require. A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank (w) the Letter of Credit to be amended, renewed or extended, (x) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day), (y) the nature of the proposed amendment, renewal or extension and (z) such other matters as the applicable Issuing Bank may reasonably require. If requested by the applicable Issuing Bank, the Relevant Borrower also shall submit a letter of credit application substantially on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Relevant Borrower shall be deemed to represent and warrant (solely in the case of (w) and (x)) that, after giving effect to such issuance, amendment, renewal or extension) (A) the LC Exposure shall not exceed $200,000,000, (B) (i) the total Revolving Exposures shall not exceed the Line Cap, (ii) the total U.S. Revolving Exposures shall not exceed the U.S. Line Cap (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any Canadian Revolving Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing Base”) or (iii) the total Canadian Revolving Exposures shall not exceed the Canadian Line Cap and (C) if a Defaulting Lender exists, either the LC Exposure of such Defaulting Lender has been reallocated pursuant to Section 2.12(a) or such LC Exposure has been cash collateralized in accordance with the provisions of Section 2.13(j). Unless the Administrative Agent and applicable Issuing Bank shall otherwise agree, no Letter of Credit shall be denominated in a currency other than Dollars, Canadian Dollars, Euro and Sterling.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date which is one year after the date of the issuance of such Letter of Credit (or such other longer period of time as the Administrative Agent and the applicable Issuing Bank may agree) (other than with respect to foreign guarantees which may expire on a date later than one year from the date of issuance) and, unless Cash Collateralized or otherwise credit supported in accordance with Section 2.13(j), the Letter of Credit Expiration Date. Notwithstanding the foregoing, each Letter of Credit may, upon the request of the Relevant Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of twelve (12) months or less (but not beyond the date that is after the Letter of Credit Expiration Date unless the Issuing Bank so agrees) unless the applicable Issuing Bank notifies the beneficiary thereof at least thirty (30) days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each applicable Revolving Lender, and each such Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable

Issuing Bank, such Lender’s Pro Rata Percentage of each LC Disbursement made by the applicable Issuing Bank and not reimbursed by the Relevant Borrower on the date due as provided in paragraph (e) of this Section 2.13, or of any reimbursement payment required to be refunded to the Relevant Borrower or for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments or whether or not an Overadvance exists or is created thereby, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Relevant Borrower under the applicable Subfacility shall reimburse such LC Disbursement by paying to the applicable Issuing Bank an amount equal to such LC Disbursement not later than (x) in the case of reimbursement in Dollars, 2:00 p.m., New York City time, on the Business Day after receiving notice from such Issuing Bank of such LC Disbursement or (y) in the case of reimbursement in Canadian Dollars, 2:00 p.m., New York City time, on the Business Day after receiving notice from such Issuing Bank of such LC Disbursement; provided that, whether or not the Relevant Borrower submits a Notice of Borrowing, such Borrower shall be deemed to have requested (except to the extent such Borrower makes payment to reimburse such LC Disbursement when due) a Borrowing of U.S. Base Rate Loans or Canadian Base Rate Loans, as applicable (for LC Disbursements made in Dollars), or Canadian Prime Loans (for LC Disbursements made in Canadian Dollars) in an amount necessary to reimburse such LC Disbursement. If such Borrower fails to make such payment when due, the applicable Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender under the applicable Subfacility of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Pro Rata Percentage thereof. Promptly following receipt of such notice, each such Revolving Lender shall pay to the Administrative Agent its Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from such Revolving Lenders. In the case of a Letter of Credit denominated in Canadian Dollars, the relevant Canadian Borrower or U.K. Borrower shall reimburse the Canadian Issuing Bank in Canadian Dollars, unless (A) the Canadian Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Canadian Borrower or U.K. Borrower shall have notified the Canadian Issuing Bank promptly following receipt of the notice of drawing that such Canadian Borrower or U.K. Borrower will reimburse the Canadian Issuing Bank in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in Canadian Dollars, the Canadian Issuing Bank shall notify the applicable Canadian Borrower or U.K. Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Promptly following receipt by the Administrative Agent of any payment from any Borrower pursuant to this paragraph, the Administrative Agent shall, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse any Issuing Bank, distribute such payment to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of U.S. Base Rate Loans, Canadian Base Rate Loans, Canadian Prime Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Relevant Borrower of its obligation to reimburse such LC Disbursement. In the event that (A) a drawing denominated in Canadian Dollars is to be reimbursed in Dollars pursuant to the third sentence in this Section 2.13(e) and (B) the Dollar amount paid by the Canadian Borrower or U.K. Borrower shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in Canadian Dollars equal to the drawing, then such Canadian Borrower or U.K. Borrower agrees, as a separate and independent obligation, to indemnify the Canadian Issuing Bank for the loss resulting from its inability on that date to purchase the Canadian Dollars in the full amount of the drawing.

(f) Obligations Absolute.

(i) Subject to the limitations set forth below, the obligation of the Borrowers to reimburse LC Disbursements as provided in clause (e) of this Section 2.13 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, (iv) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary of any Letter of Credit, (v) any adverse change in the relevant exchange rates or in the availability of Canadian Dollars to the Company or any Subsidiary or in the relevant currency markets generally or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.13, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrowers hereunder; provided that the Borrowers shall have no obligation to reimburse any Issuing Bank to the extent that such payment was made in error due to the gross negligence or willful misconduct of such Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction). Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction or another independent tribunal having jurisdiction), each Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(ii) No Issuing Bank assumes any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Document. No Issuing Bank makes to the Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, such documents or any Credit Party. No Issuing Bank shall be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Document; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Credit Party.

(iii) No Issuing Bank or any of its Affiliates, and their respective officers, directors, employees, agents and investment advisors shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final nonappealable judgment. No Issuing Bank shall have any liability to any Lender if such Issuing Bank refrains from any action under any Letter of Credit or such LC Documents until it receives written instructions from the Required Lenders.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Relevant Borrower by electronic transmission of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve any Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders under the applicable Subfacility with respect to any such LC Disbursement (other than with respect to the timing of such reimbursement obligation set forth in Section 2.13(e)).

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Relevant Borrower reimburses such LC Disbursement, at the rate per annum then applicable to U.S. Base Rate Loans or Canadian Prime Loans, as applicable; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.13, then Section 2.06(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to clause (e) of this Section 2.13 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Resignation or Removal of the Issuing Bank. Any Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior written notice to the Lenders, the Administrative Agent and the Company. Any Issuing Bank may be replaced at any time by agreement between the Company and the Administrative Agent; provided that so long as no Default or Event of Default exists, such successor Issuing Bank shall be reasonably acceptable to the Company. One or more Lenders may be appointed as additional Issuing Banks in accordance with clause (k) below. The Administrative Agent shall notify the Lenders of any such replacement of such Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such additional Issuing Bank and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, the Company may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

(j) Cash Collateralization.

(i) If any Specified Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent (acting at the request of the Required Lenders) demanding the deposit of Cash Collateral pursuant to this paragraph, the Borrowers shall deposit in the LC Collateral Account, in the name of the Administrative Agent and for the benefit of the Secured Creditors, an amount in cash equal to 103.00% of the LC Exposure as of such date. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Relevant Borrowers under this Agreement, but shall be immediately released and returned to the Company (in no event later than two (2) Business Days) once all Specified Events of Default are cured or waived. The Administrative Agent shall have a first priority perfected Lien (subject to Permitted Liens) and exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made only in Cash Equivalents and at the direction of the Company and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Borrowers.

(ii) To the extent the Fronting Exposure associated with any Defaulting Lender cannot be reallocated pursuant to Section 2.11(a), the Borrowers shall, on demand by an Issuing Bank or the Administrative Agent from time to time, Cash Collateralize such Fronting Exposure.

(k) Additional Issuing Banks. The Company may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement. Any Lender designated as an issuing bank pursuant to this clause (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender, and all references herein and in the other Credit Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Lender in its capacity as Issuing Bank, as the context shall require.

(l) No Issuing Bank shall be under an obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it; or

(ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank.

(m) No Issuing Bank shall be under an obligation to amend any Letter of Credit if (i) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(n) LC Collateral Account.

(i) The Administrative Agent is hereby authorized to establish and maintain at the Notice Office, in the name of the Administrative Agent and pursuant to a dominion and control agreement, a restricted deposit account designated “The Resolute Forest Products Inc. LC Collateral Account.” Each Credit Party shall deposit into the LC Collateral Account from time to time the Cash Collateral required to be deposited under Section 2.13(j) hereof.

(ii) The balance from time to time in such LC Collateral Account shall constitute part of the Applicable Collateral and shall not constitute payment of the Obligations until applied as hereinafter provided. Notwithstanding any other provision hereof to the contrary, all amounts held in the LC Collateral Account shall constitute collateral security first for the liabilities in respect of Letters of Credit outstanding from time to time and second for the other Obligations hereunder until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full. All funds in “The Resolute Forest Products Inc. LC Collateral Account” may be invested in accordance with the provisions of Section 2.13(j).

(o) Extended Commitments. If the Maturity Date shall have occurred at a time when Extended Revolving Loan Commitments are in effect, then (i) such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make payments in respect thereof pursuant to Sections 2.13(d) and (e)) under (and ratably participated in by Lenders) the Extended Revolving Loan Commitments, up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended Revolving Loan Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to the immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.13(j). Except to the extent of reallocations of participations pursuant to the prior sentence, the occurrence of the Maturity Date with respect to Existing Revolving Loans shall have no effect upon (and shall not diminish) the percentage participations of the Lenders of Extended Revolving Loans in any Letter of Credit issued before the Maturity Date.

2.14. Settlement Amongst Lenders.

(a) The amount of each Lender’s Pro Rata Percentage of outstanding Revolving Loans (including outstanding Swingline Loans) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Swingline Loans) and repayments of Revolving Loans (including Swingline Loans) received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(b) The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Revolving Loans (including Swingline Loans) for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its applicable Pro Rata Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender with respect to Revolving Loans to the Borrowers (including Swingline Loans) shall be equal to such Lender’s applicable Pro Rata Percentage of Revolving Loans (including Swingline Loans) outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 11:00 a.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of a Borrower, as applicable, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, for the first such day, the Federal Funds Rate (for Dollars) or the Bank of Canada Overnight Rate (for Canadian Dollars), and for each day thereafter, the U.S. Base Rate or Canadian Base Rate (for Dollars) or the Canadian Prime Rate (for Canadian Dollars).

2.15. Revolving Commitment Increase.

(a) Subject to the terms and conditions set forth herein, after the Closing Date, the Company shall have the right to request, by written notice to the Administrative Agent, an increase in the Revolving Commitments under the U.S. Subfacility or Canadian Subfacility (a “Revolving Commitment Increase”) in an aggregate amount not to exceed $500,000,000; provided that (i) any Revolving Commitment Increase shall be on the terms (including the Latest Maturity Date of any Class of Commitments under the applicable Subfacility) and pursuant to the documentation applicable to the applicable Subfacility, (ii) the Company shall only be permitted to request five Revolving Commitment Increases during the term of this Agreement and (b) any Revolving Commitment Increase shall be in a minimum amount of $25,000,000 or, if less than $25,000,000 is available, the amount left available.

(b) Each notice submitted pursuant to this Section 2.15 (a “Revolving Commitment Increase Notice”) requesting a Revolving Commitment Increase shall specify the amount of the increase in the Revolving Commitments being requested. Upon receipt of a Revolving Commitment Increase Notice, the Administrative Agent may (at the direction of the Company) promptly notify the applicable Revolving Lenders and each such Revolving Lender may (subject to the Company’s consent) have the right to elect to have its Revolving Commitment increased by its Pro Rata Share under the applicable Subfacility (it being understood and agreed that a Lender may elect to have its Revolving Commitment increased in excess of its Pro Rata Share in its discretion if any other Lender declines to participate in the Revolving Commitment Increase) of the requested increase in Revolving Commitments; provided that (i) each Lender may elect or decline, in its sole discretion, to have its Revolving Commitment increased in connection with any requested Revolving Commitment Increase, it being understood that no Lender shall be obligated to increase its Revolving Commitment unless it, in its sole discretion, so agrees and, if a Lender fails to respond to any Revolving Commitment Increase Notice within five (5) Business Days after such Lender’s receipt of such request, such Lender shall be deemed to have declined to participate in such Revolving Commitment Increase; (ii) if any Lender declines to participate in any Revolving Commitment Increase and, as a result, commitments from additional financial institutions are required in connection with the Revolving Commitment Increase, any Person or Persons providing such commitment shall be subject to the written consent of the Administrative Agent, the applicable Swingline Lenders and the applicable Issuing Banks (in each case, such consent not to be unreasonably withheld or delayed); (iii) in no event shall a Defaulting Lender be entitled to participate in such Revolving Commitment Increase; (iv) neither the funding of the Revolving Commitment Increase nor the existence of the Liens securing such Revolving Commitment Increase would violate the terms of the Senior Notes Indenture; and (v) no Issuing

Bank or Swingline Lender shall be required to act in such capacity under the Revolving Commitment Increase without its prior written consent. In the event that any Lender or other Person agrees to participate in any Revolving Commitment Increase (each an “Increase Loan Lender”), such Revolving Commitment Increase shall become effective on such date as shall be mutually agreed upon by the Increase Loan Lenders and the Company, which date shall be as soon as practicable after the date of receipt of the Revolving Commitment Increase Notice (such date, the “Increase Date”); provided that the establishment of such Revolving Commitment Increase shall be subject to the satisfaction of each of the following conditions: (1) no Default or Event of Default would exist after giving effect thereto; (2) the Revolving Commitment Increase shall be effected pursuant to one or more joinder agreements executed and delivered by the Company, the Administrative Agent, and the Increase Loan Lenders, each of which shall be reasonably satisfactory to the Company, the Administrative Agent, and the Increase Loan Lenders; (3) the Credit Parties shall execute and deliver or cause to be executed and delivered to the Administrative Agent such amendments to the Credit Documents, legal opinions and other documents as the Administrative Agent may reasonably request in connection with any such transaction, which amendments, legal opinions and other documents shall be reasonably satisfactory to the Administrative Agent; (4) the representations and warranties contained in Section 8 shall be true and correct in all material respects (or in all respects to the extent that any representation or warranty is qualified by materiality) as of the Increase Date; and (5) the Borrowers shall have paid to the Administrative Agent and the Increase Loan Lenders such additional fees as may be agreed to be paid by the Borrowers in connection therewith.

(c) On the Increase Date, upon fulfillment of the conditions set forth in this Section 2.15, (i) the Administrative Agent shall effect a settlement of all outstanding Revolving Loans among the Lenders that will reflect the adjustments to the Revolving Commitments of the Lenders as a result of the Revolving Commitment Increase, (ii) the Administrative Agent shall notify the Lenders and Credit Parties of the occurrence of the Revolving Commitment Increase to be effected on the Increase Date, (iii) Schedule 2.01 shall be deemed modified to reflect the revised Revolving Commitments of the affected Lenders and (iv) Notes will be issued, at the expense of the Borrowers, to any Lender participating in the Revolving Commitment Increase and requesting a Note.

(d) The terms and provisions of the Revolving Commitment Increase shall be identical to the Revolving Loans and the Revolving Commitments and, for purposes of this Agreement and the other Credit Documents, all Revolving Loans made under the Revolving Commitment Increase shall be deemed to be Revolving Loans. Without limiting the generality of the foregoing, (i) the rate of interest applicable to the Revolving Commitment Increase shall be the same as the rate of interest applicable to the existing Revolving Loans, (ii) unused line fees applicable to the Revolving Commitment Increase shall be calculated using the same Unused Line Fee Rates applicable to the existing Revolving Loans, (iii) the Revolving Commitment Increase shall share ratably in any mandatory prepayments of the Revolving Loans, (iv) after giving effect to such Revolving Commitment Increases, Revolving Commitments shall be reduced based on each Lender’s Pro Rata Percentage, and (v) the Revolving Commitment Increase shall rank pari passu in right of payment and security with the existing Revolving Loans. Each joinder agreement and any amendment to any Credit Document requested by the Administrative Agent in connection with the establishment of the Revolving Commitment Increase may, without the consent of any of the Lenders, effect such amendments to this Agreement (an “Incremental Revolving Commitment Agreement”) and the other Credit Documents as may be reasonably necessary or appropriate, in the opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.15.

2.16. [Reserved].

2.17. Overadvances. If (i) the aggregate U.S. Revolving Exposure outstanding exceeds the U.S. Line Cap (it being understood that for this purpose, the U.S. Borrowing Base shall deduct any Canadian Revolving Exposures borrowed in reliance on clause (d) of the definition of “Canadian Borrowing

Base”), (ii) the aggregate Canadian Revolving Exposure outstanding exceed the Canadian Line Cap or (iii) the aggregate Revolving Loans outstanding exceeds the Line Cap (each of the foregoing clauses (i), (ii) and (iii), an “Overadvance”), in each case, at any time, the excess amount shall be payable by the applicable Borrowers in accordance with Section 2.09(b), but all such Revolving Loans shall nevertheless constitute Obligations secured by the Applicable Collateral and entitled to all benefits of the Credit Documents. The Administrative Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring the Borrowers to cure an Overadvance, (a) when no other Event of Default is known to the Administrative Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required) and (ii) the aggregate amount of all Overadvances and Protective Advances is not known by the Administrative Agent to exceed 10% of the Borrowing Base, (b) regardless of whether an Event of Default exists, if the Administrative Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $500,000, and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause (i) the aggregate outstanding U.S. Revolving Exposure to exceed the aggregate U.S. Revolving Commitments, (ii) the aggregate outstanding Canadian Revolving Exposure to exceed the aggregate Canadian Revolving Commitments or (iii) the aggregate outstanding Revolving Exposure to exceed the aggregate Revolving Commitments. The making of any Overadvance shall not create nor constitute a Default or Event of Default; it being understood that the making or continuance of an Overadvance shall not constitute a waiver by the Administrative Agent or the Lenders of the then existing Event of Default. In no event shall any Borrower or other Credit Party be permitted to require any Overadvance Loan to be made. Required Lenders may at any time revoke the Administrative Agent’s authority to make further Overadvance Loans by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of an Overadvance Loan is appropriate shall be conclusive.

2.18. Protective Advances. The Administrative Agent shall be authorized, in its discretion, following notice to and consultation with the Company, at any time, to make U.S. Base Rate Loans to the U.S. Borrowers (each such loan, a “U.S. Protective Advance”) and Canadian Prime Loans (through its Canada branch or Canadian lending office) to the Canadian Borrowers and U.K. Borrowers, if any (each such Loan, a “Canadian Protective Advance” and, together with the U.S. Protective Advances, “Protective Advances”) (a) (i) in an aggregate amount, together with the aggregate amount of all Overadvance Loans, not to exceed 10% of the Borrowing Base, (ii) in an aggregate amount, together with the aggregate amount of Overadvance Loans under the U.S. Subfacility, not to exceed 10% of the U.S. Borrowing Base and (iii) in an aggregate amount, together with the aggregate amount of Overadvance Loans under the Canadian Subfacility, not to exceed 10% of the Canadian Borrowing Base, if the Administrative Agent deems such Protective Advances necessary or desirable to preserve and protect the Applicable Collateral, or to enhance the collectability or repayment of the Obligations under such Subfacility; or (b) to pay any other amounts chargeable to Credit Parties under any Credit Documents, including costs, fees and expenses; provided that (i) the aggregate amount of outstanding Protective Advances plus the outstanding amount of Revolving Exposure shall not exceed the aggregate Revolving Commitments, (ii) the aggregate amount of outstanding U.S. Protective Advances plus the outstanding amount of U.S. Revolving Exposure shall not exceed the aggregate U.S. Revolving Commitments and (iii) the aggregate amount of outstanding Canadian Protective Advances plus the outstanding amount of Canadian Revolving Exposure shall not exceed the aggregate Canadian Revolving Commitments. Each applicable Lender shall participate in each Protective Advance in accordance with its Pro Rata Percentage. Required Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances under clause (a) by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. The Administrative Agent may use the proceeds of such Protective Advances to (a) protect, insure, maintain or realize upon any Applicable Collateral; or (b) defend or maintain the validity or priority of the Collateral Agent’s Liens on any Applicable Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.

2.19. Extended Loans.

(a) Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.19, the Company may at any time and from time to time when no Event of Default then exists request that all or a portion of the Revolving Loans under any Subfacility (the “Existing Revolving Loans”), together with any related outstandings, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or any portion of the principal amount (and related outstandings) of such Revolving Loans (any such Revolving Loans which have been so converted, “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.19. In order to establish any Extended Revolving Loans, the Company shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders) (each, an “Extension Request”) setting forth the proposed terms of the Extended Revolving Loans to be established, which shall (x) be identical as offered to each Lender (including as to the proposed interest rates and fees payable) and (y) be identical to the Existing Revolving Loans, except that: (i) repayments of principal of the Extended Revolving Loans may be delayed to later dates than the Maturity Date; (ii) the Effective Yield with respect to the Extended Revolving Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Existing Revolving Loans to the extent provided in the applicable Extension Amendment; and (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Revolving Loans); provided, however, that (A) in no event shall the final maturity date of any Extended Revolving Loans at the time of establishment thereof be earlier than the then Maturity Date of any other Revolving Loans hereunder and (B) the Weighted Average Life to Maturity of any Extended Revolving Loans at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of any other Revolving Loans then outstanding. Any Extended Revolving Loans converted pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Revolving Loans, as applicable, for all purposes of this Agreement; provided that any Extended Revolving Loans converted from Existing Revolving Loans may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Revolving Loans.

(b) With respect to any Extended Revolving Loans, subject to the provisions of Sections 2.12(e) and 2.13(o), to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after the Maturity Date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Commitments and/or Extended Revolving Loan Commitments in accordance with their Pro Rata Share of the Revolving Commitments under each Subfacility (and, except as provided in Sections 2.12(e) and 2.13(o), without giving effect to changes thereto on the Maturity Date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under the Revolving Commitments and repayments thereunder shall be made on a pro rata basis (except for (x) payments of interest and fees at different rates on Extended Revolving Loan Commitments (and related outstandings) and (y) repayments required upon any Maturity Date of any Revolving Commitments or Extended Revolving Loan Commitments).

(c) The Company shall provide the applicable Extension Request at least ten (10) Business Days prior to the date on which Lenders under the Existing Revolving Loans are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.19. No Lender shall have any obligation to agree to have any of its Existing Revolving Loans converted into Extended Revolving

Loans pursuant to any Extension Request. Any Lender (each, an “Extending Lender”) wishing to have all or a portion of its Existing Revolving Loans subject to such Extension Request converted into Extended Revolving Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Existing Revolving Loans which it has elected to request be converted into Extended Revolving Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). Any Lender that does not respond to the Extension Request on or prior to the date specified therein shall be deemed to have rejected such Extension Request. In the event that the aggregate principal amount of Existing Revolving Loans subject to Extension Elections relating to a particular Extension Request exceeds the amount of Extended Revolving Loans requested pursuant to such Extension Request, Revolving Loans subject to such Extension Elections shall be converted to Extended Revolving Loans, on a pro rata basis based on the aggregate principal amount of Revolving Loans included in each such Extension Elections or to the extent such option is expressly set forth in the respective Extension Request, the Company shall have the option to increase the amount of Extended Revolving Loans so that such excess does not exist.

(d) Extended Revolving Loans shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent and each Extending Lender providing Extended Revolving Loans thereunder which shall be consistent with the provisions set forth in Section 2.19(a) above (but which shall not require the consent of any other Lender). The Administrative Agent shall promptly notify each relevant Lender as to the effectiveness of each Extension Amendment.

(e) With respect to any extension consummated by a Borrower pursuant to this Section 2.19, (i) such extension shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement, (ii) with respect to Extended Revolving Loan Commitments, if the aggregate amount extended is less than (A) the LC Commitment, the LC Commitment shall be reduced upon the date that is five (5) Business Days prior to the Maturity Date (to the extent needed so that the LC Commitment does not exceed the aggregate Revolving Commitment which would be in effect after the Maturity Date), and, if applicable, each applicable Borrower shall Cash Collateralize obligations under any issued Letters of Credit in an amount equal to 103% of the stated amount of such Letters of Credit, or (B) the Swingline Commitment, the Swingline Commitment shall be reduced upon the date that is five (5) Business Days prior to the Maturity Date (to the extent needed so that the Swingline Commitment does not exceed the aggregate Revolving Commitment which would be in effect after the Maturity Date), and, if applicable, each applicable Borrower shall prepay any outstanding Swingline Loans. The Administrative Agent and the Lenders hereby consent to each extension and the other transactions contemplated by this Section 2.19 (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Revolving Loan Commitments on such terms as may be set forth in the Extension Request) and hereby waive the requirements of any provision of this Credit Agreement or any other Credit Document that may otherwise prohibit any extension or any other transaction contemplated by this Section 2.19; provided that such consent shall not be deemed to be an acceptance of the Extension Request.

(f) Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of any Extended Revolving Loans incurred pursuant thereto, (ii) establish new tranches or sub-tranches in respect of Revolving Commitments so extended and such technical amendments as may be necessary in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.19, and (iii) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.19, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Extension Amendment. Notwithstanding the foregoing, the Administrative

Agent shall have the right (but not the obligation) to seek the advice or concurrence of the Required Lenders with respect to any matter contemplated by this Section 2.19 and, if the Administrative Agent seeks such advice or concurrence, the Administrative Agent shall be permitted to enter into such amendments with the Borrowers in accordance with any instructions actually received by such Required Lenders and shall also be entitled to refrain from entering into such amendments with the Borrowers unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by the Administrative Agent for any such advice or concurrence, all such amendments entered into with the Borrowers by the Administrative Agent hereunder shall be binding and conclusive on the Lenders. Without limiting the foregoing, in connection with any extension, if the Collateral Requirement is then currently in effect, the respective Credit Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the Latest Maturity Date so that such maturity date is extended to the Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).

2.20. Adjustment of Revolver Commitments.

(a) The Company may, by written notice to the Administrative Agent, request that the Administrative Agent and the Lenders increase or decrease the Canadian Subfacility, and (a “Canadian Revolver Commitment Adjustment”), which request shall be granted by each Lender electing to participate in such Canadian Revolver Commitment Adjustment (subject to the last sentence of this clause (a)) provided that each of the following conditions are satisfied: (i) only four Canadian Revolver Commitment Adjustments may be made in any fiscal year, (ii) the written request for a Canadian Revolver Commitment Adjustment must be received by the Administrative Agent at least three (3) Business Days prior to the requested date (which shall be a Business Day) of the effectiveness of such Canadian Revolver Commitment Adjustment (such date of effectiveness, the “Commitment Adjustment Date”), (iii) no Default or Event of Default shall have occurred and be continuing as of the date of such request or both immediately before and after giving effect thereto as of the Commitment Adjustment Date, (iv) any increase in the Canadian Subfacility shall result in a Dollar-for-Dollar decrease in the U.S. Subfacility pursuant to this Section 2.20, and any decrease in the Canadian Subfacility pursuant to this Section 2.20 shall result in a Dollar-for-Dollar increase in the U.S. Subfacility, (v) in no event shall the Revolving Commitments exceed $600,000,000 (or such greater amount resulting from the provisions of Section 2.15), (vi) no Canadian Revolver Commitment Adjustment shall be permitted if, after giving effect thereto, an Overadvance would exist as determined according to the Borrowing Base Certificate delivered pursuant to clause (ii), and (viii) the Administrative Agent shall have received a certificate of the Company dated as of the Commitment Adjustment Date certifying the satisfaction of all such conditions (including calculations thereof in reasonable detail) and otherwise in form and substance reasonably satisfactory to the Administrative Agent. Any such Canadian Revolver Commitment Adjustment shall be in an amount equal to $10,000,000 or a multiple of $1,000,000 in excess thereof and shall concurrently increase or reduce, as applicable, (1) the aggregate Canadian Revolving Commitments available for use under the Canadian Subfacility on a basis allocated by the Administrative Agent following discussion with each Lender as to their desire to participate in such Canadian Revolver Commitment Adjustment (which allocation may vary from each such Lender’s Pro Rata Percentage of the amount to be reallocated) and (2) the aggregate U.S. Revolving Commitments available for use under the U.S. Subfacility then in effect among the Lenders in accordance with such Lender’s increase or decrease in Canadian Revolving Commitments pursuant to clause (1). Notwithstanding the foregoing, (i) each Lender may elect or decline, in its sole discretion, to have its Revolving Commitment reallocated in connection with any requested Canadian Revolver Commitment Adjustment, it being understood that no Lender shall be obligated to reallocate its Revolving Commitment unless it, in its sole discretion, so agrees and, if a Lender fails to respond to any request for a Canadian Revolver Commitment Adjustment within five (5) Business Days after such Lender’s receipt of such request, such Lender shall be deemed to have declined to participate in such Canadian Revolver Commitment Adjustment and (ii) in no event shall a Lender’s aggregate Commitment be reduced without its explicit consent.

(b) The Administrative Agent shall promptly inform the Lenders of any request for a Canadian Revolver Commitment Adjustment made by the Company. If the conditions set forth in clause (a) above are not satisfied on the applicable Commitment Adjustment Date (or, to the extent such conditions relate to an earlier date, such earlier date), the Administrative Agent shall notify the Company in writing that the requested Canadian Revolver Commitment Adjustment will not be effectuated; provided, however, that the Administrative Agent shall in all cases be entitled to rely (without liability) on the certificate delivered by the Company pursuant to clause (a)(xi) immediately above in making its determination as to the satisfaction of such conditions. On each Commitment Adjustment Date, the Administrative Agent shall notify the Lenders and the Company, on or before 2:00 p.m. (New York time), by e-mail, of the occurrence of the Canadian Revolver Commitment Adjustment to be effected on such Commitment Adjustment Date, the amount of Revolving Loans held by each Lender as a result thereof, the amount of the Revolving Commitment of each Lender available for use under the U.S. Subfacility and the amount of the Revolving Commitment of each Lender available for use under the Canadian Subfacility (and the percentage of each Revolving Loan that each participant must purchase a participation interest in) as a result thereof.

2.21. FILO Exchange.

(a) Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.21, the Company may at any time and from time to time (but no more than twice in the aggregate) when no Event of Default then exists request that up to $50,000,000 in the aggregate (a) of the U.S. Revolving Commitments, together with any related outstandings, be converted into a U.S. FILO Subfacility and/or (b) of the Canadian Revolving Commitments, together with any related outstandings, be converted into a Canadian FILO Subfacility. In order to establish any such Subfacility, the Company shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders) (each, a “Canadian FILO Exchange Offer” or a “U.S. FILO Exchange Offer” as the case may be) setting forth the proposed terms of the FILO Commitments to be established, which shall (x) be identical as offered to each Lender (including as to the proposed fees payable) and (y) be on the terms set forth herein relating to the U.S. FILO Subfacility or the Canadian FILO Subfacility, as applicable.

(b) The Company shall provide the applicable FILO Exchange Offer at least ten (10) Business Days prior to the date on which Lenders are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.21. No Lender shall have any obligation to agree to participate in any FILO Exchange Offer. Any Lender wishing to participate in the FILO Exchange Offer shall notify the Administrative Agent on or prior to the date specified in such FILO Exchange Offer of the amount of its existing U.S. Revolving Commitments, or existing Canadian Revolving Commitments, as the case may be, which it requests be converted into FILO Commitments. Any Lender that does not respond to the FILO Exchange Offer on or prior to the date specified therein shall be deemed to have rejected such FILO Exchange Offer. In the event that the aggregate principal amount of existing U.S. Revolving Commitments, or existing Canadian Revolving Commitments, as the case may be, of Lenders accepting such FILO Exchange Offer exceeds the amount of FILO Commitments requested, existing U.S. Revolving Commitments, or existing Canadian Revolving Commitments, as the case may be, shall be converted to U.S. FILO Commitments or Canadian FILO Commitments, as the case may be, on a pro rata basis based on the aggregate principal amount of Revolving Loans included in each such FILO Exchange Offer.

(c) FILO Commitments shall be established pursuant to an amendment to this Agreement among the Borrowers, the Administrative Agent and each FILO Lender providing FILO Commitments thereunder which shall be consistent with the provisions set forth in Section 2.21(a) above (but which shall not require the consent of any other Lender). The Administrative Agent shall promptly notify each Lender as to the effectiveness of such amendment. Upon the effectiveness of such amendment, the establishment of any U.S. FILO Commitments shall result in a permanent Dollar-for-Dollar decrease in the U.S. Revolving Commitments, and the establishment of any Canadian FILO Commitments shall result in a permanent Dollar-for-Dollar decrease in the Canadian Revolving Commitments. If amounts are outstanding under the U.S. Subfacility at the time of establishment of a U.S. FILO Subfacility, or outstanding under the Canadian Subfacility at the time of establishment of a Canadian FILO Subfacility, such amounts up to the applicable FILO Line Cap shall be deemed outstanding under the newly-established FILO Subfacility, and only the excess over the applicable FILO Line Cap shall be deemed thereafter outstanding under the U.S. Subfacility or the Canadian Subfacility as the case may be. The lenders under the U.S. Subfacility and U.S. FILO Subfacility, or the Canadian Subfacility and Canadian FILO Subfacility, as the case may be, will be required to make such payments and reallocations to one another as the Administrative Agent shall see fit in order to effect this reallocation, as a condition to the effectiveness of any amendment instituting a U.S. FILO Subfacility or a Canadian FILO Subfacility.

(d) With respect to any FILO Exchange Offer consummated by the Company pursuant to this Section 2.21, (i) such exchange shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement. The Administrative Agent and the Lenders hereby consent to each such exchange and the other transactions contemplated by this Section 2.21 and hereby waive the requirements of any provision of this Credit Agreement or any other Credit Document that may otherwise prohibit any transaction contemplated by this Section 2.21; provided that such consent shall not be deemed to be an acceptance of the FILO Exchange Offer.

2.22. Subsidiary Borrowers.

(a) The Company may at any time, upon not less than 10 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any one or more Domestic Subsidiaries, Canadian Subsidiaries or, subject to the approval of the Administrative Agent, U.K. Subsidiaries of the Company (an “Applicant Borrower”) as a U.S. Borrower, Canadian Borrower or U.K. Borrower, respectively, to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit K (a “Borrower Designation Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, constitutional documents, incumbency certificates, opinions of counsel, Security Documents, Deposit Account Control Agreements, Collateral Access Agreements, valuations and other documents, instruments or information (including any “know-your-customer” information requested by the Administrative Agent, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their sole discretion, and Notes signed by such new Borrowers to the extent any Lenders so require. If the Administrative Agent agrees that an Applicant Borrower shall have satisfied all of the requirements of this Section 2.22 and, therefore, be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, Security Documents, opinions of counsel and other documents, instruments or information, the Administrative Agent shall send a notice in substantially the form of Exhibit L (a “Borrower Designation Notice”) to the Company and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a U.S. Borrower, if the Applicant Borrower is a Domestic Subsidiary, a Canadian Borrower, if the Applicant Borrower is a Canadian Subsidiary, or a U.K. Borrower, if the Applicant Borrower is a or U.K. Subsidiary,

for purposes hereof, whereupon each of the Lenders agrees to permit such Applicant Borrower to become a Borrower and to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Applicant Borrower otherwise shall be a U.S. Borrower, Canadian Borrower or U.K. Borrower, as the case may be, for all purposes of this Agreement; provided that no Notice of Borrowing may be submitted by or on behalf of such Applicant Borrower until the date three Business Days after such effective date.

(b) The Company may from time to time, upon not less than 10 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate any Domestic Subsidiary’s, Canadian Subsidiary’s or U.K. Subsidiary’s status as a Borrower; provided that there are no outstanding Revolving Credit Facility Loans or LC Obligations payable by such Borrower or other amounts payable by such Borrower on account of any Credit Extensions made to it, as of the effective date of such termination (unless such Loans and other Obligations have been assumed by another Borrower). Following the termination of any Subsidiary’s status as a Borrower hereunder, such Subsidiary shall, subject to the terms of Section 9.16, remain a Subsidiary Guarantor and shall remain subject to the terms of this Agreement. The Administrative Agent will promptly notify the Lenders of any such termination of a Subsidiary Borrower’s status.

Section 3 Yield Protection, Illegality and Replacement of Lenders.

3.01. Increased Costs, Illegality, etc.

(a) In the event that any Lender shall have determined (which determination shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market or Canadian interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of “LIBOR Rate” or “Canadian B/A Rate”;

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Rate Loan or B/A Equivalent Loan because of any change since the Closing Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the official interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, official guideline or request, such as, but not limited to: (A) any Tax imposed on any Lender (except Indemnified Taxes or Other Taxes indemnified under Section 5.01 or any Excluded Taxes) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBOR Rate or Canadian B/A Rate, as applicable; or

(iii) at any time, that the making or continuance of any LIBOR Rate Loan or B/A Equivalent Loans has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Closing Date which materially and adversely affects the interbank Eurodollar market or the Canadian interbank market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice in writing to the Company and, except in the case of clause (i) above, to the

Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Rate Loans or B/A Equivalent Loans shall no longer be available until such time as the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Relevant Borrower with respect to LIBOR Rate Loans or B/A Equivalent Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the applicable Borrowers, (y) in the case of clause (ii) above, each U.S. Borrower, jointly and severally, agrees to pay, and each Canadian Borrower and U.K. Borrower, if any, jointly and severally, agrees to pay, as applicable, to such Lender, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice setting forth the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, shall be submitted to the Company by such Lender and shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto), (z) in the case of clause (iii) above, the Borrowers shall take one of the actions specified in Section 3.01(b) as promptly as possible and, in any event, within the time period required by law.

(b) At any time that any LIBOR Rate Loan or B/A Equivalent Loan is affected by the circumstances described in Section 3.01(a)(ii), the Relevant Borrower may, and in the case of a LIBOR Rate Loan or a B/A Equivalent Loan affected by the circumstances described in Section 3.01(a)(iii), the Relevant Borrower shall either (x) if the affected LIBOR Rate Loan or B/A Equivalent Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent written notice on the same date that the Relevant Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 3.01(a)(ii) or (iii) or (y) if the affected LIBOR Rate Loan or B/A Equivalent Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such LIBOR Rate Loan into a U.S. Base Rate Loan, or such B/A Equivalent Loan into a Canadian Prime Loan at the end of the applicable Interest Period or Contract Period, or such earlier date as may be required by applicable law, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.01(b).

(c) If any Lender determines that after the Closing Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy or liquidity, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then, in the case of a U.S. Lender, each U.S. Borrower, jointly and severally, and, in the case of U.S. and Canadian Lenders, each Canadian Borrower and U.K. Borrower, if any, jointly and severally, agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital or liquidity. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender’s determination of compensation owing under this Section 3.01(c) shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 3.01(c), will give prompt written notice thereof to the Company, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

(d) Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III ((x) and (y) collectively referred to as “Dodd-Frank and Basel III”), shall be deemed to be a change after the Closing Date in a Requirement of Law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section 3.01).

(e) Notwithstanding anything in this Agreement to the contrary, the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section (i) for any increased costs incurred or reductions suffered more than 90 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of such Lender’s or Issuing Bank’s intention to claim compensation under this Section 3.01; provided, however, that, if the introduction or change referred to in Section 3.01(a)(ii) or 3.01(c) giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof; or (ii) such Lender or Issuing Banks is not charging such costs or reduced return to its borrowers generally with respect to which it has the right to charge such costs.

3.02. Compensation. Each U.S. Borrower, jointly and severally, agrees to compensate each U.S. Revolving Lender, and each Canadian Borrower and U.K. Borrower, if any, jointly and severally, agrees to compensate each Canadian Revolving Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation and the calculation of the amount of such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Rate Loans or B/A Equivalent Loans but excluding loss of the Applicable Margin or other anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, LIBOR Rate Loans or B/A Equivalent Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the applicable Borrower or deemed withdrawn pursuant to Section 3.01(a)); (ii) if any prepayment or repayment (including any termination or reduction of Commitments made pursuant to Section 2.07 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its LIBOR Rate Loans or B/A Equivalent Loans occurs on a date which is not the last day of an Interest Period or Contract Period with respect thereto; (iii) if any prepayment of any LIBOR Rate Loans or B/A Equivalent Loans is not made on any date specified in a notice of termination or reduction given by the Company; (iv) if any Borrower shall fail to make a payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in Canadian Dollars on its scheduled due date or any payment thereof in a different currency or (v) as a consequence of (x) any other default by any Borrower to repay its LIBOR Rate Loans or B/A Equivalent Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 3.01(b).

3.03. Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 3.01(a)(ii) or (iii), Section 3.01(c) or Section 5.01 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 3.03 shall affect or postpone any of the obligations of the Borrowers or the right of any Lender provided in Sections 3.01 and 5.01.

3.04. Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of an event giving rise to the operation of Section 3.01(a)(ii) or (iii), Section 3.01(c) or Section 5.01 with respect to such Lender or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Company shall have the right, if no Event of Default then exists (or, in the case of preceding clause (z), will exist immediately after giving effect to such replacement), to replace such Lender (the “Replaced Lender”) with one or more other Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent (to the extent the Administrative Agent’s consent would be required for an assignment to such Replacement Lender pursuant to Section 13.04); provided that (i) at the time of any replacement pursuant to this Section 3.04, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to Section 13.04(c) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Company, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the respective Replaced Lender and (II) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.05 and (ii) all obligations of each Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 3.04, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 3.04 and Section 13.04. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the applicable Borrower, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 3.01, 3.02, 5.01, 12.07 and 13.01), which shall survive as to such Replaced Lender. In connection with any replacement of Lenders pursuant to, and as contemplated by, this Section 3.04, each Borrower hereby irrevocably authorizes the Company to take all necessary action, in the name of such Borrower, as described above in this Section 3.04 in order to effect the replacement of the respective Lender or Lenders in accordance with the preceding provisions of this Section 3.04.

3.05. [Reserved].

Section 4 [Reserved].

Section 5 Taxes.

5.01. Net Payments.

(a) All payments made by or on account of any Credit Party under any Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable law. If any Taxes are required by applicable law to be withheld or deducted by any applicable withholding agent from such payments, (i) to the extent such deduction or withholding is on account of an Indemnified Tax or Other Tax, the sum payable shall be increased by the applicable Credit Party as necessary so that after all required deductions or withholding (including deduction or withholdings applicable to additional sums payable under this Section 5.01) have been made, the Lender (or the Administrative Agent if the Administrative Agent receives the payment for its own account) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, subject to the provisions of the U.K Tax Schedule where the Borrower is a U.K. Borrower, (ii) the applicable withholding agent will make such deductions or withholdings, and (iii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority. In addition, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. The Credit Parties will furnish to the Administrative Agent within 45 days after the date the payment by any of them of any Indemnified Taxes or Other Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the applicable Credit Party. With respect to the U.S. Subfacility, the U.S. Credit Parties jointly and severally agree, and with respect to the Canadian Subfacility, the Credit Parties jointly and severally agree, to indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent and each Lender, within 10 days of written request therefor, for the amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted in respect of any payment to the Administrative Agent or such Lender under any Credit Document, and any Other Taxes (including any Indemnified Taxes and Other Taxes imposed on or attributable to amounts payable under this Section 5.01), and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by such Administrative Agent or Lender (or by the Administrative Agent on behalf of a Lender) shall be conclusive absent manifest error.

(b) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or a reduce rate of, withholding Tax, including, where there is a U.K. Borrower, a passport under the HMRC DT Treaty Passport Scheme. In addition, each Lender shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documents required below in Section 5.01(c)) expired, obsolete or inaccurate in any respect, deliver promptly to the Company and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Company or the Administrative Agent) or promptly notify the Company and the Administrative Agent in writing of its inability to do so.

(c) Without limiting the generality of the foregoing, (I) solely with respect to the U.S. Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility: (x) each U.S. Revolving Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Company and the Administrative Agent on or prior to the date on which it becomes a party to this Agreement, (i) two accurate and complete original signed copies of (A) Internal Revenue Service Form W-8BEN or W-8BEN-E (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party or (B) Internal Revenue Service Form W-8ECI (or successor form) or (ii) in the case of a Lender claiming exemption from U.S. federal withholding Tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a certificate substantially in the form of Exhibit C (any such certificate, a “U.S. Tax Compliance Certificate”) and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (or successor form); (iii) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two accurate and complete original signed copies of Internal Revenue Service Form W-8IMY (or successor form) of the Lender, accompanied by Form W-8ECI, Form W-8BEN, W-8BEN-E, U.S. Tax Compliance Certificate, Form W-8IMY, and/or any other required information (or successor or other applicable form) from each beneficial owner that would be required under this Section 5.01(c) if such beneficial owner were a Lender (provided that, if the Lender is a partnership for U.S. federal income Tax purposes (and not a participating Lender), and one or more direct or indirect partners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)); or (iv) two accurate and complete original signed copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding Tax on any payments to such Lender under the Credit Documents; and (y) each Lender that is a United States person, as defined in Section 7701(a)(30) of the Code, shall deliver to the Company and the Administrative Agent, on or prior to the date on which it becomes a party to this Agreement, two accurate and complete original signed copies of Internal Revenue Service Form W-9, or any successor form, certifying that such Lender is exempt from United States back-up withholding and (II) each Lender to the Canadian Borrowers and U.K. Borrowers, if any, shall deliver to the Company and the Administrative Agent on or prior to the date on which it becomes a party to this Agreement two accurate and complete original signed copies of either (x) Internal Revenue Service Form W-9, or any successor form, certifying that such Lender is exempt from United States back-up withholding or (y) an applicable Internal Revenue Service Form W-8 certifying such Lender’s non-U.S. status. If any payment made to a Lender solely with respect to the U.S. Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company or the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine, if necessary, the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.01(c), “FATCA” shall include any amendment made to FATCA after the Closing Date.

(d) Notwithstanding any other provision of this Section 5.01, a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(e) Each Lender hereby authorizes the Administrative Agent to deliver to the Credit Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 5.01(b) or 5.01(c).

(f) If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Credit Parties or with respect to which a Credit Party has paid additional amounts pursuant to Section 5.01(a), it shall pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under Section 5.01(a) with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the relevant Credit Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing in this Section 5.01(f) shall be construed to obligate the Administrative Agent or any Lender to disclose its Tax returns or any other information regarding its Tax affairs or computations to any Person or otherwise to arrange its Tax affairs in any manner other than as it determines in its sole discretion.

(g) For the avoidance of doubt, for purposes of this Section 5.01, the term “Lender” shall include any Issuing Bank and any Swingline Lender.

Section 6 Conditions Precedent to Credit Events on the Closing Date. The Administrative Agent, Swingline Lenders, the Issuing Bank and the Lenders shall not be required to fund any Revolving Loans or Swingline Loans, or arrange for the issuance of any Letters of Credit on the Closing Date, until the following conditions are satisfied or waived.

6.01. Closing Date; Credit Documents. On or prior to the Closing Date, each Credit Party, the Administrative Agent and each of the Lenders on the date hereof shall have signed a counterpart of this Agreement (whether the same or different counterparts) and shall have delivered (by electronic transmission or otherwise) the same to the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it.

6.02. Officer’s Certificate. On the Closing Date, the Administrative Agent shall have received a certificate, dated the Closing Date and signed on behalf of the Company (and not in any individual capacity) by a Responsible Officer of the Company, certifying on behalf of the Company that (i) no Default or Event of Default exists; (ii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty); and (iii) the Credit Parties have complied with all agreements and conditions to be satisfied by them under the Credit Documents.

6.03. Opinions of Counsel. On the Closing Date, the Administrative Agent shall have received from (i) Troutman Sanders LLP, U.S. counsel to the Credit Parties and (ii) McCarthy Tétreault, special Canadian counsel to the Credit Parties, in each case, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date in form and substance reasonably satisfactory to the Administrative Agent.

6.04. Corporate Documents; Proceedings, etc.

(a) On the Closing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Closing Date, signed by a Responsible Officer of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in customary form, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably satisfactory to the Administrative Agent.

(b) On the Closing Date, the Administrative Agent shall have received good-standing certificates (or similar instrument) and bring-down telegrams or facsimiles, with respect to entities incorporated or formed under the laws of any U.S. jurisdiction for the Credit Parties which the Administrative Agent or either Joint Lead Arranger reasonably may have requested, certified by proper governmental authorities.

6.05. Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a solvency certificate from the chief financial officer of the Company substantially in the form of Exhibit F.

6.06. Borrowing Base Certificate. The Company shall have delivered to the Administrative Agent a Borrowing Base Certificate as of the most recent month ended at least 20 days prior to the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent; provided that, notwithstanding the foregoing, or the result of any field exam, inventory appraisal or Borrowing Base Certificate, on the Closing Date, there shall be $300,000,000 of Availability.

6.07. Material Adverse Effect. Since December 31, 2014, there shall not have occurred a Material Adverse Effect.

6.08. Fees, etc. On the Closing Date, the Company shall have paid to the Agents and each Lender all fees required to be paid on the Closing Date and all reasonable and documented out-of-pocket expenses required to be reimbursed by the Company to the Lenders, the Administrative Agent and the Joint Lead Arrangers in connection with the Transaction, in the case of such expenses to the extent invoiced at least one Business Day prior to the Closing Date.

6.09. Security Agreements. On the Closing Date, (a) each U.S. Credit Party shall have duly authorized, executed and delivered the U.S. Security Agreement substantially in the form of Exhibit E-1 (as amended, modified, restated and/or supplemented from time to time, the “U.S. Security Agreement”), and (b) each Canadian Credit Party shall have duly authorized, executed and delivered the Canadian Security Agreement substantially in the form of Exhibit E-2, covering all of such Credit Party’s present and future Collateral referred to therein, as applicable, and shall have delivered:

(i) in respect of each Credit Party, proper financing statements (Form UCC-1 or the equivalent) authorized for filing under the UCC, and PPSA or other appropriate filing offices of each jurisdiction, in each case, as may be reasonably necessary to perfect the security interests purported to be created by such Security Agreements;

(ii) in respect of each Credit Party, certified copies, each of a recent date, of (x) requests for information or copies (Form UCC-1), or equivalent reports as of a recent date, listing all effective financing statements under the UCC and the PPSA and other filings and/or registrations that name the relevant Credit Party as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name the relevant Credit Party as debtor (none of which shall cover any of the Collateral except to the extent evidencing Permitted Liens or securing the Existing Credit Agreement (which liens are to be released on the Closing Date)) and, as regards to Canadian Credit Parties, lien searches evidencing that all actions necessary to establish the Collateral Agent has a perfected security interest in and Lien on the Canadian Collateral have been taken and (y) reports as of a recent date listing all effective tax and judgment liens with respect to the relevant Credit Party in each jurisdiction as the Agents may reasonably require; and

(iii) an executed U.S. Perfection Certificate and Canadian Perfection Certificate.

6.10. Lender Loss Sharing Agreement. Each of the Lenders shall have executed and delivered a counterpart to the Lender Loss Sharing Agreement.

6.11. Financial Statements. On or prior to the Closing Date, the Agents and the Lenders shall have received (i) unaudited consolidated balance sheets and the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows of the Company for each fiscal quarter of the Company ended after the fiscal year 2014 of the Company for which financial statements are available, (ii) audited consolidated balance sheets and the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows of the Company for the two most recently completed fiscal years prior to the Closing Date, (iii) the Borrowers’ and their respective Restricted Subsidiaries’ most recent annual projected income statement, balance sheet and statement of cash flows for the period through December 31, 2018 and (iv) quarterly projections and availability forecasts for the period ending December 31, 2015.

6.12. Patriot Act. The Company and each other Credit Party shall have provided to the Administrative Agent the documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, the Patriot Act and AML Legislation, in each case, at least 3 Business Days prior to the Closing Date, to the extent reasonably requested in writing at least 7 Business Days prior to the Closing Date.

6.13. Insurance. The Administrative Agent shall have received certificates of insurance, together with appropriate endorsements, for the insurance policies carried by the Credit Parties, all in compliance with the Credit Documents, including Section 9.03(c) hereof.

6.14. Repayment of Obligations of Existing Credit Agreement. Reasonably satisfactory arrangements shall have been made for the repayment in full of the “Obligations” under and as defined in the Existing Credit Agreement and for the release of all the liens and security interests thereunder.

Each of the requirements set forth in Section 6.09 (except to the extent that a Lien on such Collateral may under applicable law be perfected upon closing by the filing of financing statements under the UCC or the PPSA (and if applicable, the filing of notices of intention to give security in favor of applicable Canadian Revolving Lenders pursuant to Section 427 of the Bank Act (Canada))) shall not constitute conditions precedent to any Credit Events on the Closing Date after the Company’s use of commercially reasonable efforts to satisfy such requirements without undue burden or expense, to provide such items on or prior to the Closing Date but in any event shall be delivered within 90 days of the Closing Date (or such later date as the Administrative Agent may approve).

Section 7 Conditions Precedent to All Credit Events. The obligation of each Lender and each Issuing Bank to make any Credit Extension shall be subject to the satisfaction (or waiver) of each of the conditions precedent set forth below:

7.01. Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.13(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.12(b).

7.02. Availability. The Availability Conditions on the proposed date of such Credit Extension shall be satisfied.

7.03. No Default. No Default or Event of Default shall exist at the time of, or result from, such funding or issuance.

7.04. Representations and Warranties. Each of the representations and warranties made by any Credit Party set forth in Section 8 hereof or in any other Credit Document shall be true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such date (without duplication of any materiality standard set forth in any such representation or warranty).

The acceptance of the benefits of each Credit Extension shall constitute a representation and warranty by each Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in this Section 7 and applicable to such Credit Event are satisfied as of that time (other than such conditions which are subject to the discretion of the Administrative Agent or the Lenders). All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 6 and in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders.

Section 8 Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, each Credit Party, as applicable, make the following representations, warranties and agreements.

8.01. Organizational Status. The Company and each of its Restricted Subsidiaries (i) is a duly organized or incorporated and validly existing corporation, partnership, limited liability company or unlimited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization or incorporation, to the extent applicable, (ii) has the corporate, partnership, limited liability company or unlimited holding company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is, to the extent such concepts are applicable under the laws of the relevant jurisdiction, duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually and in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect.

8.02. Power and Authority. Each Credit Party thereof has the corporate, partnership, limited liability company or unlimited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership, limited liability company or unlimited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party thereof has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

8.03. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, other than any law, statute, rule or regulation the violation of which could not reasonably be expected to result in a Material Adverse Effect, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien

(except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its respective Restricted Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, the violation of which could reasonably be expected to result in a Material Adverse Effect or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its respective Restricted Subsidiaries.

8.04. Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date, (y) filings which are necessary to perfect the security interests and Liens created under the Security Documents and (z) periodic reports under the Securities and Exchange Act of 1934, as amended), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of any Credit Document. Each Credit Party has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its properties except to the extent the failure to have, or comply with, such Governmental Approvals would not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and the Credit Parties have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

8.05. Financial Statements; Financial Condition; Projections.

(a) The consolidated balance sheets and the related consolidated statements of operations, comprehensive loss, changes in equity and cash flows of the Company and its consolidated Subsidiaries that have been and are hereafter delivered to the Administrative Agent and the Lenders, are prepared in accordance with GAAP, and fairly present, in all material respects, the financial positions and results of operations of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated. All projections delivered from time to time to the Administrative Agent and the Lenders have been prepared in good faith, based on assumptions believed at the time to be reasonable in light of the circumstances at such time. Since December 31, 2014, there has been no change in the condition, financial or otherwise, of the Company or Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(b) On and as of the Closing Date, after giving effect to the consummation of the Transaction (including the incurrence of all Loans), (i) the present fair saleable value of the assets of the Company and its Subsidiaries, on a consolidated basis, exceeds the amount that will be required to be paid on or in respect of the debts and other liabilities (including, without limitation, subordinated and contingent liabilities) of the Company and its Subsidiaries, on a consolidated basis, as they become absolute and mature, (ii) the Company and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted, and (iii) the Company and its Subsidiaries, on a consolidated basis, do not intend to incur debts and other liabilities (including, without limitation, subordinated and contingent liabilities) beyond their ability to pay such debts as they become absolute and mature.

8.06. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Credit Party, threatened (i) with respect to the Transaction or any Credit Document or (ii) that either individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect.

8.07. True and Complete Disclosure. All written information (taken as a whole) furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender (including, without limitation, all such written information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein does not, and all other such written information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender will not, on the date as of which such written information is dated or certified, contain any material misstatement of fact or omit to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such written information was provided.

8.08. Use of Proceeds; Margin Regulations.

(a) All proceeds of the Loans incurred on the Closing Date will be used by the Borrowers to finance the repayment of the Existing Credit Agreement and to pay Transaction Costs.

(b) All proceeds of the Loans incurred after the Closing Date will be used for working capital needs and general corporate purposes, including the financing of capital expenditures, Permitted Acquisitions, and other permitted Investments, Restricted Payments and any other purpose not prohibited hereunder.

(c) No Credit Party is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock, unless following such use or extension of credit the value of all Margin Stock held by all Credit Parties and their Restricted Subsidiaries in the aggregate does not exceed 25% of the value of the assets of the Credit Parties and their Restricted Subsidiaries on a consolidated basis. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

8.09. Tax Returns and Payments. Except where the failure to do so could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and each of its Restricted Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all Tax returns, statements, forms and reports for taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, the Company and/or any of its Restricted Subsidiaries, (ii) the Returns accurately reflect liability for Taxes of the Company and its Restricted Subsidiaries for the periods covered thereby, and (iii) the Company and each of its Restricted Subsidiaries have paid all Taxes payable by them, other than those that are being contested in good faith by appropriate proceedings and fully provided for as a reserve on the financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Company or any of its Restricted Subsidiaries, threatened in writing by any authority regarding any Taxes relating to the Company or any of its Restricted Subsidiaries. As of the Closing Date, neither the Company nor any of its Restricted Subsidiaries has entered into an agreement or waiver that is still in effect or been requested in writing to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of Taxes of the Company or any of its Restricted Subsidiaries.

8.10. ERISA.

(a) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in a Material Adverse Effect. Each Plan is in compliance in form and operation with its terms and with the applicable provisions of ERISA, the Code and other applicable law, except for such non-compliance that could not reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to result in a Material Adverse Effect, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is in the form of a prototype document that is the subject of a favorable opinion letter.

(b) There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Company or any Restricted Subsidiary, threatened, which could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

8.11. The Security Documents.

(a) The provisions of the Security Agreements are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors legal, valid and enforceable security interests and Liens (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) in and on all right, title and interest of the Credit Parties in the Collateral specified therein in which a security interest or Lien can be created under applicable law, and (x) in the case of the U.S. Security Agreement and the U.S. Collateral described therein, upon (i) the timely and proper filing of financing statements listing each applicable U.S. Credit Party, as a debtor, and the Collateral Agent, as secured party, in the secretary of state’s office (or other similar governmental entity) of the jurisdiction of organization of such Credit Party, (ii) sufficient identification of commercial tort claims (as applicable), and (iii) execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of the UCC) with respect to any Deposit Account (other than Excluded Accounts), the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the U.S. Security Agreement) a fully perfected security interest in and Lien on all right, title and interest in all of the U.S. Collateral (as described in the U.S. Security Agreement), subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions, (y) in the case of each Canadian Security Agreement and Canadian Collateral described therein, proper filings of PPSA financing statements and other required filings and registrations have been made (to the extent provided in the Canadian Security Agreement) to create a fully perfected security interest in and Lien on all right, title and interest in all of the Canadian Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions and (z) in the case of each U.K. Security Document and U.K. Collateral described therein, required filings and registrations, have been made (to the extent provided in the U.K. Security Documents) to create a fully perfected security interest in and Lien on all right, title and interest in all of the U.K. Collateral, subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions.

(b) Upon delivery, if any, in accordance with Section 9.12 or 9.13 as applicable and to the extent required hereunder, each Mortgage will create, as security for the obligations purported to be secured thereby, a valid and enforceable (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) and, upon recordation in the appropriate recording office, perfected security interest in and mortgage Lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except as may exist pursuant to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens related thereto).

8.12. [Reserved].

8.13. [Reserved].

8.14. Subsidiaries. On and as of the Closing Date, the Company has no Subsidiaries other than those Subsidiaries listed on Schedule 8.14. Schedule 8.14 correctly sets forth, as of the Closing Date, the percentage ownership (direct and indirect) of the Company in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

8.15. Compliance with Statutes, OFAC Rules and Regulations; Patriot Act; FCPA.

(a) Each of the Company and each of its Restricted Subsidiaries, and each of their respective officers, is in compliance with all applicable statutes, regulations and orders of (including Anti-Terrorism Laws and any other laws relating to terrorism, money laundering, embargoed persons or the Patriot Act and AML Legislation), and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Credit Party or Restricted Subsidiary under any applicable law.

(b) None of the Company or any Restricted Subsidiary, and each of their respective directors and officers, is in violation of any of the applicable foreign assets control regulations of the Office of Foreign Assets Control (“OFAC”) of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or of the Government of Canada, including pursuant to the Special Economic Measures Act (Canada) and similar laws of Canada or any enabling legislation or executive order relating thereto, and none of the Company or any Subsidiary or any Affiliate thereof is in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC or by the Government of Canada, including pursuant to the Special Economic Measures Act (Canada) and similar laws of Canada. No part of the proceeds of any Loans hereunder will be used directly, by any Credit Party or any of its Subsidiaries, or indirectly, to the knowledge of the Credit Parties and their Subsidiaries, to fund any operations in, finance any investments or activities in or make any payments in violation OFAC, the Special Economics Measures Act (Canada), Anti-Terrorism Laws, AML Legislation and any similar laws of Canada or the FCPA.

(c) The Company and each Restricted Subsidiary, and each of their respective directors and officers, is in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq. (“FCPA”), and any foreign counterpart thereto applicable to the Company or such Subsidiary. To the knowledge of the Borrowers, none of the Company or any Subsidiary has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Company or any Subsidiary or to any other Person, in violation of FCPA and any Canadian counterpart thereto applicable to the Company or such Subsidiary.

8.16. Investment Company Act. None of the Company or any Restricted Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, required to be registered as such.

8.17. [Reserved].

8.18. Environmental Matters.

(a) The Company and each Restricted Subsidiary and their respective operations and facilities are in compliance with all Environmental Laws and have obtained, maintained and are in compliance with the requirements of all applicable permits, licenses and other approvals required to be issued under such Environmental Laws, except where the failure to obtain, maintain or comply would not reasonably be expected to have a Material Adverse Effect. There are no pending or, to the knowledge of any Credit Party, threatened Environmental Claims which would reasonably be expected to have a Material Adverse Effect relating in any way to the Company or any Restricted Subsidiaries or any Real Property currently or formerly owned, leased or operated by the Company or any Restricted Subsidiaries. To the knowledge of any Credit Party, there are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Company or any Restricted Subsidiaries, or any Real Property currently or formerly owned, leased or operated by the Company or any Restricted Subsidiaries that could be reasonably expected (i) to form the basis of an Environmental Claim against the Company or any Restricted Subsidiaries or (ii) to cause any Real Property owned, leased or operated by the Company or any Restricted Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Company or any Restricted Subsidiaries under any applicable Environmental Law, in each case which would reasonably be expected to have a Material Adverse Effect.

(b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property currently, or to the knowledge of the Company or any Restricted Subsidiary, formerly owned, leased or operated by the Company or any Restricted Subsidiaries where such generation, use, treatment, storage, transportation or Release has (i) violated or could be reasonably expected to violate any Environmental Law, (ii) give rise to an Environmental Claim or (iii) give rise to liability under any Environmental Law, in each case which would reasonably be expected to have a Material Adverse Effect.

8.19. Labor Relations. Except as would not reasonably be expected to have a Material Adverse Effect, (a) as of the Closing Date, there are no strikes, lockouts, slowdowns or other labor disputes pending against the Company or any Restricted Subsidiaries or, to the knowledge of each Credit Party, threatened against the Company or any Restricted Subsidiaries, (b) to the knowledge of each Credit Party, there are no questions concerning union representation with respect to the Company or any Restricted Subsidiaries, (c) the hours worked by and payments made to employees of the Company or any Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, municipal, local, or foreign law dealing with such matters and (d) to the knowledge of each Credit Party, no wage and hour department investigation has been made of the Company or any Restricted Subsidiaries.

8.20. Intellectual Property. The Company and each other Restricted Subsidiary owns or has the right to use Intellectual Property used in, held for use in and otherwise necessary for the present conduct of its respective business. The operation of their respective businesses by the Company and each other Restricted Subsidiary does not infringe upon, misappropriate, violate or otherwise conflict with the Intellectual Property of any third party except as such would not reasonably expected to have a Material Adverse Effect.

8.21. [Reserved].

8.22. Borrowing Base Certificate. At the time of delivery of each Borrowing Base Certificate, assuming that any eligibility criterion that requires the approval or satisfaction of the Administrative Agent has been approved by or is satisfactory to the Administrative Agent, each Account reflected therein as eligible for inclusion in the Borrowing Base is an Eligible Account, Eligible Insured and Letter of Credit Backed Account or Eligible Investment Grade Account and the Inventory reflected therein as eligible for inclusion in the Borrowing Base constitutes Eligible Inventory, in each case as of the month end date for which such Borrowing Base Certificate is calculated.

8.23. [Reserved].

8.24. Canadian Pension Plans. As of the Closing Date, Schedule 8.24 lists all Canadian Pension Plans maintained or contributed to by each Canadian Credit Party. None of the Canadian Pension Plans is a “multi-employer pension plan,” as defined in the Pension Benefits Act (Ontario) or an equivalent plan under the pension standards legislation of any other applicable jurisdiction in Canada, other than where all employers are Credit Parties or Affiliates of Credit Parties. The Canadian Pension Plans are duly registered under the ITA (if such registration is required) and under all other applicable laws which require registration and no event has occurred which could reasonably be expected to cause the loss of such registered status. All obligations of each of the Canadian Credit Parties (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed on a timely basis and in compliance with the terms of such plans and agreements, any applicable collective bargaining agreement and all laws (including the Canadian Pension Regulations), except to the extent that any failure to do so could not reasonably be expected to have a Material Adverse Effect. All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan have been paid or remitted in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws. Except as disclosed in Schedule 8.24, no events have occurred which could give rise to a partial or full termination of any Canadian Pension Plan and there are no outstanding disputes concerning the assets of the Canadian Pension Plans, in either case which could reasonably be expected to have a Material Adverse Effect. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans. No promises of benefit improvements under the Canadian Pension Plans have been made by the Credit Parties except where such improvement could not reasonably be expected to have a Material Adverse Effect.

Section 9 Affirmative Covenants. The Company and each other Restricted Subsidiary hereby covenants and agrees that on and after the Closing Date and so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) any indemnification obligations arising hereunder for which no claim has been made and (ii) Secured Bank Product Obligations), or any Letter of Credit shall remain outstanding (unless such Letter of Credit is Cash Collateralized or backstopped on terms reasonably satisfactory to the issuer of such Letter of Credit):

9.01. Information Covenants. The Company will furnish to the Administrative Agent for distribution to each Lender:

(a) Quarterly Financial Statements. Within 60 days (or such earlier date on which the Company is required (giving effect to any extensions granted by the SEC) to make any public filing of such information) after the end of each of the first three fiscal quarters of each fiscal year, (i) the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly accounting period and the related consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year, certified by a Responsible Officer of the Company that they fairly present, in all material respects and in accordance with GAAP, the financial condition of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period. If the Company has filed (within the time period required above) a Form 10-Q with the SEC for any fiscal quarter described above, then the Lenders shall accept such Form 10-Q in lieu of such items.

(b) Annual Financial Statements. Within 105 days (or such earlier date on which the Company is required (giving effect to any extensions granted by the SEC) to make any public filing of such information) after the end of each fiscal year, (i) the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year, together with an opinion from PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing (which opinion (1) may be addressed to the board of directors and the shareholders of the Company and (2) shall be without a “going concern” or like qualification or exception nor any qualification or exception as to the scope of such audit) which states that such statements presents fairly, in all material respects, the financial position of the Company and its consolidate subsidiaries as of the close of such fiscal year, and the results of operations and their cash flows for the periods indicated, in conformity with GAAP and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year. If the Company has filed (within the time period required above) a Form 10-K with the SEC for any fiscal year described above, then the Lenders shall accept such Form 10-K in lieu of such items.

(c) Perfection Certificate Update. At the time of delivery of the Section 9.01(b) annual financials, a certificate from a Responsible Officer certifying that there have been no changes to Schedules 1, 2, 7, 8 and 9 of the U.S. Perfection Certificate and Schedules 1, 2, 6, 7, and 8 of the Canadian Perfection Certificate since the Closing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (ii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Company and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes

(d) Annual Budget. No later than 60 days following the first day of each fiscal year of the Company, a consolidated annual plan, prepared in accordance with the Company’s normal accounting procedures applied on a consistent basis, for the next fiscal year, containing quarterly detail, including projected quarterly borrowing base levels for such fiscal year.

(e) Officer’s Certificates. At the time of the delivery of the Section 9.01 Financials, a Compliance Certificate from a Responsible Officer of the Company substantially in the form of Exhibit G, certifying on behalf of the Company that, to such Responsible Officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the reasonably detailed calculations with respect to the Consolidated Fixed Charge Coverage Ratio for such period.

(f) Notices. Promptly after any Responsible Officer of the Company or any of its Restricted Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default or any default or event of default under the Senior Notes Indenture or any refinancing thereof or any Specified Secured Indebtedness or other debt instrument in excess of the Threshold Amount, (ii) any litigation or governmental investigation or proceeding pending against the Company or any of its Subsidiaries (x) which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Credit Document, or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

(g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Company or any of its Restricted Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”) or deliver to holders (or any trustee, agent or other representative therefor) of the Senior Notes pursuant to the terms of the Senior Notes Indenture.

(h) [Reserved].

(i) Notices to Holders of Senior Notes and Specified Secured Indebtedness. Contemporaneously with the sending or filing thereof, the Company will provide to the Administrative Agent for distribution to each of the Lenders, any notices provided to, or received from, holders of (I) Senior Notes, or any refinancing thereof or (II) Specified Secured Indebtedness or other Indebtedness, in each case of this clause (II), with a principal amount in excess of the Threshold Amount.

(j) Financial Statements of Unrestricted Subsidiaries. If following the Closing Date, any Subsidiary (other than an Immaterial Subsidiary) is designated as an Unrestricted Subsidiary, then simultaneously with the delivery of each set of Section 9.01 Financials, a reconciliation reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

(k) [Reserved].

(l) Pension Plan Notices. The Company shall deliver to the Administrative Agent upon request (i) a complete copy of the most recent annual report (on Internal Revenue Service Form 5500 series, including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) filed with the Internal Revenue Service or other Governmental Authority of each Plan that is maintained or sponsored by the Company or a Restricted Subsidiary, (ii) copies of the annual actuarial report (including applicable schedules) with respect to each Canadian Pension Plan as filed with any applicable Governmental Authority, and (iii) copies of annual financial statements or reports in respect of Canadian Pension Plan funds delivered to the appropriate Canadian pension authorities.

(m) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Company or any of its Restricted Subsidiaries (including in relation to any Canadian Pension Plans) as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request, including a listing of each Credit Party’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to the Administrative Agent.

(n) Information required to be delivered pursuant to this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information (including, in the case of certifications required pursuant to clause (a) above, the certifications accompanying any such quarterly report pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications permitted by Section 13.03.

9.02. Books, Records and Inspections.

(a) The Company and any Restricted Subsidiary will keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP in all material respects.

(b) The Company will permit the Administrative Agent, subject to reasonable advance notice to, and reasonable coordination with, the Company and normal business hours, to visit and inspect the properties of any Borrower, at the Borrowers’ expense to the extent provided in clause (c) below, inspect, audit and make extracts from any Borrower’s corporate, financial or operating records, and discuss with its officers, employees, agents, advisors and (in the presence of the Company, any Borrower or a Subsidiary of the Company, unless a Default or Event of Default shall have occurred and be continuing) independent accountants (subject to such accountants’ customary policies and procedures) such Borrower business, financial condition, assets and results of operations; provided that the Administrative Agent shall only be permitted to conduct one field examination and one inventory appraisal with respect to any Collateral comprising the Borrowing Base per 12-month period; provided, further, that (i) if at any time Availability is less than the greater of (x) 20% of the Line Cap and (y) $100,000,000 for a period of 5 consecutive Business Days during such 12-month period, one additional field examination and one additional inventory appraisal will be permitted in such 12-month period and (ii) if a Cash Dominion Event or Event of Default has occurred and is continuing, one additional field examination and one additional inventory appraisal will be permitted in such 12-month period, except that during the existence and continuance of an Event of Default, there shall be no limit on the number of additional field examinations and inventory appraisals that shall be permitted at the Administrative Agent’s request; it being understood that such field examination or appraisal once commenced, may be completed at, subject to Section 13.01, the Borrowers’ expense notwithstanding the cessation of such Event of Default or Cash Dominion Event. Neither the Administrative Agent nor any Lender shall have any duty to any Borrower to share any results of any field examination with any Borrower. The Company acknowledges that all field examinations are conducted by or for the Administrative Agent and Lenders for their purposes, and the Borrowers shall not be entitled to rely upon them. The Administrative Agent and the Lenders shall, at the request of the Company, share any results of any appraisal with the Credit Parties, subject to any non-reliance or similar undertakings, if any, required by the appraiser or the Lenders.

(c) Subject to Section 13.01(a), reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with (i) one examination per fiscal year of any Borrower’s books and records or any other financial or Collateral matters as the Administrative Agent deems appropriate and (ii) field examinations and inventory appraisals of Collateral comprising the Borrowing Base in each case subject to the limitations on such examinations, audits and appraisals permitted under the preceding paragraph.

9.03. Maintenance of Property; Insurance.

(a) The Company and each Restricted Subsidiary will, (i) keep all tangible property necessary to the business of the Company and such Restricted Subsidiary in good working order and condition, ordinary wear and tear, casualty and condemnation excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Company and such Restricted Subsidiary and (iii) furnish to the Administrative Agent, upon its request therefor, full information as to the insurance carried.

(b) If at any time during the effectiveness of a Collateral Requirement, the improvements on a Mortgaged Property are located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Relevant Borrower shall, or shall cause the applicable Credit Party to (i) maintain, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such insurance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance.

(c) The Company and each Restricted Subsidiary will at all times keep its property constituting Collateral insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Company and/or such Restricted Subsidiaries) (i) shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or additional insured, as applicable), (ii) shall, in the case of Canadian Collateral, include an Insurance Bureau of Canada, Form 3000, mortgagee endorsement, and (iii) if agreed by the insurer (which agreement the Relevant Borrower shall use commercially reasonable efforts to obtain), shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof (or, with respect to non-payment of premiums, 10 days’ prior written notice) by the respective insurer to the Collateral Agent; provided that the requirements of this Section 9.03(c) shall not apply to (x) insurance policies covering (1) directors and officers, fiduciary or other professional liability, (2) employment practices liability, (3) workers’ compensation liability, (4) automobile and aviation liability, (5) health, medical, dental and life insurance, and (6) such other insurance policies and programs as the Collateral Agent may approve; and (y) self-insurance programs.

(d) If the Company or any Restricted Subsidiary shall fail to maintain insurance in accordance with this Section 9.03, or the Company or any Restricted Subsidiary shall fail to so endorse and deposit all policies or certificates with respect thereto, after any applicable grace period, the Administrative Agent shall have the right (but shall be under no obligation), after 5 days’ notice to the Company, to procure such insurance and the Credit Parties jointly and severally agree to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

9.04. Existence; Franchises. The Company and any Restricted Subsidiary will (a) do all things necessary to preserve and keep in full force and effect its existence and (b) in the case of the Company and such Restricted Subsidiaries, its and their rights, franchises, licenses, permits, and Intellectual Property, in each case under this clause (b), to the extent the failure to do so would reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 9.04 shall prevent (i) sales of assets and other transactions by the Company or such Restricted Subsidiaries in accordance with Section 10.02, (ii) the abandonment by the Company or such Restricted Subsidiaries of any rights, franchises, licenses, permits, or Intellectual Property that the Company reasonably determines are no longer material to the operations of the Company and such Restricted Subsidiaries taken as a whole, or (iii) the withdrawal by the Company or such Restricted Subsidiaries of its qualification as a foreign corporation, partnership, limited liability company or unlimited liability company, as the case may be, in any jurisdiction if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.05. Compliance with Statutes, etc. The Company and any Restricted Subsidiary will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, ERISA, Canadian Employee Benefits Legislation, OFAC, FCPA, Anti-Terrorism Laws, AML Legislation and Patriot Act), except in each case such noncompliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.06. Compliance with Environmental Laws. The Company and any Restricted Subsidiary will comply with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of Real Property now or hereafter owned, leased or operated by the Company or any Restricted Subsidiary, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws (other than Liens imposed on leased Real Property resulting from the acts or omissions of the owner of such leased Real Property or of other tenants of such leased Real Property who are not within the control of the Company), except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary will generate, use, treat, store, Release or permit the generation, use, treatment, storage, or Release of Hazardous Materials at, on or under any Real Property now or hereafter owned, leased or operated by the Company or any Restricted Subsidiary, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except in compliance with all Environmental Laws or where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

9.07. ERISA. As soon as reasonably practicable and, in any event, within ten (10) Business Days after the Company or any Restricted Subsidiary knows of the occurrence of any of the following, the Company will deliver to the Administrative Agent a certificate setting forth a reasonable level of detail as to such occurrence and the action, if any, that the Company, such Restricted Subsidiary or, to the knowledge of the Company, an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by the Company, such Restricted Subsidiary, the Plan administrator or, to the extent available, such ERISA Affiliate to or with the PBGC or any other Governmental Authority, or a Plan participant and any notices received by the Company, such Restricted Subsidiary or, to the extent available, such ERISA Affiliate from the PBGC or any other Governmental Authority, or a Plan participant with respect thereto: that (a) an ERISA Event has occurred that is reasonably expected to result in a Material Adverse Effect; (b) there has been an increase in Unfunded Pension Liabilities since the date the representations hereunder are given, or from any prior notice, as applicable, in either case, which is reasonably expected to result in a Material Adverse Effect; (c) there has been an increase in the estimated withdrawal liability under Section 4201 of ERISA, if the Company, any Restricted Subsidiary and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans which is reasonably expected to result in a Material Adverse Effect; (d) the Company, any Restricted Subsidiary or, to the knowledge of the Company, any ERISA Affiliate adopts, or commences contributions to, any Plan subject to Section 412 of the Code, or adopts any amendment to a Plan subject to Section 412 of the Code which is reasonably expected to result in a Material Adverse Effect.

9.08. [Reserved].

9.09. [Reserved].

9.10. Payment of Taxes. Each of the Company and any Restricted Subsidiary will pay and discharge all material Taxes imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto and all material lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company or any Restricted Subsidiary not otherwise permitted under Section 10.01(i); provided that neither the Company nor any Restricted Subsidiary shall be required to pay any such Tax which is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

9.11. Use of Proceeds. Each Borrower will use the proceeds of the Loans only as provided in Section 8.08.

9.12. Additional Security; Further Assurances; etc.

(a) Each Borrower and each Wholly-Owned Restricted Subsidiary which is a Domestic Subsidiary, a Canadian Subsidiary or an English Subsidiary, but excluding any Immaterial Subsidiary, will, grant to the Collateral Agent for the benefit of the Secured Creditors security interests in such Collateral of such Borrower and such Restricted Subsidiaries as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent, the Collateral Agent or the Required Lenders (collectively, as may be amended, modified or supplemented from time to time, the “Additional Security Documents”); provided that, solely with respect to the U.S. Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility, the pledge of the outstanding capital stock of any FSHCO or CFC directly owned by a U.S. Credit Party shall be limited to (x) no more than sixty-five percent (65%) of the total combined voting power for all classes of the voting capital stock (including, for the avoidance of doubt, any instrument treated as stock for U.S. federal income tax purposes) of such FSHCO or CFC and (y) one-hundred percent (100%) of the non-voting capital stock of such FSHCO or CFC. All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and (subject to exceptions as are reasonably acceptable to the Administrative Agent) shall constitute, upon taking all necessary perfection (or the equivalent with respect to each Canadian Credit Party under applicable law in Canada and each English Credit Party under English law or the relevant law of any country in the U.K. other than England and Wales where any U.K. Collateral is situated) action (which the Credit Parties agree to promptly take) valid and enforceable perfected (or the equivalent with respect to each Canadian Credit Party under applicable law in Canada and each English Credit Party under applicable law in England and Wales or the relevant law in any other country in the U.K.)) security interests and Mortgages (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights in any jurisdiction and by equitable principles (regardless of whether enforcement is sought in equity or at law)), superior to and prior to the rights of all third Persons (in the case of ABL Priority Collateral) and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect (subject to exceptions as are reasonably acceptable to the Administrative Agent) the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all Taxes, fees and other charges payable in connection therewith shall be paid in full. Notwithstanding any other provision in this Agreement or any other Credit Document and solely with respect to the U.S. Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility, no FSHCO, Foreign Subsidiary that is a CFC, or Domestic Subsidiary of a Foreign Subsidiary that is a CFC shall be required to pledge, nor shall the U.S. Collateral include, any of its assets to secure any obligations of the U.S.

Credit Parties under the Credit Documents relating to the U.S. Subfacility or guarantee the obligations of the Company under the Credit Documents relating to the U.S. Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility.

(b) With respect to any person that is or becomes after the Closing Date a Wholly-Owned Restricted Subsidiary which is either a Domestic Subsidiary, a Canadian Subsidiary or an English Subsidiary, but excluding any Immaterial Subsidiary, the applicable Credit Party that is the parent of such Wholly-Owned Restricted Subsidiary or such Wholly-Owned Restricted Subsidiary, as applicable, shall promptly (i) if a Domestic Subsidiary, cause such new Domestic Subsidiary (A) to execute a joinder agreement to this Agreement in form and substance satisfactory to the Administrative Agent to join as a Borrower, or to the Credit Party Guaranty set forth herein to join as a Guarantor and a joinder agreement to each applicable Security Document, substantially in the form annexed thereto, and (B) cause such new Wholly-Owned Domestic Subsidiary to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; (ii) if a Canadian Subsidiary, cause such Wholly-Owned Canadian Subsidiary (A) to execute a joinder agreement to this Agreement in form and substance satisfactory to the Administrative Agent to join as a Canadian Borrower or a Canadian Subsidiary Guarantor, and to the Credit Party Guaranty set forth herein to join as a Guarantor and a joinder agreement to each applicable Security Document, substantially in the form annexed thereto and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; (iii) if an English Subsidiary, cause such English Subsidiary (A) to execute a joinder agreement to this Agreement in form and substance satisfactory to the Administrative Agent to join as a Guarantor, and to the Credit Party Guaranty set forth herein to join as a Guarantor and a new Security Document in form and substance reasonably acceptable to the Administrative Agent and Collateral Agent or a joinder agreement to each applicable Security Document, substantially in the form annexed thereto and (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law; and (iv) at the request of the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Lenders, of counsel to the Credit Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 9.12(b) as the Administrative Agent may reasonably request.

(c) Each of the Credit Parties will, at the expense of the Company, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent, promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at Company’s expense, any document or instrument supplemental to or confirmatory of the Security Documents, including opinions of counsel, or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary for the continued validity, perfection (or the equivalent with respect to the Canadian Credit Parties under applicable law in Canada and with respect to the English Credit Parties under the relevant applicable law in the U.K.) and priority of the Liens on the Collateral covered thereby subject to no other Liens except for Permitted Liens or as otherwise permitted by the applicable Security Document.

(d) Each of the Credit Parties agrees that each action required by clauses (a) through (c) of this Section 9.12 shall be completed as soon as reasonably practicable, but in no event later than 90 days after such action is required to be taken pursuant to such clauses or requested to be taken by the Administrative

Agent, Collateral Agent or the Required Lenders (or such longer period as the Administrative Agent shall otherwise agree), as the case may be; provided that in no event will the Credit Parties be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 9.12.

9.13. Post-Closing Actions. Each of the Credit Parties agrees that it will complete each of the actions described on Schedule 9.13 as soon as commercially reasonable and by no later than the date set forth in Schedule 9.13 with respect to such action or such later date as the Administrative Agent may reasonably agree.

9.14. Collateral Requirement.

(a) Upon the occurrence of the Collateral Requirement, each of the Credit Parties will grant to the Collateral Agent for the benefit of the Secured Creditors valid and perfected security interests and Mortgages (to the extent applicable) in all of the Non-ABL Priority Collateral of the Credit Parties that will secure the Specified Secured Indebtedness under Section 10.01(vi) that triggered such Collateral Requirement (such Specified Secured Indebtedness, the “Applicable Specified Secured Indebtedness”) and which Non-ABL Priority Collateral is not covered by the then existing Security Documents by entering into Additional Security Documents that are in form and substance reasonably acceptable to the Administrative Agent; provided that solely with respect to the U.S. Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility, the pledge of the outstanding capital stock of any FSHCO or CFC directly owned by a U.S. Credit Party shall be limited to (x) no more than sixty-five percent (65%) of the total combined voting power for all classes of the voting capital stock (including, for the avoidance of doubt, any instrument treated as stock for U.S. federal income tax purposes) of such FSHCO or CFC and (y) one-hundred percent (100%) of the non-voting capital stock of such FSHCO or CFC.

(b) All such security interests and Mortgages shall be granted pursuant to documentation consistent with the security documentation granted to the holders of the Applicable Specified Secured Indebtedness and otherwise reasonably satisfactory in form and substance to the Administrative Agent and (subject to exceptions as are acceptable to the holders of the Applicable Specified Security Indebtedness and otherwise reasonably acceptable to the Administrative Agent) shall constitute, upon taking all necessary perfection (or the equivalent with respect to each Canadian Credit Party under applicable law in Canada and each English Credit Party under the relevant applicable law in the U.K.) action (which the Credit Parties agree to promptly take) valid and enforceable perfected (or the equivalent with respect to each Canadian Credit Party under applicable law in Canada and each English Credit Party under the relevant applicable law in the U.K.) security interests and Mortgages (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)), superior to and prior to the rights of all third Persons (other than the holders of the Applicable Specified Secured Indebtedness) and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect (subject to exceptions as are acceptable to the holders of the Applicable Specified Security Indebtedness and otherwise reasonably acceptable to the Administrative Agent) the Liens in favor of the Collateral Agent required to be granted pursuant to such Additional Security Documents and all Taxes, fees and other charges payable in connection therewith shall be paid in full. Notwithstanding any other provision in this Agreement or any other Credit Document and solely with respect to the U.S. Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility, no FSHCO, Foreign Subsidiary, or Domestic Subsidiary of a Foreign Subsidiary that is a CFC shall be required to pledge, nor shall the U.S. Collateral include, any of its assets to secure any obligations of the U.S. Credit Parties under the Credit Documents relating to the U.S. Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility or guarantee the obligations of the Company under the Credit Documents relating to the U.S. Subfacility or any borrowing by any U.S. Borrower under the Canadian Subfacility.

(c) If following the occurrence and during the continuation of the Collateral Requirement the Administrative Agent reasonably determines that it or the Lenders are required by law or regulation to have appraisals prepared in respect of any Mortgaged Property, the Company will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.

(d) If any Mortgages are to be delivered in connection with a Collateral Requirement, the Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Party relating thereto) and a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 9.03 (including, without limitation, flood insurance policies) and the applicable provisions of the Security Documents, each of which (i) shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (ii) shall name the Collateral Agent, on behalf of the Secured Creditors, as additional insured, (iii) in the case of flood insurance, shall (a) identify the addresses of each property located in a special flood hazard area, (b) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto and (c) provide that the insurer will give the Collateral Agent 45 days written notice of cancellation or non-renewal and (iv) shall be otherwise in form and substance satisfactory to the Administrative Agent.

(e) Each Agent and each Lender agrees that, notwithstanding anything to the contrary in this Section 9.14, (i) no Credit Party shall be required to grant any Lien on or security interest in any Non-ABL Collateral, or, except to the extent the Lenders are required by law to require the actions set forth in Section 9.14(c) or 9.14(d), take any action to establish, perfect, preserve or protect any such Lien or security interest, except and only to the extent such Lien or security interest is granted to, or such action to establish, perfect, preserve or protect any such Lien or security interest is required by, the holders of the Applicable Specified Secured Indebtedness or their representative and (ii) as such time as the Lien on or security interest in such Non-ABL Priority Collateral is released by the holders of the Applicable Specified Secured Indebtedness, the Collateral Agent shall, and it hereby authorized to, release the Lien on and security interest in such Non-ABL Priority Collateral held by the Collateral Agent.

(f) Each Borrower and each Restricted Subsidiary agrees that the requirements of this Section 9.14 shall be satisfied (or waived by the Administrative Agent) as soon as reasonably practicable but in no event later than the date on which any of the foregoing actions are required to be taken for the benefit of the holders of the Applicable Specified Secured Indebtedness secured by such Non-ABL Priority Collateral (subject to exceptions as are reasonably acceptable to the Administrative Agent).

(g) In the event that any Applicable Specified Secured Indebtedness is repaid, or the holders thereof release all Liens and security interests in the ABL Priority Collateral securing such Applicable Specified Secured Indebtedness or release their Liens and security interests in the Non-ABL Priority Collateral, then the Collateral Requirement with respect to such Applicable Specified Indebtedness shall terminate and, subject to the terms of this Section 9.14 with respect to any other Specified Secured Indebtedness, the Administrative Agent and the Collateral Agent will release the Liens and security interests in the Non-ABL Priority Collateral as security for the Obligations.

9.15. Canadian Pension Plans. Each Credit Party shall:

(a) for each existing, or hereafter adopted, Canadian Pension Plan, comply in a timely fashion with and perform all of its obligations (including fiduciary, funding, investment and administration obligations) under and in respect of such Canadian Pension Plan, including under any funding agreements, any applicable collective bargaining agreement and all laws (including the Canadian Pension Regulations), except where any failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b) remit or pay all employer and employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan in a timely fashion in accordance with the terms thereof, any funding agreements, any applicable collective bargaining agreement and all laws (including the Canadian Pension Regulations);

(c) furnish to the Administrative Agent (i) promptly after becoming aware of any failure to make, remit or pay any employee or employer payments, contributions (including “normal cost”, “special payments” and any other payments in respect of any funding deficiencies or shortfalls) or premiums to a Canadian Pension Plan on a timely basis which remains unpaid, written notice thereof, together with an explanation of the actions taken or proposed to be taken by the applicable Credit Party relating thereto, (ii) promptly after becoming aware of any decision or action taken by a Credit Party to wind up or terminate any Canadian Pension Plan that provides for defined benefits (other than an Ontario Pension Plan) or any decision or written notice of a Governmental Authority ordering, proposing to order or indicating an intention to order the partial or full termination of any Canadian Pension Plan that provides for defined benefits or the occurrence of or forthcoming occurrence of any event which could reasonably be expected to result in the partial or full termination of any Canadian Pension Plan that provides for defined benefits, written notice thereof, together with an explanation of the actions taken or proposed to be taken by the applicable Credit Party relating thereto and (iii) not less than thirty (30) days (or such shorter period as is reasonably practicable in the case of an arm’s-length sale of any Canadian Pension Plan to a buyer who assumes all liabilities thereunder) prior to the windup or termination by any Credit Party of any Ontario Pension Plan which provides defined benefits, notice of such event;

(d) for each existing, or hereafter adopted, registered Canadian Pension Plan, ensure that such plan retains its registered status under applicable laws; and

(e) comply in all material respects with all covenants, responsibilities and other obligations imposed on the Company and each of its Subsidiaries under the Government Pension Agreements.

9.16. Designation of Unrestricted Subsidiaries. The Company may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Payment Conditions shall be satisfied on a pro forma basis, (iii) in the case of any Borrower designated as an Unrestricted Subsidiary, all Loans outstanding to such Borrower shall be repaid in full in case and all Letters of Credit issued for the account of such Borrower shall have expired or been terminated, (iv) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, such designation shall constitute an Investment in such Unrestricted Subsidiary (calculated as an amount equal to the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in such Subsidiary), and such Investment shall be permitted under Section 10.05, (v) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of (I) the Senior Notes Indenture, or (II) any other debt instrument, in each case of this clause (II), with a principal amount in excess of the Threshold Amount, (vi) immediately after giving effect to the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall comply with the provisions of Section 9.12 with respect to such designated Restricted Subsidiary, (vii) no Restricted Subsidiary may be a Subsidiary of an Unrestricted Subsidiary, (viii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, no recourse whatsoever (whether by contract or by operation of law or otherwise) may be had to the Company or any Restricted Subsidiary or any of their respective properties or assets for any obligations of such Unrestricted Subsidiary except as permitted by Section 10.05 and (ix) the Company shall have delivered to the Administrative Agent and each Lender a certificate executed by its chief financial officer or treasurer, certifying to the best of such officer’s knowledge, compliance with the requirements of the preceding clauses (i) through (vii), inclusive, and containing the calculations (in reasonable detail) required by the preceding clause (ii). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (A) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (B) a return on any Investment by the Company in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Company’s Investment in such Subsidiary.

9.17. Collateral Monitoring and Reporting.

(a) Borrowing Base Certificates. By the 20th day of each month, the Company shall deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate as of the close of business of the previous month; (provided that, if a Weekly Reporting Event shall have occurred and be continuing, the Company shall deliver to the Administrative Agent weekly Borrowing Base Certificates by Wednesday of every week prepared as of the close of business on Friday of the previous week, which weekly Borrowing Base Certificates shall be in standard form unless otherwise reasonably agreed to by the Administrative Agent; it being understood that any Borrowing Base Certificates delivered on a weekly basis will be limited to updating the balances of the Accounts as of the most recently ended week. All information (including calculation of Availability) in a Borrowing Base Certificate shall be certified by the Company. The Administrative Agent may from time to time, in its Permitted Discretion, adjust any such report to the extent any information or calculation is inaccurate or does not comply with this Agreement.

(b) Records and Schedules of Accounts.

(i) Each Credit Party shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and the Company shall submit to the Administrative Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to the Administrative Agent, on such periodic basis as the Administrative Agent as may request. The Company shall also provide to the Administrative Agent, on or before the 20th day of each month, a summary aged trial balance of all Accounts as of the end of the preceding month, together with such status reports and other information as the Administrative Agent may reasonably request.

(ii) If an Account of any Borrower, Canadian Credit Party or English Credit Party includes a charge for any Taxes, the Administrative Agent is authorized, in its discretion at any time during the continuation of an Event of Default, to pay the amount thereof to the proper taxing authority for the account of such Credit Party and to charge the Credit Parties therefor; provided, however, that neither the Administrative Agent nor Lenders shall be liable for any Taxes that may be due from the Credit Parties or with respect to any Collateral.

(iii) Whether or not a Default or Event of Default exists, the Administrative Agent shall have the right at any time, in the name of the Administrative Agent, any designee of the Administrative Agent or any Credit Party, to verify the validity, amount or any other matter relating to any Accounts of the Credit Parties by mail, telephone or otherwise. The Credit Parties shall cooperate fully with Administrative Agent in an effort to facilitate and promptly conclude any such verification process.

(c) Cash Management.

(i) Each U.S. Credit Party shall, along with the Collateral Agent and each of those banks in which each Core U.S. Concentration Account, U.S. Collection Account and other Deposit Account (other than Excluded Accounts) are maintained by each such U.S. Credit Party, within 90 days (as may be extended by the Administrative Agent in its sole discretion) hereof with respect to any such account maintained on the date hereof and within 90 days (as may be extended by the Administrative Agent in its sole discretion) after opening or acquiring any such account after the date hereof, enter into, and thereafter maintain, Deposit Account Control Agreements in respect of each such Core U.S. Concentration Account, U.S. Collection Account and Deposit Account (other than Excluded Accounts). Each U.S. Credit Party shall instruct all Account Debtors of the U.S. Credit Parties to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable U.S. Collection Bank (or to remit such payments to the applicable U.S. Collection Bank by electronic settlement) with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable U.S. Collection Bank and deposited in the applicable U.S. Collection Account. All amounts received by any U.S. Credit Party and any U.S. Collection Bank in respect of any Account of an Account Debtor of any U.S. Credit Party, shall upon receipt be deposited into a U.S. Collection Account or a Core U.S. Concentration Account, in each case, which is subject to a Deposit Account Control Agreement.

(ii) Each Canadian Credit Party shall, along with the Collateral Agent and each of those banks in which each Core Canadian Concentration Account, Canadian Collection Account and Deposit Account (other than Excluded Accounts) are maintained by each such Canadian Credit Party, within 90 days (as may be extended by the Administrative Agent in its sole discretion) hereof with respect to any such account maintained on the date hereof and within 90 days (as may be extended by the Administrative Agent in its sole discretion) after opening or acquiring any such account after the date hereof, enter into, and thereafter maintain, Deposit Account Control Agreements in respect of each such Core Canadian Concentration Account, Canadian Collection Account and Deposit Account (other than Excluded Accounts). Each Canadian Credit Party shall instruct all Account Debtors of the Canadian Credit Parties to remit all payments to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable Canadian Collection Bank (or to remit such payments to the applicable Canadian Collection Bank by electronic settlement) with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable Canadian Collection Bank and deposited in the applicable Canadian Collection Account. All amounts received by any Canadian Credit Party and any Canadian Collection Bank in respect of any Account of an Account Debtor of any Canadian Credit Party shall upon receipt be deposited into a Canadian Collection Account, or a Core Canadian Concentration Account, in each case, which is subject to a Deposit Account Control Agreement and, until deposited, shall be held in trust for the benefit of the Collateral Agent and Canadian Revolving Lenders.

(iii) Each English Credit Party shall, along with the Collateral Agent and each of those banks in which each English Collection Account and Deposit Account (other than Excluded Accounts) are maintained by each such English Credit Party, within 90 days (as may be extended by the Administrative Agent in its sole discretion) hereof with respect to any such account maintained on the date hereof and within 90 days (as may be extended by the Administrative Agent in its sole discretion) after opening or acquiring any such account after the date hereof, enter into, and thereafter maintain, Deposit Account Control Agreements in respect of each such English Collection Account and Deposit Account (other than

Excluded Accounts). Each English Credit Party shall instruct all Account Debtors of the English Credit Parties to remit all payments at all times to the applicable “P.O. Boxes” or “Lockbox Addresses” of the applicable English Collection Bank (or to remit such payments to the applicable English Collection Bank by electronic settlement) with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable English Collection Bank and deposited in the applicable English Collection Account. All amounts received by any English Credit Party and any English Collection Bank in respect of any Account of an Account Debtor of any English Credit Party, in addition to all other cash received by any English Credit Party from any other source, shall upon receipt be deposited into an English Collection Account, in each case, which is subject to a Deposit Account Control Agreement or, to the extent permitted hereunder in the case of amounts not constituting payments in respect of Accounts of any English Credit Party, an Excluded Account.

(iv) (A) All amounts deposited or held in all of the U.S. Collection Accounts with respect to each U.S. Credit Party and available for transfer (other than amounts which are payable to Subsidiaries or Affiliates of the Company that are not Credit Parties and which were sent or deposited to the incorrect lockbox or deposit account by the account debtor) shall be transferred not less frequently than once per week (it being understood that any amounts deposited in a U.S. Collection Account after such weekly transfer has occurred shall be transferred on the following week) into one or more accounts with the Administrative Agent or a financial institution reasonably acceptable to the Administrative Agent (each a “Core U.S. Concentration Account” and collectively, the “Core U.S. Concentration Accounts”); provided, however, that so long as no Cash Dominion Period then exists, the Borrowers shall be permitted to retain in each U.S. Collection Account funds in an aggregate amount not to exceed at any time the sum of (x) the amount required (as reasonably determined by the Company) to satisfy the payment of outstanding obligations owing in respect of checks or similar obligations issued by any U.S. Credit Party with respect to such U.S. Collection Account plus (y) an aggregate amount of funds retained in all U.S. Collection Accounts pursuant to this clause (y) not in excess of $15,000,000 at any time plus (z) any sums in a currency other than U.S. Dollars or Canadian Dollars, if the transfer of such funds to a Core U.S. Concentration Account would result in a conversion or exchange of such currency on terms that the Company deems to be unfavorable; (ii) all amounts deposited or held in all of the Canadian Collection Accounts with respect to each Canadian Credit Party and available for transfer shall be transferred not less frequently than once per week (it being understood that any amounts deposited in a Canadian Collection Account after such weekly transfer has occurred shall be transferred on the following week) into one or more accounts with the Administrative Agent or a financial institution reasonably acceptable to the Administrative Agent (each a “Core Canadian Concentration Account” and collectively, the “Core Canadian Concentration Accounts”); provided, however, that so long as no Cash Dominion Period then exists, the Borrowers shall be permitted to retain in each Canadian Collection Account funds in an aggregate amount not to exceed at any time the sum of (x) the amount required (as reasonably determined by the Company) to satisfy the payment of outstanding obligations owing in respect of checks or similar obligations issued by any Canadian Credit Party with respect to such Canadian Collection Account plus (y) an aggregate amount of funds retained in all Canadian Collection Accounts pursuant to this clause (y) not in excess of $15,000,000 at any time plus (z) any sums in a currency other than U.S. Dollars or Canadian Dollars, if the transfer of such funds to a Core Canadian Concentration Account would result in a conversion or exchange of such currency on terms that the Company deems to be unfavorable. Except as, and to the extent, permitted by this Section 9.17(c)(iv), each Collection Account (other than English Collection Accounts) shall have a zero balance immediately following the transfer of funds pursuant to the immediately preceding sentences. So long as no Cash Dominion Period then exists, the Borrowers and the other Credit Parties shall be permitted to transfer cash from the Core Concentration Accounts to other Deposit Accounts to be used for working capital and general corporate purposes all subject to the requirements of this Agreement. If a Cash Dominion Period exists, all collected amounts held in the Core Concentration Accounts and Collection Accounts shall be applied as provided in Section 9.17(c)(v), (vi) or (vii), as applicable.

(v) Each Deposit Account Control Agreement relating to a Core U.S. Concentration Account or U.S. Collection Account shall (unless otherwise agreed by the Administrative Agent in its sole discretion) include provisions that allow, during any Cash Dominion Period, for all collected amounts held in such Core U.S. Concentration Account or U.S. Collection Account from and after the date requested by the Administrative Agent, to be sent by ACH or wire transfer or similar electronic transfer no less frequently than once per Business Day to one or more accounts maintained by the Administrative Agent under its sole dominion and control in the United States (the “U.S. Dominion Account”). Subject to the terms of the respective Security Document and to Section 11.11, all amounts received in a U.S. Dominion Account during the existence of a Cash Dominion Period shall be applied (and allocated) by the Administrative Agent on a daily basis in accordance with Section 2.09(c).

(vi) Each Deposit Account Control Agreement relating to a Core Canadian Concentration Account or Canadian Collection Account shall (unless otherwise agreed by the Administrative Agent in its sole discretion) include provisions that allow, during any Cash Dominion Period, for all collected amounts held in such Core Canadian Concentration Account from and after the date requested by the Administrative Agent, to be sent by ACH or wire transfer or similar electronic transfer no less frequently than once per Business Day to one or more accounts maintained by the Administrative Agent under its sole dominion and control in Canada (the “Canadian Dominion Account”). Subject to the terms of the respective Security Document and to Section 11.11, all amounts received in a Canadian Dominion Account during the existence of a Cash Dominion Period shall be applied (and allocated) by the Administrative Agent on a daily basis in accordance with Section 2.09(c).

(vii) Each Deposit Account Control Agreement relating to an English Collection Account shall (unless otherwise agreed by the Administrative Agent in its sole discretion) include provisions that allow, for all collected amounts held in such English Collection Account from and after the date requested by the Administrative Agent, to be sent by ACH or wire transfer or similar electronic transfer no less frequently than once per Business Day to one or more accounts maintained by the Administrative Agent under its sole dominion and control in London, England (the “English Dominion Account” together with the U.S. Dominion Account, the Canadian Dominion Account, the “Dominion Accounts”). Subject to the terms of the respective Security Document and to Section 11.11, all amounts received in an English Dominion Account during the existence of a Cash Dominion Period shall be applied (and allocated) by the Administrative Agent on a daily basis in the order set forth in Section 2.09(c). So long as no Cash Dominion Period exists the Collateral Agent will, upon the request of the Borrowers, transfer cash from the Agent English Account to other Deposit Accounts to be used for working capital and general corporate purposes all subject to the requirements of this Agreement.

(d) Proceeds of Collateral. The Credit Parties shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Collection Account (or a lockbox relating to a Core Concentration Account). If any Borrower or Subsidiary receives cash, check, draft or other item of payment payable to a Credit Party with respect to any Collateral, it shall hold same in trust for the Collateral Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

(e) Administration of Deposit Accounts. Schedule 9.17(e) sets forth all Deposit Accounts (other than Excluded Accounts) maintained by the Credit Parties, including all Dominion Accounts. Each Credit Party shall take all actions necessary to establish the Collateral Agent’s control (within the meaning of the UCC (or, if applicable, the PPSA with respect to the Canadian Credit Parties)) over, and first priority (subject to Permitted Liens) perfected Lien on each such Deposit Account. Each Credit Party shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than the Collateral Agent) to have control over or a perfected Lien (subject to Permitted Liens) a Deposit Account or any property deposited therein. Each Credit Party shall notify the Collateral Agent, within the time periods set forth in Section 9.17(c) regarding Deposit Account Control Agreements, of any opening or closing of a Deposit Account and, with the consent of the Collateral Agent, will amend Schedule 9.17(e) to reflect the same.

(f) Inventory. Each Credit Party shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to the Administrative Agent inventory and reconciliation reports in form satisfactory to the Administrative Agent, on such periodic basis as the Administrative Agent may request. The Credit Parties shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all applicable law.

(g) [Reserved]

(h) Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by the Collateral Agent to any Person to realize upon any Collateral, shall be borne and paid by the Credit Parties. The Collateral Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in the Collateral Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at the Credit Parties’ sole risk.

(i) Power of Attorney. Each Credit Party hereby irrevocably constitutes and appoints the Collateral Agent (and all Persons designated by the Collateral Agent) as such Credit Party’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. The Collateral Agent, or the Collateral Agent’s designee, may, without notice and in either its or a Credit Party’s name, but at the cost and expense of the Credit Parties:

(i) during an Event of Default or a Cash Dominion Period and at any time in respect of the Eligible English Accounts, endorse a Credit Party’s name on any check, draft or other item of payment payable to a Credit Party or other proceeds of Collateral (including proceeds of insurance) that come into the Collateral Agent’s possession or control; and

(ii) during an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as the Collateral Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Credit Party’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Credit Party, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Credit Party’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Credit Party is a beneficiary; and (xii) take all other actions as the Collateral Agent deems appropriate to fulfill any Credit Party’s obligations under the Credit Documents.

Section 10 Negative Covenants. The Company and any Restricted Subsidiary hereby covenant and agree that on and after the Closing Date and so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) any indemnification obligations arising hereunder for which no claim has been made and (ii) Secured Bank Product Obligations) or any Letter of Credit shall remain outstanding (unless such Letter of Credit is Cash Collateralized or backstopped on terms reasonably satisfactory the issuer of such Letter of Credit.

10.01. Liens. Each of the Company and any Restricted Subsidiary will not create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of, or any filing in respect of, the following (Liens described below are herein referred to as “Permitted Liens”):

(i) Liens for Taxes, assessments or governmental charges or levies not delinquent or as to which the period of grace, if any, related thereto has not expired or Liens for Taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(ii) Liens in respect of property or assets of the Company or any Restricted Subsidiary, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, contractors’, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and which are either (i) not overdue for a period of more than 60 days, or, (ii) if more than 60 days overdue, (A) as to which no action has been taken to enforce such Lien or (B) that are being contested in good faith by appropriate action diligently pursued; provided that in each case full provision for the payment of such Liens has been made on the books of such Person if and to the extent required by GAAP;

(iii) Liens in existence on the Closing Date which are listed, and the property subject thereto described, in Schedule 10.01(iii), plus modifications, renewals, replacements, refinancings and extensions of such Liens; provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension, and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Company or any Restricted Subsidiary which are Collateral (other than after-acquired property that is affixed or incorporated into the property encumbered by such Lien on the Closing Date and the proceeds and products thereof) and (z) the lien priority attaching to any such renewal, replacement or extension shall be no higher than the original Liens in existence on the Closing Date;

(iv) Liens created pursuant to the Credit Documents (including Liens on Secured Bank Product Obligations);

(v) Leases, subleases, licenses or sublicenses (including licenses or sublicenses of Intellectual Property) granted to other Persons not materially interfering with the conduct of the business of the Company or any Restricted Subsidiary and any interest or title of a lessor under any lease (whether a Capital Lease or an operating lease) permitted by this Agreement or the Security Documents;

(vi) Liens (x) on Non-ABL Priority Collateral securing Indebtedness incurred in reliance (A) on the Incurrence Test or (B) under Section 10.04(ix) (any such Indebtedness described in clause (A) or (B) that is secured by Liens permitted under this clause (x), “Specified Secured Indebtedness”); provided, that the holders of such Specified Secured Indebtedness (or the duly authorized representative thereof) shall have entered into a customary collateral cooperation agreement with the Collateral Agent containing terms reasonably satisfactory in all respects to the Administrative Agent and (y) on ABL Priority Collateral securing Specified Secured Indebtedness that is secured by Non-ABL Priority Collateral; provided that (i) any such Liens on ABL Priority Collateral securing Specified Secured Indebtedness shall at all times be subordinated to the Liens securing the Obligations pursuant to a customary intercreditor agreement among the Collateral Agent and the holders of such Specified Secured Indebtedness (or the duly authorized representative thereof) having terms as may be reasonably satisfactory in all respects to the Administrative Agent and (ii) no such Liens on ABL Priority Collateral securing Specified Secured Indebtedness may be incurred unless the Obligations shall have been secured by valid and perfected Liens on the Non-ABL Priority Collateral that secure such Specified Secured Indebtedness (the requirement to secure the Obligations by valid and perfected Liens on such Non-ABL Priority Collateral shall be referred to herein as the “Collateral Requirement”), which Liens on the Non-ABL Priority Collateral may be subordinated to the Liens on the Non-ABL Priority Collateral securing such Specified Secured Indebtedness pursuant to a customary intercreditor agreement among the Collateral Agent and the holders of such Specified Secured Indebtedness (or the duly authorized representative thereof) having the terms as may be reasonably satisfactory in all respects to the Administrative Agent (and any such Non-ABL Priority Collateral that shall become subject to Liens securing the Obligations in accordance with this clause (ii) shall continue to constitute “Non-ABL Priority Collateral” for all purposes of this Agreement, notwithstanding anything to the contrary in the definition of “Non-ABL Priority Collateral”);

(vii) Liens placed upon property acquired, improved, repaired or constructed after the Closing Date and used in the ordinary course of business of the Company or any Restricted Subsidiary and placed at the time of the acquisition, improvement, repair or construction thereof by the Company or such Restricted Subsidiary or within 270 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase, improvement, repair or construction price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition, improvement, repair or construction of any such property or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided that (x) the Indebtedness secured by such Liens is permitted by Section 10.04(iii) and (y) in all events, the Lien encumbering such property so acquired, improved, repaired or constructed does not encumber any other asset of the Company or such Restricted Subsidiary; provided, further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender on customary terms;

(viii) imperfections of title, statutory exceptions to title, restrictive covenants, rights of way, easements, servitudes, mineral interest reservations, reservations made in the grant from the Crown, municipal and zoning by-laws and ordinances or similar laws or rights reserved to or vested in any Governmental Authority agency to control or regulate the use of any real property, general real estate taxes and assessments not yet delinquent and other encumbrances on real property that (i) do not arise out of the incurrence of any Indebtedness for money borrowed and (ii) do not interfere with or impair in any material respect the operation, in the ordinary course of business, of the real property on which such Lien is imposed;

(ix) Liens arising from precautionary UCC, PPSA or other similar financing statement filings regarding operating leases or consignments entered into in the ordinary course of business;

(x) attachment and judgment Liens, to the extent and for so long as the underlying judgments and decrees do not constitute an Event of Default pursuant to Section 11.09 or securing appeal or other surety bonds relating to such judgments;

(xi) statutory and common law landlords’ liens under leases to which the Company or any Restricted Subsidiary is a party;

(xii) Liens (other than Liens imposed under Canadian Employee Benefits Legislation) incurred in the ordinary course of business in connection with workers’ compensation claims, unemployment insurance and social security benefits and Liens, deposits, and pledges securing the performance of bids, tenders and leases in the ordinary course of business, statutory obligations, surety, stay, customs or appeal bonds, performance bonds and other obligations of a like nature (other than letters of credit) incurred in the ordinary course of business;

(xiii) Permitted Encumbrances;

(xiv) Liens on property or assets (other than Accounts or Inventory owned by a Person that will become a Credit Party upon consummation of such Permitted Acquisition, unless such Liens are expressly made junior to the Liens in favor of the Collateral Agent to the extent such assets are to be included in the Borrowing Base) acquired pursuant to a Permitted Acquisition, or on property or assets of any Restricted Subsidiary in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04, and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Company or any Restricted Subsidiary; and any extensions, renewals and replacements thereof so long as the aggregate principal amount of the Indebtedness secured by such Liens does not increase from that amount outstanding at the time of any such extension, renewal or replacement, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension, and such extension, renewal or replacement does not encumber any asset or properties of the Company or any Restricted Subsidiary other than the proceeds of the assets subject to such Lien;

(xv) Liens on assets of Foreign Subsidiaries (excluding English Subsidiaries which are Credit Parties and Canadian Subsidiaries) securing Indebtedness of Foreign Subsidiaries permitted pursuant to Section 10.04 or securing other obligations of such Foreign Subsidiaries not constituting Indebtedness;

(xvi) Liens on property subject to Sale-Leaseback Transactions to the extent such Sale-Leaseback Transactions are permitted by Section 10.02(x);

(xvii) any encumbrances or restrictions (including, without limitation, put and call agreements) with respect to the Equity Interests of any Joint Venture or Joint Venture Subsidiary arising pursuant to the agreement evidencing or governing such Joint Venture, Joint Venture Subsidiary or their respective members or partners;

(xviii) Liens in favor of any Credit Party securing intercompany Indebtedness permitted by Section 10.04; provided that any Liens securing such Indebtedness shall, to the extent such

Lien are on Collateral, be subordinated to the Liens created pursuant to the Security Documents pursuant to an intercreditor arrangement or subordination agreement reasonably satisfactory to the Administrative Agent;

(xix) Liens solely on specific items of inventory or other goods (and proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business;

(xx) Liens solely on insurance policies and the proceeds thereof (whether accrued or not) and rights or claims against an insurer, in each case securing insurance premium financings permitted under Section 10.04(x);

(xxi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xxii) Liens (x) comprising rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by any Credit Party or Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, (y) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (z) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;

(xxiii) Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Investment permitted hereunder;

(xxiv) Liens securing obligations of Credit Parties under Indebtedness incurred under Sections 10.04(iv) and (ix) that, to the extent such Liens are on Collateral, are secured on a junior basis to the Obligations pursuant to intercreditor arrangements reasonably satisfactory to the Administrative Agent;

(xxv) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(xxvi) receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(xxvii) Liens on assets of or Equity Interests issued by a Joint Venture, Joint Venture Subsidiary or Unrestricted Subsidiary securing Indebtedness of such Joint Venture or Unrestricted Subsidiary, so long as, such Indebtedness is recourse to the Company or its Restricted Subsidiaries only to the extent of such Equity Interest;

(xxviii) Liens relating solely to employee contributions withheld from pay by a Canadian Subsidiary but not yet due to be remitted to a Canadian Pension Plan pursuant to any Canadian Employee Benefits Legislation;

(xxix) Liens securing obligations under a Tax Incentive Transaction on the property subject thereto, so long as the related Indebtedness is permitted by Section 10.04(xiv);

(xxx) Liens on assets other than ABL Priority Collateral securing obligations under Hedging Agreements that do not constitute Obligations hereunder and other Indebtedness permitted under Section 10.04(xiii);

(xxxi) Liens on an Escrow Indebtedness Escrow Account and on the funds on deposit therein;

(xxxii) Movable hypothecs granted to landlords in the Province of Quebec to secure the payment of rent and the performance of other obligations arising under a lease of real or immovable property provided that such movable hypothec affects only the tangible assets of the tenant situated in the premises leased under such lease and that such movable hypothec is subordinated to, and ranks after, the hypothec(s) created pursuant to the Canadian Security Documents affecting such assets;

(xxxiii) Liens created under any agreement relating to the sale, transfer or other disposition of assets permitted hereunder; provided that such Liens relate solely to the assets to be sold, transferred or otherwise disposed;

(xxxiv) Liens on not more than Cdn.$132,000,000 of cash collateral of Canadian Subsidiaries securing Indebtedness permitted under Section 10.04(xvi);

(xxxv) so long as no Default has occurred and is continuing at the time of granting such Liens, Liens on cash deposits in an aggregate amount not to exceed $25,000,000 (or such greater amount as approved by the Administrative in its sole discretion) securing any Hedging Agreements permitted hereunder that do not constitute Obligations hereunder; and

(xxxvi) Liens not securing Indebtedness and not otherwise permitted by the foregoing clauses (i) through (xxviii), to the extent securing liabilities not in excess of, $25,000,000 in the aggregate at any time outstanding.

In connection with the granting of Liens of the type described in this Section 10.01 by the Company and any Restricted Subsidiary, the Administrative Agent and the Collateral Agent shall, and shall be authorized to, take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

10.02. Consolidation, Merger, or Sale of Assets, etc. Each of the Company and any Restricted Subsidiary will not wind up, liquidate or dissolve its affairs or merge, amalgamate or consolidate, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions of any Person, except that:

(i) any Credit Party may make any Investment permitted by Section 10.05;

(ii) the Company and any Restricted Subsidiary may sell Non-ABL Priority Collateral (and, so long as a new Borrowing Base Certificate is delivered in connection with any Significant Asset Sale, ABL Priority Collateral), so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom, (y) each such sale is on terms and conditions not less favorable to the Company or such Restricted Subsidiary as would reasonably be obtained by the Company or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate and the Company or the respective Restricted Subsidiary receives at least fair market value (as determined in good faith by the Company or such Restricted Subsidiary, as the case may be) and (z) in the case of any single transaction other than an Asset Exchange that involves assets or Equity Interests having a fair market value of more than $25,000,000, at least 75% of the consideration received by the Company or such Restricted Subsidiary shall be in the form of cash or Cash Equivalents (taking into account the amount of cash and Cash Equivalents, the principal amount of any promissory notes and the fair market value, as determined by the Company or such Restricted Subsidiary, as the case may be, in good faith, of any other consideration) and is paid at the time of the closing of such sale; provided, however, that for purposes of this clause (y), the following shall be deemed to be cash: (A) any liabilities (as shown on such Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of such Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable disposition and for which the Company and the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by such Borrower or such Restricted Subsidiary from such transferee that are converted by such Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable asset sale, and (C) any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such asset sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (y) that is at that time outstanding, not to exceed the greater of (1) $75,000,000 and (2) 2.00% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(iii) each of the Company and any Restricted Subsidiary may sell upon payment therefor in the ordinary course of business any Accounts in connection with the financing program established by the Account Debtor in effect on the Closing Date or a substantially similar program entered into hereafter;

(iv) each of the Company and any Restricted Subsidiary may sell or discount, in each case in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(v) each of the Company and any Restricted Subsidiary may sell assets pursuant to a Tax Incentive Transaction;

(vi) each of the Company and any Restricted Subsidiary may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Company or any Restricted Subsidiary, including of Intellectual Property;

(vii) (w) any Domestic Subsidiary of the Company may be merged, consolidated, or amalgamated with or into the Company (so long as the surviving Person of such merger, consolidation or amalgamation is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States of America, any State thereof or the District of Columbia and, if such surviving Person is not the Company, such Person expressly assumes, in writing, all the obligations of the Company under the Credit Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent) or any other Domestic Subsidiary (x) any Canadian Subsidiary or U.K. Subsidiary of the Company may merge into or consolidate or amalgamate with any other Canadian Subsidiary or U.K. Subsidiary of the Company, (y) any Foreign Subsidiary (other than a Canadian Credit Party or English Credit Party) may be merged, consolidated, dissolved, amalgamated or liquidated with or into any Wholly-Owned Foreign Subsidiary of the Company, so long as such Wholly-Owned Foreign Subsidiary is the surviving or continuing corporation of such merger, consolidation, dissolution, amalgamation or liquidation and (z) any Foreign Subsidiary of the Company may be merged, consolidated, dissolved, amalgamated or liquidated with or into any Credit Party (so long as such Credit Party is the surviving or continuing corporation of such merger, consolidation, dissolution, amalgamation or liquidation); provided that any such merger, consolidation, dissolution, amalgamation or liquidation shall only be permitted pursuant to this clause (vii), so long as (I) no Default and no Event of Default then exists or would exist immediately after giving effect thereto, (II) if any such merger, consolidation or amalgamation is between a Credit Party and a Subsidiary not a Credit Party, then the surviving Person of such merger, consolidation or amalgamation must be a Credit Party; and (III) any security interests and Liens granted to the Collateral Agent for the benefit of the Secured Creditors in and on the assets of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation, amalgamation or liquidation);

(viii) any Subsidiary of the Company may be liquidated or dissolved so long as no Default or Event of Default exists or would result therefrom, and (a) if such Subsidiary is a Restricted Subsidiary, all of the assets of such entity are transferred to another Restricted Subsidiary and (b) if such Subsidiary is a Credit Party, (1) all of the assets of such Subsidiary are transferred to another Credit Party and (2) any security interests and Liens granted to the Collateral Agent for the benefit of the Secured Creditors in and on the assets of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable, and (c) if such Subsidiary is a Credit Party and the transferee of such assets is not a Credit Party whose assets are included in the calculation of the same portion of the Borrowing Base as the transferor, a new Borrowing Base Certificate shall have been provided;

(ix) any transfer arising out of the granting or creation of any Permitted Lien;

(x) sales, transfers or dispositions of Cash Equivalents in the ordinary course of business;

(xi) sale of Accounts pursuant to put options entered into in the ordinary course of business, not for speculative purposes but to complement trade insurance;

(xii) each of the Company and any Restricted Subsidiary may make sales or leases of (A) inventory and (B) goods held for sale, in each case in the ordinary course of business;

(xiii) each of the Company and any Restricted Subsidiary may sell or otherwise dispose of (x) outdated, obsolete, surplus or worn out tangible or real property, in each case, in the ordinary course of business or in connection with the sale or other disposition of manufacturing assets, (y) tangible or real property no longer used or useful in the conduct of the business of the Company and any Restricted Subsidiary or (z) leasehold improvements or leased assets in connection with the termination of the lease;

(xiv) in order to effect a sale, transfer or disposition otherwise permitted by this Section 10.02, any Restricted Subsidiary may be merged, amalgamated or consolidated with or into another Person, or may be dissolved or liquidated;

(xv) each of the Company and any Restricted Subsidiary may effect Sale-Leaseback Transactions involving real property and/or equipment acquired after the Closing Date and not more than 180 days prior to such Sale-Leaseback Transaction for cash in an amount at least equal to the cost of such property;

(xvi) each of the Company and any Restricted Subsidiary may issue or sell Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(xvii) each of the Company and any Restricted Subsidiary may make transfers of property subject to casualty or condemnation proceedings upon the occurrence of the related Recovery Event;

(xviii) each of the Company and any Restricted Subsidiary may abandon or allow to lapse Intellectual Property rights in the ordinary course of business, which in the reasonable business judgment of the Company or a Restricted Subsidiary are not material to the conduct of the business of the Company and any Restricted Subsidiary taken as a whole;

(xix) each of the Company and any Restricted Subsidiary may make voluntary terminations of or unwind Hedging Agreements;

(xx) each of the Company and any Restricted Subsidiary may terminate leases and subleases;

(xxi) each of the Company or any Restricted Subsidiary may sell or otherwise dispose of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale or disposition are promptly applied to the purchase price of such replacement property;

(xxii) sales, dispositions or contributions of property (A) between Credit Parties, (B) between Restricted Subsidiaries (other than Credit Parties), (C) by Restricted Subsidiaries that are not Credit Parties to the Credit Parties or (D) by Credit Parties to any Restricted Subsidiary that is not a Credit Party; provided that (1) the portion (if any) of any such sale, disposition or contribution of property made for less than fair market value and (2) any noncash consideration received in exchange for any such sale, disposition or contribution of property, shall in each case constitute an Investment in such Restricted Subsidiary;

(xxiii) dispositions of Investments (including Equity Interests) in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(xxiv) dispositions permitted by Section 10.03.

10.03. Restricted Payments. Each of the Company and any Restricted Subsidiary will not make any Restricted Payment with respect to the Company or any Restricted Subsidiary, except that:

(i) any Restricted Subsidiary may make Restricted Payments to the Company or to other Restricted Subsidiaries which directly or indirectly own equity therein;

(ii) any non-Wholly-Owned Subsidiary of the Company may declare and pay cash dividends to its shareholders generally so long as the Company or any Restricted Subsidiary which owns the Equity Interests in the Subsidiary paying such dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

(iii) so long as no Default or Event of Default exists at the time of the applicable Restricted Payment or would exist immediately after giving effect thereto, the Company may make Restricted Payments to redeem or repurchase Equity Interests of the Company from management, employees, officers and directors (and their successors and assigns) of the Company and any Restricted Subsidiary; provided that (A) the aggregate amount paid in respect of all such Equity Interests so redeemed or repurchased shall not (net of any cash proceeds received from issuances of its Equity Interests in connection with such redemption or repurchase), in either case, exceed $20,000,000 in any calendar year; (B) such amount in any calendar year may be increased by an amount not to exceed: (I) the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary after the Closing Date; plus (II) the net proceeds from the sale of Equity Interests of the Company, in each case to members of management, managers, directors or consultants that occurs after the Closing Date; less (III) the amount of any Restricted Payments previously made with the cash proceeds described in the preceding clause (I); and (C) cancellation of Indebtedness owing to the Company from members of management, officers, directors, employees of the Company or any Subsidiary in connection with a repurchase of Equity Interests of any Parent Company will not be deemed to constitute a Restricted Payment for purposes of this Agreement;

(iv) the Company may make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company;

(v) reasonable and customary indemnities to directors, officers and employees in the ordinary course of business;

(vi) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or similar equity incentive awards or programs (including, but not limited to, with respect to the payment of tax obligations triggered by such exercise);

(vii) the Company may make Restricted Payments so long as the Payment Conditions are satisfied on a pro forma basis immediately after giving effect to such Restricted Payment;

(viii) purchases of minority interests in non-Wholly-Owned Subsidiaries by the Company and the Guarantors permitted in Section 10.05;

(ix) the Company and each Restricted Subsidiary may declare and make Restricted Payments payable solely in the Equity Interests of such Person so long as in the case of dividend or other distribution by a Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such Restricted Payment;

(x) the Company or any Subsidiary may make payments of dividends on Disqualified Equity Interests issued in accordance with Section 10.04;

(xi) the Company may make payments with the cash proceeds contributed to its common equity from the net cash proceeds of any equity issuance by any Parent Company, so long as such payments are made substantially concurrently with such contribution and, with respect to any such payments, no Event of Default shall have occurred and be continuing or would result therefrom; and

(xii) the Company and any Restricted Subsidiary may make Restricted Payments within 60 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with another provision of this Section 10.03; provided that it is understood that the Administrative Agent, in its Permitted Discretion, may establish a Reserve during such 60-day period.

10.04. Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(ii) Indebtedness under Hedging Agreements so long as the entering into of such Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

(iii) Indebtedness of the Company and any Restricted Subsidiary evidenced by Capitalized Lease Obligations and purchase money Indebtedness described in Section 10.01(vii); provided that in no event shall the aggregate principal amount of all such Indebtedness incurred or assumed after the Closing Date permitted by this clause (iii) exceed at any one time outstanding of $125,000,000;

(iv) Indebtedness if, after giving effect to the incurrence thereof and any substantially simultaneous application of proceeds thereof, the pro forma Interest Coverage Ratio would be greater than or equal to 2.00 to 1.00 (such test, the “Incurrence Test”);

(v) (i) Indebtedness of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) at the time such Indebtedness is incurred or assume, the Incurrence Test is met on a pro forma basis for such incurrence or assumption and (ii) any refinancings, renewals or extensions of any Indebtedness incurred pursuant to clause (i); provided that (a) the aggregate principal amount of the Indebtedness to be refinanced, renewed or extended does not increase from that amount outstanding at the time of any such refinancing, renewal or extension, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension, (b) no additional obligors shall incur or guarantee such refinancing beyond those obligated as of the Permitted Acquisition, (c) such Indebtedness shall not be secured by assets other than by some or all of the assets (including after acquired assets of the applicable type) that secured the Indebtedness to be refinanced, (d) such Indebtedness does not have a Weighted Average Life to

Maturity at the time such refinancing Indebtedness is incurred which is less than the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced, renewed or extended, (e) such Indebtedness has a maturity that is later than the maturity of the Indebtedness being refinanced, renewed or extended and (f) to the extent such refinancing Indebtedness extends, renews or refinances Indebtedness subordinated to the Loans in right of payment or security, such refinancing Indebtedness is subordinated to the Loans at least to the same extent as the Indebtedness being extended, renewed or refinanced;

(vi) intercompany Indebtedness among the Company and any Restricted Subsidiary to the extent permitted by Section 10.05(vi) or Section 10.05(xix);

(vii) Indebtedness outstanding on the Closing Date and listed on Schedule 10.04(vii) (“Existing Indebtedness”) and any subsequent extension, renewal or refinancing thereof; provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension; provided, further, that such refinancing Indebtedness: (x) has a Weighted Average Life to Maturity at the time such refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being extended, renewed or refinanced; and (y) to the extent such refinancing Indebtedness extends, renews or refinances Indebtedness subordinated to the Loans in right of payment or security, such refinancing Indebtedness is subordinated to the Loans at least to the same extent as the Indebtedness being extended, renewed or refinanced;

(viii) Indebtedness of Foreign Subsidiaries that are not Credit Parties; provided that the aggregate principal amount of Indebtedness outstanding pursuant to this clause (viii) shall not at any time exceed the greater of (x) $75,000,000 and (y) 1.5% of Consolidated Total Assets, calculated as of the then most recent fiscal quarter for which financial statements have been delivered immediately prior to the date such Indebtedness is incurred;

(ix) other Indebtedness of the Company and its Restricted Subsidiaries up to $500,000,000; provided that either (x) the Payment Conditions shall have been satisfied on a pro forma basis for such Indebtedness or (y) such Indebtedness shall have a Weighted Average Life to Maturity of at least 6 months greater than the Latest Maturity Date;

(x) Indebtedness incurred in the ordinary course of business to finance insurance premiums not exceeding the amount of such unpaid premiums in the aggregate;

(xi) Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements and other similar services in connection with cash management and deposit accounts and Indebtedness in connection with the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, including, in each case, Bank Product Debt;

(xii) unsecured Indebtedness of the Company and any Restricted Subsidiary up to $500,000,000; provided that any Indebtedness incurred under this clause (xii) that either (x) is incurred when the Payment Conditions have not been satisfied on a pro forma basis for such Indebtedness or (y) does not have a Weighted Average Life to Maturity of at least 6 months greater than the Latest Maturity Date, shall not exceed $100,000,000;

(xiii) to the extent constituting Indebtedness, (i) performance, surety, bid, appeal or similar bonds, completion guarantees or similar instruments, including letters of credit and bankers’ acceptances (not incurred for the purpose of borrowing money), in each case provided in the ordinary course of business, and (ii) agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations pursuant to such agreement, incurred in connection with the disposition of any business, assets or Subsidiary of the Company or lease permitted by Section10.02 (but not in respect of Indebtedness for borrowed money or Capitalized Lease Obligations);

(xiv) Indebtedness under a Tax Incentive Transaction;

(xv) Indebtedness in the form of any earnout or other similar contingent payment obligation incurred in connection with an acquisition permitted hereunder;

(xvi) Indebtedness in respect of letters of credit issued and reimbursement obligations with respect to amounts drawn under such letters of credit, in an aggregate principal amount at any time outstanding not in excess of Cdn.$125,000,000; provided that (A) such Indebtedness may be secured only by Liens permitted under Section 10.01(xxxv);

(xvii) Contingent Obligations to insurers required in connection with worker’s compensation and other insurance coverage incurred in the ordinary course of business;

(xviii) guarantees made by the Company or any Restricted Subsidiary of Indebtedness of the Company or any such Restricted Subsidiary permitted to be outstanding under this Section 10.04; provided that such guarantees are permitted by Section 10.05;

(xix) guarantees made by any Foreign Subsidiary (other than a Credit Party) of Indebtedness of any other Foreign Subsidiary (other than a Credit Party) permitted to be outstanding under this Section 10.04;

(xx) guarantees of Indebtedness of directors, officers and employees of the Company or any Restricted Subsidiary in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes;

(xxi) guarantees of Indebtedness of a Person in connection with a Joint Venture and Indebtedness of Subsidiaries of the Company that are not Wholly-Owned Subsidiaries; provided that the aggregate principal amount of any Indebtedness so guaranteed or incurred shall not exceed $50,000,000;

(xxii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(xxiii) (x) salary, wages, bonuses, severance, pension and health and welfare retirement benefits, fringe benefits or the equivalent thereof to current and former employees or other service providers of the Company or any Restricted Subsidiary incurred in the ordinary course of business, (y) Indebtedness representing deferred compensation or stock-based compensation to employees of the Company and the Restricted Subsidiaries and (z) Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of any Parent Company permitted by Section 10.03;

(xxiv) Indebtedness of any Credit Party as an account party in respect of trade letters of credit issued in the ordinary course of business; and

(xxv) Indebtedness arising out of Sale-Leaseback Transactions permitted by Section 10.01(xvi).

10.05. Advances, Investments and Loans. Each of the Company and any Restricted Subsidiary will not, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents or designate a Subsidiary as an Unrestricted Subsidiary (each of the foregoing, an “Investment” and, collectively, “Investments” and with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value or any write-ups, write-downs or write-offs thereof but giving effect to any cash return or cash distributions received by the Company and any Restricted Subsidiary with respect thereto), except that the following shall be permitted:

(i) Investments consisting of accounts receivable created or acquired, and deposits, prepayments and other credits to suppliers made, in the ordinary course of business;

(ii) the Company and any Restricted Subsidiary may acquire and hold cash and Cash Equivalents;

(iii) the Company and any Restricted Subsidiary may hold the Investments held by them or committed to be made by them on the Closing Date and described on Schedule 10.05(iii), and any modification, replacement, renewal or extension thereof that does not increase the principal amount thereof unless any additional Investments made with respect thereto are permitted under the other provisions of this Section 10.05;

(iv) the Company and any Restricted Subsidiary may acquire and hold Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, and Investments received in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(v) Investments consisting of Hedging Agreements permitted by Section 10.04(ii);

(vi) (a) the Company and any Restricted Subsidiary may make intercompany loans to and other Investments in Credit Parties, (b) any Foreign Subsidiary (other than a Credit Party) may make intercompany loans to and other Investments in the Company or any Restricted Subsidiary so long as all payment obligations of the Credit Parties are subordinated to their obligations under the Credit Documents on terms consistent with Section 14.07 hereof or otherwise reasonably satisfactory to the Administrative Agent, (c) the Credit Parties may make intercompany loans to, guarantees on behalf of, and other Investments in, Subsidiaries that are not Credit Parties so long as the aggregate amount of outstanding loans, guarantees and other Indebtedness made or committed to be made on or after the Closing Date pursuant to this subclause (c) does not exceed $25,000,000 at any time, (d) any Restricted Subsidiary that is not a Credit Party may make intercompany loans to, and other Investments in, any other Restricted Subsidiary that is also not a

Credit Party, (e) additional loans and advances made to or in such Subsidiaries as part of the Company’s consolidated cash management operations in the ordinary course of business in an aggregate amount not to exceed $50,000,000 outstanding at any time; provided that each cash management account between any Credit Party and any Subsidiary that is not Wholly-Owned shall be settled at least quarterly and (e) Credit Parties may make intercompany loans and other Investments in any Restricted Subsidiary that is not a Credit Party so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that results in the proceeds of the initial Investment being invested in one or more Credit Parties;

(vii) Permitted Acquisitions so long as (x) if the acquisition consideration exceeds $50,000,000, (i) the Permitted Acquisition Conditions shall be satisfied on a pro forma basis and (ii) the Acquired Entity or Business shall have complied with the provisions of Section 9.12 to the extent any Person is required to become a Credit Party or grant or perfect security thereunder; and (y) to the extent the aggregate amount of Permitted Acquisitions in any month exceeds $25,000,000, the Company shall have delivered to the Administrative Agent and each Lender a certificate executed by its chief financial officer or treasurer, certifying to the best of such officer’s knowledge, compliance with the requirements of the definition of “Permitted Acquisition Conditions,” and containing the calculations (in reasonable detail) required by clause (ii) thereof;

(viii) loans and advances by the Company and any Restricted Subsidiary to officers, directors and employees of the Company and any Restricted Subsidiary not to exceed $20,000,000 at any time outstanding in connection with (i) relocations and other ordinary course of business purposes (including travel and entertainment expenses) and (ii) any such Person’s purchase of Equity Interests of any Parent Company; provided that no cash is actually advanced pursuant to this clause (ii) unless immediately repaid;

(ix) advances of payroll payments to employees of the Company and any Restricted Subsidiary in the ordinary course of business;

(x) non-cash consideration may be received in connection with any sale of assets permitted pursuant to Section 10.02(ii);

(xi) Investments in existence on the Closing Date by the Company, each other Borrower and their respective Subsidiaries in their respective Subsidiaries;

(xii) Investments consisting of guaranties and Contingent Obligations permitted by Section 10.04;

(xiii) any Investments consisting of (i) any contract pursuant to which the Company or any Subsidiary obtains the right to cut, harvest or otherwise acquire timber on property owned by any other Person, whether or not the Company’s or such Subsidiary’s obligations under such contract are evidenced by a note or other instrument, or (ii) loans or advances to customers of the Company or any Subsidiary of the Company, including leases of personal property of the Company or such Subsidiary to such customers provided that the contracts, loans and advances constituting permitted Investments pursuant to this clause (xiii) shall not exceed $20,000,000 at any time outstanding;

(xiv) extensions of trade credit may be made in the ordinary course of business (including advances made to distributors), Investments received in satisfaction or partial satisfaction of previously extended trade credit from financially troubled account debtors, Investments consisting of prepayments to suppliers made in the ordinary course of business and loans or advances made to distributors, suppliers or subcontractors in the ordinary course of business;

(xv) earnest money deposits may be made to the extent required in connection with Permitted Acquisitions and other Investments to the extent permitted under Section 10.01(xxiii);

(xvi) Investments in deposit accounts or securities accounts opened in the ordinary course of business;

(xvii) Investments in the nature of prepaid expenses, pledges or deposits with respect to leases, utilities, workers’ compensation, performance and similarly deposits provided to third parties in the ordinary course of business;

(xviii) Investments in the ordinary course of business consisting of UCC Article 3 or similar endorsements for collection or deposit;

(xix) Investments in assets not meeting the definition of “Acquired Entity or Business” so long as the Payment Conditions are satisfied on a pro forma basis immediately after giving effect to such Investments;

(xx) Investments of a Person that is acquired and becomes a Restricted Subsidiary or of a company merged or amalgamated or consolidated into any Restricted Subsidiary, in each case after the Closing Date and in accordance with this Section 10.05 and/or Section 10.02, as applicable, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, do not constitute a material portion of the aggregate assets acquired in such transaction and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

(xxi) Other Investments in an aggregate amount not to exceed the greater of (x) $100,000,000 or (y) 2.25% of Consolidated Total Assets, calculated as of the then most recent fiscal quarter for which financial statements have been delivered immediately prior to the date such Investment is made, net of any return of or on such Investments; provided that no more than $50,000,000 of such Investments at any time shall be made other than in Joint Ventures and Unrestricted Subsidiaries.

10.06. Transactions with Affiliates. Each of the Company and any Restricted Subsidiary will not enter into any transaction or series of related transactions with any Affiliate of the Company or any of its Subsidiaries, other than on terms and conditions not less favorable to the Company or such Restricted Subsidiary as would reasonably be obtained by the Company or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except:

(i) Restricted Payments may be paid to the extent provided in Section 10.03;

(ii) loans and other transactions among the Company and any Restricted Subsidiary (and any Parent Company) may be made to the extent otherwise expressly permitted under Section 10;

(iii) customary fees and indemnification (including the reimbursement of out-of-pocket expenses) may be paid to directors of the Company and any Restricted Subsidiary;

(iv) the Company and any Restricted Subsidiary may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions, stay bonuses, severance and other similar compensatory arrangements with officers, employees and directors of the Company and any Restricted Subsidiary in the ordinary course of business;

(v) to the extent not otherwise prohibited by this Agreement, transactions between or among the Company and any Restricted Subsidiary shall be permitted (including equity issuances);

(vi) transactions with any Person (other than an Unrestricted Subsidiary) that is an Affiliate by reason of the ownership by the Company or its Restricted Subsidiaries in the Equity Interest of such Person; and

(vii) any Investment permitted by Section 10.05.

10.07. Limitations on Payments of Indebtedness; Modifications of Senior Notes Indenture, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. Each of the Company and any Restricted Subsidiary will not:

(a) make in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, in each case without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), the Senior Notes or any Specified Secured Indebtedness or unsecured Indebtedness, other than (i) any refinancing of the Senior Notes out of the proceeds of any refinancing Indebtedness permitted by Section 10.04(vii); (ii) prepayments, repurchases, redemptions or defeasances of Indebtedness with shares of common stock of the Company or out of the Net Proceeds from the sale of common stock of the Company; (iii) any prepayment on or redemption or acquisition for value of any such Indebtedness (including, in each case without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) so long as the Payment Conditions are satisfied on a pro forma basis immediately after giving effect to the consummation of the proposed repayment or prepayment; (iv) prepayments of Indebtedness between the Company and its Subsidiaries; and (v) in an aggregate amount since the Closing Date not to exceed $5,000,000;

(b) amend or modify, or permit the amendment or modification of any provision of, the Senior Notes Indenture other than any amendment or modification that is not adverse to the interests of the Lenders in any material respect;

(c) amend or modify, or permit the amendment or modification of any provision of, any documents governing Specified Secured Indebtedness (after the entering into thereof) with an aggregate principal amount of $50,000,000 or more other than any amendment or modification that is not adverse to the interests of the Lenders in any material respect; or

(d) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents in the relevant jurisdiction), as applicable, or any agreement entered into by it with respect to its Equity Interests, or enter into any new agreement with respect to its Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (d) could not reasonably be expected to be adverse in any material respect to the interests of the Lenders.

10.08. Limitation on Certain Restrictions on Subsidiaries. Each of the Company and any Restricted Subsidiary will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Restricted Subsidiary, or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) make loans or advances to the Company or any Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

(i) applicable law;

(ii) this Agreement and the other Credit Documents;

(iii) the Senior Notes Indenture or in any agreement evidencing, governing or securing any Specified Secured Indebtedness or effecting a refinancing, replacement or substitution of the Senior Notes or any Specified Secured Indebtedness; provided that the provisions relating to such encumbrance or restriction contained in any such agreement are no more onerous, when taken as a whole, to any Subsidiary of the Company than those contained in the Senior Notes Indenture;

(iv) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Company or any Restricted Subsidiary;

(v) customary provisions restricting assignment of any licensing agreement (in which the Company or any Restricted Subsidiary is the licensee) or other contract entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(vi) restrictions on the transfer of any asset pending the close of the sale of such asset;

(vii) any agreement or instrument governing Indebtedness assumed in connection with a Permitted Acquisition, to the extent the relevant encumbrance or restriction was not agreed to or adopted in connection with, or in anticipation of, the respective Permitted Acquisition and does not apply to the Company or any Restricted Subsidiary, or the properties of any such Person, other than the Persons or the properties acquired in such Permitted Acquisition;

(viii) encumbrances or restrictions on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(ix) any agreement or instrument relating to Indebtedness of a Foreign Subsidiary (other than a Credit Party) incurred pursuant to Section 10.04 to the extent such encumbrance or restriction only applies to such Foreign Subsidiary (other than a Credit Party);

(x) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement or instrument referred to in clause (vii) above; provided that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are no more onerous, when taken as a whole, to any Subsidiary of the Company than those contained in the agreements or instruments referred to in such clause (vii);

(xi) restrictions and conditions imposed by the terms of the documentation governing any Indebtedness of a Restricted Subsidiary of the Company that is not a Credit Party, which Indebtedness is permitted by Section 10.04;

(xii) Restrictions arising out of Permitted Liens, so long as such restrictions only apply to the assets subject to such Permitted Lien;

(xiii) customary subordination of subrogation, contribution and similar claims contained in guaranties permitted hereunder;

(xiv) any restrictions on the payment of dividends imposed on any Canadian Credit Party in favor of Canadian Governmental Authorities;

(xv) customary encumbrances or restrictions in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which restrictions relate solely to the activities of such joint venture or are otherwise applicable only to the assets that are the subject to such agreement or,

(xvi) customary encumbrances or restrictions contained in sales of, or in agreements relating to the sale of Equity Interests or assets of any Subsidiary of the Company pending such sale, provided that such encumbrances and restrictions apply only to the Subsidiary of the Company to be sold and such sale is permitted hereunder;

(xvii) any such encumbrances or restrictions imposed in connection with consignment agreements entered into in the ordinary course of business; and

(xviii) negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money permitted under Section 10.04 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Secured Creditors with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis.

10.09. Business.

(a) The Company will not permit at any time the primary business activities taken as a whole conducted by the Company and any Restricted Subsidiary to be other than in the forest products, paper products, energy and recycling industries (including, without limitation, the manufacturing and production of paper, packaging products, wood products, tissue products and wood pulp), the distribution of any such product, and any business or other activities resulting from a conversion of existing assets or that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, such businesses.

(b) The Company will not change its (i) accounting policies or reporting practices, except as permitted by GAAP, or (ii) fiscal year.

10.10. Negative Pledges. Each of the Company and any Restricted Subsidiary shall not agree or covenant with any Person to restrict in any way its ability to grant any Lien on its assets in favor of the Lenders, other than pursuant to any intercreditor agreement contemplated by this agreement, and except that this Section 10.10 shall not apply to:

(i) any covenants contained in this Agreement or any other Credit Documents or that exist on the Closing Date;

(ii) covenants contained in the Senior Notes Indenture as in effect on the Closing Date;

(iii) any documents governing Specified Secured Indebtedness (in each case so long as same do not restrict the granting of Liens to secure Indebtedness pursuant to this Agreement);

(iv) covenants and agreements made in connection with any agreement relating to secured Indebtedness permitted by this Agreement but only if such covenant or agreement applies solely to the specific asset or assets to which such Lien relates;

(v) customary provisions in leases, subleases, licenses or sublicenses and other contracts restricting the right of assignment thereof;

(vi) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures that are applicable solely to such joint venture;

(vii) restrictions imposed by law;

(viii) customary restrictions and conditions contained in agreements relating to any sale of assets or Equity Interests pending such sale; provided such restrictions and conditions apply only to the Person or property that is to be sold;

(ix) contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(x) negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money entered into after the Closing Date and otherwise permitted under Section 10.04 but only if either such Indebtedness is not incurred by a Credit Party and such lien does not attach to assets of a Credit Party or such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Secured Creditors with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis;

(xi) restrictions on any Foreign Subsidiary (other than a Credit Party) pursuant to the terms of any Indebtedness of such Foreign Subsidiary (other than a Credit Party) permitted to be incurred hereunder;

(xii) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

(xiii) any restrictions on Liens imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i), (ii), (iii) (ix), (x) and (xi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

10.11. Financial Covenant.

(a) The Company and any Restricted Subsidiary shall not, on any date when Availability is less than the greater of (a) 10% of the Line Cap, and (b) $50,000,000 (the “FCCR Test Amount”) for two consecutive Business Days, have a Consolidated Fixed Charge Coverage Ratio of less than 1.0 to 1.0, tested for the four fiscal quarter period ending on the last day of the most recently ended fiscal quarter for which the Borrowers were required to deliver Section 9.01 Financials, and at the end of each succeeding fiscal quarter thereafter until the date on which Availability has exceeded the FCCR Test Amount for 21 consecutive days.

(b) For purposes of determining compliance with the financial covenant set forth in Section 10.11(a) above, cash equity contributions (which equity shall be common equity) made to the Company (which shall be contributed in cash to the common equity of the Company) after the end of the relevant fiscal quarter and on or prior to the day that is 10 Business Days after the Company is required to deliver financial statements under Section 9.01(a) or (b) (such 10-Business Day periods being referred to herein as the “Interim Period”) will, at the request of the Company, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with such financial covenant at the end of such fiscal quarter and applicable subsequent periods which include such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) Specified Equity Contributions may be made no more than two times in any twelve fiscal month period and no more than five times during the term of this Agreement, (b) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrowers to be in pro forma compliance with such financial covenant, (c) the Borrowers shall not be permitted to borrow hereunder during the Interim Period until the relevant Specified Equity Contribution has been made, (d) all Specified Equity Contributions shall be disregarded for purposes of determining any baskets calculated on the basis of Consolidated EBITDA contained herein and in the other Credit Documents and (e) there shall be no pro forma or other reduction in Indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the financial covenant for the fiscal quarter in which such Specified Equity Contribution is made or any applicable subsequent periods which include such fiscal quarter.

10.12. Canadian Pension Plans. No Credit Party shall:

(a) establish a new “registered pension plan,” as defined in subsection 248(1) of the ITA, which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the ITA (other than a plan that provides only a “target benefit” or a “multi-employer pension plan” or a “defined contribution,” both as defined in the Pension Benefits Act (Ontario), or an equivalent plan under the pension standards legislation of any other applicable jurisdiction in Canada, where employer contributions to such target benefit or multi-employer pension plan are determined solely by reference to a participation agreement, collective agreement, or other agreement negotiated with the bargaining agent or other representative of the employees participating in such plan and the employer has no liability for or obligation to fund any funding deficiency under such plan upon termination of the plan in whole or in part or upon the withdrawal of an employer from such plan);

(b) commence participation in any “multi-employer pension plan,” as defined in the Pension Benefits Act (Ontario), or an equivalent plan under pension standards legislation of any other applicable jurisdiction in Canada, except where employer contributions to such multi-employer pension plan or equivalent plan are determined solely by reference to a participation agreement, collective agreement, or other agreement negotiated with the bargaining agent or other representative of the employees participating in such plan and the employer has no liability for or obligation to fund any funding deficiency under such plan upon termination of the plan in whole or in part or upon the withdrawal of an employer from such plan, without the prior written consent of the Administrative Agent;

(c) terminate any Canadian Pension Plan in whole or in part, or take any action which could reasonably be expected to allow a Governmental Authority to order the termination or wind-up of any other Canadian Pension Plan in whole or in part, if such termination or wind-up could reasonably be expected to have a Material Adverse Effect;

(d) without the prior written consent of the Administrative Agent (not to be unreasonably withheld), except as is required by Section 9.15 and except for purposes of permitting commuted value transfers under applicable pension standards legislation in circumstances other than a partial plan termination, the Canadian Subsidiaries of the Company shall not make any contribution or other payment to the Canadian Pension Plans during any fiscal year in excess of $50,000,000 more than the minimum amount thereof required to be made under applicable law (including the Canadian Pension Regulations), unless the Payment Conditions are satisfied both before and after giving effect to such contribution or other payment. For purposes of this paragraph (d), any payment required by a funding agreement with any Governmental Authority shall be deemed to be required by applicable law even if labeled as “voluntary” under the Canadian Pension Regulations; and

(e) consummate any transaction that would result in any Person not already a Subsidiary becoming a Subsidiary if (i) such Person sponsors, maintains or contributes to one or more Ontario Pension Plans and (ii) a solvency or wind up deficiency in excess of $100,000,000 in the aggregate (excluding any surpluses that may exist in any acquired Plans) (as reflected in the most recent actuarial statements unless the same are not available, in which case, based upon the most recent financial statements or as otherwise known based on the most recent information available to the Credit Party) exists with respect to such Ontario Pension Plans, without the prior consent of the Administrative Agent (not to be unreasonably withheld).

Section 11 Events of Default. Upon the occurrence of any of the following specified events (each, an “Event of Default”):

11.01. Payments. Any Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

11.02. Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.03. Covenants. The Company or any Restricted Subsidiary shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(f)(i), 9.02(b), 9.04 (as to the existence of the Company), 9.11, 9.13, 9.17(c) (other than any such default which is not directly caused by the action or inaction of the Company or any Restricted Subsidiary, which such default shall be subject to clause (iii) below), or Section 10, (ii) fail to deliver a Borrowing Base Certificate required to be delivered pursuant to Section 9.17(a) within five (5) Business Days of the date such Borrowing Base Certificate is required to be delivered (other than during the occurrence of a Weekly Reporting Event, in which case such period shall be three (3) Business Days), (iii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 11.01 and 11.02), and such default shall continue unremedied for a period of 30 days after the earlier of (x) written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders or (y) a Responsible Officer of such defaulting party gains knowledge of such default; or

11.04. Default Under Other Agreements. (i) The Company or any Restricted Subsidiary shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Company or any Restricted Subsidiary shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that (A) it shall not be a Default or an Event of Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least equal to the Threshold Amount and (B) the preceding clause (ii) shall not apply to Indebtedness that becomes due as a result of a voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is otherwise permitted hereunder; or

11.05. Bankruptcy, etc. The Company, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) shall, to the extent applicable, commence a voluntary case or proceeding concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”) or commence analogous case, proceeding, step or procedure in any jurisdiction (including pursuant to the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or the Insolvency Act of 1986); or an involuntary case or proceeding is commenced against the Company, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) in any jurisdiction, and the petition or proceeding is not controverted within 21 days, or is not dismissed within 60 days, after commencement of the case or proceeding; or a custodian (as defined in the Bankruptcy Code), receiver, interim receiver, receiver-manager, trustee, liquidator, administrator, monitor or similar officer is appointed for, or takes charge of, all or substantially all of the property of the Company, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary), or the Company, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) commences any other proceeding under any reorganization, bankruptcy, insolvency, arrangement, winding-up, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary), or there is commenced against the Company, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) any such proceeding which remains undismissed for a period of 60 days, or the Company, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) is adjudicated, or is deemed for the purposes of any applicable law to be, insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) suffers any appointment of any custodian, receiver, interim receiver, receiver-manager, trustee, liquidator, administrator, monitor or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by the Company, any Canadian Credit Party or any of their Restricted Subsidiaries (other than any Immaterial Subsidiary) for the purpose of effecting any of the foregoing; or

11.06. ERISA; Canadian Pension Plans. (a) An ERISA Event has occurred with respect to a Plan or Multiemployer Plan which has resulted in a Material Adverse Effect; (b) there is or arises Unfunded Pension Liability which has resulted in a Material Adverse Effect, (c) there is or arises any potential withdrawal liability under Section 4201 of ERISA, if the Company, any Restricted Subsidiary or the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans which has resulted in a Material Adverse Effect, (d) a Foreign Pension Plan has failed to comply with, or be funded in accordance with, applicable law which has resulted in a Material Adverse Effect, or (e) the termination, in whole or in part, of any Canadian Pension Plan or any other event with respect to any Canadian Pension Plan which, when taken together with all other terminations of Canadian Pension Plans and other events with respect to Canadian Pension Plans that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

11.07. Credit Documents. (i) Any Credit Document shall for any reason cease to be, or shall be asserted in writing by any Borrower or any Restricted Subsidiary not to be, a legal, valid and binding obligation of any party thereto or (ii) any of the Security Documents shall for any reason cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation (to the extent provided therein), a perfected (or the equivalent with respect to the Canadian Credit Parties under applicable law) security interest in, and Lien on, all of the Collateral (other than immaterial Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01), and subject to no other Liens (except as permitted by Section 10.01)); or

11.08. Guaranties. Any Credit Party Guaranty or any provision thereof shall cease to be in full force or effect as to any Credit Party, or any Guarantor or any Person acting for or on behalf of such Credit Party shall deny or disaffirm such Credit Party’s obligations under the Credit Party Guaranty to which it is a party; or

11.09. Judgments. One or more judgments or decrees shall be entered against the Company or any Restricted Subsidiary involving in the aggregate for the Company and any Restricted Subsidiary a liability or liabilities (not paid or fully covered by a reputable and solvent insurance company with respect to judgments for the payment of money) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments and decrees (to the extent not paid or fully covered by such insurance company) equals or exceeds the Threshold Amount; or

11.10. Change of Control. A Change of Control shall occur;

then and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.05 shall occur with respect to any Credit Party, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Revolving

Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; (iv) enforce each Credit Party Guaranty, (v) terminate, reduce or condition any Revolving Commitment, or make any adjustment to the Borrowing Base and (vi) require the Credit Parties to Cash Collateralize LC Obligations, and, if the Credit Parties fail promptly to deposit such Cash Collateral, the Administrative Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolving Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 7.01 are satisfied).

11.11. Application of Funds. After the exercise of remedies provided for above (or after the Loans have automatically become immediately due and payable and the LC Exposure has automatically been required to be Cash Collateralized as set forth above):

(a) any amounts received on account of the Obligations (other than proceeds of Collateral) shall, subject to the provisions of Sections 2.11 and 2.13(j), be applied in the following order:

First, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith;

Second, to the payment of all other reasonable costs and out-of-pocket expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Creditors in connection therewith (other than in respect of Secured Bank Product Obligations);

Third, to interest then due and payable on the Swingline Loans;

Fourth, to the principal balance of the Swingline Loans and Protective Advances outstanding until the same has been prepaid in full;

Fifth, to interest then due and payable on Revolving Loans and other amounts due pursuant to Sections 3.01, 3.02 and 5.01;

Sixth, to Cash Collateralize all LC Exposures (to the extent not otherwise Cash Collateralized pursuant to the terms hereof) plus any accrued and unpaid interest thereon;

Seventh, to the principal balance of Revolving Borrowings then outstanding and all Obligations on account of Secured Reserved Hedges with Secured Creditors pro rata;

Eighth, to all Secured Unreserved Hedges, other Secured Bank Product Obligations and other Obligations pro rata; and

Ninth, the balance, if any, as required by any intercreditor agreement or, in the absence of any such requirement, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns).

Notwithstanding the foregoing, (a) no amounts shall be applied to the Canadian FILO Subfacility at any time when Obligations remain outstanding under the Canadian Subfacility, no amounts shall be applied to the U.S. FILO Subfacility when Obligations remain outstanding under the U.S. Subfacility, and (b) in no event will any amounts received from a Canadian Credit Party be applied to any such amounts with respect to the U.S. FILO Subfacility or the U.S. Subfacility or Borrowings by a U.S. Borrower under the Canadian Subfacility or the Canadian FILO Subfacility.

Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to the Administrative Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to the Administrative Agent for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Creditor. If a Secured Creditor fails to deliver such calculation within five days following request by the Administrative Agent, the Administrative Agent may assume the amount to be distributed is zero.

In the event that any such proceeds are insufficient to pay in full the items described in clauses First through Eighth of this Section 11.11(a), the Credit Parties shall remain liable for any deficiency. Notwithstanding the foregoing provisions, this Section 11.11 is subject to the provisions of any intercreditor agreement.

(b) any proceeds of U.S. Collateral received by the Administrative Agent shall be applied ratably in the following order:

First, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith due from the U.S. Borrowers;

Second, to the payment of all other reasonable costs and out-of-pocket expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Creditors in connection therewith (other than in respect of Secured Bank Product Obligations or the Credit Party Guaranty by the U.S. Borrowers of the Obligations of the Canadian Borrowers and U.K. Borrowers, if any) due from the U.S. Borrowers;

Third, to interest then due and payable on the Company’s U.S. Swingline Loan;

Fourth, to the principal balance of the U.S. Swingline Loan and Protective Advances outstanding until the same has been prepaid in full;

Fifth, to interest then due and payable on Revolving Loans under the U.S. Subfacility and Revolving Loans borrowed by the U.S. Borrowers under the Canadian Subfacility and other amounts due pursuant to Sections 3.01, 3.02 and 5.01;

Sixth, to Cash Collateralize all U.S. LC Exposures (to the extent not otherwise Cash Collateralized pursuant to the terms hereof) plus any accrued and unpaid interest thereon;

Seventh, to the principal balance of Revolving Borrowings under the U.S. Subfacility and Revolving Loans borrowed by the U.S. Borrowers under the Canadian Subfacility then outstanding and all Obligations of the U.S. Borrowers on account of Secured Reserved Hedges with Secured Creditors, pro rata;

Eighth, to interest then due and payable on U.S. FILO Loans under the U.S. FILO Subfacility, and Canadian FILO Loans made to the U.S. Borrowers under the Canadian FILO Subfacility, and other amounts due pursuant to Sections 3.01, 3.02 and 5.01;

Ninth, to the principal balance of U.S. FILO Loans under the U.S. FILO Subfacility, and Canadian FILO Loans made to the U.S. Borrowers under the Canadian FILO Subfacility, then outstanding;

Tenth, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such sale, collection or other realization including, without limitation, compensation to the Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith due from the U.K. Borrower, if any, the Canadian Borrowers or any other Canadian Credit Party;

Eleventh, to the payment of all other reasonable costs and out-of-pocket expenses of such sale, collection or other realization including, without limitation, costs and expenses and all costs, liabilities and advances made or incurred by the other Secured Creditors in connection therewith (other than in respect of Secured Bank Product Obligations) due from the U.K. Borrowers, if any, the Canadian Borrowers or any other Canadian Credit Party;

Twelfth, to interest then due and payable on the Canadian Swingline Loan;

Thirteenth, to the principal balance of the Canadian Swingline Loan and Protective Advances outstanding until the same has been prepaid in full;

Fourteenth, to interest then due and payable on Revolving Loans made to the Canadian Borrowers and U.K. Borrowers, if any, under the Canadian Subfacility and other amounts due pursuant to Sections 3.01, 3.02 and 5.01;

Fifteenth, to Cash Collateralize all Canadian LC Exposures (to the extent not otherwise Cash Collateralized pursuant to the terms hereof) plus any accrued and unpaid interest thereon;

Sixteenth, to the principal balance of Revolving Borrowings made to the Canadian Borrowers and U.K. Borrowers, if any, under the Canadian Subfacility then outstanding and all Obligations of the U.K. Borrowers, if any, the Canadian Borrowers or any other Canadian Credit Party on account of Secured Reserved Hedges with Secured Creditors, pro rata;

Seventeenth, to interest then due and payable on Canadian FILO Loans made to the Canadian Borrowers and U.K. Borrowers, if any, and other amounts due pursuant to Sections 3.01, 3.02 and 5.01;

Eighteenth, to the principal balance of Canadian FILO Loans made to the Canadian Borrowers and U.K. Borrowers, if any, then outstanding; and

Nineteenth, to all Obligations of the Credit Parties on account of Secured Unreserved Hedges and other Secured Bank Product Obligations and all other Obligations pro rata; and

Twentieth, the balance, if any, as required by any intercreditor agreement or, in the absence of any such requirement, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns).

(c) any proceeds of Canadian Collateral or U.K. Collateral received by the Administrative Agent shall be applied ratably in order specified in clauses Tenth through Twentieth.

Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section 11.11.

Section 12 The Administrative Agent.

12.01. Appointment and Authorization.

(a) Each Lender hereby irrevocably designates and appoints (i) Bank of America, N.A. as Administrative Agent and Collateral Agent for such Lender, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Barclays Bank PLC and Wells Fargo Bank, N.A. as Co-Documentation Agents for such Lender and (iii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., Barclays Bank PLC and Wells Fargo Bank, N.A. as Joint Lead Arrangers for such Lender, each to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein. None of the Agents (other than the Administrative Agent and the Collateral Agent) shall have any rights, powers, obligations, liabilities, responsibilities or duties under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as a Lender, a Swingline Lender or an Issuing Bank hereunder. The Agents shall not have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agents. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Credit Documents with reference to the Agents is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each of the Lenders (including in its capacity as a Secured Bank Product Provider) hereby further authorizes the Administrative Agent to enter into the Lender Loss Sharing Agreement, any intercreditor agreement (including those contemplated by Section 10.01(vi)) and any respective amendments thereto on behalf of such Lender. Without limiting the generality of the foregoing, each of the Lenders hereby authorizes and directs the Administrative Agent to bind each Lender to the actions required by such Lender under the terms of the Lender Loss Sharing Agreement and any intercreditor agreement (including those contemplated by Section 10.01(vi)).

(c) The provisions of this Section 12 (other than Sections 12.09 and 12.11) are solely for the benefit of the Agents, the Lenders and the Issuing Banks, and the Borrowers shall not have rights as a third party beneficiary of any of such provisions.

12.02. Delegation of Duties. The Administrative Agent and the Collateral Agent may execute any of their duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and the Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of such Administrative Agent’s or the Collateral Agent’s gross negligence or willful misconduct as determined in a final nonappealable judgment by a court of competent jurisdiction.

12.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by it under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent-Related Person shall believe in good faith shall be necessary, under the circumstances as provided in Section 11) or (ii) in the absence of its own gross negligence or willful misconduct as determined in a final nonappealable judgment by a court of competent jurisdiction in connection with its duties expressly set forth herein, (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder, or (c) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Agent-Related Person is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that each of the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Administrative Agent or Collateral Agent to liability or that is contrary to any Credit Document or applicable law. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

12.04. Reliance by the Agents.

(a) Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by such Administrative Agent or Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 6, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

12.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Section 11; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

12.06. Credit Decision; Disclosure of Information by the Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

12.07. Indemnification of the Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent (and its officers, directors, employees, agents and attorneys in fact which are acting on behalf of the such Agent) (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent (and its officers, directors, employees, agents and attorneys in fact which are acting on behalf of such Agent) from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent (and its officers, directors, employees, agents and attorneys in fact which are acting on behalf of such Agent) of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent’s (and its officers, directors, employees, agents and attorneys in fact which are acting on behalf such Agent) own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of counsel) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the such Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive termination of the Revolving Commitments, the payment of all other Obligations and the resignation of the Agents.

12.08. Administrative Agent in Its Individual Capacity. Bank of America, N.A. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America, N.A. was not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America, N.A. or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America, N.A. shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Administrative Agent, and the terms “Lender” and “Lenders” include Bank of America, N.A. in its individual capacity.

12.09. Successor Administrative Agent.

(a) The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and to the Company. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Company at all times other than during the existence of an Event of Default under Section 11.01 or 11.05 (which consent of the Company shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and with the consent of the Company at all times other than during the existence of an Event of Default under Section 11.01 or 11.05, a successor administrative agent from among the Lenders; provided that any such successor administrative agent shall be either a domestic office of a commercial bank organized under the laws of the United States or any State thereof, or a United States branch of a bank that is organized under the laws of another jurisdiction, in either case which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 12 and Section 13.01 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(b) Any resignation by Bank of America, N.A. as administrative agent pursuant to this Section 12.09 shall also constitute its resignation as lender of the Swingline Loans to the extent that Bank of America, N.A. is acting in such capacity at such time. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring lender of the Swingline Loans and (ii) the retiring lender of the Swingline Loans shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents.

12.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.05 and 13.01) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 13.01.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization,

arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

12.11. Collateral and Guaranty Matters. The Lenders and the Issuing Banks irrevocably authorize the Administrative Agent and the Collateral Agent, as applicable,

(i) to release any Lien on any property granted to or held by the Collateral Agent under any Credit Document (A) upon termination of the Revolving Commitments and payment in full of all Obligations (other than (i) contingent indemnification obligations and expense reimbursement obligations not yet due and payable and (ii) Secured Bank Product Obligations not due and payable) and the expiration or termination of all Letters of Credit (unless Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent), (B) that is sold or to be sold to a Person that is not a Credit Party as part of or in connection with any sale permitted hereunder or (C) subject to Section 13.12, if approved, authorized or ratified in writing by the Required Lenders;

(ii) at the request of the Company, to subordinate any Lien on any property granted to or held by the Collateral Agent or Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 10.01 (vii) and (xiv) but only to the extent such sections permit such Lien to be prior to the Liens held by the Collateral Agent and the Administrative Agent under the Credit Documents and such Collateral is not included in the Borrowing Base at such time; and

(iii) to release any Guarantor from its obligations under the Credit Party Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s, as applicable, authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Credit Party Guaranty pursuant to this Section 12.11.

12.12. Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to the Administrative Agent of such agreement, agrees to be bound by this Section 12. Each such Secured Bank Product Provider shall indemnify and hold harmless Agent-Related Persons, to the extent not reimbursed by the Credit Parties, against all claims that may be incurred by or asserted against any Agent-Related Person in connection with such provider’s Secured Bank Product Obligations.

12.13. Administrative Agent and the Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Credit Documents, and each of the Lenders (in its capacity as a Lender) and other Agent hereby irrevocably appoint and authorize the Administrative Agent to act as the agent of such Lender and such Agent for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this capacity, the Administrative Agent, as “collateral agent” and any agent, employee or attorney-in-fact appointed by the “collateral agent” pursuant to Section 12.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the “collateral agent,” shall be entitled to the benefits of all provisions of this Section 12 and Section 13 as though such agent, employee or attorney-in-fact were the “collateral agent” under the Credit Documents, as set forth in full herein with respect thereto.

12.14. Withholding Taxes. To the extent required by any applicable laws (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Credit Document an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 5.01, each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent demonstrable error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due the Administrative Agent under this Section 12.14. The agreements in this Section 12.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 12.14, the term “Lender” shall include any Issuing Bank and any Swingline Lender.

Section 13 Miscellaneous.

13.01. Payment of Expenses, etc.

(a) The Credit Parties hereby jointly and severally agree to: (i) if the Closing Date occurs, pay all reasonable and documented out-of-pocket costs and expenses (A) of the Agents, the Joint Lead Arrangers and Issuing Banks (including, without limitation, the reasonable fees and disbursements of one primary counsel in each of the U.S. and Canada, and, if reasonably necessary, one local counsel in any relevant jurisdiction and an additional counsel in the case of conflicts) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, the administration hereof and thereof and any amendment, waiver or consent relating hereto or thereto (whether or not effective), (B) of the Agents and the Joint Lead Arrangers in connection with their syndication efforts with respect to this Agreement, (C) of the Agents, the Joint Lead Arrangers and each Lender in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings and (D) of the Agents, Joint Lead Arrangers and Lenders in connection with Collateral monitoring, Collateral reviews and appraisals (including, without limitation, field examination fees, appraiser fees and out-of-pocket expenses; provided that so long as no Event of Default or Cash Dominion Event shall have occurred and be continuing, (x) the fees and expenses relating to any individual field examination shall not exceed $40,000 and (y) the fees and expenses relating to any individual Inventory appraisal shall not exceed $50,000), and while an Event of Default has occurred and is continuing, the fees and expenses of other advisors and professionals engaged by the Agents and the Joint Lead Arrangers; (ii) [reserved]; and (iii) indemnify each Agent, each Joint Lead Arranger, each Lender, each Issuing Bank and their respective Affiliates and branches, and the officers, directors, employees, agents, and investment advisors of each of the foregoing (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements ((including, without limitation, the reasonable fees and disbursements of one primary counsel in each of the U.S. and Canada, and, if reasonably necessary, one local counsel in any relevant jurisdiction and an additional counsel in the case of conflicts, and consultants’ fees and disbursements) (but excluding Taxes other than Taxes that represent liabilities, obligations, losses, damages, penalties, actions, costs, expenses and disbursements arising from a non-Tax claim) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, any Joint Lead Arranger or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the Environment relating in any way to any Real Property owned, leased or operated, at any time, by the Company or any Restricted Subsidiary; the generation, storage, transportation, handling, Release or threat of Release of Hazardous Materials by the Company or any Subsidiaries at any location, whether or not owned, leased or operated by the or any of its Subsidiaries; the non-compliance by the Company or any Subsidiaries with any Environmental Law (including applicable permits thereunder); or any Environmental Claim or other liability under Environmental Law relating in any way to the Company, any Subsidiaries or relating in any way to any Real Property at any time owned, leased or operated by the Company or any Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding in each case any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the applicable Indemnified Person, any Affiliate or branch of such Indemnified Person or any of their respective directors, officers, employees, representatives, agents, Affiliates, trustees or investment advisors, as determined by a court of competent jurisdiction in a final and non-appealable decision) (collectively, the “Indemnified Liabilities”). To the extent that the undertaking to indemnify, pay or hold harmless any Agent, any Joint Lead Arranger or any Lender or other Indemnified Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit Parties shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

(b) No Agent or any Indemnified Person shall be responsible or liable to any Credit Party or any other Person for (I)(x) any determination made by it pursuant to this Agreement or any other Credit Document or (y) any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, in each case, in the absence of gross negligence or willful misconduct on the part of such Agent or Indemnified Person (in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (II) any indirect, special, exemplary, incidental, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) which may be alleged as a result of this Agreement or any other Credit Document or the financing contemplated hereby.

13.02. Right of Setoff.

In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, in whatever currency) (other than accounts used exclusively for payroll, payroll taxes, fiduciary and trust purposes, and employee benefits) and any other Indebtedness (in whatever currency) at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of the Company or any Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.04(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

13.03. Notices.

(a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including electronic communication) and mailed, or delivered: (x) if to any Credit Party, c/o Resolute Forest Products, Inc., 111 Duke Street, Suite 5000, Montreal, Québec H3C 2MI, Canada, Attention: Rémi G. Lalonde, Vice President and Treasurer (email: remi.lalonde@resolutefp.com), with copies to (i) Resolute Forest Products, Inc., 111 Duke Street, Suite 5000, Montreal, Québec H3C 2MI, Canada, Attention: Jacques Vachon, Senior Vice President, Corporate Affairs and Chief Legal Officer (email: jacques.vachon@resolutefp.com) and (ii) Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216, Attention: Hazen H. Dempster (email: hazen.dempster@troutmansanders.com); and (y) if to any Lender, at its address specified in writing to the Administrative Agent, at the Notice Office; or, (z) as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Company and the Administrative Agent. All such notices and communications shall, when mailed, sent by electronic transmission or sent by overnight courier, be effective five (5) Business Days after deposit in the mails, one (1) Business Day after delivery to the overnight courier, as the case may be, or sent by electronic transmission, except that notices and communications to the Administrative Agent and the Credit Parties shall not be effective until received by the Administrative Agent or the Company, as the case may be.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. Each of the Administrative Agent, the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

13.04. Benefit of Agreement; Assignments; Participations, etc.

(a) This Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Agents, Lenders, and their respective successors and assigns, except that (a) no Credit Party shall have the right to assign its rights or delegate its obligations under any Credit Documents; and (b) any assignment by a Lender must be made in compliance with this Section 13.04. The Administrative Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with this Section 13.04. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

(b) A Lender may assign to an Eligible Assignee any of its rights and obligations under the Credit Documents, as long as (a) in the case of a partial assignment, is in a minimum principal amount of $10,000,000 (unless otherwise agreed by Administrative Agent in its discretion) and integral multiples of $100,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least $10,000,000 (unless otherwise agreed by the Administrative Agent and the Company in their discretion);

and (c) the parties to each such assignment shall execute and deliver an Assignment and Assumption Agreement to the Administrative Agent for acceptance and recording. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Credit Documents to secure obligations of such Lender to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

(c) Upon delivery to the Administrative Agent of an assignment notice in the form of Exhibit I and a processing fee of $3,500 (unless otherwise agreed by the Administrative Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.04. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Credit Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, the Administrative Agent and the Company shall make appropriate arrangements for issuance of replacement and/or new Notes, if applicable. The transferee Lender shall comply with Section 5 and deliver, upon request, an administrative questionnaire satisfactory to the Administrative Agent.

(d) No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. The Administrative Agent has no obligation to determine whether any assignee is permitted under the Credit Documents. Assignment by a Defaulting Lender shall be effective only if there is concurrent satisfaction of all outstanding obligations of the Defaulting Lender under the Credit Documents in a manner satisfactory to the Administrative Agent, including payment by the Eligible Assignee or Defaulting Lender to the Administrative Agent of an aggregate amount sufficient upon distribution (through direct payment, purchases of participations or other methods acceptable to the Administrative Agent) to satisfy all funding and payment liabilities of the Defaulting Lender. If assignment by a Defaulting Lender occurs (by operation of law or otherwise) without compliance with the foregoing sentence, the assignee shall be deemed a Defaulting Lender for all purposes until compliance occurs.

(e) The Administrative Agent, acting as a non-fiduciary agent of the Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Assumption Agreement delivered to it, and (b) a register for recordation of the names, addresses and Commitments of, and the Loans, interest and LC Obligations owing to, each Lender. Entries in the register shall be conclusive, absent manifest error, and Borrowers, the Administrative Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Credit Documents, notwithstanding any notice to the contrary. The Administrative Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Credit Party with respect to the Obligations. The register shall be available for inspection by the Borrowers or any Lender, from time to time upon reasonable notice.

(f) Subject to this Section 13.04, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Credit Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Credit Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by the Borrowers shall be determined as if it had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with the Credit Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Credit Documents, and the Administrative Agent and the other Lenders shall not have any obligation or liability to any such Participant.

(g) Subject to Section 13.04(h), the Credit Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.02 and 5.01 (subject to the requirements and limitations of such Sections and Section 3.04) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.04(b). To the extent permitted by applicable law, each Participant also shall be entitled to the benefits under this Agreement as though it were a Lender; provided that such Participant agrees to be subject to Section 2.10 as though it were a Lender.

(h) A Participant shall not be entitled to receive any greater payment under Sections 3.01, 3.02 or 5.01 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant except to the extent such entitlement to a greater payment results from a change in law occurring after the sale of the participation takes place.

(i) Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Credit Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Maturity Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Borrower, Guarantor or substantially all Collateral.

(j) Each Lender that sells a participation shall, acting as a non-fiduciary agent of the Borrowers (solely for Tax purposes), maintain a register (the “Participant Register”) in which it enters the Participant’s name, address and interest in Commitments, Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code.

(k) Borrowers agree that each Participant shall have a right of setoff in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of setoff with respect to any participating interests sold by it. By exercising any right of setoff, a Participant agrees to share with Lenders all amounts received through its setoff, in accordance with Section 2.10(c) as if such Participant were a Lender.

13.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers or any other Credit Party and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.

13.06. [Reserved].

13.07. Calculations; Computations.

(a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP in effect from time to time; provided that if the Company notifies the Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. The Company shall have the right, if required by relevant regulatory authorities, to adopt the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of the election, which election shall, for purposes of this Agreement, be treated as a permitted change in GAAP and shall be subject to the terms of the immediately preceding sentence. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect).

(b) The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).

13.08. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

(a) UNLESS EXPRESSLY PROVIDED IN ANY CREDIT DOCUMENT, THIS AGREEMENT (EXCEPT FOR SECTION 12.15, WHICH SHALL BE GOVERNED BY THE LAWS OF QUEBEC), THE OTHER CREDIT DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

(b) EACH CREDIT PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTRY OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY CREDIT DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.03. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by applicable law.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

13.10. [Reserved].

13.11. Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12. Amendment or Waiver; etc.

(a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions) the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders); provided that no such change, waiver, discharge or termination shall (i) without the prior written consent of each Lender (and Issuing Bank, if applicable) directly and adversely affected thereby, extend the final scheduled maturity of any Revolving Commitment, or reduce the rate or extend the time of payment of interest or Fees thereon or reduce or forgive the principal amount thereof or forgive the payment of such interest or Fees (it being understood that waivers or modifications of conditions precedent, Defaults or Events of Default shall not constitute a reduction or extension of the time of payment of interest or Fees thereon of any Lender), (ii) except as otherwise expressly provided herein or in the Security Documents, release all or substantially all of the Collateral under all the Security Documents without the prior written consent of each Lender, (iii) except as otherwise provided in the Credit Documents, release all or substantially all of the value of the Credit Party Guaranty without the prior written consent of each Lender, (iv) amend, modify or waive any pro rata sharing provision of Section 2.10, the payment waterfall provision of Section 11.11, or any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Commitments on the Closing Date), in each case, without the prior written consent of each Lender directly and adversely affected thereby, (v) reduce the percentage specified in the definitions of “Required Lenders” or “Supermajority Lenders” without the prior written consent of each Lender directly and adversely affected thereby (it being understood that, with the prior written consent of the Required Lenders or Supermajority Lenders, as applicable, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders or Supermajority Lenders, as applicable, on substantially the same basis as the extensions of Revolving Commitments are included on the Closing Date), (vi)) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement without the consent of each Lender; provided, further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Revolving Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each Agent adversely affected thereby, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of such Agent, (3) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (4) without the consent of an Issuing Bank or a Swingline Lender, amend, modify or waive any provision relating to the rights or obligations of the such Issuing Bank or such Swingline Lender, (5) without the prior written consent of the Supermajority Lenders, change the definition of the terms “Availability,” “U.S. Borrowing Base,” “Canadian Borrowing Base” or “Borrowing Base” or any component definition used therein (including, without limitation, the definitions of “Eligible Accounts” and “Eligible Inventory”) if, as a result thereof, the amounts available to be borrowed by the Borrowers would be increased or add any new classes of eligible assets thereto; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to add Accounts and Inventory acquired in a Permitted Acquisition to the Borrowing Base as provided herein, (6) without the prior written consent of each Lender, increase the percentages set forth in the term “Canadian Borrowing Base” and “U.S. Borrowing Base” or (7) without the prior written consent of the Required Subfacility Lenders, adversely affect the rights of Lenders under such Subfacility in respect of payments hereunder in a manner different than such amendment affects other Subfacilities.

(b) If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 3.04 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitments and/or repay the outstanding Revolving Loans of such Lender in accordance with Section 3.04; provided that, unless the Commitments that are terminated, and Revolving Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided, further, that in any event the Company shall not have the right to replace a Lender, terminate its Commitments or repay its Revolving Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c) Notwithstanding anything to the contrary contained in clause (a) of this Section 13.12, the Borrowers, the Administrative Agent and each Lender providing the relevant Revolving Commitment Increase may (i), in accordance with the provisions of Section 2.15, enter into an Incremental Revolving Commitment Agreement, and (ii) in accordance with the provisions of Section 2.19, enter into an Extension Amendment; provided that after the execution and delivery by the Borrowers, the Administrative Agent and each such Lender may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.12.

(d) Without the consent of any other person, the applicable Credit Party or Credit Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Creditors, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Creditors, in any property or so that the security interests therein comply with applicable Requirements of Law.

(e) Notwithstanding anything to the contrary herein, any fee letter may be amended, or rights and privileges thereunder waived, in a writing executed only by the parties thereto.

(f) Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments, waivers and consents hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment, waiver or consent (and the definitions of “Supermajority Lenders” and “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

(g) Further, notwithstanding anything to the contrary contained in this Section 13.12, if following the Closing Date, the Administrative Agent and any Credit Party shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

13.13. Survival. All indemnities set forth herein including, without limitation, in Sections 3.01, 3.02, 5.01, 12.07 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

13.14. Domicile of Loans. Each Lender may transfer and carry its Revolving Loans at, to or for the account of any office, branch, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 3.01 or 5.01 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15. Register. The Borrowers hereby designate the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Revolving Commitments and principal amount (and related interest amounts) of Revolving Loans and LC Obligations by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. The Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement (and the entries in the Register shall be conclusive for such purposes (absent manifest error)), notwithstanding notice to the contrary. With respect to any Lender, the transfer of the Commitments of, and the principal (and interest) amounts of the Revolving Loans owing to, such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Revolving Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The registration of any provision of Revolving Commitment Increases pursuant to Section 2.15 shall be recorded by the Administrative Agent on the Register only upon the acceptance of the Administrative Agent of a properly executed and delivered Incremental Revolving Commitment Agreement. Coincident with the delivery of such Incremental Revolving Commitment Agreement for acceptance and registration of the provision of Revolving Commitment Increases, as the case may be, or as soon thereafter as practicable, to the extent requested by such Lenders, Notes shall be issued, at the Borrowers’ expense, to such Lender of a Revolving Commitment Increase, to be in conformity with Section 2.04 (with appropriate modification) to the extent needed to reflect Revolving Commitment Increases, and outstanding Revolving Loans made by such Lender of a Revolving Commitment Increase.

13.16. Confidentiality.

(a) Subject to the provisions of clause (b) of this Section 13.16, each Agent, Joint Lead Arranger, Co-Documentation Agent and Lender agrees that it will use its commercially reasonable efforts not to disclose without the prior consent of the Company (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information; provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender (or language substantially similar to this Section 13.16(a))) any information with respect to the Company or any Restricted Subsidiary which is now or in the future furnished pursuant to this Agreement or any other Credit Document; provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a), (ii) upon the request or demand of any governmental, regulatory or self-regulatory authority or as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any prospective or actual direct or indirect contractual counterparty in any swap, hedge, insurance, re-insurance or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16 (or language substantially similar to this Section 13.16(a)), (vii) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder and (viii) to any prospective or actual transferee, pledgee or participant in connection with any contemplated transfer, pledge or participation of any of the Notes or Commitments or any interest therein by such Lender; provided that such prospective transferee, pledge or participant agrees to be bound by the confidentiality provisions contained in this Section 13.16 (or language substantially similar to this Section 13.16(a)); provided, further, that, to the extent permitted pursuant to any applicable law, order, regulation or ruling, and other than in connection with credit and other bank examinations with respect to such Lender, in the case of any disclosure pursuant to the foregoing clause (ii), (iii) or (iv), such Lender will use its commercially reasonable efforts to notify the Company in advance of such disclosure so as to afford the Company the opportunity to protect the confidentiality of the information proposed to be so disclosed.

(b) The Borrowers hereby acknowledge and agree that each Lender may share with any of its Affiliates and branches, and such Affiliates and branches may share with such Lender, any information related to the Company or any Subsidiary (including, without limitation, any non-public customer information regarding the creditworthiness of the Company and the Subsidiaries); provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

13.17. USA Patriot Act Notice. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act Title III of Pub. 107-56 (signed into law October 26, 2001 and amended on March 9, 2009) (the “Patriot Act”) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” policies, regulations, laws or rules and Anti-Terrorism Laws, it is required to obtain, verify, and record information that identifies the Borrowers and each Subsidiary Guarantor, which information includes the name of each Credit Party and other information that will allow such Lender to identify the Credit Party in accordance therewith, and each Credit Party agrees to provide such information from time to time to any Lender.

13.18. [Reserved].

13.19. Waiver of Sovereign Immunity. Each of the Credit Parties, in respect of itself, its Subsidiaries, its process agents and its properties and revenues, hereby irrevocably agrees that, to the extent that the Borrowers, or any of their respective Subsidiaries or any of their properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, Canada or elsewhere, to enforce or collect upon the Loans or any Credit Document or any other liability or obligation of the Borrowers, or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Borrowers, for themselves and on behalf of their respective Subsidiaries, hereby expressly waive, to the fullest extent permissible under applicable law, any such immunity, and agree not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, the Company further agrees that the waivers set forth in this Section 13.19 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and other applicable law and are intended to be irrevocable for purposes of such Act and such other applicable law.

13.20. Canadian Anti-Money Laundering Legislation. If the Administrative Agent has ascertained the identity of any Canadian Credit Party or any authorized signatories of any Canadian Credit Party for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable Anti-Terrorism Laws and “know your client” policies, regulations, laws or rules (the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and such other Anti-Terrorism Laws applicable in Canada, as well as all applicable “know your client” policies, regulations, laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), then the Administrative Agent:

(a) shall be deemed to have done so as an agent for each Lender and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of the applicable AML Legislation; and

(b) shall provide to the Lenders, copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender agrees that the Administrative Agent has no obligation to ascertain the identity of the Canadian Credit Parties or any authorized signatories of the Canadian Credit Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Credit Party or any such authorized signatory in doing so.

13.21. [Reserved].

13.22. Absence of Fiduciary Relationship. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, (i) none of the Joint Lead Arrangers, the Co-Documentation Agents or any Lender shall, solely by reason of this Agreement or any other Credit Document, have any fiduciary, advisory or agency relationship or duty in respect of any Lender or any other Person and (ii) the Borrowers hereby waive, to the fullest extent permitted by law, any claims they may have against any Joint Lead Arranger, any Co-Documentation Agent or any Lender for breach of fiduciary duty or alleged breach of fiduciary duty. Each Agent, Lender and their Affiliates may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their Affiliates.

13.23. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in any Credit Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

13.24. Judgment Currency. If, for purposes of obtaining judgment in any court, it is necessary to convert a sum from the currency provided under a Credit Document (“Agreement Currency”) into another currency, the rate of exchange used shall be the Spot Rate for conversion into Dollars or, for conversion into another currency, the Spot Rate for the purchase of the Agreement Currency with such other currency through the Administrative Agent’s principal foreign exchange trading office for the other currency during such office’s preceding Business Day. Notwithstanding any judgment in a currency (“Judgment Currency”) other than the Agreement Currency, a Credit Party shall discharge its obligation in respect of any sum due under a Credit Document only if, on the Business Day following receipt by the Administrative Agent of payment in the Judgment Currency, the Administrative Agent can use the amount paid to purchase the sum originally due in the Agreement Currency. If the purchased amount is less than the sum originally due, such Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent and Lenders against such loss. If the purchased amount is greater than the sum originally due, the Administrative Agent shall return the excess amount to such Credit Party (or to the Person legally entitled thereto).

Section 14 Credit Party Guaranty.

14.01. The Guaranty. In order to induce the Agents, the Collateral Agent and the Lenders to enter into this Agreement and to extend credit hereunder, and to induce the other Guaranteed Creditors to enter into Secured Bank Product Obligations in recognition of the direct benefits to be received by each Credit Party from the proceeds of the Revolving Loans and the entering into of such Secured Bank Product Obligations, each Credit Party hereby agrees with the Guaranteed Creditors as follows: each Credit Party hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of its Relevant Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Relevant Guaranteed Obligations of any Credit Party to the Guaranteed Creditors becomes due and payable hereunder, such Credit Party, unconditionally and irrevocably, promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Relevant Guaranteed Obligations. This Credit Party Guaranty is a guaranty of payment and not of collection. This Credit Party Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Relevant Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Relevant Guaranteed Party), then and in such event the respective Credit Party agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Credit Party, notwithstanding any revocation of this Credit Party Guaranty or any other instrument evidencing any liability of any Relevant Guaranteed Party, and each Credit Party shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

14.02. Bankruptcy. Additionally, each Credit Party unconditionally and irrevocably guarantees the payment of any and all of its Relevant Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by any Relevant Guaranteed Party upon the occurrence of any of the events specified in Section 11.05, and irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in the currency in which the obligation was originally denominated.

14.03. Nature of Liability. The liability of each Credit Party hereunder is primary, absolute and unconditional, exclusive and independent of any security for or other guaranty of the Relevant Guaranteed Obligations, whether executed by any other guarantor or by any other party, and each Credit Party understands and agrees, to the fullest extent permitted under law, that the liability of such Credit Party hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Relevant Guaranteed Party or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Relevant Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking (other than payment in cash of the Relevant Guaranteed Obligations), or (d) any dissolution, termination or increase, decrease or change in personnel by any Relevant Guaranteed Party, or (e) any payment made to any Guaranteed Creditor on the Relevant Guaranteed Obligations which any such Guaranteed Creditor repays to any Relevant Guaranteed Party pursuant to court order in any bankruptcy, insolvency, receivership, reorganization, arrangement, moratorium, winding up or other debtor relief proceeding, and each Credit Party waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 14.05, or (g) any invalidity, irregularity or enforceability of all or any part of the Relevant Guaranteed Obligations or of any security therefor, or (h) any change in the corporate existence, structure or ownership of any Credit Party or any other Person liable for any of the Relevant Guaranteed Obligations, or (i) any bankruptcy, insolvency, receivership, reorganization, arrangement, moratorium, winding up or other debtor relief proceeding affecting any Credit Party, or their assets or any resulting release or discharge of any obligation of any Credit Party, or (j) the existence of any claim, setoff or other rights which any Credit Party may have at any time against any other Credit Party, a Guaranteed Creditor, or any other Person, whether in connection herewith or in any unrelated transactions, or (k) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Credit Party in respect of the Relevant Guaranteed Obligations or a Credit Party in respect of this Credit Party Guaranty or the Relevant Guaranteed Obligations.

14.04. Independent Obligation. The obligations of each Credit Party hereunder are independent of the obligations of any other guarantor, any other party or any Relevant Guaranteed Party, and a separate action or actions may be brought and prosecuted against any Credit Party whether or not action is brought against any other guarantor, any other party or any Relevant Guaranteed Party and whether or not any other guarantor, any other party or any Relevant Guaranteed Party be joined in any such action or actions. Each Credit Party waives, in its capacity as a Guarantor, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Relevant Guaranteed Party or other circumstance which operates to toll any statute of limitations as to such Relevant Guaranteed Party shall operate to toll the statute of limitations as to the relevant Credit Party.

14.05. Authorization. To the fullest extent permitted under law, each Credit Party authorizes the Guaranteed Creditors without notice or demand, and without affecting or impairing its liability hereunder, from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Relevant Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Credit Party Guaranty shall apply to the Relevant Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Relevant Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Relevant Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c) exercise or refrain from exercising any rights against any Relevant Guaranteed Party, any other Credit Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, any Relevant Guaranteed Party, other Credit Parties or other obligors;

(e) settle or compromise any of the Relevant Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Relevant Guaranteed Party to its creditors other than the Guaranteed Creditors;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Relevant Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of such Relevant Guaranteed Party remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Secured Bank Product Obligation or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Secured Bank Product Obligation or any of such other instruments or agreements; and/or

(h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Credit Party from its liabilities under this Credit Party Guaranty.

14.06. Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of any Relevant Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Relevant Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

14.07. Subordination. Any indebtedness of any Relevant Guaranteed Party now or hereafter owing to any Credit Party is hereby subordinated to the Relevant Guaranteed Obligations of such Relevant Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of such Relevant Guaranteed Party to such Credit Party shall be collected, enforced and received by such Credit Party for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Relevant Guaranteed Obligations of such Relevant Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Credit Party under the other provisions of this Credit Party Guaranty. Without limiting the generality of the foregoing, each Credit Party hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Credit Party Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Relevant Guaranteed Obligations have been irrevocably paid in full in cash.

14.08. Waiver.

(a) Each Credit Party waives any right (except as shall be required by applicable law and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any Relevant Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Relevant Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. For purposes of the law of the province of Quebec, if applicable, each Credit Party waives, in its capacity as a Guarantor, the benefits of division and discussion. Each Credit Party waives any defense (except as shall be required by applicable statute and cannot be waived) based on or arising out of any defense of any Relevant Guaranteed Party, any other guarantor or any other party, other than payment of the Relevant Guaranteed Obligations to the extent of such payment, based on or arising out of the disability of any Relevant Guaranteed Party, any other guarantor or any other party, or the validity, legality or unenforceability of the Relevant Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Relevant Guaranteed Party other than payment of the Relevant Guaranteed Obligations to the extent of such payment. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Relevant Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Credit Party hereunder except to the extent the Relevant Guaranteed Obligations have been paid. Each Credit Party waives, to the fullest extent permitted under law, any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Credit Party against any Relevant Guaranteed Party or any other party or any security.

(b) Each Credit Party waives, to the fullest extent permitted under law, all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Credit Party Guaranty, and notices of the existence, creation or incurring of new or additional Relevant Guaranteed Obligations. Each Credit Party assumes all responsibility for being and keeping itself informed of each Relevant Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Relevant Guaranteed Obligations and the nature, scope and extent of the risks which such Credit Party assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise any Credit Party of information known to them regarding such circumstances or risks.

14.09. Maximum Liability. It is the desire and intent of each Credit Party and the Guaranteed Creditors that this Credit Party Guaranty shall be enforced against such Credit Party to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Credit Party under this Credit Party Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable federal, state, provincial or foreign law relating to fraudulent conveyances or transfers), then the amount of such Credit Party’s obligations under this Credit Party Guaranty shall be deemed to be reduced and such Credit Party shall pay the maximum amount of the Relevant Guaranteed Obligations which would be permissible under applicable law.

14.10. Payments. All payments made by a Credit Party pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Section 2.06.

14.11. Keepwell. Each Credit Party that is a Qualified ECP Guarantor at the time the Credit Party Guaranty or the grant of the security interest under the Credit Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Credit Party Guaranty and the other Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 14 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount); provided, that notwithstanding the foregoing, no Canadian Credit Party shall undertake to provide such funds or other support, or to guarantee the Swap Obligations of, any U.S. Credit Party. The obligations and undertakings of each Qualified ECP Guarantor under this Section 14.11 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section 14.11 to constitute, and this Section 14.11 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

14.12. Information. Each Credit Party assumes all responsibility for being and keeping itself informed of each applicable Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the Relevant Guaranteed Obligations and the nature, scope and extent of the risks that each Credit Party assumes and incurs under this guarantee, and agrees that no Guaranteed Creditor shall have any duty to advise any Credit Party of information known to it regarding those circumstances or risks.

14.13. Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 14.13, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by debtor relief Laws, as determined in good faith by the Administrative Agent, the Issuing Banks or the Swingline Lenders, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

14.14. Canadian Severability. Notwithstanding any other provision contained herein or in any other Credit Document, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint and several basis, then such Person’s Obligations (and the Obligations of each other Canadian Credit Party or English Credit Party), to the extent such Obligations are secured, shall be several obligations and not joint and several obligations.

*            *             *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

RESOLUTE FOREST PRODUCTS INC.

By:	/s/ Remi G. Lalonde
Name:	Remi G. Lalonde
Title:	Vice President and Treasurer

RESOLUTE FP US INC.
FIBREK RECYCLING U.S. INC.

By:	/s/ Remi G. Lalonde
Name:	Remi G. Lalonde
Title:	Vice President and Treasurer

RESOLUTE FP AUGUSTA LLC

By:	Abitibi Consolidated Sales LLC, its Manager

By:	Resolute Forest Products Inc., its Sole Member

By:	/s/ Remi G. Lalonde
Name:	Remi G. Lalonde
Title:	Vice President and Treasurer

RESOLUTE FP CANADA INC.
RESOLUTE GROWTH CANADA INC.

By:	/s/ Remi G. Lalonde
	Name:	Remi G. Lalonde
	Title:	Vice President and Treasurer

[Signature Page to Credit Agreement]

BOWATER NUWAY MID-STATES INC.
DONOHUE CORP.
FIBREK U.S. INC.
CALHOUN NEWSPRINT COMPANY

By:	/s/ Jo-Ann Longworth
Name:	Jo-Ann Longworth
Title:	Vice President and Chief Financial Officer

ABIBOW RECYCLING LLC
ABITIBI CONSOLIDATED SALES LLC

By:	Resolute Forest Products Inc., its Sole Member

By:	/s/ Jo-Ann Longworth
Name:	Jo-Ann Longworth
Title:	Senior Vice President and Chief Financial Officer

AUGUSTA NEWSPRINT HOLDING LLC

By:	Abitibi Consolidated Sales LLC, its Member

By:	Resolute Forest Products Inc., its Sole Member

By:	/s/ Jo-Ann Longworth
Name:	Jo-Ann Longworth
Title:	Senior Vice President and Chief Financial Officer

BOWATER NEWSPRINT SOUTH LLC
FD POWERCO LLC

By:	/s/ Jo-Ann Longworth
Name:	Jo-Ann Longworth
Title:	Manager

[Signature Page to Credit Agreement]

GLPC RESIDUAL MANAGEMENT, LLC

By:	Fibrek Recycling U.S. Inc., its Sole Member

By:	/s/ Jo-Ann Longworth
Name:	Jo-Ann Longworth
Title:	Vice President and Chief Financial Officer

ABITIBIBOWATER CANADA INC.
BOWATER CANADIAN LIMITED
BOWATER LAHAVE CORPORATION
FIBREK HOLDING INC.
FIBREK INTERNATIONAL INC.
3284649 NOVA SCOTIA COMPANY

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Vice President and Chief Financial Officer

FIBREK GENERAL PARTNERSHIP by its managing partner FIBREK HOLDING INC.

By:	/s/ Jo-Ann Longworth
	Name:	Jo-Ann Longworth
	Title:	Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A.,
as U.S. Administrative Agent, Collateral Agent, Swingline Lender, Issuing Bank and a Lender

By:	/s/ Bradley E. Handrich
	Name:	Bradley E. Handrich
	Title:	VP

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A.
(acting through its Canada branch), as Canadian Administrative Agent, Canadian Swingline Lender, Canadian Issuing Bank and a Canadian Revolving Lender

By:	/s/ Sylwia Durkiewicz
	Name:	Sylwia Durkiewicz
	Title:	Vice President

[Signature Page to Credit Agreement]

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Marguerite Sutton
	Name:	Marguerite Sutton
	Title:	Vice President

[Signature Page to Credit Agreement]

BANK OF MONTREAL,
as a U.S. Lender

By:	/s/ William J. Kennedy
	Name:	William J. Kennedy
	Title:	Vice President

BANK OF MONTREAL,
as a Canadian Lender

By:	/s/ Helen Alvarez - Hernandez
	Name:	Helen Alvarez-Hernandez
	Title:	Director

[Signature Page to Credit Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE,
as a Lender

By:	/s/ Kazim Mehdl
	Name:	Kazim Mehdl
	Title:	Director

By:	/s/ Scott Curtis
	Name:	Scott Curtis
	Title:	Managing Director

[Signature Page to Credit Agreement]

CITIBANK, N.A., CANADIAN BRANCH,
as a Lender

By:	/s/ Jawdat Sha’sha’a
	Name:	Jawdat Sha’sha’a
	Title:	Authorized Signer

[Signature Page to Credit Agreement]

CITIBANK, N.A.,
as a Lender

By:	/s/ K. Kelly Gunness
	Name:	K. Kelly Gunness
	Title:	Vice President

[Signature Page to Credit Agreement]

EXPORT DEVELOPMENT CANADA,
as a Lender

By:	/s/ Arturo Polisena
	Name:	Arturo Polisena
	Title:	Financing Manager

By:	/s/ Elaine Posthumus
	Name:	Elaine Posthumus
	Title:	Senior Financing Manager

[Signature Page to Credit Agreement]

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Guillaume Lessard
	Name:	Guillaume Lessard
	Title:	Attorney in Fact

By:	/s/ Stuart Coulter
	Name:	Stuart Coulter
	Title:	Attorney in Fact

[Signature Page to Credit Agreement]

TD BANK, N.A.
as a Lender

By:	/s/ Albert J. Forzano
	Name:	Albert J. Forzano
	Title:	Vice President

[Signature Page to Credit Agreement]

THE TORONTO-DOMINION BANK,
as a Lender

By:	/s/ Michael Ho		/s/ Darcy Mach

	Name:	Michael Ho	Darcy Mach
	Title:		AVP

[Signature Page to Credit Agreement]

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA,
as a Lender

By:	/s/ David G. Phillips
	Name:	David G. Phillips
	Title:	Senior Vice President

[Signature Page to Credit Agreement]

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Reza Sabahi
	Name:	Reza Sabahi
	Title:	Duly Authorized Signer

[Signature Page to Credit Agreement]

Schedule 1.01A

Unrestricted Subsidiaries

Calhoun Note Holdings AT, LLC

Calhoun Note Holdings TI, LLC

Schedule 1.01B

Existing Letters of Credit

Applicant	Reference #	Beneficiary	Issue Date	Expiry Date	Face Amount		Issuing Bank	Facility
Resolute FP Canada Inc. (f/k/a AbiBow Canada Inc.)	SBGM748671	Thunder Bay Hydro	2011/05/13	2015/05/03	CDN$	475,000.00	CIBC	CDN
Resolute FP Canada Inc. (f/k/a AbiBow Canada Inc.)	SBGM750166	Her Majesty the Queen in Right of Ontario as represented by the Minister of Natural Resources	2012/01/16	2016/01/13	CDN$	49,470.00	CIBC	CDN
Resolute FP Canada Inc. (f/k/a AbiBow Canada Inc.)	SBGM750897	Ministère du Développement Durable, de l’Env et des Parcs	2012/05/02	2015/04/25	CDN$	200,000.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM750946	Hydro-Quebec	2012/08/20	2015/08/20	CDN$	927,500.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM751150	Hydro-Quebec	2012/07/10	2015/07/09	CDN$	30,000.00	CIBC	CDN

Applicant	Reference #	Beneficiary	Issue Date	Expiry Date	Face Amount		Issuing Bank	Facility
Resolute FP Canada Inc.	SBGM751514	Bureau de mise en marché des bois (BMMB)	2012/07/25	2015/07/24	CDN$	137,560.63	CIBC	CDN
Resolute FP Canada Inc.	SBGM751516	Bureau de mise en marché des bois (BMMB)	2012/07/25	2015/07/24	CDN$	71,274.50	CIBC	CDN
Resolute FP Canada Inc.	SBGM751621	Hydro-Quebec	2012/08/10	2015/08/09	CDN$	57,500.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM751623	Hydro-Quebec	2012/08/10	2015/08/09	CDN$	1,163,050.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM751643	Hydro-Quebec	2012/08/15	2015/08/14	CDN$	570,000.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM751953	Bureau de mise en marché des bois (BMMB)	2012/09/26	2015/09/26	CDN$	92,227.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM752343	Hydro-Quebec	2012/12/03	2015/11/30	CDN$	525,000.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM752500	Bureau de mise en marché des bois (BMMB)	2013/01/03	2015/12/31	CDN$	105,436.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM752501	Bureau de mise en marché des bois (BMMB)	2012/12/31	2015/12/31	CDN$	150,413.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM752502	Bureau de mise en marché des bois (BMMB)	2012/12/31	2015/12/31	CDN$	316,801.00	CIBC	CDN

Applicant	Reference #	Beneficiary	Issue Date	Expiry Date	Face Amount		Issuing Bank	Facility
Resolute FP Canada Inc.	SBGM752906	Bureau de mise en marché des bois (BMMB)	2013/03/13	2016/02/28	CDN$	21,139.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM752907	Bureau de mise en marché des bois (BMMB)	2013/03/15	2016/03/15	CDN$	50,752.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM753509	Bureau de mise en marché des bois (BMMB)	2013/06/28	2015/06/30	CDN$	51,081.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM753511	Bureau de mise en marché des bois (BMMB)	2013/06/28	2015/06/30	CDN$	44,558.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM753531	Bureau de mise en marché des bois (BMMB)	2013/06/27	2015/06/25	CDN$	32,552.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM753532	Bureau de mise en marché des bois (BMMB)	2013/06/27	2015/06/25	CDN$	18,000.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM753559	Bureau de mise en marché des bois (BMMB)	2013/07/02	2015/06/27	CDN$	38,507.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM753561	Bureau de mise en marché des bois (BMMB)	2013/07/02	2015/06/27	CDN$	9,972.00	CIBC	CDN
Resolute FP Canada Inc.	SBGM753562	Bureau de mise en marché des bois (BMMB)	2013/07/02	2015/06/27	CDN$	14,905.00	CIBC	CDN

Applicant	Reference #	Beneficiary	Issue Date	Expiry Date	Face Amount		Issuing Bank	Facility
Resolute FP US Inc. (f/k/a Bowater Inc.)	SM221950W	State of Maine	2006/10/03	2015/09/20	US$	9,000,000.00	Wells Fargo Bank N.A.	US
Resolute FP Canada Inc. (f/k/a Bowater Canadian Forest Products Inc.)	SM222084W	Washington Insurance Co.	2006/09/25	2015/09/25	US$	850,000.00	Wells Fargo Bank N.A.	CDN
Resolute FP US Inc.	SM235618W (06-01275)	The Travelers Indemnity Company	2009/09/10	2015/08/31	US$	10,771,000.00	Wells Fargo Bank N.A.	US
Resolute FP US Inc. (f/k/a Bowater Inc.)	SM236755W	Liberty Mutual Ins.	2010/03/09	2015/11/01	US$	654,624.00	Wells Fargo Bank N.A.	US
Resolute FP US Inc. (f/k/a Bowater Inc.)	SM236756W	State of Tennessee	2010/03/12	2016/03/12	US$	4,545,083.00	Wells Fargo Bank N.A.	US
Resolute FP US Inc. (f/k/a Bowater Inc.)	SM236781W (03-649)	State of Alabama	2010/03/24	2016/03/24	US$	836,905.00	Wells Fargo Bank N.A.	US

Schedule 1.01C

Immaterial Subsidiaries

Bowater South American Holdings Incorporated

Bowater Asia Pte. Ltd.

Bowater S. America Ltda.

Calhoun Note Holdings AT, LLC

Calhoun Note Holdings TI, LLC

Abitibi-Consolidated Europe

Bowater Canadian Holdings Incorporated

3239432 Nova Scotia Company

Bowater Canada Finance Corporation

SFK Pulp Finco Inc.

Bowater Maritimes Inc.

The International Bridge and Terminal Company

Resolute Sales Inc.

RFPG Holding Inc./Gestion RFPG Inc.

Lake Superior Forest Products Inc.

9192-8515 Québec Inc.

Bowater Korea Ltd.

Produits Forestiers Mauricie S.E.C.

Donohue Malbaie Inc.

Schedule 1.01D

UK Tax Schedule

1. DEFINITIONS AND INTERPRETATION

“CTA” means the Corporation Tax Act 2009.

“ITA” means the Income Tax Act 2007.

“Qualifying Lender” means:

(i)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Credit Document and is:

(A)	a Lender:

(I)	which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Credit Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(II)	in respect of an advance made under a Credit Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(B)	a Lender which is:

(I)	a company resident in the United Kingdom for United Kingdom tax purposes;

(II)	a partnership each member of which is:

(a)	a company so resident in the United Kingdom; or

(b)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(III)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(C)	a Treaty Lender.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Credit Document is either:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(ii)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Treaty Lender” means a Lender which:

(i)	is treated as a resident of a Treaty State for the purposes of the Treaty;

(ii)	does not carry on a business in the United Kingdom through a permanent establishment with which that Loan is effectively connected; and

(iii)	is entitled to claim full exemption from UK withholding tax on interest.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from withholding tax imposed by the United Kingdom on interest.

2.	A payment by the U.K. Borrower in respect of any Loan made to the U.K. Borrower shall not be increased under Section 5 by reason of a withholding or deduction for Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)	the payment could have been made to the Lender without a withholding or deduction for such Tax if the Lender had been a Qualifying Lender, but on that date the Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a Qualifying Lender solely by virtue of sub-paragraph (i)(B) of the definition of Qualifying Lender and:

(A)	an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA England which relates to the payment and that Lender has received from the Borrower making the payment or from the Company a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any withholding or deduction for such Tax if that Direction had not been made; or

(iii)	the relevant Lender is a Qualifying Lender solely by virtue of sub-paragraph (i)(B) of the definition of Qualifying Lender and:

(A)	the relevant Lender has not given a Tax Confirmation to the Company after having received a written request to that effect; and

(B)	the payment could have been made to the Lender without any withholding or deduction for such Tax if the Lender had given a Tax Confirmation to the Company, on the basis that the Tax Confirmation would have enabled the Company to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)	the Lender is a Treaty Lender and the U.K. Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without any withholding or deduction for such Tax had that Lender complied with its obligations under Section 5.01(b).

PROVIDED THAT this paragraph 2 shall not apply to any Lender that is a party to this Agreement on the date that an English Subsidiary is first designated as a U.K. Borrower under this Agreement.

Schedule 2.01

Commitments

Lender	U.S. Revolving Commitment	Canadian Revolving Commitment
Bank of America, N.A.	$34,000,000.00	$0.00
Bank of America, N.A. (acting through its Canada branch)	$0.00	$91,000,000.00
Bank of Montreal	$25,000,000.00	$75,000,000.00
Barclays Bank PLC	$20,000.000.00	$60,000,000.00
Wells Fargo Bank, N.A.	$20,000.000.00	$0.00
Wells Fargo Capital Finance Corporation Canada	$0.00	$60,000,000.00
Canadian Imperial Bank of Commerce	$16,000,000.00	$49,000,000.00
Export Development Canada	$10,000,000.00	$40,000,000.00
Royal Bank of Canada	$10,000,000.00	$30,000,000.00
TD Bank, N.A.	$10,000,000.00	$0.00
The Toronto-Dominion Bank	$0.00	$30,000,000.00
Citibank, N.A.	$5,000,000.00	$0.00
Citibank, N.A., Canadian Branch	$0.00	$15,000,000.00

Total	$150,000,000.00	$450,000,000.00

Schedule 8.14

Subsidiaries

Subsidiary	Jurisdiction	Owner(s)	% Ownership

U.S. Subsidiaries

Bowater Newsprint South LLC	Delaware	Resolute Forest Products Inc.	100%

Resolute FP US Inc.	Delaware	Resolute Forest Products Inc.	73%
		Bowater Newsprint South LLC	27%

Bowater Nuway Mid-States Inc.	Delaware	Resolute FP US Inc.	100%

Lake Superior Forest Products Inc.	Delaware	Resolute FP US Inc.	100%

Abitibi Consolidated Sales LLC	Delaware	Resolute Forest Products Inc.	100%

AbiBow Recycling LLC	Delaware	Resolute Forest Products Inc.	100%

Donohue Corp.	Delaware	Resolute Forest Products Inc.	100%

Resolute FP Augusta LLC	Delaware	Abitibi Consolidated Sales LLC	52.5%
		Augusta Newsprint Holding LLC	47.5%

Augusta Newsprint Holding LLC	Delaware	Abitibi Consolidated Sales LLC	100%

Fibrek U.S. Inc.	Delaware	Resolute Forest Products Inc.	100%

Subsidiary	Jurisdiction	Owner(s)	% Ownership

Fibrek Recycling U.S. Inc.	Delaware	Fibrek U.S. Inc.	100%

GLPC Residual Management, LLC	Delaware	Fibrek Recycling U.S. Inc.	100%

FD Powerco LLC	West Virginia	Fibrek Recycling U.S. Inc.	100%

Calhoun Newsprint Company	Delaware	Resolute FP US Inc.	100%

Bowater South American Holdings Incorporated	Delaware	Resolute FP US Inc.	100%

Calhoun Note Holdings AT, LLC	Delaware	Calhoun Newsprint Company	100%

Calhoun Note Holdings TI, LLC	Delaware	Calhoun Newsprint Company	100%

Canadian Subsidiaries

AbitibiBowater Canada Inc.	Canada	Bowater Canadian Limited	100%

Resolute FP Canada Inc.	Canada	AbitibiBowater Canada Inc.	101,080,000 Voting Preferred Shares 100 Voting Shares
		Resolute Forest Products Inc.	58,564,769 Non-voting Common Shares

Bowater Canadian Limited	Canada	Resolute FP US Inc.	100%

Bowater LaHave Corporation	Nova Scotia	Resolute FP Canada Inc.	100%

Fibrek Holding Inc.	Canada	Resolute FP Canada Inc.	100%

Subsidiary	Jurisdiction	Owner(s)	% Ownership

Fibrek General Partnership	Québec	Fibrek Holding Inc.	90,472,699 Units
		SFK Pulp Finco Inc.	1 Unit

Fibrek International Inc.	Canada	Fibrek General Partnership	100%

Resolute Growth Canada Inc.	Canada	Resolute Forest Products Inc.	100%

3284649 Nova Scotia Company	Nova Scotia	Resolute FP Canada Inc.	100%

Resolute Sales Inc.	Canada	Resolute Forest Products Inc.	100%*

RFPG Holding Inc.	Canada	Resolute Growth Canada Inc.	100%*

Bowater Canadian Holdings Incorporated	Nova Scotia	Resolute FP US Inc.	86.88%
		Bowater Canadian Finance Corporation, by its trustee	13.12%

3239432 Nova Scotia Company	Nova Scotia	Resolute FP Canada Inc.	100%

Bowater Canada Finance Corporation	Nova Scotia	Resolute FP US Inc.	100%

SFK Pulp Finco Inc.	Canada	Fibrek Holding Inc.	100%

Bowater Maritimes Inc.	New Brunswick	Resolute FP Canada Inc.	100%

The International Bridge and Terminal Company	Canada-Special Act	Resolute FP Canada Inc.	100%

Donhoue Malbaie Inc.	Québec	Resolute FP Canada Inc.	51%

Subsidiary	Jurisdiction	Owner(s)	% Ownership

9192-8515 Québec Inc.	Québec	Resolute FP Canada Inc.	93.18%

Produits Forestiers Mauricie S.E.C.	Québec	Resolute FP Canada Inc.	93.18%
		9192-8515 Québec Inc.	0.01%

Other Foreign Subsidiaries

Bowater Asia Pte. Ltd.	Singapore	Resolute FP US Inc.	100%

Bowater S. America Ltda.	Brazil	Resolute FP US Inc.	99.9%
		Bowater South American Holdings Incorporated	0.01%

Abitibi-Consolidated Europe	Belgium	Resolute FP Canada Inc.	99.9%

Bowater Korea Ltd.	Korea	Bowater LaHave Corporation	100%

*	Equity Interests not yet issued.

Schedule 8.24

Canadian Pension Plans

Canadian Pension Plans:

Régime de retraite des employés syndiqués (1946) de Produits forestiers Résolu/Retirement Plan for Unionized Employees (1946) of Resolute Forest Products

Employee’s Retirement Plan (1972) of Resolute Forest Products

Supervisory Employees’ Retirement Plan (1976) of Resolute Forest Products

Executive Staff Retirement Plan (1976) of Resolute Forest Products

Régime de retraite des employés (1988) de Produits forestiers Résolu/Employees’ Retirement Plan (1988) of Resolute Forest Products

Régime de retraite des salariés syndiqués (1994) de Produits forestiers Résolu

Régime de retraite des employés non syndiqués (1995) de Produits forestiers Résolu

Régime de retraite des employés syndiqués de Produits forestiers Résolu/Pension Plan for Unionized Employees of Resolute Forest Products

Régime de retraite à prestations déterminées des employés non syndiqués de Produits forestiers Résolu/Defined Benefit Pension Plan for Non-Unionized Employees of Resolute Forest Products

Pension Plan for Executive Employees of Resolute Forest Products

Régime de retraite des employés syndiqués de Produits forestiers Résolu (Amos)

Régime de retraite des employés syndiqués de Produits forestiers Résolu (Clermont)

Retirement Plan for Unionized Employees of Resolute Forest Products (Thorold)

Régime de retraite des employés syndiqués de Produits forestiers Résolu (Baie-Comeau)

Pension Plan for Ontario Hourly Employees of Resolute Forest Products

Régime de retraite CD (2003) des employés non syndiqués de produits forestiers Résolu /DC Retirement Plan (2003) for Non-Unionized Employees of Resolute Forest Products

Defined Contributions Plan for Non-Unionized Employees of Resolute Forest Products/Régime de retraite à cotisations déterminées des employés non syndiqués de Produits forestiers Résolu

Régime de retraite hybride des employés syndiqués de Produits forestiers Résolu

Pension Plan for Certain Woodlands Employees of Resolute Forest Products

Pension Plan for Thunder Bay Woodlands Members of Local 1-2010

Régime de retraite applicable aux travailleurs forestiers et employés de scieries de Produits forestiers Résolu

Régime de retraite à cotisations déterminées applicable aux travailleurs forestiers et employés de scieries de Produits forestiers Résolu

Régime de retraite des employés non syndiqués de Produits forestiers Mauricie S.E.C.

Régime de retraite à prestations cibles des employés syndiqués FIM/CSN de Produits forestiers Résolu

Régime de retraite à prestations cibles des employés syndiqués (Unifor et autres syndicats) de Produits forestiers Résolu

Régime complémentaire de retraite des employés syndiqués de Fibrek

Régime complémentaire de retraite des employés non syndiqués de Fibrek

Defined Contribution Plan for Unionized Employees of Atikokan and Ignace Sawmills

Defined Contribution Plan for Unionized Employees of Thunder Bay Sawmill

Resolute Forest Products 2010 Canadian DB Supplemental Executive Retirement Plan

Resolute Canada SERP

Events/Disputes:

Motion for directives filed with Quebec Superior Court on June 12, 2012 seeking an order preventing three pension regulators from declaring partial wind-ups relating to employees in New Brunswick and Newfoundland, which was intended to prevent the superintendent of pensions of each of New Brunswick and Newfoundland to declare partial wind-ups of pension plans relating to employees of former Abitibi and Bowater operations in these provinces as a means to claim contributions from the Company in excess of the level set forth by the funding relief regulations adopted in the context of the emergence of the Company and its Subsidiaries from the creditor protection proceedings. With respect to the Régime de retraite des employés (1988) de Produits forestiers Résolu/Employees’ Retirement Plan (1988) of Resolute Forest Products, the New Brunswick Superintendent declared a partial wind-up in 2008 relating only to active members at the time of the closure of the Dalhousie mill (31 active members). The partial wind-up is not completed yet as there remains open questions to be answered by New Brunswick pension authority. Depositions and discovery are over with respect to the Company’s motion and the Company is preparing its response to the provinces contestations. Disclosing of this matter shall not be deemed to constitute an admission that it would reasonably be expected to result in a Material Adverse Effect.

Schedule 9.13

Post-Closing Actions

1.	Endorsements. Within 30 days after the Closing Date (unless waived or extended by the Collateral Agent in its reasonable discretion), the Company shall deliver to the Collateral Agent for each insurance policy of the Company and its Restricted Subsidiaries, (i) in the case of liability insurance policies (other than employee benefits, D&O and similar policies) endorsements which name the Collateral Agent, on behalf of the Lenders, as an additional insured thereunder as its interests may appear, (ii) in the case of casualty insurance policies (excluding business interruption and similar insurance policies), evidence of a loss payable or mortgagee clause or endorsement that names the Collateral Agent, on behalf of the Lenders, as the loss payee or mortgagee thereunder and which, in the case of Canadian Collateral, includes an Insurance Bureau of Canada, Form 3000, mortgagee endorsement and (iii) endorsements which provide for at least 30 days’ prior written notice to the Collateral Agent of any modification or cancellation of such policy (or 10 days’ prior written notice in the case of the failure to pay any premiums thereunder), in each case, in accordance with Section 9.03(c) of the Credit Agreement.

Schedule 9.17(e)

Deposit Accounts

Credit Party	Bank Name	Account Number
Resolute Forest Products Inc.	Royal Bank of Canada
Resolute FP Canada Inc.	Royal Bank of Canada
Resolute FP Canada Inc.	Royal Bank of Canada
Resolute Growth Canada Inc.	Royal Bank of Canada
Resolute Growth Canada Inc.	Royal Bank of Canada
Resolute FP Canada Inc.	Royal Bank of Canada
Resolute FP Canada Inc.	Royal Bank of Canada
Resolute FP Canada Inc.	Royal Bank of Canada
Resolute Growth Canada Inc.	Royal Bank of Canada
Resolute Growth Canada Inc.	Royal Bank of Canada
Resolute FP Canada Inc.	Canadian Imperial Bank
Resolute FP Canada Inc.	Canadian Imperial Bank
Fibrek Recycling U.S. Inc.	Toronto Dominion Bank
Fibrek Recycling U.S. Inc.	Toronto Dominion Bank
Fibrek Recycling U.S. Inc.	Toronto Dominion Bank
Fibrek U.S. Inc.	Toronto Dominion Bank
Resolute FP Canada Inc.	Toronto Dominion Bank
Fibrek General Partnership	Toronto Dominion Bank
Fibrek General Partnership	Toronto Dominion Bank
Resolute Growth Canada Inc.	Toronto Dominion Bank
Resolute Growth Canada Inc.	Toronto Dominion Bank

Credit Party	Bank Name	Account Number
Fibrek General Partnership	Toronto Dominion Bank
Fibrek General Partnership	Toronto Dominion Bank
Fibrek International Inc.	Toronto Dominion Bank
Fibrek Holding Inc.	Toronto Dominion Bank
Fibrek International Inc.	Toronto Dominion Bank
Fibrek General Partnership	Toronto Dominion Bank
Resolute FP Canada Inc.	Wells Fargo
Resolute FP Canada Inc.	Wells Fargo
Resolute FP Canada Inc.	Wells Fargo
Resolute FP Canada Inc.	Wells Fargo
Fibrek Recycling U.S. Inc.	Wells Fargo
Fibrek Recycling U.S. Inc.	Wells Fargo
Fibrek Recycling U.S. Inc.	Wells Fargo
Resolute FP US Inc.	Wells Fargo
3284649 Nova Scotia Company	Wells Fargo
Resolute FP US Inc.	Wells Fargo
Fibrek Recycling U.S. Inc.	Wells Fargo
Fibrek Recycling U.S. Inc.	Wells Fargo
Resolute Forest Products Inc.	Wells Fargo
Resolute FP US Inc.	Wells Fargo
Fibrek Recycling U.S. Inc.	Wells Fargo
Resolute FP Canada Inc.	Wells Fargo
Resolute Growth Canada Inc.	Wells Fargo

Credit Party	Bank Name	Account Number
Resolute FP Canada Inc.	Wells Fargo - London Branch
Resolute FP Canada Inc.	Wells Fargo - London Branch
Resolute FP Canada Inc.	Wells Fargo - London Branch
Resolute FP US Inc.	Wells Fargo - London Branch
Resolute FP US Inc.	Wells Fargo - London Branch

Schedule 10.01(iii)

Existing Liens

1.	Liens evidenced by the following UCC Financing Statements:

Resolute Forest Products Inc.:

Debtor:	Resolute Forest Products Inc.
Secured Party:	Buckman Laboratories, Inc.
Jurisdiction:	Delaware
File No.:	2012 3860923	10/5/2012
Collateral:	Duplex hydra-cell feed skid

Debtor:	Resolute Forest Products Inc.
Secured Party:	Buckman Laboratories, Inc.
Jurisdiction:	Delaware
File No.:	2012 3860998	10/5/2012
Collateral:	6,500 gal poly tank

Debtor:	AbitibiBowater Inc.
Secured Party:	Buckman Laboratories, Inc.
Jurisdiction:	Delaware
File No.:	2010 1386493	4/21/2010
Collateral:	Buckman owned equipment maintained at Debtor’s facility at 17589 Plant Road Coosa Pines, AL

Resolute FP US Inc.:

Debtor:	Resolute FP US Inc.
Secured Party:	NMHG Financial Services, Inc.
Jurisdiction:	Delaware
File No.:	2013 2382829	6/21/2013
Collateral:	Leased equipment

Debtor:	Resolute FP US Inc.
Secured Party:	Thompson Tractor Co., Inc.
Jurisdiction:	Delaware
File No.:	2014 1280544	4/1/2014
Collateral:	Caterpillar and Proceeds

Debtor:	Resolute FP US Inc.
Secured Party:	Citibank, N.A., its Branches, Subsidiaries and Affiliates
Jurisdiction:	Delaware
File No.:	2014 2623924	7/2/2014

Collateral:		All right, title and interest of Resolute FP US Inc. (“Supplier”) in and to all accounts and all other forms of obligations (“Accounts Receivables”) owing to Supplier by Kimberly-Clark Corporation and its subsidiaries and affiliates (“Account Debtor”) whether now existing or hereafter created and proceeds.

Debtor:		Resolute FP US Inc.
Secured Party:		Citibank, N.A., its Branches, Subsidiaries and Affiliates
Jurisdiction:		Delaware
File No.:	2014 5194931	12/22/2014
Collateral:		All right, title and interest of Resolute FP US Inc. (“Supplier”) in and to all accounts and all other forms of obligations (“Accounts Receivables”) owing to Supplier by The Proctor & Gamble Company and its subsidiaries and affiliates (“Account Debtor”) whether now existing or hereafter created and proceeds.

Debtor:		Bowater Newsprint South Operations, LLC
Secured Party:		AstenJohnson, Inc.
Jurisdiction:		Delaware
File No.:	2011 2326893	6/17/2011
Collateral:		Consigned goods

Debtor:		Bowater Incorporated
Secured Party:		Winthrop Resources Corporation
Jurisdiction:		Delaware
File No.:	3093493 8	4/2/2003
Collateral:		Leased equipment
• Continuation filed 12/10/2007 by Winthrop Resources Corporation
• Amendment filed 1/10/2011 to change Debtor name to AbiBow US Inc.
• Continuation filed 2/11/213 by Winthrop Resources Corporation

Debtor:		Bowater Incorporated
Secured Party:		Relational, LLC
Assignee:		MB Financial Bank, N.A.
Jurisdiction:		Delaware
File No.:	5085058 7	3/17/2005
Collateral:		Leased equipment
• Assignment filed 9/17/2007 to MB Financial Bank, N.A.
• Continuation filed 3/17/2010 by Relational, LLC

Debtor:		Bowater Incorporated
Secured Party:		FCC Equipment Financing, Inc.
Assignee:		Caterpillar Financial Services Corp.
Jurisdiction:		Delaware
File No.:	5131653 9	4/28/2005

Collateral:		Taylor Industrial Lift Truck
• Continuation filed 3/8/2010 by FCC Equipment Financing, Inc.
• Assignment filed 3/10/2010 to Caterpillar Financial Services Corp.

Debtor:		Bowater Incorporated
Secured Party:		General Electric Capital Corporation
Jurisdiction:		Delaware
File No.:	5318075 0	10/14/2005
Collateral:		All equipment leased to or financed for the Debtor by the Secured Party under the Total Image Management Agreement
• Continuation filed 7/26/2010 by General Electric Capital Corporation

Debtor:		Bowater Incorporated
Secured Party:		Buckman Laboratories, Inc.
Jurisdiction:		Delaware
File No.:	2010 1137359	4/2/2010
Collateral:		Buckman owned equipment

Debtor:		Bowater Incorporated
Secured Party:		CSI Leasing, Inc.
Jurisdiction:		Delaware
File No.:	2010 1230261	4/9/2010
Collateral:		Leased equipment, software and personal property
• Amendment filed 4/22/2010 to change Debtor address
• Amendment filed 12/20/2010 to change Debtor name to AbiBow US Inc.

Debtor:		Bowater Incorporated
Secured Party:		Andritz Inc.
Jurisdiction:		Delaware
File No.:	2010 1495518	4/29/2010
Collateral:		Goods delivered by the Secured Party to Debtor as “sale on approval”.

Debtor:		Bowater Incorporated
Secured Party:		Applied Industrial Technologies-Dixie, Inc.
Jurisdiction:		Delaware
File No.:	2014 0452581	2/4/2014
Collateral:		Purchase Money Security Interest in and to all Consignee’s now held or hereafter acquired equipment consigned or shipped to Consignee

AbiBow Recycling LLC :

Debtor:		Abitibi-Consolidated Corp.
Secured Party:		Lease Plan, U.S.A., Inc.
Assignee:		General Electric Capital Corporation
Jurisdiction:		Delaware
File No.:	5019838 3	1/14/2005
Collateral:		Leased vehicles and material handling equipment
• Continuation filed 9/24/2009 by General Electric Capital Corporation
• Amendment filed 10/15/2009 to change Secured Party to Lease Plan U.S.A., Inc.
• Assignment filed 8/7/2014 to General Electric Capital Corporation
• Amendment filed 8/29/2014 to change Debtor name to AbiBow Recycling LLC
• Continuation filed 8/29/2014 by General Electric Capital Corporation

Debtor:		Abitibi-Consolidated Corp.
Secured Party:		General Electric Capital Corporation
Jurisdiction:		Delaware
File No.:	2008 2824850	8/19/2008
Collateral:		2008 Hino 338 Truck and attachments, accessories, replacement parts, repairs and proceeds
• Amendment filed 6/10/2013 to change Debtor name to AbiBow Recycling LLC
• Amendment filed 6/10/2013 to change Secured Party address
• Continuation filed 6/10/2013 by General Electric Capital Corporation

Debtor:		Abitibi-Consolidated Corp.
Secured Party:		General Electric Capital Corporation
Jurisdiction:		Delaware
File No.:	2008 2824868	8/19/2008
Collateral:		2009 Autocar Truck and related equipment
• Amendment filed 5/29/2013 to change Debtor name to AbiBow Recycling LLC
• Amendment filed 5/29/2013 to change Secured Party address
• Continuation filed 5/29/2013 by General Electric Capital Corporation

Debtor:		Abitibi-Consolidated Corp.
Secured Party:		General Electric Capital Corporation
Jurisdiction:		Delaware
File No.:	2008 3275904	9/26/2008
Collateral:		2009 Autocar Truck and attachments, accessories, replacement parts, repairs and proceeds
• Amendment filed 6/27/2013 to change Debtor name to AbiBow Recycling LLC

• Amendment filed 6/27/2013 to change Secured Party address
• Continuation filed 6/27/2013 by General Electric Capital Corporation

Debtor:		Abitibi-Consolidated Corp.
Secured Party:		General Electric Capital Corporation
Jurisdiction:		Delaware
File No.:	2008 3360946	9/26/2008
Collateral:		Autocar Tractors and loaders
• Amendment filed 6/28/2013 to change Debtor name to AbiBow Recycling LLC
• Amendment filed 7/2/2013 to change Secured Party address
• Continuation filed 7/2/2013 2013 by General Electric Capital Corporation

Debtor:		Abitibi-Consolidated Corp.
Secured Party:		General Electric Capital Corporation
Jurisdiction:		Delaware
File No.:	2008 3398565	10/7/2008
Collateral:		2009 Autocar Truck and attachments, accessories, replacement parts, repairs, and proceeds
• Amendment filed 7/2/2013 to change Debtor name to AbiBow Recycling LLC
• Amendment filed 7/2/2013 to change Secured Party address
• Continuation filed 7/3/2013 by General Electric Capital Corporation

Debtor:		Abitibi-Consolidated Corp.
Secured Party:		General Electric Capital Corporation
Jurisdiction:		Delaware
File No.:	2008 3572581	10/23/2008
Collateral:		2008 Autocar Truck and other related equipment together with all present and future attachments, accessories, replacement parts, repairs, and additions thereto and all proceeds thereof
• Amendment filed 6/27/2013 to change Debtor name to AbiBow Recycling LLC
• Amendment filed 6/27/2013 to change Secured Party address
• Continuation filed 6/27/2013 2013 by General Electric Capital Corporation

Debtor:		Abitibi-Consolidated Corp.
Secured Party:		General Electric Capital Corporation
Jurisdiction:		Delaware

File No.:	2009 0356581	2/3/2009
Collateral:	2009 Auto ACX64 Truck and other related equipment together with all present and future attachments, accessories, replacement parts, repairs, and additions thereto and all proceeds thereof
• Amendment filed 9/19/2013 to change Debtor name to AbiBow Recycling LLC
• Amendment filed 9/19/2013 to change Secured Party address
• Continuation filed 9/19/201 by General Electric Capital Corporation

Debtor:	Abitibi-Consolidated Corp.
Secured Party:	General Electric Capital Corporation
Jurisdiction:	Delaware
File No.:	2009 0356615	2/3/2009
Collateral:	2009 Autocar with Heil Refuse Front Loader together with all present and future attachments, accessories, replacement parts, repairs, and additions thereto and all proceeds thereof
• Amendment filed 9/17/2013 to change Secured Party address
• Amendment filed 9/25/2013 to change Debtor name to AbiBow Recycling LLC
• Continuation filed 9/25/2013 by General Electric Capital Corporation

Debtor:	AbiBow Recycling LLC
Secured Party:	General Electric Capital Corporation
Jurisdiction:	Delaware
File No.:	2013 2618701	7/9/2013
Collateral:	2008 Autocar WX64 Truck and related equipment

Debtor:	Abitibi-Consolidated Corp.
Secured Party:	General Electric Capital Corporation
Jurisdiction:	Delaware
File No.:	2008 1436532	4/24/2008
Collateral:	2008 Autocar Trucks and related equipment
• Amendment filed 2/27/2013 to change Secured Party address
• Continuation filed 2/27/2013 by General Electric Capital Corporation

Debtor:	Abitibi-Consolidated Corp.
Secured Party:	General Electric Capital Corporation
File No.:	2008 2824868	8/19/2008
Collateral:	2009 Autocar Truck and related equipment
• Amendment filed 5/29/2013 to change Debtor name to AbiBow Recycling LLC

• Amendment filed 5/29/2013 to change Secured Party address
• Continuation filed 5/29/2013 by General Electric Capital Corporation

Fibrek Recycling U.S. Inc.:

Debtor:	Fibrek Recycling U.S. Inc.
Secured Party:	NMHG Financial Services, Inc.
Jurisdiction:	Delaware
File No.:	2011 0055312	1/6/2011
Collateral:	All of the equipment now or hereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof.

Debtor:	Fibrek Recycling U.S. Inc.
Secured Party:	Hewlett-Packard Financial Services Company
Jurisdiction:	Delaware
File No.:	2011 1496531	4/21/2011
Collateral:	All equipment and software now or hereafter acquired, which Secured Party has leased to or financed for Debtor

Debtor:	Fibrek Recycling U.S. Inc.
Secured Party:	Andritz Inc.
Jurisdiction:	Delaware
File No.:	2014 2831931	7/16/2014
Collateral:	Specific equipment – Screen Baskets (sale on approval)

Augusta Newsprint Company LLC

Debtor:	Augusta Newsprint Company
Secured Party:	Hagermeyer North America, Inc.
Jurisdiction:	Delaware
File No.:	121-2010-000374	3/11/2010
Richmond County
Collateral:	Consigned goods
• Continuation filed 1/7/2015

2.	Liens arising in connection with that certain Lease Agreement, made as of June 1, 2008 between K&K WHSE, L.L.C., as lessor, and Fibrek Recycling U.S., Inc. (f/k/a SFK Pulp Recycling U.S., Inc.), as lessee.

3.	Liens evidenced by the following Registrations:

Register of Personal and Movable Real Rights (Quebec)

Resolute FP Canada Inc.

HYPOTHECS

	Nature of right	Date and Registration N°	Parties	Summary of Charge and Information
A)	Conventional hypothec without delivery	April 1, 2008 at 9:00 a.m. 08-0169543-0002	Secured Party: Canadian Imperial Bank of Commerce Grantor: Abitibi-Consolidated Company of Canada Compagnie Abitibi-Consolidated du Canada Purchaser: Abibow Canada Inc.

Charged property: 1. Collateral Account in CDN Dollars number 00-06211, transit 00001 and in US Dollars number 03-15419, transit 0001 in the name of Secured Party opened with the Secured Party and any other account which may in the future be opened with the Secured Party (either in the name of the Secured Party or in the name of Abitibi-Consolidated Company of Canada or a successor thereof) to replace any such account(a “replacement account”) or to replace a replacement account (each of the foregoing accounts being a “Collateral Account”);

2. All present and future Deposits; and

3. All interest payable in respect of Deposits.

“Deposits” means any and all present and future sums of money credited to or otherwise recorded in the Collateral Accounts and includes any present and future credit balance in any of such accounts but excludes, for greater certainty, any sums which are withdrawn from Collateral Accounts or proceeds of such withdrawals.

Amount: $60,000,000 with interest at a rate of 20% per annum.

Expiry date: March 31, 2018

	Nature of right	Date and Registration N°	Parties	Summary of Charge and Information

Comments:

Preservation of a hypothec registered on December 20, 2010 under number 10-0891406-0001 by Abibow Canada Inc.

Voluntary reduction registered on January 21, 2011 under number 11-0038943-0001 of the amount of the hypothec to $60,000,000.

B)	Conventional hypothec without delivery	December 14, 2010 at 9:00 a.m. 10-0875435-0001	Secured Party: Canadian Imperial Bank of Commerce Grantor: AbiBow Canada Inc.

Charged property: Collateral Accounts in Cdn Dollars number 00-06211, transit 00001 and in US Dollars number 03-15419, transit 00001 in the name of the Secured Party (the “Agent”) opened with the Agent and any other collateral account which in the future may be opened with the Agent (either in the name of the Agent, of ACI (as successor to ACCC or otherwise) or a successor thereof);

b) All present and future Deposits; and

c) All interest payable in respect of Deposits.

DEFINITIONS

“ACCC” means Abitibi-Consolidated Company of Canada;

“ACI” means ABITIBI-CONSOLIDATED INC.;

“Collateral Account” means any account (and any replacement account) opened with the Agent in accordance with Article 8 of the Facility Agreement;

“Deposits” means any and all present and future sums of money credited to or otherwise recorded in the Collateral Accounts and includes any present and future credit balance in any of such accounts but excludes, for greater certainty, any sums which are withdrawn from Collateral Accounts or proceeds of such withdrawals;

Nature of right	Date and Registration N°	Parties	Summary of Charge and Information

“Facility Agreement” means the facility agreement dated as of April 1, 2008 (as amended, supplemented, restated or otherwise modified from time to time) entered into between ACCC, acting as borrower and the Agent, as Lender and as Agent.

Amount: $60,000,000 with interest at a rate of 20% per annum.

Expiry date: December 14, 2020

OTHER REGISTRATIONS

	Nature of right	Date and Registration N°	Parties	Information
1.	Assignment of a universality of claims	April 6, 1998 at 2:15 p.m. 98-0038040-0001

Assignors:

Macro Trust

The Canada Trust Company, as trustee

[Abitibi-Consolidated Inc.]

[Abitibi Consolidated Sales Corporation]

Assignee:

Abitibi-Consolidated Inc.

Abitibi Consolidated Sales Corporation

[Macro Trust]

Property: The universality of all present and future Eligible Receivables, as defined in, and as such eligible receivables may be identified and paid from time to time in accordance with, the receivables purchase Agreement dated as of March 31, 1998 entered into between Abitibi-Consolidated Inc. and Canadian Imperial Bank of Commerce, in its capacity as administrative agent of Macro Trust, including all present and future claims and rights of action associated therewith and all accessories thereto.

Date of the agreement: March 31, 1998

Expiry date: -

Comments:

Assignment of a universality of claims registered on October 26, 2005 under number 05-0610147-0002 by Macro Trust and The Canada Trust Company, as trustee in favour of Abitibi Consolidated Sales Corporation.

	Nature of right	Date and Registration N°	Parties	Information
Assignment of a universality of claims registered on October 26, 2005 under number 05-0610147-0001 by Macro Trust and The Canada Trust Company, as trustee in favour of Abitibi Consolidated Inc.

2.	Rights of ownership of the Lessor (Leasing agreement) (Global registration)	October 28, 1999 at 9:00 a.m. 99-0179420-0002

Lessor:

PHH Vehicle Management Services Inc.

Lessees:

Resolute FP Canada Inc./

PF Résolution Canada Inc.

[Abibow Canada Inc.]

[Abitibi-Consolidated Inc.]

Abitibi Consolidated

Produits Forestiers Saguenay Inc.

Assignee:

Element Fleet Lease Receivables L.P. represented by FLR GP 1 Inc.

[Fleet Leasing Receivables Trust]

[BNY Trust Company of Canada, as Issuer Trustee]

[PHH Fleet Lease Receivables L.P.]

[FLR LP Inc.]

Property: All present and future motor vehicles, automotive equipment and materials-handling equipment leased from time to time by the Lessor to the Lessee, together with all present and future attachments, accessions, appurtenances, accessories and replacement parts, and all proceeds of or relating to any of the foregoing.

Date of the agreement: November 16, 1993

Expiry date: September 15, 2024

Comments:

Assignments of rights by PHH Vehicle Management Services Inc. in favour of FLR LP Inc. (Rectifications and modifications to correct the equipment.)

Assignments of rights by FLR LP Inc. in favour of PHH Fleet Lease Receivables L.P. (Rectifications to correct the equipment.)

Assignments of rights by PHH Fleet Lease Receivables L.P. in favour of Fleet Leasing Receivables Trust and BNY Trust Company of Canada, Issuer Trustee. (Rectifications to correct the equipment.) and Re-Assignments of rights by Fleet Leasing Receivables Trust and BNY Trust Company of Canada in favour of PHH Fleet Lease Receivables L.P.

Nature of right	Date and Registration N°	Parties	Information

Re-Assignments of rights by PHH Fleet Lease Receivables L.P. in favour of PHH Vehicle Management Services Inc.

Assignments of rights by Safe Trust and The Canada Trust Company, as trustee in favour of PHH Vehicle Management Services Inc./PHH Services de Gestion de Véhicules Inc.

Assignments of rights by Leaf Trust and Computershare Trust Company of Canada, as trustee in favour of Safe Trust and The Canada Trust Company, as trustee.

Assignments of rights by PHH Vehicle Management Services Inc./PHH Services de Gestion de Véhicules Inc. in favour of PHH Vehicle Management Services Inc./PHH Services de Gestion de Véhicules Inc.

Assignment of rights by FLR LP Inc. in favour of PHH Fleet Lease Receivables L.P. (Modifications to add specific equipment).

Assignments of rights by PHH Fleet Lease Receivables L.P. in favour of Fleet Leasing Receivables Trust and BNY Trust Company of Canada, Issuer Trustee.

Modification registered on August 4, 2004 under number 04-0456270-0001 to add Produits Forestiers Saguenay Inc. as Lessee.

Renewal registered on October 14, 2009 under number 09-0636700-0008.

Change of name registered on August 10, 2011 under number 11-0609868-0001 from Abitibi Consolidated Inc. to Abibow Canada Inc.

	Nature of right	Date and Registration N°	Parties	Information

Change of name registered on August 8, 2012 under number 12-0645584-0001 from Abibow Canada Inc. to Resolute FP Canada Inc./PF Résolution Canada Inc.

Renewal registered on September 15, 2014 under number 14-0855431-0004.

Re-assignment of rights registered on December 23, 2014 under number 14-1189455-0001 from Fleet Leasing Receivables Trust and BNY Trust Company of Canada, as Issuer Trustee, in favour of Element Fleet Lease Receivables L.P. represented by FLR GP 1 Inc.

3.	Rights of ownership of the Lessor (Leasing agreement) (Global registration)	June 21, 2000 at 1:50 p.m. 00-0171311-0001

Lessor:

PHH Vehicle Management Services Inc.

PHH Services de Gestion de Véhicules Inc.

Lessees:

Resolute FP Canada Inc./

PF Résolution Canada Inc.

[Abibow Canada Inc.]

[Abitibi-Consolidated Inc.]

Abitibi consolidated

Produits Forestiers Saguenay Inc.

Cascades Inc.

Assignee:

Fleet Leasing Receivables Trust

BNY Trust Company of Canada, as Issuer Trustee

[PHH Fleet Lease Receivables L.P.]

[FLR LP Inc.]

Property: All present and future motor vehicles, automotive equipment and materials-handling equipment leased from time to time by the Lessor to the Lessee, together with all present and future attachments, accessions, appurtenances, accessories and replacement parts, and all proceeds of or relating to any of the foregoing.

Date of the agreement: July 1st, 1999

Expiry date: May 12, 2020

Comments:

Assignments of rights by PHH Vehicle Management Services Inc. in favour of Leaf Trust and TD Trust Company, as Trustee. (Rectifications to correct the equipment.)

Assignments of rights by PHH Vehicle Management Services Inc. in favour of Leaf Trust and The Canada trust Company, as Trustee. (Rectifications to correct the equipment or address.)

Modification registered on May 1, 2002 under number 02-0175503-0001 of one vehicule.

	Nature of right	Date and Registration N°	Parties	Information

Modification registered on September 5, 2003 under number 03-0465017-0009 of the address of the Lessor.

Modification registered on August 4, 2004 under number 04-0456270-0002 to include subsidiaries and/or affiliates.

Assignments of rights by PHH Vehicle Management Services Inc. in favour of Leaf Trust and Computershare Trust Company of Canada, as Trustee.

Assignments of rights by Leaf Trust and Computershare Trust Company of Canada, as its Trustee in favour of Safe Trust and The Canada Trust Company, as its trustee. (Assignment by Safe Trust and The Canada Trust Company, as its trustee in favour of PHH Vehicle Management Services Inc./PHH Services de Gestion de Véhicules Inc.

Renewal registered on May 14, 2010 under number 10-0305893-0009.

Change of name registered on August 10, 2011 under number 11-0609868-0001 from Abitibi Consolidated Inc. to Abibow Canada Inc.

Change of name registered on August 8, 2012 under number 12-0645584-0001 from Abibow Canada Inc. to Resolute FP Canada Inc./PF Résolution Canada Inc.

4.	Rights of ownership of the Lessor (Leasing agreement)	September 20, 2004 at 11:41 a.m. 04-0546699-0012	Lessor: GE Vehicle and Equipment Leasing Lessee: Bowater Canadain Forest Products Inc. Bowater Produits Forestiers du Canada Inc.

Property: Specific vehicle (Chevrolet Silverado 25, 2005) with all attachments, accessories additions, alterations and replacement parts together with all cash and non-cash proceeds.

Date of the agreement: -

	Nature of right	Date and Registration N°	Parties	Information
Expiry date: September 20, 2018 Comments: Renewal registered on August 20, 2009 under number 09-0514254-0001.

5.	Rights of ownership of the Lessor (Leasing agreement)	February 22, 2005 at 2:47 p.m. 05-0093167-0014	Lessor: GE Vehicle and Equipment Leasing Lessee: Bowater Canadain Forest Products Inc. Bowater Produits Forestiers du Canada Inc.

Property: Specific vehicle (Chevrolet Silverado 25, 2005) with all attachments, accessories additions, alterations and replacement parts together with all cash and non-cash proceeds.

Date of the agreement: -

Expiry date: February 22, 2018

Comments:

Renewal registered on August 20, 2009 under number 09-0514301-0001.

6.	Reservation of ownership (instalment sale) (Global registration)	March 2, 2005 at 10:30 a.m. 05-0110857-0001

Vendor:

Systèmes de Distribution Intégrés, Société en Commandite

Integrated Distribution Systems Limited Partnership

[Wajax Limited]

[Wajax Limitée]

[Kinecor Inc.]

Purchaser:

Bowater Canadian Forest Products Inc.

Property: All of the specific property sold by the Vendor to the Purchaser pursuant to the contract.

Date of the agreement: -

Expiry date: February 28, 2015

Comments:

Change of name registered on August 29, 2005 under number 05-0496634-0001 from Kinecor Inc. and Wajax Industries Limited to Wajax Limitée/Wajax Limited. (Rectification registered on September 15, 2005 under number 05-0531110-0001 of particular registration numbers.)

Assignment of a universality of claims registered on August 29, 2005 under number 05-0496634-0002 by Wajax Limited/Wajax Limitée in favour of Systèmes de Distribution Intégrés, Société en commandite/Integrated Distribution Systems Limited Partnership.

	Nature of right	Date and Registration N°	Parties	Information
7.	Rights of ownership of the Lessor (Leasing agreement)	June 15, 2006 at 9:00 a.m. 06-0343044-0001	Lessor: Fiducie Alter Moneta Lessee: Abitibi-Consolidated Inc.	Property: Specific equipment. Date of the agreement: June 15, 2006 Expiry date: June 15, 2016

8.	Reservation of ownership (instalment sale) (Global registration)	September 22, 2006 at 11:07 a.m. 06-0551209-0001	Vendor: Samuel Manu-Tech Inc. Purchaser: Abitibi-Consolidated Inc.	Property: Specific equipment. Date of the agreement: September 7, 2006 Expiry date: September 21, 2016

9.	Assignment of a universality of claims	October 27, 2006 at 2:06 p.m. 06-0626682-0002	Assignor: Bowater Produits Forestiers du Canada Inc. Bowater Canadian Forest Products Inc. Assignee: Export Development Canada

Property: All the present and future claims, accounts and other intangibles representing the refund of all cash deposits together with all accrued interest on such deposits to which the United States Customs and Border Protection has determined the debtor is entitled under the Softwood Lumber Agreement entered into between the Government of Canada and the Government of the United States, including, without limitation:

- the refund of all deposits covered by the “Antidumping Duty Order regarding Certain Softwood Lumber from Canada”, 67 Fed. Reg.36,068 (May 22, 2002) as amended; and

- the refund of all deposits covered by the “Countervailing Duty Order regarding Certain Softwood Lumber from Canada”, 67 Fed. Reg.36,070 (May 22, 2002) as amended.

Date of the agreement: September 19, 2006

Expiry date: -

10.	Rights resulting from a lease	January 25, 2007 at 9:00 a.m. 07-0038692-0001	Lessor: Gemofor Inc. Lessee: Bowater Produits Forestiers du Canada Inc.	Property: Specific equipment. Date of the agreement: March 27, 2003 Expiry date: January 24, 2017

	Nature of right	Date and Registration N°	Parties	Information
11.	Reservation of ownership (instalment sale) (Global registration)	March 30, 2007 at 10:47 a.m. 07-0164522-0001	Vendor: Samuel Manu-Tech Inc. Purchaser: Abitibi-Consolidated Inc.	Property: Specific equipment. Date of the agreement: March 21, 2007 Expiry date: March 30, 2017

12.	Rights of ownership of the Lessor (Leasing agreement)	June 5, 2007 at 9:00 a.m. 07-0313503-0001	Lessor: Les Services Financiers Caterpillar Limitee Lessees: Abitibi-Consolidated Inc. Compagnie Abitibi-Consolidated du Canada Abibow Canada Inc.

Property: Specific equipment (one new 2007 Kalmr lift truck).

Date of the agreement: May 27, 2007

Expiry date: May 27, 2017

Comments:

Modification registered on April 11, 2011 under number 11-0244247-0003 to add Abibow Canada Inc. as Lessee and change the Lessor’s address.

13.	Reservation of ownership (instalment sale)	November 28, 2007 at 9:00 a.m. 07-0682055-0001	Vendor: Rotobec Inc. Purchasers: Abitibi-Consolidated Inc. Strongco Inc.	Property: Specific equipment. Date of the agreement: November 14, 2007 Expiry date: November 20, 2017

14.	Reservation of ownership (instalment sale) (Global registration)	January 13, 2009 at 11:22 a.m. 09-0015195-0004	Vendor: Asten Johnson, Inc. Purchaser: Bowater Canadian Forest Products Inc.

Property: The universality of consumable inventories of stock paper machine clothing, in the form of forming fabrics, press fabrics, dryer fabrics and specialty fabrics, furnished from time to time by the Vendor to the Purchaser, and all proceeds thereof, derived directly and indirectly from any dealing with the property.

Date of the agreement: -

Expiry date: January 13, 2019

	Nature of right	Date and Registration N°	Parties	Information
15.	Rights resulting from a lease	January 15, 2009 at 10:25 a.m. 09-0020184-0001	Lessor: Vallée Inc. Lessee: Abitibi-Consolidated Inc.	Property: Specific equipment. Date of the agreement: January 7, 2009 Expiry date: January 6, 2019

16.	Reservation of ownership (instalment sale)	April 20, 2009 at 9:00 a.m. 09-0212144-0002	Vendor: Metso Paper Ltd. Purchaser: Bowater Produits Forestiers du Canada inc.	Property: Specific equipment. Date of the agreement: March 23, 2009 Expiry date: April 16, 2019

17.	Rights resulting from a lease	January 26, 2010 at 2:48 p.m. 10-0044547-0001	Lessor: Les Chariots Élévateurs du Québec Inc. Lessee: Abitibi-Consolidated Inc.	Property: Specific equipment (lift truck Yale, 2004). Date of the agreement: January 12, 2010 Expiry date: January 12, 2020

18.	Rights resulting from a lease	January 27, 2010 at 9:42 a.m. 10-0046665-0001	Lessor: Les Chariots Élévateurs du Québec Inc. Lessee: Abitibi-Consolidated Inc.	Property: Specific equipment (lift truck Yale, 2006). Date of the agreement: January 18, 2010 Expiry date: January 18, 2020

19.	Rights resulting from a lease	March 18, 2010 at 9:00 a.m. 10-0154089-0001	Lessor: Hewitt Equipement Limitee Lessee: Abitibi-Consolidated Inc	Property: Specific equipment (lift truck Junghreinch). Date of the agreement: March 17, 2010 Expiry date: March 17, 2015

20.	Rights of ownership of the Lessor (Leasing agreement)	January 19, 2011 at 11:42 a.m. 11-0035151-0017	Lessor: Les Services Financiers Caterpillar Limitee Lessees: Abitibi-Consolidated Company of Canada Abitibi-Consolidated	Property: Specific equipment. Date of the agreement: April 20, 2007 Expiry date: April 20, 2017

	Nature of right	Date and Registration N°	Parties	Information
21.	Rights of ownership of the Lessor (Leasing agreement)	April 28, 2011 at 10:19 a.m. 11-0295771-0001	Lessor: Services Financiers De Lage Landen Canada Inc. Lessee: Abibow Canada Inc.

Property: All goods supplied by the Lessor to the Lessee, together with all attachments, accessories, accessions, replacements, substitutions, additions and improvements to the foregoing (including specifically described equipment).

Date of the agreement: April 27, 2011

Expiry date: April 26, 2016

22.	Rights resulting from a lease	May 12, 2011 at 9:49 a.m. 11-0342699-0001	Lessor: Les Chariots Elevateurs du Quebec Inc. Lessee: Abibow Canada Inc.	Property: Specific equipment. Date of the agreement: May 4, 2011 Expiry date: May 3, 2021

23.	Rights resulting from a lease	May 30, 2011 at 9:00 a.m. 11-0393192-0006	Lessor: Deragon Location Inc. Lessee: Abibow Canada Inc.	Property: Specific equipment. Date of the agreement: May 27, 2011 Expiry date: May 27, 2018

24.	Rights of ownership of the Lessor (Leasing agreement)	June 3, 2011 at 2:42 p.m. 11-0412622-0002	Lessor: Services Financiers De Lage Landen Canada Inc. Lessee: Abibow Canada Inc.

Property: All goods supplied by the Lessor to the Lessee, together with all attachments, accessories, accessions, replacements, substitutions, additions and improvements to the foregoing (including specifically described equipment).

Date of the agreement: June 3, 2011

Expiry date: June 2, 2016

25.	Reservation of ownership (instalment sale)	April 19, 2012 at 11:11 a.m. 12-0291370-0001	Vendor: Liebherr-Canada Ltd. Purchaser: Abibow Canada Inc. – Division Laurentide	Property: Specific equipment (new 2012 Liebherr Wheel Loader). Date of the agreement: March 14, 2012 Expiry date: April 19, 2015

	Nature of right	Date and Registration N°	Parties	Information
26.	Reservation of ownership (instalment sale) (Global registration)	May 1, 2012 at 9:00 a.m. 12-0329451-0001	Vendor: Andritz Inc. Purchaser: Abibow Canada Inc.

Property: The universality of all present and future Vendor’s new manufactured equipment from time to time sold by the Vendor to the Purchaser including without limitation, the refiner plates and the goods specifically described in the registration.

Date of the agreement: April 27, 2012

Expiry date: May 1, 2022

27.	Rights resulting from a lease	November 7, 2012 at 9:00 a.m. 12-0916976-0002	Lessor: BNP Paribas [BNP Paribas (Canada)] [Xerox Canada Ltd] Lessee: Resolute FP Canada Inc.

Property: All equipment and goods sold, leased, procured under a leasing contract, or otherwise provided to the Lessee by the Lessor or provided in replacement thereof, further to the agreement number 958800856-480091800 dated October 31 2012, the whole as may have been completed, amended, adjusted or otherwise modified from time to time.

Date of the agreement: October 31, 2012

Expiry date: November 5, 2016

Comments:

Assignment of rights registered on January 11, 2013 under number 13-0021758-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on April 11, 2013 under number 13-0280553-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on July 25, 2013 under number 13-0646177-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on October 25, 2013 under number 13-0949429-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on January 27, 2014 under number 14-0059055-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

	Nature of right	Date and Registration N°	Parties	Information

Assignment of rights registered on April 14, 2014 under number 14-0301119-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on June 23, 2014 under number 14-0567664-0001 from BNP Paribas (Canada) in favour of BNP Paribas.

Assignment of rights registered on July 17, 2014 under number 14-0648915-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

Assignment of rights registered on October 7, 2014 under number 14-00939509-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

28.	Rights resulting from a lease	December 5, 2012 at 9:22 a.m. 12-1003702-0005	Lessor: BNP Paribas [BNP Paribas (Canada)] [Xerox Canada Ltd] Lessee: Resolute FP Canada Inc.

Property: All equipment and goods sold, leased, procured under a leasing contract, or otherwise provided to the Lessee by the Lessor or provided in replacement thereof, further to the agreement number 958800856-481371300 dated November 30, 2012, the whole as may have been completed, amended, adjusted or otherwise modified from time to time.

Date of the agreement: November 30, 2012

Expiry date: December 4, 2016

Comments:

Assignment of rights registered on January 11, 2013 under number 13-0021758-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on April 11, 2013 under number 13-0280553-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

	Nature of right	Date and Registration N°	Parties	Information

Assignment of rights registered on July 25, 2013 under number 13-0646177-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on October 25, 2013 under number 13-0949429-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on January 27, 2014 under number 14-0059055-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on April 14, 2014 under number 14-0301119-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on June 23, 2014 under number 14-0567664-0001 from BNP Paribas (Canada) in favour of BNP Paribas.

Assignment of rights registered on July 17, 2014 under number 14-0648915-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

Assignment of rights registered on October 7, 2014 under number 14-00939509-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

29.	Rights resulting from a lease	December 5, 2012 at 10:45 a.m. 12-1003915-0014	Lessor: BNP Paribas [BNP Paribas (Canada)] [Xerox Canada Ltd] Lessee: Resolute FP Canada Inc.

Property: All equipment and goods sold, leased, procured under a leasing contract, or otherwise provided to the Lessee by the Lessor or provided in replacement thereof, further to the agreement number 958800856-480091800 dated October 31, 2012, the whole as may have been completed, amended, adjusted or otherwise modified from time to time.

Date of the agreement: October 31, 2012

Expiry date: December 4, 2016

	Nature of right	Date and Registration N°	Parties	Information

Comments:

Assignment of rights registered on January 11, 2013 under number 13-0021758-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on April 11, 2013 under number 13-0280553-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on July 25, 2013 under number 13-0646177-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on October 25, 2013 under number 13-0949429-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on January 27, 2014 under number 14-0059055-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on April 14, 2014 under number 14-0301119-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on June 23, 2014 under number 14-0567664-0001 from BNP Paribas (Canada) in favour of BNP Paribas.

Assignment of rights registered on July 17, 2014 under number 14-0648915-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

Assignment of rights registered on October 7, 2014 under number 14-00939509-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

30.	Rights resulting from a lease	December 5, 2012 at 10:45 a.m. 12-1003915-0016	Lessor: BNP Paribas [BNP Paribas (Canada)] [Xerox Canada Ltd]	Property: All equipment and goods sold, leased, procured under a leasing contract, or otherwise provided to the Lessee by the Lessor or provided in replacement thereof, further to the agreement

Nature of right	Date and Registration N°	Parties	Information
Lessee: Resolute FP Canada Inc.

number 958800856-480091800 dated October 31 2012, the whole as may have been completed, amended, adjusted or otherwise modified from time to time.

Date of the agreement: October 31, 2012

Expiry date: December 4, 2016

Comments:

Assignment of rights registered on January 11, 2013 under number 13-0021758-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on April 11, 2013 under number 13-0280553-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on July 25, 2013 under number 13-0646177-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on October 25, 2013 under number 13-0949429-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on January 27, 2014 under number 14-0059055-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on April 14, 2014 under number 14-0301119-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on June 23, 2014 under number 14-0567664-0001 from BNP Paribas (Canada) in favour of BNP Paribas.

Assignment of rights registered on July 17, 2014 under number 14-0648915-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

	Nature of right	Date and Registration N°	Parties	Information
Assignment of rights registered on October 7, 2014 under number 14-00939509-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

31.	Rights resulting from a lease	December 18, 2012 at 11:35 a.m. 12-1040517-0007	Lessor: BNP Paribas [BNP Paribas (Canada)] [Xerox Canada Ltd] Lessee: Resolute FP Canada Inc.

Property: All equipment and goods sold, leased, procured under a leasing contract, or otherwise provided to the Lessee by the Lessor or provided in replacement thereof, further to the agreement number 958800856-481912400 dated December 13, 2012, the whole as may have been completed, amended, adjusted or otherwise modified from time to time.

Date of the agreement: December 13, 2012

Expiry date: December 17, 2016

Comments:

Assignment of rights registered on January 11, 2013 under number 13-0021758-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on April 11, 2013 under number 13-0280553-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on July 25, 2013 under number 13-0646177-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on October 25, 2013 under number 13-0949429-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on January 27, 2014 under number 14-0059055-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on April 14, 2014 under number 14-0301119-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

	Nature of right	Date and Registration N°	Parties	Information

Assignment of rights registered on June 23, 2014 under number 14-0567664-0001 from BNP Paribas (Canada) in favour of BNP Paribas.

Assignment of rights registered on July 17, 2014 under number 14-0648915-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

Assignment of rights registered on October 7, 2014 under number 14-00939509-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

32.	Rights resulting from a lease	December 20, 2012 at 10:50 a.m. 12-1048742-0002	Lessor: BNP Paribas [BNP Paribas (Canada)] [Xerox Canada Ltd] Lessee: Resolute FP Canada Inc.

Property: All equipment and goods sold, leased, procured under a leasing contract, or otherwise provided to the Lessee by the Lessor or provided in replacement thereof, further to the agreement number 958800856-481912400 dated December 13, 2012, the whole as may have been completed, amended, adjusted or otherwise modified from time to time.

Date of the agreement: December 13, 2012

Expiry date: December 19, 2016

Comments:

Assignment of rights registered on January 11, 2013 under number 13-0021758-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on April 11, 2013 under number 13-0280553-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on July 25, 2013 under number 13-0646177-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on October 25, 2013 under number 13-0949429-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

	Nature of right	Date and Registration N°	Parties	Information

Assignment of rights registered on January 27, 2014 under number 14-0059055-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on April 14, 2014 under number 14-0301119-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on June 23, 2014 under number 14-0567664-0001 from BNP Paribas (Canada) in favour of BNP Paribas.

Assignment of rights registered on July 17, 2014 under number 14-0648915-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

Assignment of rights registered on October 7, 2014 under number 14-00939509-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

33.	Rights resulting from a lease	February 28, 2013 at 2:14 p.m. 13-0151048-0009	Lessor: Praxair Canada Inc. Lessee: Resolute FP Canada Inc.

Property: Specific equipment consisting of bulk cryogenic storage tanks used for the storages, filling and delivery of industrial and medical gases including without limitation, argon, hydrogen, carbon dioxide, nitrogen, nitrous oxide and oxygen, and cryogenic freezers, together with all related accessories, parts, components and attachments and all proceeds of relating to any of the foregoing as well as all present or after-acquired property that may be derived from the sale or other disposition of the collateral described herein.

Date of the agreement: August 23, 2001

Expiry date: February 25, 2019

	Nature of right	Date and Registration N°	Parties	Information
34.	Rights resulting from a lease	March 8, 2013 at 9:00 a.m. 13-0171768-0004	Lessor: BNP Paribas [BNP Paribas (Canada)] [Xerox Canada Ltd] Lessee: Resolute FP Canada Inc.

Property: All equipment and goods sold, leased, procured under a leasing contract, or otherwise provided to the Lessee by the Lessor or provided in replacement thereof, further to the agreement number 958800856-483620100 dated February 13, 2013, the whole as may have been completed, amended, adjusted or otherwise modified from time to time.

Date of the agreement: February 13, 2013

Expiry date: March 6, 2017

Comments:

Assignment of rights registered on April 11, 2013 under number 13-0280553-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on July 25, 2013 under number 13-0646177-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on October 25, 2013 under number 13-0949429-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on January 27, 2014 under number 14-0059055-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on April 14, 2014 under number 14-0301119-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on June 23, 2014 under number 14-0567664-0001 from BNP Paribas (Canada) in favour of BNP Paribas.

Assignment of rights registered on July 17, 2014 under number 14-0648915-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

	Nature of right	Date and Registration N°	Parties	Information
Assignment of rights registered on October 7, 2014 under number 14-00939509-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

35.	Rights resulting from a lease	January 31, 2014 at 9:00 a.m. 14-0073559-0001	Lessor: Liebherr Canada Ltd. Lessee: PF Resolu Canada Inc. – Division Baie Comeau	Property: Specific equipment (1 used 2008 Liebherr Wheel Loader). Date of the agreement: January 30, 2014 Expiry date: January 30, 2017

36.	Rights resulting from a lease	February 11, 2014 at 1:55 p.m. 14-0106089-0001

Lessor:

Samuel, Son & Co., Limited

Samuel & Fils & Cie Ltée

both carrying on business under the name: Samuel-Acme Systèmes de cerclage

Lessee:

PF Résolu Canada Inc.

Resolute FP canada Inc.

both carrying on business under the name: Produits Forestiers Résolu

Property: Specific equipment located at 5850 Desjardins Ave., La Doré, Québec, G8J 1B4. Date of the agreement: February 10, 2014 Expiry date: February 11, 2024

37.	Rights resulting from a lease	March 3, 2014 at 9:00 a.m. 14-0159655-0002	Lessor: BNP Paribas [BNP Paribas (Canada)] [Xerox Canada Ltd.] Lessee: Resolute FP Canada Inc.

Property: All equipment and goods sold, leased, procured under a leasing contract or otherwise provided to the Lessee by the Lessor or provided in replacement thereof, further to the agreement number 958800856-493599500 dated February 10, 2014, the whole as may have been completed, amended, adjusted or otherwise modified from time to time.

Date of the agreement: February 10, 2014

Expiry date: February 27, 2017

	Nature of right	Date and Registration N°	Parties	Information

Comments:

Assignment of rights registered on April 14, 2014 under number 14-0301119-0001 from Xerox Canada Ltd. in favour of BNP Paribas (Canada).

Assignment of rights registered on June 23, 2014 under number 14-0567664-0001 from BNP Paribas (Canada) in favour of BNP Paribas.

Assignment of rights registered on July 17, 2014 under number 14-0648915-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

Assignment of rights registered on October 7, 2014 under number 14-00939509-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

38.	Rights resulting from a lease	May 26, 2014 at 2:58 p.m. 14-0463125-0006	Lessor: BNP Paribas [Xerox Canada Ltd.] Lessee: Resolute FP Canada Inc.

Property: All equipment and goods sold, leased, procured under a leasing contract or otherwise provided to the Lessee by the Lessor or provided in replacement thereof, further to the agreement number 958800856-481371300 dated November 30, 2012, the whole as may have been completed, amended, adjusted or otherwise modified from time to time.

Date of the agreement: November 30, 2012

Expiry date: May 25, 2018

Comments:

Assignment of rights registered on July 17, 2014 under number 14-0648915-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

Assignment of rights registered on October 7, 2014 under number 14-00939509-0001 from Xerox Canada Ltd. in favour of BNP Paribas.

	Nature of right	Date and Registration N°	Parties	Information
39.	Rights resulting from a lease	December 15, 2014 at 2:53 p.m. 14-1164526-0003	Lessor: Xerox Canada Ltd. Lessee: Resolute FP Canada Inc.

Property: All equipment and goods sold, leased, procured under a leasing contract or otherwise provided to the Lessee by the Lessor or provided in replacement thereof, further to the agreement number 958800856-501668800 dated December 12, 2014, the whole as may have been completed, amended, adjusted or otherwise modified from time to time.

Date of the agreement: December 12, 2014

Expiry date: December 14, 2017

40.	Rights of ownership of the Lessor (Leasing agreement)	February 24, 2014 at 9:00 a.m. 14-0138061-0001	Lessor: Société de services de crédit-bail GE Canada Lessee: Resolute FP Canada Inc. PF Resolu Canada Inc.	Property: Specific equipment with all accessories. Date of the agreement: February 7, 2014 Expiry date: February 7, 2020

41.	Reservation of ownership (Instalment sale)	April 11, 2014 at 2:03 p.m. 14-0300924-0002	Vendor: Centre de Recherche Industrielle du Québec Purchaser: PF Resolu Canada Inc.	Property: Specific equipment. Date of the agreement: April 9, 2014 Expiry date: April 11, 2017

42.	Reservation of ownership (Instalment sale)	April 11, 2014 at 2:03 p.m. 14-0300924-0001	Vendor: Centre de Recherche Industrielle du Québec Purchaser: PF Resolu Canada Inc.	Property: Specific equipment. Date of the agreement: April 9, 2014 Expiry date: April 11, 2017

43.	Rights resulting from a lease	September 19, 2014 at 9:00 a.m. 14-0872356-0001	Lessor: Liebherr-Canada Ltd. Lessee: PF Résolu Canada Ltd – Division Baie Comeau	Property: Specific equipment (one (1) Liebherr Charger, model L580, 2014). Date of the agreement: September 17, 2014 Expiry date: September 18, 2017

Fibrek Holding Inc. / Gestion Fibrek Inc.

OTHER REGISTRATIONS

	Nature of right	Date and Registration N°	Parties	Information
44.	Rights of ownership of the Lessor (Leasing agreement)	November 4, 2011 at 11:27 a.m. 11-0853523-0001	Lessor: CBSC Capital Inc. Lessees: Fibrek S.E.N.C. Fibrek Holding Inc. Gestion Fibrek Inc. [Fibrek Inc.]

Property: All goods supplied by the Lessor to the Lessee, together with all attachments, accessories, accessions, replacements, substitutions, additions and improvements to the foregoing and all proceeds.

Date of the agreement: November 4, 2011

Expiry date: November 3, 2017

Comments:

Change of name resulting from an amalgamation registered on January 9, 2013 under number 13-0014823-0001 from Fibrek Inc., Fibrek Holding Inc., Gestion Fibrek Inc. to Fibrek Holding Inc. and Gestion Fibrek Inc.

45.	Reservation of ownership (Instalment sale)	August 13, 2014 at 2:58 p.m. 14-0746462-0001	Vendor: Acklands-Grainger Inc. Purchaser: Fibrek Inc.	Property: Specific equipment. Date of the agreement: - Expiry date: August 13, 2019

Fibrek General Partnership / Fibrek S.E.N.C.

OTHER REGISTRATIONS

	Nature of right	Date and Registration N°	Parties	Information
46.	Rights resulting from a lease	December 23, 2010 at 9:52 a.m. 10-0902123-0006	Lessor: Deragon Location Inc. Lessee: Fibrek Senc.	Property: Specific vehicle (BMW 528 I, 2010). Date of the agreement: December 22, 2010 Expiry date: December 22, 2017

	Nature of right	Date and Registration N°	Parties	Information
47.	Rights resulting from a lease	December 23, 2010 at 9:52 a.m. 10-0902123-0005	Lessor: Deragon Location Inc. Lessee: Fibrek Senc.	Property: Specific vehicle (BMW 335XI, 2010). Date of the agreement: December 22, 2010 Expiry date: December 22, 2017

48.	Rights of ownership of the Lessor (Leasing agreement)	April 21, 2011 at 10:48 a.m. 11-0278791-0004	Lessor: Hewlett-Packard Financial Services Canada Company Compagnie de Services Financiers Hewlett-Packard Canada Lessee: Fibrek S.E.N.C.

Property: Any and all equipment, tangible and intangible, pursuant to equipment schedule no. 3495523556000001 and amendments thereto, under Master Lease Agreement no. 3495523556, and all amounts owing thereunder.

Date of the agreement: April 19, 2011

Expiry date: April 19, 2016

49.	Rights of ownership of the Lessor (Leasing agreement) (Global registration)	April 21, 2011 at 10:48 a.m. 11-0278791-0003	Lessor: Hewlett-Packard Financial Services Canada Company Compagnie de Services Financiers Hewlett-Packard Canada Lessee: Fibrek S.E.N.C.

Property: Any and all equipment, tangible and intangible, leased pursuant to schedules under Master Lease Agreement no. 3495523556 and any proceeds therefrom.

Date of the agreement: April 19, 2011

Expiry date: April 19, 2021

50.	Rights resulting from a lease	May 5, 2011 at 9:00 a.m. 11-0318320-0015	Lessor: Deragon Location Inc. Lessee: Fibrek S.E.N.C.	Property: Specific vehicle (BMW X3, 2011). Date of the agreement: April 26, 2011 Expiry date: April 26, 2018

	Nature of right	Date and Registration N°	Parties	Information
51.	Rights of ownership of the Lessor (Leasing agreement)	November 4, 2011 at 11:27 a.m. 11-0853523-0001	Lessor: CBSC Capital Inc.	Property: All goods supplied by the Lessor to the Lessee, together with all attachments, accessories, accessions, replacements, substitutions, additions and improvements to the foregoing and all proceeds.

Lessees: Fibrek S.E.N.C. Fibrek Holding Inc. Gestion Fibrek Inc. [Fibrek Inc.]

Date of the agreement: November 4, 2011

Expiry date: November 3, 2017

Comments:

Change of name resulting from an amalgamation registered on January 9, 2013 under number 13-0014823-0001 from Fibrek Inc., Fibrek Holding Inc., Gestion Fibrek Inc. to Fibrek Holding Inc. and Gestion Fibrek Inc.

Personal Property Security Register (Alberta)

Resolute FP Canada Inc.

	Date File N°	Parties	Summary of Charge and Information
C)	May 7, 1998 98050711625

Secured Party:

PHH Vehicle Management Services Inc.

Debtor:

Resolute FP Canada Inc.

PF Resolu Canada Inc.

Resolute FP Canada Inc./ PF Resolu Canada Inc.

PF Resolu Canada Inc./ Resolute FP Canada Inc.

[Abibow Canada Inc.]

[Compagnie Abitibi-Consolidated du Canada/Abitibi-Consolidated Company of Canada]

[Abitibi-Consolidated Company of Canada/ Compagnie Abitibi-Consolidated du Canada]

Collateral classification: Motor vehicles (including without limitation, truck tractors, trucks trailers, truck chassis or truck bodies), automotive equipment (including, without limitation, trailers, boxes and refrigeration units) and materials-handling equipment leased by the Debtor from the Secured Party together with all attachments, accessions, appurtenances, accessories or replacement parts and all proceeds.

Expiry date: May 7, 2018

Comments:

Amendment registered under number 02022122788.

Amendment registered under number 03072102696 to modify the address of the Secured Party.

Date File N°	Parties	Summary of Charge and Information
[Abitibi-Consolidated Company of Canada] [Compagnie Abitibi-Consolidated du Canada] [Abitibi Consolidated Inc.]

Amendment registered under number 11072103711 to change the name of the Debtor.

Amendment registered under number 12071923008 to change the name of the Debtor.

Renewals registered under numbers 03040322889, 08043014815 and 13041019088.

Personal Property Security Register (Ontario)

Resolute FP Canada Inc.

	Date Registration N° File N°	Parties	Summary of Charge and Information
D)	May 7, 1998 19980507 1842 1531 3441 840539943

Secured Party:

PHH Vehicle Management Services Inc.

Debtor:

Resolute FP Canada Inc.

[Abibow Canada Inc.]

[Abitibi-Consolidated Company of Canada]

[Compagnie Abitibi-Consolidated du Canada]

[Abitibi-Consolidated]

[Abitibi-Consolidated Inc.]

Collateral classification: Equipment, Other and Motor Vehicles Included.

General collateral description: All present and future motor vehicles (including, without limitation, passenger automobiles, trucks, truck tractors, truck trailers, truck chassis or truck bodies), automotive equipment (including, without limitation, trailers, boxes and refrigeration units), and materials-handling equipment leased from time to time by the Secured Party to the Debtor, together with all present and future attachments, appurtenances, accessories and replacement parts, and all proceeds of or relating to any of the foregoing.

Registration period: 5 years

Comments:

Amendment registered under number 19991027 1841 1531 7016 to include additional debtor names (Abitibi-Consolidated).

	Date Registration N° File N°	Parties	Summary of Charge and Information

Various amendments to include serial numbered collateral (specifically described motor vehicles).

Various amendments to partially discharge serial numbered collateral (specifically described motor vehicles).

Amendment registered under number 20020221 1759 1531 3728 to include additional debtors (Abitibi-Consolidated Company of Canada and Compagnie Abitibi-Consolidated du Canada).

Renewal registered under number 20030403 1856 1531 9417 for 5 years.

Amendment registered under number 20030721 1055 1529 5595 to amend the Secured Party’s address.

Renewal registered under number 20080430 1448 1530 2332 for 5 years.

Amendment registered under number 20110721 1054 1529 6932 to amend the Debtor’s name to Abibow Canada Inc.

Amendment registered under number 20120719 1951 1531 3835 to change the Debtor’s name and add the French/English names and delete Debtors.

Renewal registered under number 2013 0410 1947 1531 1649 for 5 years.

E)	June 25, 2002 20020625 1456 1530 4206 884709945	Secured Party: IBM Canada Limited-PPSA Administrator Debtor: Bowater Canadian Forest Products Inc. Bowater Produits Forestiers du Canada Inc.	Collateral classification: Equipment, Accounts and Other. General collateral description: All present and after acquired personal property supplied by the Secured Party. Registration period: 4 years

	Date Registration N° File N°	Parties	Summary of Charge and Information

Comments:

Renewal registered under number 20060530 1455 1530 0967 for 1 year.

Amendment registered under number 20070515 1950 1531 5594 to add the French version of the debtor’s name.

Renewal registered under number 20070517 1459 1530 7570 for 4 years.

Renewal registered under number 20110510 1951 1531 1286 for 3 years.

Renewal registered under number 20140429 1936 1531 1967 for 1 year.

F)	September 14, 2010 20100914 1603 1793 9921 664416153	Secured Party: Praxair Canada Inc. Debtor: Resolute FP Canada Inc. [Abibow Canada Inc.] [Abitibi-Consolidated Inc.]

Collateral classification: Equipment.

General collateral description: Equipment supplied by the Secured Party, consisting of bulk cyrogenic storage tanks used for the storage, filling and delivery of industrial and medical gases including, without limitation, argon, hydrogen, carbon dioxide, nitrogen, nitrous oxide, and oxygen and cryogenic freezers, together with all related accessories, parts, components and attachments, and all proceeds of or relating to any of the foregoing as well as all present or after-acquired property that mau be derived from the sale or other disposition of the collateral described herein.

Registration period: 6 years

Comments:

Amendment registered under number 20110512 1241 2095 0710 to change the name of the debtor to Abibow Canada Inc.

Amendment registered under number 20121010 1041 1862 9613 to change the name of the debtor to Resolute FP Canada Inc.

	Date Registration N° File N°	Parties	Summary of Charge and Information
G)	December 7, 2001 20011207 1824 1531 7236 878676255	Secured Party: IBM Canada Limited-PPSA Administrator Debtor: Abibow Canada Inc. [Abitibi-Consolidated Company of Canada] [Abitibi-Consolidated Inc.]

Collateral classification: Equipment, Accounts and Other.

General collateral description: All present and after acquired personal property supplied by the Secured Party.

Registration period: 4 years

Comments:

Amendment registered under number 20020220 1808 1531 1704 to amend the debtor’s name to Abitibi-Consolidated Company of Canada.

Renewal registered under number 20051129 1947 1531 0077 for 2 years.

Amendment registered under number 20071127 1048 1529 0671 to amend the debtor’s address and add the French/English versions.

Renewal registered under number 20071128 1452 1530 3770 for 1 year.

Renewal registered under number 20081120 1943 1531 7621 for 4 year.

Amendment registered under number 20110117 1454 1530 1157 to change the debtor’s name to Abibow Canada Inc.

Renewal registered under number 20121109 1945 1531 1322 for 4 year.

H)	April 27, 2012 20120427 1705 1462 3333 677927412	Secured Party: Toromont CAT. A div. of Toromont Industries Ltd. Debtor: Abibow Canada Inc.	Collateral classification: Motor Vehicles Included. Registration period: 3 years

Personal Property Security Register (New Brunswick)

Resolute FP Canada Inc./PF Resolu Canada Inc.

	Date File N°	Parties	Summary of Charge and Information
I)	May 7, 1998 3475607	Secured Party: PHH Vehicle Management Services Inc. Debtor: Resolute FP Canada Inc. PF Resolu Canada Inc. Resolute FP Canada Inc./ PF Resolu Canada Inc. PF Resolu Canada Inc./ Resolute FP Canada Inc.

Collateral classification: All present and future motor vehicles, automotive equipment and materials-handling equipment, and all proceeds.

Expiry date: May 7, 2018

Comments:

Amendments registered under numbers 8019066, 9954310, 20368320 and 21766217.

Renewals registered under numbers 9505671, 16123291 and 22826861.

Schedule 10.04(vii)

Existing Indebtedness

Schedule 10.05(iii)

Existing Investments

1.	Investments consisting of Equity Interests of the following Subsidiaries:

Subsidiary	Jurisdiction	Owner(s)	% Ownership

U.S. Subsidiaries

Lake Superior Forest Products Inc.	Delaware	Resolute FP US Inc.	100%

Bowater South American Holdings Incorporated	Delaware	Resolute FP US Inc.	100%

Calhoun Note Holdings AT, LLC	Delaware	Calhoun Newsprint Company	100%

Calhoun Note Holdings TI, LLC	Delaware	Calhoun Newsprint Company	100%

Canadian Subsidiaries

RFPG Holding Inc.	Canada	Resolute Growth Canada Inc.	100%*

Resolute Sales Inc.	Canada	Resolute Forest Products Inc.	100%*

Bowater Canadian Holdings Incorporated	Nova Scotia	Resolute FP US Inc.	100%

3239432 Nova Scotia Company	Nova Scotia	Resolute FP Canada Inc.	100%

Bowater Canada Finance Corporation	Nova Scotia	Resolute FP US Inc.	100%

SFK Pulp Finco Inc.	Canada	Fibrek Holding Inc.	100%

Subsidiary	Jurisdiction	Owner(s)	% Ownership

Bowater Maritimes Inc.	New Brunswick	Resolute FP Canada Inc.	100%

The International Bridge and Terminal Company	Canada	Resolute FP Canada Inc.	100%

Donhoue Malbaie Inc.	Québec	Resolute FP Canada Inc.	51%

9192-8515 Québec Inc.	Québec	Resolute FP Canada Inc.	93.18%

Produits Forestiers Mauricie S.E.C.	Québec	Resolute FP Canada Inc.	93.18%
		9192-8515 Québec Inc.	0.01%

Other Foreign Subsidiaries

Bowater Asia Pte. Ltd.	Singapore	Resolute FP US Inc.	100%

Bowater S. America Ltda.	Brazil	Resolute FP US Inc.	99.9%
		Bowater South American Holdings Incorporated	0.01%

Abitibi-Consolidated Europe	Belgium	Resolute FP Canada Inc.	99.9%

Bowater Korea Ltd.	Korea	Bowater LaHave Corporation	100%

*	Equity Interests not yet issued.

2.	Investments consisting of the following loans (including future advances of unfunded commitments in respect thereof up to the principal amount thereof noted below):

3.	Investments consisting of the following Equity Interests:

Holder	Issuer	Investment

Lake Superior Forest Products Inc.	Ponderay Newsprint Company	40%

Resolute FP Canada Inc.	Societe en Commandite Scierie Opitciwan	45%

Resolute FP Canada Inc.	Restigouche Log Driving & Boom Co.	40%

Resolute FP Canada Inc.	Produits Forestiers Canbo Inc.	20%

Resolute FP Canada Inc.	Timiskaming Forest Alliance Inc.	14%

Resolute FP Canada Inc.	Planfor Inc.	15%

Resolute FP Canada Inc.	9265-7030 Quebec Inc.	33 1/2%

Resolute FP Canada Inc.	Groupment Forestier de Portneuf Inc.	1 Common Share

Resolute FP Canada Inc.	Abitibi River Forest Management Inc.	20%

Resolute FP Canada Inc.	Reboisement Mauricie Inc.	14.3%

Resolute FP Canada Inc.	Groupment Forestier de Champlain Inc.	1 Common Share Class A 25 Common Shares Class C

Resolute FP Canada Inc.	3436900 Canada Inc.	45%

Resolute FP Canada Inc.	Bois d’ingenierie Abitibi-LP Inc.	50%

Resolute FP Canada Inc.	Produits Forestiers Petit-Paris Inc.	50%

Holder	Issuer	Investment

Resolute FP Canada Inc.	Cascapedia Booming Company Inc.	50%

Resolute FP Canada Inc.	Tradepak International S.A. de C.V.	36.75%

Resolute FP Canada Inc.	Serres Toundra Inc.	49%

Resolute FP Canada Inc.	Performance Biofilaments Inc.	50%

4.

5.

EXHIBIT A-1

FORM OF NOTICE OF BORROWING

[Date]

[Bank of America, N.A., as U.S. Administrative Agent

(the “Administrative Agent”) for the Lenders

party to the Credit Agreement referred to below

[            ]]1

[Bank of America, N.A., as Canadian Administrative Agent

(the “Administrative Agent”) for the Lenders

party to the Credit Agreement referred to below

[            ]]2

Attention: [            ]

Ladies and Gentlemen:

The undersigned, on behalf of the applicable borrowers, refers to the Credit Agreement, dated as of May 22, 2015 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Resolute Forest Products Inc., a Delaware corporation (the “Company”), Resolute FP Canada Inc., a Canada corporation (“RFP Canada”), each of the other Borrowers and Guarantors party thereto, various Lenders, Bank of America, N.A., as U.S. Administrative Agent and Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent, and hereby gives you irrevocable notice pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement and sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03 of the Credit Agreement:

(i) The Business Day of the Proposed Borrowing is         ,             .3

(ii) The aggregate principal amount of the Proposed Borrowing is $        .

[1]	To be included for Revolving Borrowings under the U.S. Subfacility or the U.S. FILO Subfacility.
[2]	To be included for Revolving Borrowings under the Canadian Subfacility or the Canadian FILO Subfacility.
[3]	Shall be a Business Day and shall be at least the same Business Day in the case of Base Rate Loans, Canadian Base Rate Loans or Canadian Prime Loans and at least three Business Days in the case of LIBOR Rate Loans or B/A Equivalent Loans, in each case, after the date hereof, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 p.m. (New York City time) on such day.

A-1-1

(iii) The Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [U.S. Base Rate Loans] [LIBOR Rate Loans] [Canadian Base Rate Loans] [Canadian Prime Loans] [B/A Equivalent Loans].

(iv) [The initial [Interest Period] [Contract Period] for the Proposed Borrowing is [one month] [two months] [three months] [six months].4

(v) The location and number of the account to which funds shall be disbursed is as follows: [            ].

(vi) The Loans are to be borrowed under the [U.S. Subfacility] [Canadian Subfacility] [U.S. FILO Subfacility] [Canadian FILO Subfacility].

(vii) The Loans are to be borrowed in [Dollars] [Canadian Dollars].5

[The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects (in each case, any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date), before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (without duplication of any materiality standard set forth in any such representation or warranty);

(B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof; and

(C) The Availability Conditions on the date of the Proposed Borrowing are satisfied.]6

[4]	To be included for a Proposed Borrowing of LIBOR Rate Loans or B/A Equivalent Loans.
[5]	Borrowings under the U.S. Subfacility may be made in Dollars. Borrowings under the Canadian Subfacility may be made in Dollars or in Canadian Dollars.
[6]	To be included for a Proposed Borrowing after the Closing Date.

A-1-2

Very truly yours,

[RESOLUTE FOREST PRODUCTS INC.

By:
Name:
Title:][7]

[7]	Use applicable Borrower if not the Company.

A-1-3

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION/CONTINUATION

[Date]

[Bank of America, N.A., as U.S. Administrative Agent

(the “Administrative Agent”) for the Lenders

party to the Credit Agreement referred to below

[            ]]1

[Bank of America, N.A., as Canadian Administrative Agent

(the “Administrative Agent”) for the Lenders

party to the Credit Agreement referred to below

[            ]]2

Attention: [            ]

Ladies and Gentlemen:

The undersigned, on behalf of the applicable borrowers, refers to Credit Agreement, dated as of May 22, 2015 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Resolute Forest Products Inc., a Delaware corporation (the “Company”), Resolute FP Canada Inc., a Canada corporation (“RFP Canada”), each of the other Borrowers and Guarantors party thereto, various Lenders, Bank of America, N.A., as U.S. Administrative Agent and Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent, and hereby gives you irrevocable notice pursuant to Section 2.08 of the Credit Agreement that the undersigned hereby requests to [convert][continue] the Borrowing of Revolving Loans referred to below and sets forth below the information relating to such [conversion][continuation] (the “Proposed [Conversion][Continuation]”) as required by Section 2.08 of the Credit Agreement:

(i) The Proposed [Conversion][Continuation] relates to the Borrowing of Revolving Loans originally made on              , 201   (the “Outstanding Borrowing”) in the principal amount of $         and currently maintained as a Borrowing of [U.S. Base Rate Loans][LIBOR Rate Loans with an Interest Period ending on             , 201  ][Canadian Base Rate Loans][Canadian Prime Loans][B/A Equivalent Loans with a Contract Period ending on             , 201  ].

[1]	To be included for a Proposed Conversion or Continuation with respect to Revolving Borrowings under the U.S. Subfacility or the U.S. FILO Subfacility.
[2]	To be included for a Proposed Conversion or Proposed Continuation with respect to Revolving Borrowings under the Canadian Subfacility or the Canadian FILO Subfacility.

A-2-1

(ii) The Business Day of the Proposed [Conversion][Continuation] is             .3

(iii) The currency of the resulting Borrowing will be [Dollars][Canadian Dollars].4

(iv) The Outstanding Borrowing shall be [continued as a Borrowing of [U.S. Base Rate Loans] [LIBOR Rate Loans with an Interest Period ending on             ,         ][Canadian Base Rate Loans][Canadian Prime Loans][B/A Equivalent Loans with a Contract Period ending             , 201  ]][converted into a Borrowing of [U.S. Base Rate Loans] [LIBOR Rate Loans with an Interest Period ending on             ,         ][Canadian Base Rate Loans][Canadian Prime Loans][B/A Equivalent Loans with a Contract Period ending             , 201  ].5].6

[The undersigned hereby certifies that no Event of Default is in existence on the date of the Proposed Conversion].7

[3]	Shall be a Business Day at least three Business Days (or the same Business Day in the case of a conversion into Base Rate Loans or Canadian Base Rate Loans or three Business Days with respect to a conversion or continuation of any Canadian Prime Loans as B/A Equivalent Loans) after the date hereof, provided that such notice shall be deemed to have been given on a certain day only if given before 12:00 p.m. (New York City time) on such day.
[4]	Borrowings under the U.S. Subfacility may be made in Dollars. Borrowings under the Canadian Subfacility may be made in Dollars or in Canadian Dollars. No Borrowing may be converted into or continued as a Borrowing denominated in a different currency, but instead must be prepaid in the original currency and reborrowed in the other currency.
[5]	In the event that either (x) only a portion of the Outstanding Amount is to be so converted or continued or (y) the Outstanding Amount is to be divided into separate Borrowings with different Interest Periods, the applicable Borrower should make appropriate modifications to this clause to reflect same.
[6]	To be included for a Proposed Conversion or Continuation.
[7]	In the case of a Proposed Conversion, insert this sentence only in the event that the conversion is from a Base Rate Loan or Canadian Base Rate Loan to a LIBOR Rate Loan or a Canadian Prime Loan to a B/A Loan.

A-2-2

Very truly yours,

[RESOLUTE FOREST PRODUCTS INC.

By:
Name:
Title:][1]

[1]	Use applicable Borrower if not the Company.

A-2-1

EXHIBIT B-1

FORM OF U.S. REVOLVING NOTE

New York, New York

             ,

FOR VALUE RECEIVED, RESOLUTE FOREST PRODUCTS INC., a Delaware corporation, and each other borrower signatory hereto (collectively, the “Borrowers”), hereby jointly and severally promise to pay to [            ] (the “Lender”), in immediately available funds, at the Payment Office on or before the Maturity Date for U.S. Revolving Loans the principal amount of each U.S. Revolving Loan from time to time made by the Lender to such Borrowers under that certain Credit Agreement, dated as of May 22, 2015, among the Borrowers and the Guarantors party thereto, the various Lenders and Bank of America, N.A., as U.S. Administrative Agent and Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), payable at such times and in such amounts as are specified in the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Borrowers promise also to pay interest on the unpaid principal amount of each U.S. Revolving Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.06 of the Credit Agreement.

This Note is one of the U.S. Revolving Notes referred to in the Credit Agreement and is entitled to the benefits thereof and of the other Credit Documents. This Note is secured by the U.S. Collateral and is entitled to the applicable benefits of the Credit Party Guaranty with respect to the relevant Guaranteed Obligations upon the terms and subject to the limitations set forth in the Credit Party Guaranty. As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, and Revolving Loans may be converted from one Type into another Type to the extent provided in the Credit Agreement. This Note may only be transferred to the extent and in the manner set forth in the Credit Agreement. The Lender may also attach schedules to this Note and endorse thereon the date and amount of its U.S. Revolving Loans and payments with respect thereto.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrowers hereby waive presentment, demand, protest or notice of any kind in connection with this Note.

B-1-1

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

RESOLUTE FOREST PRODUCTS INC.

By:
Name:
Title:

[[ADDITIONAL BORROWERS]

By:
Name:
Title:]

B-1-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount and Currency of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B-1-3

EXHIBIT B-2

FORM OF CANADIAN REVOLVING NOTE

New York, New York

             ,

FOR VALUE RECEIVED, RESOLUTE FOREST PRODUCTS INC., a Delaware corporation, and each other borrower signatory hereto (collectively, the “Borrowers”), hereby jointly and severally promise to pay to [            ] (the “Lender”), in immediately available funds, at the Payment Office on or before the Maturity Date for Canadian Revolving Loans the principal amount of each Canadian Revolving Loan from time to time made by the Lender to such Borrower under that certain Credit Agreement, dated as of May 22, 2015, among the Borrowers and Guarantors party thereto, various Lenders, Bank of America, N.A., as U.S. Administrative Agent and Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), payable at such times and in such amounts as are specified in the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Borrowers promise also to pay interest on the unpaid principal amount of each Canadian Revolving Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.06 of the Credit Agreement.

This Note is one of the Canadian Revolving Notes referred to in the Credit Agreement and is entitled to the benefits thereof and of the other Credit Documents. This Note is secured by the Collateral and is entitled to the benefits of the Credit Party Guaranty upon the terms and subject to the limitations set forth in the Credit Party Guaranty. As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, and Canadian Revolving Loans may be converted from one Type into another Type to the extent provided in the Credit Agreement. This Note may only be transferred to the extent and in the manner set forth in the Credit Agreement. The Lender may also attach schedules to this Note and endorse thereon the date and amount of its Canadian Revolving Loans and payments with respect thereto.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrowers hereby waive presentment, demand, protest or notice of any kind in connection with this Note.

B-2-1

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

RESOLUTE FOREST PRODUCTS INC.

By:
Name:
Title:

[[ADDITIONAL BORROWERS]

By:
Name:
Title:]

B-2-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount and Currency of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B-2-3

EXHIBIT B-3

FORM OF U.S. SWINGLINE NOTE

New York, New York

             ,

FOR VALUE RECEIVED, RESOLUTE FOREST PRODUCTS INC., a Delaware corporation, and each other borrower signatory hereto (collectively, the “Borrowers”), hereby jointly and severally promise to pay to [            ] (the “Lender”), in immediately available funds, at the Payment Office on or before the Maturity Date for U.S. Revolving Loans the principal amount of each U.S. Swingline Loan from time to time made by the Lender to such Borrower under that certain Credit Agreement, dated as of May21, 2015, among the Borrowers and Guarantors party thereto, various Lenders, Bank of America, N.A., as U.S. Administrative Agent and Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), payable at such times and in such amounts as are specified in the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement

The Borrowers promise also to pay interest on the unpaid principal amount of each U.S. Swingline Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.06 of the Credit Agreement.

This Note is one of the U.S. Swingline Notes referred to in the Credit Agreement and is entitled to the benefits thereof and of the other Credit Documents. This Note is secured by the by the U.S. Collateral and is entitled to the benefits of the Credit Party Guaranty with respect to the relevant Guaranteed Obligations upon the terms and subject to the limitations set forth in the Credit Party Guaranty. As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part. This Note may only be transferred to the extent and in the manner set forth in the Credit Agreement. The Lender may also attach schedules to this Note and endorse thereon the date and amount of its U.S. Swingline Loans and payments with respect thereto.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrowers hereby waive presentment, demand, protest or notice of any kind in connection with this Note.

B-3-1

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

RESOLUTE FOREST PRODUCTS INC.

By:
Name:
Title:

[Additional Borrowers]

By:
Name:
Title:

B-3-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount and Currency of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B-3-3

EXHIBIT B-4

FORM OF CANADIAN SWINGLINE NOTE

New York, New York

            ,

FOR VALUE RECEIVED, RESOLUTE FOREST PRODUCTS INC., a Delaware corporation, and each other borrower signatory hereto (collectively, the “Borrowers”), hereby jointly and severally promise to pay to [            ] (the “Lender”), in immediately available funds, at the Payment Office on or before the Maturity Date for Canadian Revolving Loans the principal amount of each Canadian Swingline Loan from time to time made by the Lender to such Borrower under that certain Credit Agreement, dated as of May 22, 2015, among the Borrowers and Guarantors party thereto, various Lenders and Bank of America, N.A., as U.S. Administrative Agent and Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), payable at such times and in such amounts as are specified in the Credit Agreement. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Borrowers promise also to pay interest on the unpaid principal amount of each Canadian Swingline Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.06 of the Credit Agreement.

This Note is one of the Canadian Swingline Notes referred to in the Credit Agreement and is entitled to the benefits thereof and of the other Credit Documents. This Note is secured by the Collateral and is entitled to the benefits of the Credit Party Guaranty upon the terms and subject to the limitations set forth in the Credit Party Guaranty. As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part. This Note may only be transferred to the extent and in the manner set forth in the Credit Agreement. The Lender may also attach schedules to this Note and endorse thereon the date and amount of its Canadian Swingline Loans and payments with respect thereto.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrowers hereby waive presentment, demand, protest or notice of any kind in connection with this Note.

B-4-1

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

RESOLUTE FOREST PRODUCTS INC.

By:
Name:
Title:

[Additional Borrowers]

By:
Name:
Title:

B-4-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount and Currency of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B-4-3

EXHIBIT C-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 22, 2015 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among Resolute Forest Products Inc., a Delaware corporation (the “Company”), Resolute FP Canada Inc., a Canada corporation (“RFP Canada”), each of the other Borrowers and Guarantors party thereto, the Lenders party thereto from time to time, Bank of America, N.A., as U.S. Administrative Agent and Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 5.01(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any of the U.S. Borrowers within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any of the U.S. Borrowers as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Credit Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[NAME OF LENDER]

By:
Name:
Title:

Date:              , 20[    ]

C-1

EXHIBIT C-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 22, 2015 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among Resolute Forest Products Inc., a Delaware corporation (the “Company”), Resolute FP Canada Inc., a Canada corporation (“RFP Canada”), each of the other Borrowers and Guarantors party thereto, the Lenders party thereto from time to time, Bank of America, N.A., as U.S. Administrative Agent and Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 5.01(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any of the U.S. Borrowers within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any of the U.S. Borrowers as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Credit Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:              , 20[    ]

C-2-1

EXHIBIT C-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 22, 2015 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among Resolute Forest Products Inc., a Delaware corporation (the “Company”), Resolute FP Canada Inc., a Canada corporation (“RFP Canada”), each of the other Borrowers and Guarantors party thereto, the Lenders party thereto from time to time, Bank of America, N.A., as U.S. Administrative Agent and Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 5.01(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members claiming the portfolio interest exemption (the “applicable partners/members”) is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its applicable partners/members is a ten percent shareholder of any of the U.S. Borrowers within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its applicable partners/members is a controlled foreign corporation related to any of the U.S. Borrowers as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Credit Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its applicable partners/members: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such applicable partners/members. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

C-3-1

EXHIBIT C-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of May 22, 2015 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among Resolute Forest Products Inc., a Delaware corporation (the “Company”), Resolute FP Canada Inc., a Canada corporation (“RFP Canada”), each of the other Borrowers and Guarantors party thereto, the Lenders party thereto from time to time, Bank of America, N.A., as U.S. Administrative Agent and Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 5.01(c) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members claiming the portfolio interest exemption (the “applicable partners/members”) is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its applicable partners/members is a ten percent shareholder of any of the U.S. Borrowers within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its applicable partners/members is a controlled foreign corporation related to any of the U.S. Borrowers as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Credit Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its applicable partners/members: (i) an IRS Form W-8BEN or W-8BEN-8 or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such applicable partners/members. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[NAME OF LENDER]

By:
Name:
Title:

Date:              , 20[    ]

C-4-1

EXHIBIT D

FORM OF

LENDER LOSS SHARING AGREEMENT

This LENDER LOSS SHARING AGREEMENT is dated as of May 22, 2015 (the “Agreement”), and entered into by and between Bank of America, N.A., in its capacity as U.S. Administrative Agent, including its successors and assigns from time to time (the “U.S. Administrative Agent”), Bank of America, N.A. (acting through its Canada branch), in its capacity as Canadian Administrative Agent, including its successors and assigns from time to time (the “Canadian Administrative Agent”), the Swingline Lenders, the Issuing Banks and the Lenders under the Credit Agreement dated as of May 22, 2015 (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) among Resolute Forest Products Inc., a Delaware corporation (“Company”), Resolute FP Canada Inc., a Canada corporation (“RFP Canada”), each of the other Borrowers and Guarantors party thereto, each lender from time to time party thereto (the “Lenders”), the U.S. Administrative Agent and the Canadian Administrative Agent. Capitalized terms used herein but not defined shall have the meanings set forth in the Credit Agreement.

The Lenders have agreed to make Loans and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrowers, in each case pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Lenders under the Canadian Subfacility and the U.S. Subfacility and the Issuing Banks are providing the financing arrangements contemplated by the Credit Agreement in reliance upon each other such Lender, the Issuing Banks and the Administrative Agent entering into this Agreement.

Accordingly, the parties hereto agree as follows:

Section 1 - Certain Definitions. As used in the Agreement, the following terms shall have the following meanings:

“Canadian Facility Obligations” means the Canadian Revolving Loans made to the Canadian Borrowers, the Canadian Swingline Loans and the Canadian Letters of Credit.

“Exchange Percentage” means, as to each Lender, a fraction, expressed as a decimal, in each case determined on the date of occurrence of a Re-Allocation Event (but before giving effect to any actions to occur on such date pursuant to Section 2) of which (a) the numerator shall be the Pro Rata Share of such Lender of (x) the aggregate outstanding principal amount of all Revolving Loans and Swingline Loans under the U.S. Facility Obligations and the Canadian Facility Obligations and (y) the LC Obligations with respect to Letters of Credit under the U.S. Facility Obligations and Canadian Facility Obligations and (b) the denominator of which shall be the sum of (x) the aggregate outstanding principal amount of all Loans under the U.S. Facility Obligations and Canadian Facility Obligations and (y) the LC Obligations under the U.S. Facility Obligations and the Canadian Facility Obligations.

“Facility Obligations” means the Canadian Facility Obligations and/or the U.S. Facility Obligations, as the context may require.

“Re-Allocation Event” means (i) the occurrence of any Event of Default with respect to any Borrower pursuant to Section 11.05 of the Credit Agreement, (ii) the declaration of the termination of any Commitment or the acceleration of the maturity of any Loans, in each case pursuant to the provisions of Section 11 of the Credit Agreement or (iii) the failure of any Borrower to pay any principal of, or interest on, any Loans or any unreimbursed LC Disbursements under Section 2.13(e) of the Credit Agreement on, in each case, the Maturity Date.

“U.S. Facility Obligations” means the U.S. Revolving Loans, the Canadian Revolving Loans made to the U.S. Borrowers, the U.S. Swingline Loans and the U.S. Letters of Credit.

Section 2 - Special Provisions Applicable to Lenders Upon the Occurrence of a Re-Allocation Event.

(a) On the date of the occurrence of any Re-Allocation Event, (i) no further Credit Extensions shall be allowed under the Canadian Subfacility or the U.S. Subfacility, (ii) if any Swingline Loans are outstanding, the applicable Revolving Lenders shall pay to the Administrative Agent, for the account of the applicable Swingline Lender, its Pro Rata Share of each Swingline Loan in accordance with the requirements of Section 2.12(d) of the Credit Agreement (with the notice to be given by the applicable Swingline Lender to the Administrative Agent (and by the Administrative Agent to the applicable Revolving Lenders) thereunder to be deemed to have been given on the date of the occurrence of any Re-Allocation Event) and (iii) if there have been any LC Disbursements pursuant to Letters of Credit which have not yet been reimbursed to the applicable Issuing Bank pursuant to Section 2.13(d) of the Credit Agreement, the applicable Revolving Lenders shall make payments to the Administrative Agent (for the account of the applicable Issuing Bank) therefor in accordance with the requirements of Section 2.13(d) of the Credit Agreement (with the notice to be given by the applicable Issuing Bank to the Administrative Agent (and by the Administrative Agent to the Revolving Lenders) thereunder to be deemed to be given on the date of the occurrence of any Re-Allocation Event) and such payments will be deposited into accounts, with at least one such account for each of (x) the U.S. Facilities Obligations and (y) the Canadian Facilities Obligations (each, a “Special Reserve Account”). For purposes of making calculations pursuant to the following provisions of this Section 2, such payments shall be deemed to have been made on the date of the occurrence of the Re-Allocation Event, before making such calculations. Notwithstanding anything to the contrary contained in the immediately preceding sentence, any Lender which has failed, or fails, to make any payments required to be made by it as described in this Section 2 shall remain obligated to make such payments, together with interest thereon, and shall be obligated to the applicable Swingline Lender or the applicable Issuing Bank, as the case may be, for any damages caused by its delay or failure in making any payments required to be made by it as described above. In the event that upon the occurrence of a Re-Allocation Event any Letter of Credit shall be outstanding and undrawn in whole or in part, each Revolving Lender holding any of the applicable Facilities Obligations shall on the date of the occurrence of such Re-Allocation Event, but before giving effect to the purchases and sales of participations on such date pursuant to Section 2(c), promptly pay over to the Administrative Agent, in immediately available funds, an amount equal to such Revolving Lender’s Pro Rata Share of such undrawn face amount, together with interest thereon from the date of the Re-Allocation Event to the date on which such amount shall be paid to the Administrative Agent at a rate per annum equal to the Federal Funds Rate which shall be deposited in the Special Reserve Accounts. The Administrative Agent shall establish a record detailing the amount received from each such Revolving Lender pursuant to the preceding sentence.

(b) The Administrative Agent shall have sole dominion and control over each such Special Reserve Account, and the amounts deposited in each Special Reserve Account shall be held in such Special Reserve Account until withdrawn as provided in paragraph (e) or (f) below in this Section 2. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Special Reserve Accounts. As amounts are drawn under outstanding Letters of Credit in respect of which amounts have been paid into the various Special Reserve Accounts pursuant to this Section 2(b), amounts shall be drawn ratably from the Special Reserve Accounts of the various currencies to pay such amounts. The amounts paid to the Administrative Agent pursuant to this Section 2(b) shall be held as a reserve against the LC Credit Extensions, shall not constitute Loans or extensions of credit to the Borrowers and shall not give rise to any obligation on the part of the Borrowers to pay interest to any Lender (although the Borrowers shall remain obligated to pay Letter of Credit fees and fronting fees in accordance with the requirements of Section 2.05 of the Credit Agreement), it being agreed that the Borrowers’ reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings or payments are made thereunder as provided in Section 2.13(d) of the Credit Agreement. The Administrative Agent may agree with the respective Revolving Lenders to invest amounts attributable to such Revolving Lender’s Pro Rata Share from time to time deposited in such Special Reserve Accounts in Cash Equivalents or other similar investments reasonably satisfactory to both the Administrative Agent and the applicable Revolving Lender, in which case (x) any returns on such investments shall be deposited in the respective Special Reserve Account (until applied as provided in clauses (e) and (f) below) and (y) any risk of loss on investments in each Special Reserve Account shall be for the sole account of the respective Revolving Lender.

(c) Upon the occurrence of a Re-Allocation Event, but after giving effect to the actions required to be taken pursuant to the preceding clauses (a) and (b) (although any failure by any Lender to take the actions required of it pursuant to said clauses shall not prevent the actions required hereby, but the respective Lender shall continue to be obligated to perform its obligations as required above and the Administrative Agent shall be authorized to make any equitable adjustments as may be deemed necessary or, in the reasonable opinion of the Administrative Agent, advisable pursuant to the following Section 2(g), the Lenders shall purchase participations from other Lenders holding any Facilities Obligations (including participations in (x) each outstanding Letter of Credit, (y) each LC Credit Extension which has not been reimbursed pursuant to Section 2.13(d) of the Credit Agreement, and (z) each Special Reserve Account and amounts deposited therein or to be returned to the Lenders in accordance with the provisions of Section 2(f)) so that, after giving effect to such purchases, each Lender shall have the same credit exposure in each of the U.S. Facilities Obligations and the Canadian Facilities Obligations at such time (including a participation in (x) each outstanding Letter of Credit, (y) each LC Credit Extension which has not been reimbursed pursuant to Section 2.13(d) of the Credit Agreement, and (z) each Special Reserve Account and amounts deposited therein or to be returned to the Lenders in accordance with the provisions of Section 2(f)), whether or not such Lender shall previously have participated therein, equal to such Lender’s Exchange Percentage thereof. The foregoing actions shall be accomplished pursuant to this Section 2(c) through purchases and sales of participations in the Facilities Obligations as required hereby, and at the request of the Administrative Agent each Lender hereby agrees to enter into customary participation agreements approved by the Administrative Agent to evidence the same. At the request of the Administrative Agent, each Lender which has sold participations in any Facilities Obligations and/or Special Reserve Accounts as provided above (through the Administrative Agent) will deliver to each Lender (through the Administrative Agent) which has so purchased a participation therein a participation certificate in the appropriate amount as determined in conjunction with the Administrative Agent. It is understood that the amount of funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.

(d) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, in determining the participations to be purchased as described in preceding Section 2(c), regularly accruing interest and fees through the date of the respective Re-Allocation Event (as well as amounts owing to any Lender pursuant to Sections 3.01, 3.05, 5.01, and 13.01 of the Credit Agreement or similar provisions pursuant to the other Credit Documents) shall be ignored, and such amounts shall be retained by the respective Lenders to which such amounts were owing and shall not be subject to the participations purchased as otherwise required hereby.

(e) In the event that after the occurrence of a Re-Allocation Event any drawing or payment shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the applicable Issuing Bank, withdraw from the Special Reserve Account any amounts, up to the amount of such drawing or payment, deposited in the respective Special Reserve Account and remaining on deposit and deliver such amounts to the applicable Issuing Bank, in satisfaction of the reimbursement obligations of the Revolving Lenders under Section 2.13(d) of the Credit Agreement (but not of the Borrowers under Section 2.13(d) of the Credit Agreement). In the event that any Revolving Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in Section 2(b), the applicable Issuing Bank shall, in the event of a drawing or payment thereunder, have a claim against such Revolving Lender to the same extent as if such Revolving Lender had defaulted on its obligations under Section 2.13(d) of the Credit Agreement, but shall have no claim against any other Lender, notwithstanding the exchange of interests in the Borrowers’ reimbursement obligations pursuant to Section 2(c). Each other Lender shall have a claim against such defaulting Revolving Lender for any damages sustained by it as a result of such default.

(f) In the event that after the occurrence of a Re-Allocation Event any Letter of Credit shall terminate or expire undrawn or unpaid upon, then, if and so long as the Administrative Agent determines (in its reasonable discretion) that adequate funds remain on deposit in the Special Reserve Accounts relating to the applicable Facilities Obligations to fund (without giving effect to the purchases of participation pursuant to Section 2(c)) all remaining drawings or payments which could come due in respect of outstanding Letters of Credit, the Administrative Agent shall withdraw from the Special Reserve Account the amount remaining on deposit therein in respect of such Letter of Credit (or in any case, such lesser amount as the Administrative Agent reasonably determines can be distributed without causing the amount on deposit from the Revolving Lenders to be less than the remaining exposure on outstanding Letters of Credit) and promptly distribute such amount to such Revolving Lender in accordance with each such Revolving Lender’s Pro Rata Share. All amounts received by any Revolving Lender pursuant to this Section 2(f) shall, to the extent it has sold participations therein in accordance with the requirements of Section 2(c), be distributed by it to the various participants therein in accordance with their participating interests.

(g) All determinations by the Administrative Agent pursuant to this Section 2 shall be made by it in accordance with the provisions herein and with the intent being to equitably share the credit risk for all of the Facilities Obligations under the Credit Agreement in accordance with the provisions hereof. Absent manifest error, all determinations by the Administrative Agent hereunder shall be binding on each of the Lenders. The Administrative Agent shall have no liability to any Borrower, any Lender or any other Person hereunder for any determinations made by it hereunder except to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(h) Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interests as required above in any extensions of credit upon the occurrence of a Re-Allocation Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender on any date.

(i) If any amount required to be paid by any Lender pursuant to this Section 2 is not paid to the Administrative Agent on the date upon which the Re-Allocation Event occurred (if the event occurred before 1:00 p.m. (New York time), otherwise on the following Business Day), such Lender shall, in addition to such aforementioned amount, also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Lender for the purchase of its participations, (ii) the daily average Federal Funds Rate during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent and (iii) a fraction the numerator of which is the actual number of days that elapsed during such period and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts payable under this Agreement shall be conclusive in the absence of manifest error. Amounts payable by any Lender pursuant to this Section 2 shall be paid to the Administrative Agent for the account of the relevant Lenders, provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such other Lender the amounts owing to such other Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

(j) Whenever, at any time after the relevant Lenders have received from any other Lenders purchases of participations pursuant to this Section 2, the various Lenders receive any payment on account thereof, such Lenders will distribute to the Administrative Agent, for the account of the various Lenders participating therein, such Lenders’ participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received, provided, however, that in the event that such payment received by any Lenders is required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Lenders.

(k) Each Lender’s obligation to purchase participating interests pursuant to this Section shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, Credit Party or any other Person, (iv) any breach of this Section 2 by any Borrower, Credit Party, any Lender or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

Section 3 - Miscellaneous

(a) Amendments, Etc. No amendment or waiver of any provision of this Agreement shall be effective unless in writing signed by the Required Lenders and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (i) any amendment or waiver that disproportionately and adversely affects any one or more individual Lenders shall require the written consent of each such Lender and (ii) any amendment or waiver that disproportionately and adversely affects any Class of Lenders (either before or after the Re-Allocation Event) shall require the written consent of each Lender of such Class (before or after the Re-Allocation Event, as the case may be).

(b) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. For the avoidance of doubt, each Person that becomes a Lender after the date hereof pursuant to Section 13.04 of the Credit Agreement shall be a party and subject to this Agreement as if an original signatory hereto.

(c) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(d) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e) GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

(f) SUBMISSION TO JURISDICTION. Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Credit Document shall affect any right that the Administrative Agent, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Credit Party or its properties in the courts of any jurisdiction.

(g) WAIVER OF VENUE. Each party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in Section 13.08 of the Credit Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(h) SERVICE OF PROCESS. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Credit Document, in the manner provided for notices (other than telecopier) in the Credit Agreement. Nothing in this Agreement or any other Credit Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

(i) WAIVER OF JURY TRIAL. Each party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Credit Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BANK OF AMERICA, N.A.,
as Administrative Agent, U.S. Issuing Bank, U.S. Swingline Lender and a Lender

By:
Name:
Title:

Loss Sharing Agreement

[ ],
as a Lender

By:
Name:
Title:

Loss Sharing Agreement

[ ],
as a Lender

By:
Name:
Title:

Loss Sharing Agreement

EXHIBIT E-1

FORM OF U.S. SECURITY AGREEMENT

E-1-1

[FORM OF] U.S. SECURITY AGREEMENT

dated as of

May 22, 2015

among

RESOLUTE FOREST PRODUCTS INC.

CERTAIN OF ITS SUBSIDIARIES PARTY HERETO

and

BANK OF AMERICA, N.A.,

as Collateral Agent

TABLE OF CONTENTS

ARTICLE 1
Definitions
Section 1.01.	Credit Agreement	1
Section 1.02.	Other Defined Terms	1
ARTICLE 2
[Reserved]
ARTICLE 3
[Reserved]
ARTICLE 4
Security Interests in Personal Property
Section 4.01.	Security Interest	4
Section 4.02.	Representations and Warranties	5
Section 4.03.	Covenants	6
Section 4.04.	Other Actions	9
ARTICLE 5
Remedies
Section 5.01.	Remedies Upon Default	10
Section 5.02.	Application of Proceeds	12
Section 5.03.	Grant of License to Use Intellectual Property	12
ARTICLE 6
[Reserved]
ARTICLE 7
Miscellaneous
Section 7.01.	Notices	13
Section 7.02.	Waivers; Amendment	13
Section 7.03.	Collateral Agent’s Fees and Expenses; Indemnification	13
Section 7.04.	Successors and Assigns	14
Section 7.05.	Survival of Agreement	14
Section 7.06.	Counterparts; Effectiveness; Several Agreement	14
Section 7.07.	Severability	14
Section 7.08.	Right of Set-Off	15
Section 7.09.	Governing Law; Jurisdiction; Consent to Service of Process	15
Section 7.10.	Waiver of Jury Trial	15
Section 7.11.	Headings	16
Section 7.12.	Security Interest Absolute	16
Section 7.13.	Termination or Release	16
Section 7.14.	Additional Subsidiaries	17
Section 7.15.	Collateral Agent Appointed Attorney-in-Fact	17
Section 7.16.	Recourse	17

Exhibits

Exhibit A	Form of U.S. Security Agreement Supplement

-i-

U.S. SECURITY AGREEMENT (this “Agreement”) dated as of May 22, 2015, among Resolute Forest Products Inc. (“Resolute”), each Domestic Subsidiary of Resolute set forth on the signature pages hereto, and Bank of America, N.A. (“Bank of America”), as Collateral Agent under the Credit Agreement (in such capacity, together with its successors and assigns, the “Collateral Agent”).

WHEREAS, Resolute entered into that certain Credit Agreement dated as of May 22, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Resolute, certain of its Subsidiaries party thereto, the Lenders party thereto and Bank of America, as Administrative Agent; and

WHEREAS, each Grantor is a Guarantor and/or a Borrower under the Credit Agreement and an affiliate of each of the Borrowers, will derive substantial benefits from the extension of credit to itself and to the other Borrowers pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

Section 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement, including the preamble and introductory paragraph hereto, and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accounts” means all “accounts,” as such term is defined in the UCC and all other rights to payment of money or funds, whether or not earned by performance, for inventory that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of or for services rendered or to be rendered, whether or not such rights to payment constitute “accounts” under the UCC or are evidenced in whole or in part by instruments, chattel paper, general intangibles or documents.

“Collateral” has the meaning assigned to such term in Section 4.01.

“Contract Rights” means all rights of any Grantor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” means all contracts between any Grantor and one or more additional parties (including, without limitation, any Hedging Agreements, and licensing agreements).

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.

“Credit Agreement” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Excluded Collateral” means, subject to the following sentence, (i) any shares of capital stock or other Equity Interests of any Person, (ii) any Intellectual Property, (iii) fixtures or equipment, (iv) any property to the extent that the grant of a security interest therein would violate applicable law, require a consent not obtained of any Governmental Authority, or constitute a breach of or default under, or result in the termination of or require a consent not obtained under, any contract, lease, license or other agreement evidencing or giving rise to such property, or result in the invalidation thereof or provide any party thereto with a right of termination (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity), (v) Excluded Accounts listed in clauses (i), (ii) and (iii) of the definition thereof in the Credit Agreement, (vi) promissory notes held by any Grantor issued by any Credit Party or Subsidiary, and (vii) proceeds and products of any and all of the foregoing Excluded Collateral described in clauses (i) through (vi) above only to the extent such proceeds and products would constitute property or assets of the type described in clauses (i) through (vi) above; provided, however, that the security interest granted to the Collateral Agent hereunder shall attach immediately to any asset of any Grantor at such time as such asset ceases to meet any of the criteria for “Excluded Collateral” described in any of the foregoing clauses (i) through (vii) above or in the following sentence. Notwithstanding the foregoing, “Excluded Collateral” shall not include any property or assets that constitute Proceeds of property or assets described in clauses (i) through (viii) of Section 4.01(a).

“General Intangibles” means all “General Intangibles” as defined in the UCC, and shall include any personal property, including things in action, other than accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, or other minerals before extraction. The term includes payment intangibles and software.

“Grantors” means each of Resolute, each of the Subsidiaries of Resolute set forth on the signature pages hereto, and each Subsidiary of Resolute that becomes a Grantor pursuant to Section 7.14 hereof by executing a supplement to this Agreement.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, moral rights, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to intellectual property to which any Grantor is a party.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean the U.S. Perfection Certificate dated as of the date hereof, as the same may be supplemented from time to time.

“Pledged Debt Securities” has the meaning assigned to such term in Section 4.01(a)(vi).

“Secured Obligations” means the Obligations (as defined in the Credit Agreement).

“Security Interest” has the meaning assigned to such term in Section 4.01.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and General Intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

ARTICLE 2

[Reserved]

ARTICLE 3

[Reserved]

ARTICLE 4

Security Interests in Personal Property

Section 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Creditors, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Creditors, a security interest (the “Security Interest”) in, all right, title and interest in, to or under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Accounts;

(ii) all cash and all Deposit Accounts and all monies deposited therein;

(iii) all Inventory;

(iv) all commodities contracts, commodities accounts, securities and securities accounts (and security entitlements or financial assets credited thereto);

(v) to the extent evidencing or governing any of the items referred to in the preceding clauses (i) through (iv), (A) all documents, (B) all chattel paper (including, without limitation, all tangible chattel paper and all electronic chattel paper), (C) all General Intangibles (excluding Intellectual Property), (D) all Contracts (together with all Contract Rights arising thereunder) and (E) all instruments;

(vi) each promissory note evidencing Indebtedness that evidences, governs or arises out of the disposition after the Closing Date of any accounts receivable included in the preceding clause (i) or Inventory included in the preceding clause (iii), excluding in each case (x) promissory notes executed in favor of a Grantor by any Credit Party or Subsidiary, and (y) promissory notes in a principal amount of less than $20,000,000, so long as the aggregate principal amount of promissory notes not so pledged under this exclusion does not exceed $40,000,000 (the “Pledged Debt Securities”);

(vii) to the extent securing or supporting any of the items referred to in the preceding clauses (i) through (v), all supporting obligations and letter of credit rights (whether or not the respective letter of credit is evidenced by a writing);

(viii) all books and records pertaining to the foregoing; and

(ix) all products and Proceeds of the foregoing (including, without limitation, all insurance and claims for insurance effected or held for the benefit of the Grantors or the Secured Creditors in respect thereof and all collateral security and guarantees given by any Person with respect to any of the foregoing).

Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to any Excluded Collateral, and the term “Collateral” shall expressly exclude all such Excluded Collateral.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) contain a description of the Collateral in accordance with Section 9-108 of the Uniform Commercial Code, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or other applicable law of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

Each Grantor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. To the extent that any financing statement or other filing includes any Excluded Collateral, the Collateral Agent shall take such action from time to time as reasonably requested by any Grantor, at such Grantor’s expense, as necessary to evidence or reflect the exclusion thereof from the Security Interest, provided that such Grantor shall have delivered to the Collateral Agent such documentation and certification with respect thereto as the Collateral Agent may reasonably request.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Creditors to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

Section 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Creditors that:

(a) Each Grantor has good and valid rights in the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, was correct and complete in all material respects as of the date thereof (or of the most recent supplement thereof in accordance with the Credit Agreement). The Uniform Commercial Code financing statements prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 4 to the Perfection Certificate, are all the filings, recordings and registrations that are necessary as of the date of such Perfection Certificate to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Creditors) in respect of all Collateral in which the Security Interest may be perfected by filing a Uniform Commercial Code financing statement in the United States (or any political subdivision thereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations and (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing Uniform Commercial Code financing statements in the United States (or any political subdivision thereof). The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

(d) The Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. None of the Grantors has filed or consented to the filing of any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral except for Permitted Liens and Liens that shall be discharged on or about the Closing Date.

Section 4.03. Covenants. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in legal name, (ii) in its identity or type of organization or legal structure, (iii) in its organizational identification number or (iv) in its jurisdiction of organization. Each Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph (a). Each Grantor agrees to, promptly following any change referred to in the preceding sentence (and in any event within ten days), make all filings required under the Uniform Commercial Code or otherwise for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest, subject to Permitted Liens, in all the Collateral.

(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

(c) Each Grantor shall, at its own expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Liens other than any Permitted Lien.

(d) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

(e) The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants, all in accordance with and subject to the terms and conditions relating to inspections as set forth in Section 9.02 of the Credit Agreement, and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting, with advance notice to and in coordination with the Grantors (unless an Event of Default has occurred and is continuing) Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Lender.

(f) At its option (it being understood the Collateral Agent shall have no duty to any Grantor or Secured Creditors to exercise such option), the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement after written notice thereof is delivered to Resolute by the Collateral Agent, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph (f) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Creditors to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Credit Documents.

(g) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, Agreement or instrument included in the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all liability for such performance.

(h) None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as permitted by the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral except that unless and until the Collateral Agent shall notify the Grantors in writing that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral, the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Credit Document.

(i) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory in accordance with the requirements set forth in 9.03 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney in fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.

(j) Reserved.

(k) Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Grantor shall, at its own cost and expense, deliver (to the extent available) all tangible evidence of its Accounts and Contract Rights included in the Collateral (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). If the Collateral Agent so directs, upon the occurrence and during the continuance of an Event of Default, such Grantor shall legend, in form and manner satisfactory to the Collateral Agent, the Accounts and the Contracts included in the Collateral, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

(l) Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Grantor in writing, such Grantor agrees (x) to cause all payments on account of the Accounts and Contracts included in the Collateral to be made directly to a U.S. Dominion Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts included in the Collateral to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Grantor. The reasonable costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by a Grantor or the Collateral Agent, shall be borne by the relevant Grantor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Grantor, provided that the failure by the Collateral Agent to so notify such Grantor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this clause (l).

(m) Each Grantor shall endeavor in accordance with reasonable business judgment to cause to be collected from the account debtor named in each of its Accounts or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract, and promptly apply upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract.

(n) Anything herein to the contrary notwithstanding, the Grantors shall remain liable under each of the Accounts and Contracts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts or such Contracts, as the case may be. Neither the Collateral Agent nor any other Secured Creditors shall have any obligation or liability under any Account (or any agreement giving rise thereto) or any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditors of any payment relating to such Account or Contract, as the case may be, pursuant hereto, nor shall the Collateral Agent or any other Secured Creditors be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto) or any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

Section 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Instruments and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any instruments constituting Collateral (other than any instrument with a face amount of less than $20,000,000 so long as the aggregate principal amount of instruments under this exclusion does not exceed $40,000,000) or tangible chattel paper constituting Collateral with a value of $10,000,000 or more, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request. For the purposes of this Section 4.04(a), the term “Instruments” excludes (i) letters of credit, which are subject to the provisions of Section 4.04(e) hereof, and (ii) promissory notes not constituting Pledged Debt Securities.

(b) Deposit Accounts. For each Deposit Account (or any other demand, time, savings, passbook or similar account whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a State of the United States) that any Grantor at any time opens or maintains (other than any Excluded Account), such Grantor shall cause the depositary bank to enter into a Deposit Account Control Agreement with such Grantor and the Collateral Agent in accordance with the requirements set forth in 9.17(c) of the Credit Agreement. The Collateral Agent agrees with each Grantor that, except with respect to Dominion Accounts, the Collateral Agent shall not exercise dominion and control over, or give any instructions or withhold any withdrawal rights from any Grantor, with respect to such accounts or any funds in such accounts, unless a Cash Dominion Period or an Event of Default has occurred and is continuing.

(c) Investment Property. If any Grantor holds any investment property constituting Collateral, whether certificated or uncertificated, or any investment property constituting Collateral now or hereafter acquired by any Grantor is held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to a control agreement in form and substance reasonably satisfactory to the Collateral Agent, cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements or to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, as the case may be, in each case without further consent of any Grantor, such nominee, or any other Person. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and, except with respect to Dominion Accounts, shall not exercise dominion and control over or withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless a Cash Dominion Period has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur.

(d) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, in each case constituting Collateral, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow such alterations without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

(e) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a standby letter of credit included in the Collateral now or hereafter issued in favor of such Grantor with a face amount greater than $10,000,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall use commercially reasonable efforts to, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(f) Each Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Accounts, Contracts, instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require and consistent with the other terms and conditions of this Agreement and the Credit Agreement.

ARTICLE 5

Remedies

Section 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under this Agreement, the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Grantors 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Creditors may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Creditors from any Grantor as a credit against the purchase price, and such Secured Creditors may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Section 5.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Credit Document or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

SECOND, to the payment in full of the other Secured Obligations (the amounts so applied to be distributed among the Secured Creditors in accordance with Section 11.11 of the Credit Agreement); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt by the Collateral Agent of the proceeds of any sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

Section 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may only be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default after written notice is given to Resolute of the Collateral Agent’s election to exercise such license; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default. In operating under the license granted by each Grantor pursuant to this Section 5.03, the Collateral Agent agrees that the goods sold and services rendered under any Trademarks shall be of a nature and quality substantially consistent with those theretofore offered under such Trademarks by such Grantor and such Grantor shall have the right to inspect during the term of such license, at any reasonable time or times upon reasonable notice to the Collateral Agent, and at such Grantor’s own cost and expense, representative samples of goods sold and services rendered under such Trademarks.

ARTICLE 6

[Reserved]

ARTICLE 7

Miscellaneous

Section 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.03 of the Credit Agreement.

Section 7.02. Waivers; Amendment.

(a) No failure or delay by the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the Lenders hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any U.S. Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any U.S. Credit Party in any case shall entitle any U.S. Credit Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the U.S. Credit Party or U.S. Credit Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 13.12 of the Credit Agreement.

Section 7.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder as provided in Section 13.01 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Credit Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent against, and hold the Collateral Agent harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, disbursements and other charges, incurred by or asserted against the Collateral Agent arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing, or any agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of the Collateral Agent.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Creditors. All amounts due under this Section 7.03 shall be payable on written demand therefor.

Section 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 7.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the U.S. Credit Parties in the Credit Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Credit Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Credit Document is outstanding and unpaid and so long as the Commitments have not expired or terminated.

Section 7.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic imaging shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any U.S. Credit Party when a counterpart hereof executed on behalf of such U.S. Credit Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such U.S. Credit Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such U.S. Credit Party, the Collateral Agent and the other Secured Creditors and their respective successors and assigns, except that no U.S. Credit Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly permitted by the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each U.S. Credit Party and may be amended, modified, supplemented, waived or released with respect to any U.S. Credit Party without the approval of any other U.S. Credit Party and without affecting the obligations of any other U.S. Credit Party hereunder.

Section 7.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.08. Right of Set-Off. Each U.S. Credit Party expressly agrees to the provisions set forth in 13.02 of the Credit Agreement with the same force and effect as if such provisions were set forth in full herein.

Section 7.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflict of law principles except Sections 5-1401 and 5-1402 of Title 14 of the New York General Obligations Law.

(b) Each of the U.S. Credit Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Credit Document shall affect any right that the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Grantor, or its properties in the courts of any jurisdiction.

(c) Each of the U.S. Credit Parties hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 7.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 7.13. Termination or Release.

(a) This Agreement, the Security Interest, the grant of a security interest in the Collateral and all other security interests granted hereby shall terminate upon the payment in full in cash of the Loans and all the other Obligations (other than unasserted contingent and indemnification obligations), termination of all Commitments and reduction of all exposure under any letters of credit issued under the Credit Agreement to zero (or the making of other arrangements satisfactory to the issuers thereof).

(b) A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or other transfer to Resolute or any other Credit Party), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 12.11 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) At any time that a Grantor desires that the Collateral Agent take any action to acknowledge or give effect to any release of a Grantor or Collateral pursuant to the foregoing Section 7.13(b) or (c), Resolute shall deliver to the Collateral Agent a certificate signed by a principal executive officer of Resolute stating that the release of the respective Grantor or Collateral is permitted pursuant to such Section 7.13(b) or (c). In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its opinion, would expose it to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Grantors in respect of) all interests in Collateral retained by the Grantors. Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Collateral Agent.

(e) The Collateral Agent shall have no liability whatsoever to any other Secured Creditors as the result of any release of any Grantor or Collateral by it in accordance with (or which the Collateral Agent in good faith believes to be in accordance with) this Section 7.13.

Section 7.14. Additional Subsidiaries. Pursuant to Section 9.12 of the Credit Agreement, certain Domestic Subsidiaries are required to enter into this Agreement as Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Exhibit A hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other U.S. Credit Party hereunder. The rights and obligations of each U.S. Credit Party hereunder shall remain in full force and effect notwithstanding the addition of any new U.S. Credit Party as a party to this Agreement.

Section 7.15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment arising out of the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading included in the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to make, settle and adjust claims in respect of Collateral under policies of insurance and to endorse the name of such Grantor on any check, draft, instrument or any other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; (h) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Creditors shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

Section 7.16. Recourse. This Agreement is made with full recourse to each U.S. Credit Party and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such U.S. Credit Party contained herein, in the Credit Documents, or in any documents governing Secured Bank Product Obligations and otherwise in writing in connection herewith or therewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

RESOLUTE FOREST PRODUCTS INC.

By:
Name:	Jo-Ann Longworth
Title:	Senior Vice President and Chief Financial Officer

RESOLUTE FP US INC.
FIBREK RECYCLING U.S. INC.

By:
Name:	Jo-Ann Longworth
Title:	Vice President and Chief Financial Officer

RESOLUTE FP AUGUSTA LLC

By:	Abitibi Consolidated Sales LLC, its Manager

By:	Resolute Forest Products Inc., its Sole Member

By:
Name:	Jo-Ann Longworth
Title:	Senior Vice President and Chief Financial Officer

BOWATER NUWAY MID-STATES INC.
DONOHUE CORP.
FIBREK U.S. INC.
CALHOUN NEWSPRINT COMPANY

By:
Name:	Jo-Ann Longworth
Title:	Vice President and Chief Financial Officer

[Signature Page to the U.S. Security Agreement]

ABIBOW RECYCLING LLC
ABITIBI CONSOLIDATED SALES LLC

By:	Resolute Forest Products Inc., its Sole Member

By:
Name:	Jo-Ann Longworth
Title:	Senior Vice President and Chief Financial Officer

AUGUSTA NEWSPRINT HOLDING LLC

By:	Abitibi Consolidated Sales LLC, its Member

By:	Resolute Forest Products Inc., its Sole Member

By:
Name:	Jo-Ann Longworth
Title:	Senior Vice President and Chief Financial Officer

BOWATER NEWSPRINT SOUTH LLC
FD POWERCO LLC

By:
Name:	Jo-Ann Longworth
Title:	Manager

GLPC RESIDUAL MANAGEMENT, LLC

By:	Fibrek Recycling U.S. Inc., its Sole Member

By:
	Name:	Jo-Ann Longworth
	Title:	Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

[Signature Page to the U.S. Security Agreement]

Exhibit A to the

U.S. Security Agreement

SUPPLEMENT NO.      dated as of [                    ], to the U.S. Security Agreement dated as of May 22, 2015 (the “Security Agreement”), by and among RESOLUTE FOREST PRODUCTS INC. (“Resolute”), a Delaware corporation, certain of its Subsidiaries party thereto (each such subsidiary individually a “Subsidiary Grantor” and collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and Resolute are referred to collectively herein as the “Grantors”) and BANK OF AMERICA, N.A. (“Bank of America”), as Collateral Agent (in such capacity, the “Collateral Agent”).

A. Reference is made to the Credit Agreement dated as of May 22, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Resolute, certain of its Subsidiaries party thereto, the lenders from time to time party thereto and Bank of America, as Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the U.S. Security Agreement referred to therein.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans to the Borrowers. Section 7.14 of the Security Agreement provides that additional Domestic Subsidiaries of Resolute may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans to the Borrowers and as consideration for Loans previously made to the Borrowers.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 7.14 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Creditors, their successors and assigns, a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Creditors that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (whether enforcement is sought by a proceeding in equity or at law).

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral

A-1

Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor shall deliver to the Collateral Agent a supplement to the Perfection Certificate executed by a Responsible Officer of the New Grantor setting forth the information required pursuant to the Perfection Certificate with respect to the New Grantor.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT SECTIONS 5-1401 AND 5-1402 OF TITLE 14 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement.

SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature Page Follows]

A-2

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By:
Name:
Title:

BANK OF AMERICA, N.A., as Collateral Agent,

By:
Name:
Title:

EXHIBIT E-2

FORM OF CANADIAN SECURITY AGREEMENT

E-2-1

[FORM OF] CANADIAN SECURITY AGREEMENT

dated as of

May 22, 2015

among

RESOLUTE FP CANADA INC.

RESOLUTE GROWTH CANADA INC.

as Canadian Borrowers

CERTAIN OF ITS SUBSIDIARIES PARTY HERETO

and

BANK OF AMERICA, N.A.

as Collateral Agent

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS
SECTION 1.01.	CREDIT AGREEMENT	1
SECTION 1.02.	OTHER DEFINED TERMS	1
ARTICLE 2
[RESERVED]
ARTICLE 3
[RESERVED]
ARTICLE 4
SECURITY INTERESTS IN PERSONAL PROPERTY
SECTION 4.01.	SECURITY INTEREST	4
SECTION 4.02.	REPRESENTATIONS AND WARRANTIES	5
SECTION 4.03.	COVENANTS	6
SECTION 4.04.	OTHER ACTIONS	8
ARTICLE 5
REMEDIES
SECTION 5.01.	REMEDIES UPON DEFAULT	10
SECTION 5.02.	APPLICATION OF PROCEEDS	11
SECTION 5.03.	GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY	11
SECTION 5.04.	[RESERVED.]	12
SECTION 5.05.	APPOINTMENT OF A RECEIVER	12
ARTICLE 6
[RESERVED]
ARTICLE 7
MISCELLANEOUS
SECTION 7.01.	NOTICES	12
SECTION 7.02.	WAIVERS; AMENDMENT	12
SECTION 7.03.	COLLATERAL AGENT’S FEES AND EXPENSES; INDEMNIFICATION	13
SECTION 7.04.	SUCCESSORS AND ASSIGNS	13
SECTION 7.05.	SURVIVAL OF AGREEMENT	13
SECTION 7.06.	COUNTERPARTS; EFFECTIVENESS; SEVERAL AGREEMENT	14
SECTION 7.07.	SEVERABILITY	14
SECTION 7.08.	RIGHT OF SET-OFF	14
SECTION 7.09.	GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS	14
SECTION 7.10.	WAIVER OF JURY TRIAL	15
SECTION 7.11.	HEADINGS	15
SECTION 7.12.	SECURITY INTEREST ABSOLUTE	15
SECTION 7.13.	TERMINATION OR RELEASE	15
SECTION 7.14.	ADDITIONAL SUBSIDIARIES	16
SECTION 7.15.	COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT	16
SECTION 7.16.	RECOURSE	17
SECTION 7.17.	JOINT AND SEVERAL OBLIGATIONS OF GRANTORS	17
SECTION 7.18.	AMALGAMATION	17
SECTION 7.19.	COPY OF AGREEMENT	17

-i-

Exhibits

Exhibit A	Form of Canadian Security Agreement Supplement

-ii-

CANADIAN SECURITY AGREEMENT (this “Agreement”) dated as of May 22, 2015, among Resolute FP Canada Inc. (“Resolute”), each other Canadian Borrower set forth on the signature pages hereto, each Canadian Subsidiary Guarantor set forth on the signature pages hereto, and Bank of America, N.A. (“Bank of America”), as Collateral Agent under the Credit Agreement (in such capacity, together with its successors and assigns, the “Collateral Agent”).

WHEREAS, Resolute entered into that certain Credit Agreement dated as of May 22, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Resolute Forest Products Inc., certain of its Subsidiaries party thereto including Resolute, the Lenders party thereto and Bank of America, as Administrative Agent; and

WHEREAS, each Grantor is a Guarantor and/or a Borrower under the Credit Agreement and as an affiliate of each of the Borrowers, will derive substantial benefits from the extension of credit to itself and to the other Borrowers pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

Section 1.01. Credit Agreement.

(a) Capitalized terms used in this Agreement, including the preamble and introductory paragraph hereto, and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the PPSA or the STA, as applicable (as defined herein) and not defined in this Agreement have the meanings specified therein.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Accounts” means all “accounts,” as such term is defined in the PPSA and all other rights to payment of money or funds, whether or not earned by performance, for inventory that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of or for services rendered or to be rendered, whether or not such rights to payment constitute “accounts” under the PPSA or are evidenced in whole or in part by instruments, chattel paper, general intangibles or documents.

“Collateral” has the meaning assigned to such term in Section 4.01.

“Contract Rights” means all rights of any Grantor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” means all contracts between any Grantor and one or more additional parties (including, without limitation, any Hedging Agreements, and licensing agreements).

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of Canada, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in Canada, including registrations, recordings, supplemental registrations and pending applications for registration in the Canadian Intellectual Property Office.

“Credit Agreement” has the meaning assigned to such term in the preliminary statements of this Agreement.

“Designs” means all of the following: (a) all industrial designs and intangibles of like nature (whether register or unregistered), and (b) all registrations and recordings thereof, and all applications in connection therewith under the laws of Canada, including all registrations, recordings and applications in the Canadian Intellectual Property Office.

“Designs License” means any license agreement providing for the grant by or to any Grantor of any right under any Designs.

“Excluded Collateral” means, subject to the following sentence, (i) any shares of capital stock or other Equity Interests of any Person, (ii) any Intellectual Property, (iii) fixtures or equipment, (iv) any property to the extent that the grant of a security interest therein would violate applicable law, require a consent not obtained of any Governmental Authority, or constitute a breach of or default under, or result in the termination of or require a consent not obtained under, any contract, lease, license or other agreement evidencing or giving rise to such property, or result in the invalidation thereof or provide any party thereto with a right of termination (other than to the extent that any such term would be rendered ineffective pursuant to Section 40(4) of the PPSA or any other applicable law or principles of equity), (v) Excluded Accounts listed in clauses (i), (ii), and (iii) of the definition thereof in the Credit Agreement, (vi) promissory notes held by any Grantor issued by any Credit Party or Subsidiary, and (vii) proceeds and products of any and all of the foregoing Excluded Collateral described in clauses (i) through (vi) above only to the extent such proceeds and products would constitute property or assets of the type described in clauses (i) through (vi) above; provided, however, that the security interest granted to the Collateral Agent hereunder shall attach immediately to any asset of any Grantor at such time as such asset ceases to meet any of the criteria for “Excluded Collateral” described in any of the foregoing clauses (i) through (vii) above or in the following sentence. Notwithstanding the foregoing, “Excluded Collateral” shall not include any property or assets that constitute Proceeds of property or assets described in clauses (i) through (vii) of Section 4.01(a).

“Grantors” means each of Resolute, each other Canadian Borrower, each of the Canadian Subsidiary Guarantors of Resolute set forth on the signature pages hereto, and each Subsidiary of Resolute that becomes a Grantor pursuant to Section 7.14 hereof by executing a supplement to this Agreement.

“Intangibles” means all “Intangibles” as defined in the PPSA, and shall include any personal property, including things in action, other than accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, or other minerals before extraction. The term includes payment intangibles and software.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, Designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, moral rights, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“License” means any Patent License, Trademark License, Copyright License, Design License or other license or sublicense agreement relating to intellectual property to which any Grantor is a party.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all issued patents of Canada, all registrations and recordings thereof, and all applications for patents of Canada, including registrations, recordings and pending applications in the Canadian Intellectual Property Office, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean the Canadian Perfection Certificate dated as of the date hereof, as the same may be supplemented from time to time.

“Pledged Debt Securities” has the meaning assigned to such term in Section 4.01(a)(vi).

“PPSA” means the Personal Property and Security Act, R.S.O. 1990, c. P.10, as in effect in the Province of Ontario from time to time or, when the laws of any other jurisdiction govern the perfection, priority or enforcement of any Lien, the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction.

“Secured Obligations” means with respect to each Grantor, its Obligations (as defined in the Credit Agreement).

“Security Interest” has the meaning assigned to such term in Section 4.01.

“STA” means the Securities Transfer Act, 2006, S.O. 2006, c. 8, as in effect in the Province of Ontario from time to time.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and

General Intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the Canadian Intellectual Property Office, and all extensions or renewals thereof, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

ARTICLE 2

[Reserved]

ARTICLE 3

[Reserved]

ARTICLE 4

Security Interests in Personal Property

Section 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby collaterally assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Creditors, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Creditors, a security interest (the “Security Interest”) in all right, title and interest in, to or under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Accounts;

(ii) all cash and all Deposit Accounts and all monies deposited therein;

(iii) all Inventory;

(iv) all futures contracts, futures accounts, securities and securities accounts (and security entitlements or financial assets credited thereto);

(v) to the extent evidencing or governing any of the items referred to in the preceding clauses (i) through (iv), (A) all documents, (B) all chattel paper (including, without limitation, all tangible chattel paper and all electronic chattel paper), (C) all Intangibles (excluding Intellectual Property), (D) all Contracts (together with all Contract Rights arising thereunder) and (E) all instruments;

(vi) each promissory note evidencing Indebtedness that evidences, governs or arises out of the disposition after the Closing Date of any accounts receivable included in the preceding clause (i) or Inventory included in the preceding clause (iii), excluding in each case (x) promissory notes executed in favour of a Grantor by any Credit Party or Subsidiary, and (y) promissory notes in a principal amount of less than US$20,000,000, so long as the aggregate principal amount of promissory notes not so pledged under this exclusion does not exceed US$40,000,000 (the “Pledged Debt Securities”);

(vii) to the extent securing or supporting any of the items referred to in the preceding clauses (i) through (v), all supporting obligations and letter of credit rights (whether or not the respective letter of credit is evidenced by a writing);

(viii) all books and records pertaining to the foregoing; and

(ix) all products and Proceeds of the foregoing (including, without limitation, all insurance and claims for insurance effected or held for the benefit of the Grantors or the Secured Creditors in respect thereof and all collateral security and guarantees given by any Person with respect to any of the foregoing).

Notwithstanding anything herein to the contrary, the security interest granted hereunder shall not extend, attach, or apply to, and the term Collateral shall expressly exclude (1) any Excluded Collateral, and (2) the last day of the term of any lease of real property or agreement therefor, but upon the enforcement of such security interest, the Grantors shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

(b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Collateral or any part thereof and amendments thereto that meet the requirements of the applicable law of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

Each Grantor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. To the extent that any financing statement or other filing includes any Excluded Collateral, the Collateral Agent shall take such action from time to time as reasonably requested by any Grantor, at such Grantor’s expense, as necessary to evidence or reflect the exclusion thereof from the Security Interest, provided that such Grantor shall have delivered to the Collateral Agent such documentation and certification with respect thereto as the Collateral Agent may reasonably request.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Creditors to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(d) Each Grantor acknowledges that value has been given. The security interest created herein is intended to attach, as to all of the Collateral, upon the execution by each Grantor of this Agreement.

Section 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Creditors that:

(a) Each Grantor has good and valid rights in the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, was correct and complete in all material respects as of the date thereof (or of the most recent supplement thereof in accordance with the Credit Agreement). The PPSA financing statements prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 4 to the Perfection Certificate, are all the filings, recordings and registrations that are necessary as of the date of such Perfection Certificate to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Creditors) in respect of all Collateral in which the Security Interest may be perfected by filing a PPSA financing statement in Canada (or any political subdivision thereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations and (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing PPSA financing statements in Canada (or any political subdivision thereof). The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

(d) The Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. None of the Grantors has filed or consented to the filing of any financing statement or analogous document under the PPSA or any other applicable laws covering any Collateral except for Permitted Liens and Liens that shall be discharged on or about the Closing Date.

Section 4.03. Covenants. (a) Each Grantor agrees promptly to notify the Collateral Agent in writing of any change (i) in legal name, (ii) in its identity or type of organization or legal structure, (iii) in its organizational identification number, (iv) in its jurisdiction of organization, and (v) its registration office, head office, chief executive office, principal place of business, domicile (within the meaning of the Civil Code of Quebec). Each Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph (a). Each Grantor agrees to, promptly following any change referred to in this Section 4.03(a) (and in any event within ten days), make all filings required under the PPSA or otherwise for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest, subject to Permitted Liens, in all the Collateral, and, in the case of the Province of Québec, to ensure publication of any Liens in favour of the Collateral Agent, on behalf of the Secured Creditors, in any Collateral.

(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

(c) Each Grantor shall, at its own expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Liens other than any Permitted Lien.

(d) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

(e) The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants, all in accordance with and subject to the terms and conditions relating to inspections as set forth in Section 9.02 of the Credit Agreement, and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third person, by contacting, with advance notice to and in coordination with the Grantors (unless an Event of Default has occurred and is continuing) Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Lender.

(f) At its option (it being understood the Collateral Agent shall have no duty to any Grantor or Secured Creditors to exercise such option), the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement after written notice thereof is delivered to Resolute by the Collateral Agent, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph (f) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Creditors to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Credit Documents.

(g) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, Agreement or instrument included in the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Creditors from and against any and all liability for such performance.

(h) None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as permitted by the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral except that unless and until the Collateral Agent shall notify the Grantors in writing that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral, the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Credit Document.

(i) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory in accordance with the requirements set forth in 9.03 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney in fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.

(j) Reserved.

(k) Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Grantor shall, at its own cost and expense, deliver (to the extent available) all tangible evidence of its Accounts and Contract Rights included in the Collateral (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). If the Collateral Agent so directs, upon the occurrence and during the continuance of an Event of Default, such Grantor shall legend, in form and manner satisfactory to the Collateral Agent, the Accounts and the Contracts included in the Collateral, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

(l) Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Grantor in writing, such Grantor agrees (x) to cause all payments on account of the Accounts and Contracts included in the Collateral to be made directly to a Canadian Dominion Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts included in the Collateral to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Grantor. The reasonable costs and expenses of collection (including reasonable legal fees), whether incurred by a Grantor or the Collateral Agent, shall be borne by the relevant Grantor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Grantor, provided that the failure by the Collateral Agent to so notify such Grantor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this clause (l).

(m) Each Grantor shall endeavor in accordance with reasonable business judgment to cause to be collected from the account debtor named in each of its Accounts or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract, and promptly apply upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract.

(n) Anything herein to the contrary notwithstanding, the Grantors shall remain liable under each of the Accounts and Contracts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts or such Contracts, as the case may be. Neither the Collateral Agent nor any other Secured Creditors shall have any obligation or liability under any Account (or any agreement giving rise thereto) or any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditors of any payment relating to such Account or Contract, as the case may be, pursuant hereto, nor shall the Collateral Agent or any other Secured Creditors be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto) or any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

Section 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Instruments and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any instruments constituting Collateral (other than any instrument with a face amount of less than US$20,000,000 so long as the aggregate principal amount of instruments under this exclusion does not exceed US$40,000,000) or tangible chattel paper constituting Collateral with a value of US$10,000,000 or more, such Grantor shall forthwith endorse, assign and deliver the same to the Collateral Agent in accordance with the requirements set forth in Section 9.17(c) of the Credit Agreement, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request. For the purposes of this Section 4.04(a), the term “Instruments” excludes (i) letters of credit, which are subject to the provisions of Section 4.04(d) hereof, and (ii) promissory notes not constituting Pledged Debt Securities.

(b) Deposit Accounts. For each Deposit Account (or any other demand, time, savings, passbook or similar account that any Grantor at any time opens or maintains (other than any Excluded Account), such Grantor shall cause the depositary bank to enter into a Deposit Account Control Agreement with such Grantor and the Collateral Agent in accordance with the requirements set forth in Section 9.17(c) of the Credit Agreement. The Canadian Collateral Agent agrees with each Grantor that, except with respect to Dominion Accounts, the Canadian Collateral Agent shall not exercise dominion and control over, or give any instructions or withhold any withdrawal rights from any Grantor, with respect to such accounts or any funds in such accounts, unless a Cash Dominion Period or an Event of Default has occurred and is continuing.

(c) Investment Property. If any Grantor holds any investment property constituting Collateral, whether certificated or uncertificated, or any investment property constituting Collateral now or hereafter acquired by any Grantor is held by such Grantor or its nominee through a securities intermediary or futures intermediary, such Grantor shall promptly notify the Collateral Agent thereof and, at the Collateral Agent’s request and option, pursuant to a control agreement in form and substance reasonably satisfactory to the Collateral Agent, cause such securities intermediary or futures intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements or to apply any value distributed on account of any futures contract as directed by the Collateral Agent to such futures intermediary, as the case may be, in each case without further consent of any Grantor, such nominee, or any other Person. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or futures intermediary, and, except with respect to Dominion Accounts, shall not exercise dominion and control over or withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless a Cash Dominion Period has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur.

(d) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a standby letter of credit included in the Collateral now or hereafter issued in favor of such Grantor with a face amount greater than US$10,000,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall use commercially reasonable efforts to, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(e) Each Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Financial Administration Act relating to its Accounts, Contracts, instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require and consistent with the other terms and conditions of this Agreement and the Credit Agreement.

ARTICLE 5

Remedies

Section 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under this Agreement, the PPSA or other applicable law. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

The Collateral Agent shall give the applicable Grantors 15 days’ prior written notice of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent so or deemed by the Superior Court of Justice, on application, private) sale made pursuant to this Agreement, any Secured Creditors may bid for or purchase, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Creditors from any Grantor as a credit against the purchase price, and such Secured Creditors may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver.

Section 5.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Credit Document or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Credit Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Credit Document;

SECOND, to the payment in full of the other Secured Obligations (the amounts so applied to be distributed among the Secured Creditors in accordance with Section 11.11 of the Credit Agreement); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct; provided that any such application of proceeds shall be consistent with Section 64 of the PPSA.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a disposition or under a judicial proceeding), the receipt by the Collateral Agent of the proceeds of any sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. It is understood that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

Section 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may only be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default after written notice is given to Resolute of the Collateral Agent’s election to exercise such license; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default. In operating under the license granted by each Grantor pursuant to this Section 5.03, the Collateral Agent agrees that the goods sold and services rendered under any Trademarks shall be of a nature and quality substantially consistent with those theretofore offered under such Trademarks by such Grantor and such Grantor shall have the right to inspect during the term of such license, at any reasonable time or times upon reasonable notice to the Collateral Agent, and at such Grantor’s own cost and expense, representative samples of goods sold and services rendered under such Trademarks.

Section 5.04. [Reserved.]

Section 5.05. Appointment of a Receiver. Upon the occurrence of any Event of Default which is continuing, the Collateral Agent, for the benefit of the Secured Creditors, may appoint or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of the Collateral Agent or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver,” which term when used herein shall include a receiver and manager) of Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her/its stead. Any such Receiver shall, so far as concerns responsibility for his/her/its acts, be deemed the agent of each Grantor and not of the Collateral Agent or any other Secured Creditors, and neither the Collateral Agent nor any other Secured Creditors shall be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or his/her/its servants, agents or employees. Except as may be otherwise directed by the Collateral Agent, all Money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to the Collateral Agent. Every such Receiver may, in the discretion of the Collateral Agent, be vested with all or any of the rights and powers of the Collateral Agent. The identity of the Receiver, its replacement and its remuneration shall be within the sole and unfettered discretion of the Collateral Agent. Where the “Collateral Agent” is referred to in this subsection Section 5.05 and Section 7.15, the reference includes, where the context permits, any Receiver so appointed and the officers, employees, servants or agents, or such receiver.

ARTICLE 6

[Reserved]

ARTICLE 7

Miscellaneous

Section 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.03 of the Credit Agreement.

Section 7.02. Waivers; Amendment.

(a) No failure or delay by the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the Lenders hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Canadian Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b)

below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Canadian Credit Party in any case shall entitle any Canadian Credit Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Canadian Credit Party or Canadian Credit Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 13.12 of the Credit Agreement.

Section 7.03. Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder as provided in Section 13.01 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Credit Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent against, and hold the Collateral Agent harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, disbursements and other charges, incurred by or asserted against the Collateral Agent arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing, or any agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of the Collateral Agent.

(c) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Creditors. All amounts due under this Section 7.03 shall be payable on written demand therefor.

Section 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 7.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Canadian Credit Parties in the Credit Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Credit Documents and the making of any Loans, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Credit Document is outstanding and unpaid and so long as the Commitments have not expired or terminated.

Section 7.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic imaging shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Canadian Credit Party when a counterpart hereof executed on behalf of such Canadian Credit Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Canadian Credit Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Canadian Credit Party, the Collateral Agent and the other Secured Creditors and their respective successors and assigns, except that no Canadian Credit Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly permitted by the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Canadian Credit Party and may be amended, modified, supplemented, waived or released with respect to any Canadian Credit Party without the approval of any other Canadian Credit Party and without affecting the obligations of any other Canadian Credit Party hereunder.

Section 7.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.08. Right of Set-Off. Each Canadian Credit Party expressly agrees to the provisions set forth in 13.02 of the Credit Agreement with the same force and effect as if such provisions were set forth in full herein.

Section 7.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein, without giving effect to any conflict of law principles.

(b) Each of the Canadian Credit Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Ontario court, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Ontario court or appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Credit Document shall affect any right that the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Grantor, or its properties in the courts of any jurisdiction.

(c) Each of the Canadian Credit Parties hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 7.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Section 7.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.12. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

Section 7.13. Termination or Release.

(a) This Agreement, the Security Interest, the grant of a security interest in the Collateral and all other security interests granted hereby shall terminate upon the payment in full in cash of the Loans and all the other Obligations (other than unasserted contingent and indemnification obligations), termination of all Commitments and reduction of all exposure under any letters of credit issued under the Credit Agreement to zero (or the making of other arrangements satisfactory to the issuers thereof).

(b) A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement (other than a sale or other transfer to Resolute or any other Credit Party), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 12.11 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) At any time that a Grantor desires that the Collateral Agent take any action to acknowledge or give effect to any release of a Grantor or Collateral pursuant to the foregoing Section 7.13(b) or (c), Resolute shall deliver to the Collateral Agent a certificate signed by a principal executive officer of Resolute stating that the release of the respective Grantor or Collateral is permitted pursuant to such Section 7.13(b) or (c). In connection with any termination or release pursuant to paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in its opinion, would expose it to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Grantors in respect of) all interests in Collateral retained by the Grantors. Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Collateral Agent.

(e) The Collateral Agent shall have no liability whatsoever to any other Secured Creditors as the result of any release of any Grantor or Collateral by it in accordance with (or which the Collateral Agent in good faith believes to be in accordance with) this Section 7.13.

Section 7.14. Additional Subsidiaries. Pursuant to Section 9.12 of the Credit Agreement, certain Subsidiaries are required to enter into this Agreement as Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Exhibit A hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Canadian Credit Party hereunder. The rights and obligations of each Canadian Credit Party hereunder shall remain in full force and effect notwithstanding the addition of any new Canadian Credit Party as a party to this Agreement.

Section 7.15. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment arising out of the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading included in the Collateral; (d) to send verifications of Accounts to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to make, settle and adjust claims in respect of Collateral under policies of insurance and to endorse the name of such Grantor on any check, draft, instrument or any other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto; (h) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Creditors shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Section 7.16. Recourse. This Agreement is made with full recourse to each Canadian Credit Party and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Canadian Credit Party contained herein, in the Credit Documents, or in any documents governing Secured Bank Product Obligations and otherwise in writing in connection herewith or therewith.

Section 7.17. Joint and Several Obligations of Grantors. Notwithstanding any provision to the contrary contained herein, in any other of the Credit Documents or in any other documents relating to the Secured Obligations, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then the Grantor’s obligations (and the obligations of each other Credit Party), to the extent such obligations are secured, shall be several obligations and not joint or joint and several obligations.

Section 7.18. Amalgamation. The Grantors acknowledge and agree that, in the event any Grantor amalgamates with any other company or companies, it is the intention of the parties hereto that the term “Grantor,” when used herein, shall apply to each of the amalgamating companies and to the amalgamated company, such that the security interest granted hereby:

(a) shall extend to “Collateral” (as that term is herein defined) owned by each of the amalgamating companies and the amalgamated company at the time of amalgamation and to any “Collateral” thereafter owned or acquired by the amalgamated company, and

(b) shall secure all Secured Obligations of each of the amalgamating companies and the amalgamated company to the Secured Creditors at the time of amalgamation and all “Secured Obligations” of the amalgamated company to the Secured Creditors thereafter arising. The security interest shall attach to all “Collateral” owned by each company amalgamating with any Grantor, and shall attach to all “Collateral” thereafter owned or acquired by the amalgamated company when such becomes owned or is acquired.

Section 7.19. Copy of Agreement. The Grantors hereby acknowledge receipt of a copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWERS:

RESOLUTE FP CANADA INC.

By:
Name:
Title:

RESOLUTE GROWTH CANADA INC.

By:
Name:
Title:

[Signature Page to the Canadian Security Agreement]

GUARANTORS:

ABITIBIBOWATER CANADA INC.

By:
Name:
Title:

BOWATER CANADIAN LIMITED

By:
Name:
Title:

BOWATER LAHAVE CORPORATION

By:
Name:
Title:

FIBREK HOLDING INC.

By:
Name:
Title:

FIBREK GENERAL PARTNERSHIP hereby represented by FIBREK HOLDING INC.

By:
Name:
Title:

FIBREK INTERNATIONAL INC.

By:
Name:
Title:

[Signature Page to the Canadian Security Agreement]

3284649 NOVA SCOTIA COMPANY

By:
Name:
Title:

[Signature Page to the Canadian Security Agreement]

LENDER:

BANK OF AMERICA, N.A., as Collateral Agent,

By:
Name:
Title:

[Signature Page to the Canadian Security Agreement]

Exhibit A to the

Canadian Security Agreement

SUPPLEMENT NO.      dated as of [                    ], to the Canadian Security Agreement dated as of May 22, 2015 (the “Canadian Security Agreement”), by and among RESOLUTE FP CANADA INC. (“Resolute”), a Canadian corporation, certain of its Subsidiaries party thereto (each such subsidiary individually a “Subsidiary Grantor” and collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and Resolute are referred to collectively herein as the “Grantors”) and BANK OF AMERICA, N.A. (“Bank of America”), as Collateral Agent (in such capacity, the “Collateral Agent”).

A. Reference is made to the Credit Agreement dated as of May 22, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alia, Resolute, certain of its Subsidiaries party thereto, the lenders from time to time party thereto and Bank of America, as Canadian Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Canadian Security Agreement referred to therein.

C. The Grantors have entered into the Canadian Security Agreement in order to induce the Lenders to make Loans to the Borrowers. Section 7.14 of the Canadian Security Agreement provides that additional Subsidiaries of Resolute may become Grantors under the Canadian Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Canadian Security Agreement in order to induce the Lenders to make additional Loans to the Borrowers and as consideration for Loans previously made to the Borrowers.

Accordingly, the Collateral Agent and the New Grantor agree as follows:

SECTION 1. In accordance with Section 7.14 of the Canadian Security Agreement, the New Grantor by its signature below becomes a Grantor under the Canadian Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby (a) agrees to all the terms and provisions of the Canadian Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Creditors, their successors and assigns, a security interest in assignment of and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Canadian Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Canadian Security Agreement shall be deemed to include the New Grantor. The Canadian Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and the other Secured Creditors that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (whether enforcement is sought by a proceeding in equity or at law).

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken

A-1

together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Grantor shall deliver to the Collateral Agent a supplement to the Perfection Certificate executed by a Responsible Officer of the New Grantor setting forth the information required pursuant to the Perfection Certificate with respect to the New Grantor.

SECTION 5. Except as expressly supplemented hereby, the Canadian Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Canadian Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Canadian Security Agreement.

SECTION 9. The New Grantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

[Signature Page Follows]

A-2

IN WITNESS WHEREOF, the New Grantor and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR],

By:
Name:
Title:

BANK OF AMERICA, N.A., as Collateral Agent,

By:
Name:
Title:

EXHIBIT F

FORM OF SOLVENCY CERTIFICATE

[●] [●], 20[●]

To the Administrative Agent and each of the Lenders

party to the Credit Agreement referred to below:

I, the undersigned, the Chief Financial Officer of Resolute Forest Products Inc., a Delaware corporation (the “Company”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such fact and circumstances after the date hereof), that:

1. This Certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 6.05 of the Credit Agreement, of even date herewith (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among the Company, Resolute FP Canada Inc., a Canada corporation (“RFP Canada”), each of the other Borrowers and Guarantors party thereto, the Lenders party thereto from time to time, Bank of America, N.A., as U.S. Administrative Agent and Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2. For purposes of this Certificate, I, or officers of the Company under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

(a)	I have reviewed the financial statements (including the pro forma financial statements) referred to in Section 8.05 of the Credit Agreement.

(b)	I have knowledge of and have reviewed to my satisfaction the Credit Agreement.

(c)	As Chief Financial Officer of the Company, I am familiar with the financial condition of the Company and its Subsidiaries.

3. Based on and subject to the foregoing, I hereby certify on behalf of the Company that, after giving effect to the consummation of the Transaction (including the incurrence of all Loans), it is my opinion that (i) the present fair saleable value of the assets of the Company and its Subsidiaries, on a consolidated basis, exceeds the amount that will be required to be paid on or in respect of the debts and other liabilities (including, without limitation, subordinated and contingent liabilities) of the Company and its Subsidiaries, on a consolidated basis, as they become absolute and mature; (ii) the Company and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted; and (iii) the Company and its Subsidiaries, on a consolidated basis, do not intend to incur debts and other liabilities (including, without limitation, subordinated and contingent liabilities) beyond their ability to pay such debts as they become absolute and mature.

* * *

[Signature Page Follows]

F-1

IN WITNESS WHEREOF, the Company has caused this certificate to be executed on its behalf by its Chief Financial Officer as of the day and year first above written.

RESOLUTE FOREST PRODUCTS INC.

By:
Name:
	Title:	Chief Financial Officer

F-2

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered to you pursuant to Section 9.01(e) of the Credit Agreement, dated as of May 22, 2015 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among Resolute Forest Products Inc., a Delaware corporation (the “Company”), Resolute FP Canada Inc., a Canada corporation (“RFP Canada”), each of the other Borrowers and Guarantors party thereto, various Lenders, Bank of America, N.A., as U.S. Administrative Agent and Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

1. I am the duly elected, qualified and acting [Chief Financial Officer]1 of the Company.

2. I have reviewed and am familiar with the contents of this Compliance Certificate. I am providing this Compliance Certificate solely in my capacity as the [Chief Financial Officer] of the Company and not in my individual capacity (and without personal liability). The matters set forth herein are true to the best of my knowledge after due inquiry.

3. I have reviewed the terms of the Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision a review in reasonable detail of the transactions and condition of the Company and its Restricted Subsidiaries during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the “Financial Statements”). Based on such review, no Default or Event of Default has occurred and is continuing[, except as set forth below and described in detail, the nature and extent thereof and what actions the Company has taken and proposes to take with respect thereto].

4. Attached hereto as ANNEX 2 is the reasonably detailed calculation with respect to the Consolidated Fixed Charge Coverage Ratio.

5. Attached hereto as ANNEX 3 is the information required by Section 9.01(c) of the Credit Agreement as of the date of this Compliance Certificate.

*    *    *

[1]	May be any Responsible Officer.

G-1

IN WITNESS WHEREOF, I have executed this Compliance Certificate this [    ]th day of [            ], 2015.

RESOLUTE FOREST PRODUCTS INC.

By:
Name:
	Title:	[Chief Financial Officer]

G-2

Exhibit G

ANNEX 1

Financial Statements to be Attached

1-G-1

Exhibit G

ANNEX 2

Consolidated Fixed Charge Coverage Ratio

2-G-1

Exhibit G

ANNEX 3

1. It is hereby certified that there have been no changes to Schedules 1, 2, 7, 8, and 9 of the U.S. Perfection Certificate or Schedules 1, 2, 6, 7 and 8 of the Canadian Perfection Certificate since the Closing Date or, if later, since the date of the most recent Compliance Certificate delivered pursuant to Section 9.01(e) of the Credit Agreement [,except as specifically set forth below]:

[

            ]

[All actions required to be taken by the Credit Agreement and the Security Documents as a result of the changes described above have been taken, and the Collateral Agent has, for the benefit of the Secured Creditors, a first priority perfected security interest (subject to Permitted Liens) in all Collateral pursuant to the various Security Documents to the extent required by the terms thereof].1

[1]	The bracketed language must be inserted if there have been any changes to the information, as contemplated by Section 9.01(c) of the Credit Agreement.

3-G-1

EXHIBIT H

FORM OF ASSIGNMENT AND ASSUMPTION

Reference is made to the Credit Agreement, dated as of May 22, 2015, among Resolute Forest Products Inc., a Delaware corporation (the “Company”), Resolute FP Canada Inc., a Canada corporation (“RFP Canada”), each of the other Borrowers and Guarantors party thereto, various Lenders, Bank of America, N.A., as U.S. Administrative Agent, Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent. Terms are used herein as defined in the Credit Agreement.

                                          (“Assignor”) and                                          (“Assignee”) agree as follows:

1. Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor [(a) a principal amount of $         of Assignor’s outstanding U.S. Revolving Loans and $         of Assignor’s participations in U.S. LC Obligations,] [(b) a principal amount of $         of Assignor’s outstanding Canadian Revolving Loans and $         of Assignor’s participations in Canadian LC Obligations,] [(c) the amount of $         of Assignor’s U.S. Revolving Commitment (which represents     % of the total Revolving Commitments),] [(d) the amount of $         of Assignor’s Canadian Revolving Commitment (which represents     % of the total Revolving Commitments),] [(e) a principal amount of $         of Assignor’s outstanding U.S. FILO Loans,] [(f), a principal amount of $         of Assignor’s outstanding Canadian FILO Loans,] [(g) the amount of $         of Assignor’s U.S. FILO Commitment (which represents     % of the total U.S. FILO Commitments)] and [(h) the amount of $         of Assignor’s Canadian FILO Commitment (which represents     % of the total Canadian FILO Commitments)] (the foregoing items being, collectively, “Assigned Interest”), together with an interest in the Credit Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to the applicable Administrative Agent, provided such Assignment Notice is executed by Assignor, Assignee, the applicable Administrative Agent and the Company, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2. Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, [its U.S. Revolving Commitment is $        ,] [its Canadian Revolving Commitment is $        ,] [the outstanding balance of its U.S. Revolving Loans and participations in U.S. LC Obligations is $        ,] [the outstanding balance of its Canadian Revolving Loans and participations in Canadian LC Obligations is $        ,] [the outstanding balance of its U.S. FILO Loans is $        ,] [the outstanding balance of its Canadian FILO Loans is $        ,] [its U.S. FILO Commitment is $        ] and [its Canadian FILO Commitment is $        ]; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Credit Documents. [Assignor is attaching the promissory note[s] held by it and requests that Agent exchange such note[s] for new promissory notes payable to Assignee [and Assignor].]

3. Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment; (b) confirms that it has received copies of the Credit Agreement, the Lender Loss Sharing Agreement and such other Credit Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes the Administrative Agents to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agents by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Credit Documents; (g) agrees that it will become a party to the Lender Loss Sharing Agreement and (h) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4. This Agreement shall be governed by the laws of the State of New York. If any provision is found to be invalid under applicable law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.
Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.
Reference:

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of                     .

(“Assignee”)

By:
Title:

(“Assignor”)

By:
Title:

EXHIBIT I

FORM OF

ASSIGNMENT NOTICE

Reference is hereby made to (i) the Credit Agreement, dated as of May 22, 2015 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement,” the terms defined therein being used herein as therein defined), among Resolute Forest Products Inc., a Delaware corporation (the “Company”), Resolute FP Canada Inc., a Canada corporation (“RFP Canada”), each of the other Borrowers and Guarantors party thereto, various Lenders, Bank of America, N.A., as U.S. Administrative Agent and Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent; and (2) the Assignment and Assumption dated as of             , 20     (“Assignment”), between                                          (“Assignor”) and                                          (“Assignee”). Terms are used herein as defined in the Credit Agreement.

Assignor hereby notifies the Borrowers and the Administrative Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment [(a) a principal amount of $         of Assignor’s outstanding U.S. Revolving Loans and $         of Assignor’s participations in U.S. LC Obligations,] [(b) a principal amount of $         of Assignor’s outstanding Canadian Revolving Loans and $         of Assignor’s participations in Canadian LC Obligations,] [(c) the amount of $         of Assignor’s U.S. Revolving Commitment (which represents     % of the total Revolving Commitments)] [and (d) the amount of $         of Assignor’s Canadian Revolving Commitment (which represents     % of the total Revolving Commitments)] (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Credit Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, the Administrative Agents and the Company, if applicable. Pursuant to the Assignment, Assignee has expressly assumed all of Assignor’s obligations under the Credit Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Credit Agreement, the Administrative Agents shall deem [Assignor’s U.S. Revolving Commitment to be reduced by $        ,] [Assignor’s Canadian Revolving Commitment to be reduced by $        ,] [Assignor’s U.S. FILO Commitment to be reduced by $        ,] [Assignor’s Canadian FILO Commitment to be reduced by $        ,] [Assignee’s U.S. Revolving Commitment to be increased by $        ,] [Assignee’s Canadian Revolving Commitment to be increased by $        ,] [Assignee’s U.S. FILO Commitment to be increased by $        ] and [Assignee’s Canadian FILO Commitment to be increased by $        ].

The address of Assignee to which notices and information are to be sent under the terms of the Credit Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Credit Agreement is shown in the Assignment.

This Notice is being delivered to the Administrative Agents pursuant to 13.04(c) of the Credit Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of                     .

(“Assignee”)

By:
Title:

(“Assignor”)

By:
Title:

ACKNOWLEDGED AND AGREED, AS OF THE DATE SET FORTH ABOVE:

COMPANY:*

By:
Title:

*	No signature required if Assignee is a Lender, Affiliate of a Lender or Approved Fund, or if an Event of Default under Section 11.01 or Section 11.05 of the Credit Agreement exists.

[BANK OF AMERICA, N.A.,
as U.S. Administrative Agent

By:
Title:]

[BANK OF AMERICA, N.A.
(acting through its Canada branch), as Canadian Administrative Agent

By:
Title:]

[[ ],
as U.S. Issuing Bank

By:
Title:]

[[ ],
as Canadian Issuing Bank

By:
Title:]

EXHIBIT J
INSURANCE POLICY
J-1

EDC
Export Development Canada
Exportation et développement Canada
October 27, 2014
M. Pierre Pharand
Director, Credit
Resolute FP Canada Inc
5000-111 Duke St
Montréal, QC, H3C 2M1
Care of:
Mr. Andrew Leonard
Financial Products
Marsh Canada Limited
1981 McGill College Avenue, Suite 820
Montreal, PQ, H3A 3T4
Dear M. Pharand:
Re: Policy No. CG 1 22818
We truly appreciate the opportunity to continue to service Resolute’s credit insurance needs. Further to your acceptance of our renewal offer dated September 30, 2014, please find here-enclosed the following documents that are now part of your Policy, effective as of September 1, 2014:
1) A new “Payment of Premium and Premium Credit” endorsement;
2) A new Coverage Certificate, reflecting the decrease of your domestic (Coface) annual deductible from US$2,000,000 to US$1,650,000;
3) A new Country Schedule; and
4) A new Credit Management Schedule.
Should you have any questions, please do not hesitate to contact me.
Bertrand Gignac
Senior Underwriter
Credit Insurance Underwriting
Telephone: 1-888-332-1737
Fax: 613-598-3813
bgignac@edc.ca
150 Slater, Ottawa, ON Canada K1A 1K3
613-598-2500 Fax 613-237-2890 www.edc.ca
Canada

EDC coface
Issued: October 27, 2014
Effective Date: September 1, 2014
Insured: Resolute FP Canada Inc
Policy Number: CG 1 22818
ENDORSEMENT
ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)
PAYMENT OF PREMIUM AND PREMIUM CREDIT
This Endorsement forms part of the Policy. It cancels and replaces any PAYMENT OF PREMIUM AND PREMIUM CREDIT Endorsement which may have been previously issued.
The Insured and the Insurers have agreed to amend the Policy to provide for (i) an annual premium payable in quarterly installments, and (ii) a no claims premium credit, as set out below.
Therefore, without in any way affecting the application of the terms and conditions of the Policy except as hereinafter expressly provided, the Policy is amended as follows.
“1. For the Policy Period starting September 1st, 2014 and ending August 31st, 2015, the Insured shall pay the following in premium and taxes:
a) an annual premium of USD 2,211,470.00 of which:
i. USD 2,011,473.00 represents the total premium applicable to Export Losses (“Export Premium”); and
ii. USD 199,997.00 represents the total premium applicable to Domestic Losses (“Domestic Premium”);
plus
b) any applicable taxes, as set out in each invoice.
2. The total amount of premium set out in section 1 of this Endorsement, shall be payable in four equal installments, each payable upon receipt of an invoice delivered shortly after the receipt by EDC of each of the Insured’s quarterly declarations. Any applicable taxes set out in an invoice shall also be payable upon receipt of such invoice.
150 Slater, Ottawa, ON Canada K1A 1K3
613-598-2500 Fax 613-237-2690 www.edc.ca

3. a) In the event the Policy is terminated pursuant to Section 37, the Insured shall:
i. submit its last declaration no later than the 20th day of the month following the termination of the Policy; and
ii. pay a pro-rata premium for the period following the last Declaration Period up to the date of termination of the Policy equal to the applicable annual premium amount payable in accordance with section 1 of this Endorsement divided by 365 days, multiplied by the number of days from the date following the end of the last Declaration Period for which premium was paid, up to and including the date of termination of the Policy, (the “Pro-Rata Premium”). The Pro-Rata Premium and any applicable taxes will be payable upon receipt of an invoice delivered shortly after the receipt by EDC of the Insured’s last declaration.
b) In the event the Policy is terminated in accordance with Section 4(2), the Insured shall:
i. submit its last declaration no later than the 20th day of the month following the termination of the Policy; and
ii. pay a pro-rata premium for the 60 day period following the Anniversary Date which shall be equal to the applicable annual premium amount payable in accordance with Section 1 of this Endorsement, divided by 365 days, multiplied by 60 days (the “Extended Pro- Rata Premium”). The Extended Pro-Rata Premium and any applicable taxes will be payable upon receipt of an invoice delivered shortly after the receipt by EDC of the Insured’s last declaration.
4. When EDC has not become liable for the payment of any claim for goods Shipped during a Policy Period, EDC shall give the Insured a premium credit equal to 15% of the total Export Premium (without taking into account any premium credit received during the previous Policy Period), if EDC receives from the Insured within 12 months of the end of the Policy Period, a release of liability in the form of the attached sample Export Premium Credit Release in respect of such Policy Period, duly completed and signed by the Insured.
5. When Coface has not become liable for the payment of any claim for goods Shipped during a Policy Period, Coface shall give the Insured a premium credit equal to 10% of the total Domestic Premium (without taking into account any premium credit received during the previous Policy Period), if Coface receives from the Insured within 12 months of the end of the Policy Period, a release of liability in the form of the attached sample Domestic Premium Credit Release in respect of such Policy Period, duly completed and signed by the Insured.

6. When a premium credit is given, it will be applied to any premium payable during any subsequent Policy Period. No premium credit will be given in respect of a Policy Period if claims are paid for that period even if the claims have been fully recovered.
7. The Insurers reserve the right to cancel the premium credit at any time if the Insured fails to comply with its duties and obligations under the Policy.”
EXPORT DEVELOPMENT CANADA,
for the Insurers
RESOLUTE FP CANADA INC
SIGN HERE

SAMPLE
EXPORT PREMIUM CREDIT RELEASE
This Release is given by Resolute FP Canada Inc in relation to Accounts Receivable Policy (Shipments) No. CG 1 22818 issued to Resolute FP Canada Inc.
This Release is given in respect of the Policy Period which commenced on and ended on .
Words and expressions used in the Policy shall have the same meanings when used in this Release.
The Policy has been endorsed to provide for a premium credit with respect to the Export Premium to be given to the Insured where EDC has not become liable for the payment of any claim for Losses during the Policy Period.
The Endorsement provides that the Insured must give EDC a release of liability in order to obtain a premium credit with respect to the Export Premium for a Policy Period.
Now therefore, the Insured hereby waives any right to submit a claim to EDC and releases EDC from all manner of claims, actions, causes of action, debts, accounts, and demands of whatever nature which the Insured had, has or may hereafter have in relation to any Loss during the said Policy Period.
Dated this day of , 20 .
Resolute FP Canada Inc

SAMPLE
DOMESTIC PREMIUM CREDIT RELEASE
This Release is given by Resolute FP Canada Inc in relation to Accounts Receivable Policy (Shipments) No. CG 1 22818 issued to Resolute FP Canada Inc
This Release is given in respect of the Policy Period which commenced on and ended on .
Words and expressions used in the Policy shall have the same meanings when used in this Release.
The Policy has been endorsed to provide for a premium credit with respect to the Domestic Premium to be given to the Insured where Coface has not become liable for the payment of any claim for Losses during the Policy Period.
The Endorsement provides that the Insured must give Coface a release of liability in order to obtain a premium credit with respect to the Domestic Premium for a Policy Period.
Now therefore, the Insured hereby waives any right to submit a claim to Coface and releases the Coface from all manner of claims, actions, causes of action, debts, accounts, and demands of whatever nature which the Insured had, has or may hereafter have in relation to any Loss during the said Policy Period.
Dated this day of , 20 .
Resolute FP Canada Inc

EDC coface
COVERAGE CERTIFICATE
ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)
Issued: October 27, 2014
Effective Date: September 1, 2014
Insured: Resolute FP Canada Inc
Policy Number: CG 1 22818
Reference Number: 5
This Policy is issued in Ottawa, Ontario by Export Development Canada (“EDC”) and by and by Compagnie Francaise d’Assurance pour le Commerce Exterieur - Canada Branch (“Coface”) (together referred to as the “Insurers”), to Resolute FP Canada Inc. (the “Insured”). This Certificate forms part of the Policy and, as of its effective date, it replaces any previous Coverage Certificate.
SPECIFIC TERMS OF COVERAGE PROVIDED UNDER THE POLICY ARE SET BELOW
Coverage Effective Date: September 1, 2006
Policy Period: September 1st to August 31st of each year
If the Policy is terminated on a date other than August 31st, the last Policy Period will end on such termination date.
Anniversary Date: September 1st of each year
Acceptance Fee: N/A
Policy Currency: USD
EDC’s Maximum Liability Amount: USD 320,000,000
Coface Maximum Liability Amount: USD 50,000,000
Declaration Period: Quarterly
Insurance Percentage: 90% (subject to section 16 of the Policy General Terms and Conditions)
Deductible:
Country:
Canada Export and United States of America USD 1,650,000 Effective Date: September 1, 2011
Losses Covered by Coface: USD 1,650,000 Effective Date: September 1, 2014
150 Slater, Ottawa, ON Canada K1A 1K3
613-598-2500 Fax 613-237-2690 www.edc.ca

ADDRESS FOR NOTICES
to the insured at:
Resolute FP Canada Inc.
111 Duke Street, Suite 5000 Montreal, PQ, Canada H3C 2M1
to the Insurers at:
Export Development Canada 150 Slater
Ottawa, Ontario, Canada K1A 1K3
Attention: Mr. Pierre Pharand
Tel. Number: 514-394-4669
Fax Number: 514- 394-2334
e-mail address: pierre.pharand@pfresolu.com
Attention: Bertrand Gignac
Tel. Number: 888-332-1737
Fax Number: 613-598-3813
e-mail address:bgignac@edc.ca
EXPORT DEVELOPMENT CANADA,
for the Insurers

EDC coface
COUNTRY SCHEDULE
Issued: November 3, 2014
Effective Date: September 1, 2014
Insured: Resolute FP Canada Inc
Policy Number: CG 1 22818
Reference Number: 6
This Schedule lists the countries and the maximum payments terms in respect of which insurance coverage is provided and sets out the premium rates applicable to sales made by the Insured to buyers located in such countries and payable on such maximum payment terms. This Schedule forms part of the Policy and, as of its effective date, it replaces any previous Country Schedule.
Countries Maximum Payment Terms Note Rate % **
Algeria ILC 91-180 days N/A
Arab Republic of Egypt ILC 31-90 days N/A
*see RESTRICTION NOTE ILC 91-180 days
Argentina Up to 180 days Cash Against Documents/Documents on Payment of a Sight Draft N/A
*see RESTRICTION NOTE
Aruba Up to 90 days Cash Against Documents/Documents on Payment of a Sight Draft N/A
Australia Up to 90 days N/A
Austria Up to 180 days N/A
Bahamas Up to 90 days N/A
Bangladesh ILC 31-90 days N/A
*see RESTRICTION NOTE

Barbados Up to 90 days N/A
Belgium Up to 90 days N/A
Belize Up to 90 days N/A
Bermuda Up to 90 days N/A
Bolivia
*see RESTRICTION NOTE Up to 90 days N/A
Brazil Up to 180 days Cash Against Documents/Documents on Payment of a Sight Draft ILC 91-180 days N/A
Cambodia
*see RESTRICTION NOTE Cash Against Documents/Documents on Payment of a Sight Draft N/A
Canada Domestic Up to 90 days N/A
Canada Export Up to 180 days N/A
Chile Up to 180 days N/A
Colombia Up to 180 days N/A
Costa Rica Up to 180 days N/A
Cyprus
*see RESTRICTION NOTE Up to 180 days N/A
Denmark Up to 90 days N/A
Dominican Republic Up to 180 days Cash Against Documents/Documents on Payment of a Sight Draft N/A
Ecuador Up to 180 days Cash Against Documents/Documents on Payment of a Sight Draft ILC 91-180 days N/A
El Salvador Up to 180 days N/A
Finland Up to 180 days N/A
France Up to 180 days N/A
Germany Up to 90 days N/A
Ghana
*see RESTRICTION NOTE Up to 180 days N/A
Greece
*see RESTRICTION NOTE Up to 180 days Cash Against Documents/Documents on Payment of a Sight Draft N/A
Guadeloupe Up to 180 days N/A
Guatemala Up to 180 days N/A
Guyana Up to 90 days N/A
*see RESTRICTION NOTE

Haiti
*see RESTRICTION NOTE Up to 90 days N/A
Honduras Up to 180 days N/A
*see RESTRICTION NOTE
Hong Kong Up to 90 days N/A
Hungary Up to 90 days N/A
Iceland Up to 180 days Cash Against Documents/Documents on Payment of a Sight Draft N/A
India Up to 180 days Cash Against Documents/Documents on Payment of a Sight Draft N/A
Ireland Up to 180 days N/A
Israel Up to 180 days N/A
Italy Up to 180 days N/A
Jamaica Up to 90 days N/A
Japan Up to 90 days N/A
Jordan Up to 90 days N/A
Kuwait Up to 90 days N/A
Lebanon Cash Against Documents/Documents on Payment of a Sight Draft N/A
*see RESTRICTION NOTE
Luxembourg Up to 90 days N/A
Macedonia Up to 180 days N/A
Malta Up to 90 days N/A
Martinique Up to 180 days N/A
Mauritius Up to 90 days N/A
Mexico Up to 180 days N/A
Monaco Up to 90 days N/A
Morocco Up to 90 days N/A
Netherlands Up to 90 days N/A
New Zealand Cash Against Documents/Documents on Payment of a Sight Draft N/A
Nicaragua
*see RESTRICTION NOTE Up to 180 days N/A
Norway Up to 90 days N/A
Oman Up to 90 days N/A
Pakistan Up to 90 days N/A
*see RESTRICTION NOTE
Panama Up to 180 days N/A
Paraguay Up to 180 days ILC Sight - 30 days N/A
*see RESTRICTION NOTE

People’s Republic of China Up to 90 days ILC 31-90 days N/A
Peru Up to 180 days N/A
Philippines Up to 90 days N/A
Poland Up to 180 days N/A
Portugal Up to 90 days N/A
Puerto Rico Up to 90 days Cash Against Documents/Documents on Payment of a Sight Draft N/A
Republic of Korea Up to 180 days ILC Sight - 30 days ILC 31-90 days N/A
Saudi Arabia Up to 90 days N/A
Singapore Up to 180 days N/A
Sint Maarten (Dutch Part) Up to 90 days N/A
Slovak Republic Up to 180 days N/A
Republic of Slovenia Up to 180 days N/A
Socialist Republic of Vietnam Up to 90 days N/A
Spain Up to 180 days N/A
Sri Lanka
*see RESTRICTION NOTE Up to 180 days N/A
Suriname
*see RESTRICTION NOTE Cash Against Documents/Documents on Payment of a Sight Draft N/A
Sweden Up to 180 days N/A
Switzerland Up to 180 days ILC 31-90 days N/A
Taiwan Up to 180 days N/A
Thailand Up to 180 days ILC Sight - 30 days N/A
Trinidad and Tobago Up to 180 days N/A
Tunisia Up to 180 days N/A
Turkey Up to 180 days Cash Against Documents/Documents on Payment of a Sight Draft N/A
Ukraine Up to 90 days N/A
*see RESTRICTION NOTE
United Arab Emirates Up to 180 days N/A
United Kingdom Up to 180 days N/A
United States of America Up to 180 days ILC Sight - 30 days N/A
Uruguay Up to 180 days N/A
Venezuela Up to 180 days N/A

*see RESTRICTION NOTE
Virgin Islands (USA) Up to 180 days N/A
Virgin Islands (BR) Up to 180 days N/A
* RESTRICTION NOTE: There are further restrictions that apply to this market, please see the Credit Management Schedule.
** Note: Rate Indicated as N/A since an annual fixed premium applies to this Policy, as set out in the Payment of Premium and Premium Credit Endorsement
EXPORT DEVELOPMENT CANADA,
for the Insurers

EDC coface
CREDIT MANAGEMENT SCHEDULE
Issued: October 27, 2014
Effective Date: September 1, 2014
Insured: Resolute FP Canada Inc
Policy Number: CG 1 22818
Reference Number: 2
This Schedule sets out the procedures that the insured must follow to establish Credit Limits for buyers, and describes the insured’s obligation as to how to follow up on overdue accounts. This Schedule forms part of the Policy and, as of its effective date, it replaces any previous Credit Management Schedule.
KEY DEFINITIONS
Credit Limit means the maximum amount of Loss that the insured may sustain in respect of any Individual buyer and still obtain the maximum insurance Percentage under the Policy.
Credit Approval means a notice given by the insurers to the insured stating the amount of the Credit Limit for a buyer or group of buyers and stipulating any specific conditions or changes to the insurance coverage applicable to sales to that buyer or group of buyers.
Discretionary Credit Limit Means the maximum Credit Limit that the insured may establish, without contacting the insurers, by using one of the methods for establishing such a Credit Limit set out in this Credit Management Schedule.
OBLIGATIONS OF THE INSURED
The Insured must establish and maintain a Credit Limit for all buyers by using one of the methods set out in Section 1 below or by requesting a Credit Approval from the insurers (See Section 2, below).
The Credit Limit should be equal to or greater than the amount owed by the buyer to the insured.
The insured must take appropriate action to follow up on overdue accounts, including those set out in Section 3, below.
DISCRETIONARY CREDIT LIMITS
Depending on the size of the Credit Limit required, there are various methods that the insured can use to establish a Credit Limit for a buyer without contacting the insurers. The insured may use only one method for each buyer.

150 Slater, Ottawa, ON Canada K1A 1K3
613-598-2500 Fax 613-237-2690 www.edc.ca

However, the Discretionary Credit Limits for the buyers located in some countries are limited to the amount indicated in the adjacent table no matter what amount is obtained by using the methods set out below.
COUNTRIES FOR WHICH THE DISCRETIONARY CREDIT LIMIT IS RESTRICTED
Country
Arab Republic of Egypt Maximum Credit Limit USD 0
Argentina USD 0
Bangladesh USD 0
Bolivia USD 0
Cambodia USD 0
Cyprus USD 0
Ghana USD 0
Greece USD 0
Guatemala USD 0
Guyana USD 0
Haiti USD 0
Honduras USD 0
Lebanon USD 0
Nicaragua USD 0
Pakistan USD 0
Paraguay USD 0
Sri Lanka USD 0
Suriname USD 0
Ukraine USD 0
Venezuela USD 0
THE METHODS FOR ESTABLISHING A CREDIT LIMIT ARE AS FOLLOWS:
Method 1 The insured’s own experience - Up to 125% of the highest amount of credit that the insured has extended to the buyer on similar terms that was promptly paid during the twelve month period before the date coverage for the transaction with the buyer begins.
Maximum Credit Limit using Method 1: USD 500,000
Method 2 Written Credit Information - Favourable written information provided by a recognized credit information agency or a bank which supports the extension of credit for the amount of the sale. The information cannot be dated more than twelve months before the date coverage for the transaction with the buyer begins.
Maximum Credit Limit using Method 2: USD 500,000

Method 3 Financial Statements & Written Credit Information - Favourable Financial Statements in combination with favourable written credit information of the buyer which support the extension of credit for the amount of the sale. The fiscal year end of the statements cannot be more than eighteen months before the date coverage for the transaction with the buyer begins. The written credit information cannot be dated more than twelve months before the date coverage for the transaction with the buyer begins.
Maximum Credit Limit using Method 3: USD 1,000,000
Section 2 CREDIT APPROVALS
When the Insured requires a Credit Limit higher than can be established by using the methods provided in Section 1, the Insured must contact the Insurers to obtain a Credit Approval.
Section 3 OVERDUE ACCOUNTS
The longer an account remains overdue, the greater the likelihood of a loss. One of your responsibilities under the Policy is to attempt to collect overdue accounts.
EXPORT DEVELOPMENT CANADA,
for the Insurers

EDC
Export Exportation et
Development developpement
Canada Canada
October 30, 2014
M. Pierre Pharand
Director, Credit
Resolute FP Canada Inc
5000-111 Duke St
Montréal, QC, H3C 2M1
Dear M. Pharand:
Re: Policy No. CG 1 22818
As agreed, please find here-enclosed the endorsement, Construed Coverage - Buyers Covered by Coface, which now forms part of your Policy, effective September 1, 2014. Please sign a copy of it and return it to us at your earliest convenience.
Should you have any questions, please do not hesitate to contact me.
Yours truly,
Bertrand Gignac
Senior Underwriter
Credit Insurance Underwriting
Telephone: 1-888-332-1737
Fax: 613-598-3813
bgignac@edc.ca
c.c. Andrew Leonard, Marsh Canada Limited
150 Slater, Ottawa, ON Canada K1A 1K3
613•598•2500 Fax 613•237•2690 www.edc.ca
Canada

EDC coface
Issued: October 30, 2014
Effective Date: September 1, 2014
Insured: Resolute FP Canada Inc
Policy Number: CG 1 22818
ENDORSEMENT
ACCOUNTS RECEIVABLE POLICY (SHIPMENTS)
CONSTRUED COVERAGE - BUYERS COVERED BY COFACE
This Endorsement forms part of the Policy. It cancels and replaces any CONSTRUED COVERAGE - BUYERS COVERED BY COFACE endorsement previously issued.
Without in any way restricting the application of the terms and conditions of the Policy except as hereinafter expressly provided, and solely pertaining to sales made by the Insured to buyers covered by Coface (hereafter referred to as “domestic buyers”), the Policy is amended as follows:
1. If the Insurer has changed, cancelled or withdrawn a Credit Limit or Credit Approval with respect to a domestic buyer, or has excluded a domestic buyer, pursuant to Subsection 4(1) of the Policy, notwithstanding the provisions of such Subsection:
(1) the coverage that was in effect on the date the Insured received a written purchase order from the buyer or accepted, in writing, a verbal purchase order, from the buyer, will be considered to be the coverage in effect on the date the goods are Shipped provided that the goods are Shipped: (i) within 60 days after receipt of the notice to the Insured of the change or of the cancellation of the Credit Limit or Credit Approval or notice of buyer exclusion, as the case may be; and (ii) prior to the commencement of any bankruptcy or insolvency proceedings for the reorganization or winding up of the buyer;
(2) goods Shipped more than 60 days after the receipt or acceptance referred to in paragraph (1) above, will be covered pursuant to the actual terms of coverage in effect at the date the goods are Shipped; such goods will not be covered at all if, prior to the goods being Shipped, the Insurer has designated sales contracts with the buyer as Excluded Contracts.
2. Nothing in this Endorsement relieves the Insured of its obligations under the Policy to: (i) provide the Insurers with full particulars as to all amounts that have been in default for more than 90 days where the aggregate of such amounts owing from a buyer is greater than or equal to $100,000; and (ii) discontinue shipping goods to buyers that have been in default for more than
150 Slater, Ottawa, ON Canada K1A 1K3
613-598-2500 Fax 613-237-2690 www.edc.ca

60 days for an amount greater than 10% of the total amount due to the Insured by that buyer unless otherwise approved in writing by the Insurer.
EXPORT DEVELOPMENT CANADA,
for the Insurers
RESOLUTE FP CANADA INC

EXHIBIT K

FORM OF BORROWER DESIGNATION REQUEST AND ASSUMPTION AGREEMENT

THIS BORROWER DESIGNATION REQUEST AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of [            ] is by and among Resolute Forest Products, Inc., a Delaware corporation (the “Company”), [    ], a [    ] (the “Applicant Borrower”), and [Bank of America, N.A., as U.S. Administrative Agent] [Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent] under the Credit Agreement, dated as of May 22, 2015 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among the Company, Resolute FP Canada Inc., a Canada corporation (“RFP Canada”), each of the other Borrowers and Guarantors party thereto, various Lenders, Bank of America, N.A., as U.S. Administrative Agent and Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent.

The Company has indicated its desire to designate the Applicant Borrower as a Designated Borrower pursuant to Section 2.22 of the Credit Agreement. Accordingly, each of the Company and the Applicant Borrower hereby agrees with the Administrative Agent, for the benefit of the Lenders, as follows:

1. Each of the Applicant Borrower and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Applicant Borrower is a Subsidiary of the Company.

2. The Applicant Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement and upon execution by the Administrative Agent of a Borrower Designation Notice (it being understood that such Borrower Designation Notice is conditioned upon receipt of the documents requested by the Administrative Agent and the Lenders pursuant to Section 2.22(a) of the Credit Agreement), the Applicant Borrower will be deemed to be a party to the Credit Agreement as a “Designated Borrower” and such Designated Borrower for all purposes of the Credit Agreement and the other Credit Documents, and shall have all of the obligations of a [U.S.] [Canadian] [U.K.] Borrower thereunder as if it had executed the Credit Agreement and the other Credit Documents. The Applicant Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Documents, including (i) all of the representations and warranties of the Credit Parties set forth in Section 8 of the Credit Agreement, and (ii) all of the affirmative and negative covenants set forth in Sections 9 and 10 of the Credit Agreement.

3. The Applicant Borrower acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto.

4. The Company confirms that all of the Obligations under the Credit Agreement are, and upon the Applicant Borrower becoming a Designated Borrower shall continue to be, in full force and effect. The Company further confirms that immediately upon the Applicant Borrower becoming a Designated Borrower, the term “Obligations,” as used in the Credit Agreement, shall include all Obligations of such Designated Borrower under the Credit Agreement and under each other Credit Document.

5. The Applicant Borrower hereby agrees that upon becoming a Designated Borrower it will assume all of the Obligations of a [U.S.] [Canadian] [U.K.] Borrower as set forth in the Credit Agreement.

6. Each of the Company and the Applicant Borrower agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

7. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

8. This Agreement shall constitute a Credit Document under the Credit Agreement.

9. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the Applicant Borrower, the Company and the Administrative Agent have caused this Agreement to be duly executed by their authorized officers.

APPLICANT BORROWER:	[APPLICANT BORROWER],
a [ ]

By:
Name:
Title:

COMPANY:	RESOLUTE FOREST PRODUCTS INC.,
a Delaware corporation

By:
Name:
Title:

Acknowledged by:

ADMINISTRATIVE AGENT:	[BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:]

[BANK OF AMERICA, N.A. (acting through its Canadian branch), as Administrative Agent

By:
Name:
Title:]

EXHIBIT L

FORM OF DESIGNATED BORROWER NOTICE

To: The Company (as defined below) and the Lenders

Ladies and Gentlemen:

This Designated Borrower Notice is made and delivered pursuant to Section 2.22 of that certain Credit Agreement, dated as of May 22, 2015 (as amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among Resolute Forest Products Inc., a Delaware corporation (the “Company”), Resolute FP Canada Inc., a Canada corporation (“RFP Canada”), each of the other Borrowers and Guarantors party thereto, various Lenders, Bank of America, N.A., as U.S. Administrative Agent and Bank of America, N.A. (acting through its Canada branch), as Canadian Administrative Agent.

The Administrative Agent hereby notifies the Company and the Lenders that effective as of the date hereof [    ] shall be a Designated Borrower and may receive Loans under the [U.S. Subfacility and Canadian Subfacility][Canadian Subfacility] for its account on the terms and conditions set forth in the Credit Agreement.

This Designated Borrower Notice shall constitute a Credit Document under the Credit Agreement.

[BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:]

[BANK OF AMERICA, N.A. (acting through its Canadian branch), as Administrative Agent

By:
Name:
Title:]

L-1